                                                                    EXHIBIT 4(e)

CONFORMED COPY

                               DATED 4 APRIL 2003
          AND AMENDED AND RESTATED BY AN AGREEMENT DATED 20 APRIL 2004


                                SHIP HOLDING LLC
                                  (AS BORROWER)

                         COMMERZBANK AKTIENGESELLSCHAFT
                                 HAMBURG BRANCH
                                  HSBC BANK PLC
                                 (AS ARRANGERS)

                         COMMERZBANK AKTIENGESELLSCHAFT
                                  BREMEN BRANCH
                                  HSBC BANK PLC
                         KREDITANSTALT FUR WIEDERAUFBAU
                                  (AS LENDERS)

                                  HSBC BANK PLC
                                   (AS AGENT)

                         COMMERZBANK AKTIENGESELLSCHAFT
                                (AS HERMES AGENT)

                                  HSBC BANK PLC
                                  (AS TRUSTEE)



               --------------------------------------------------

                             SECURED LOAN AGREEMENT
               FOR THE EQUIVALENT AMOUNT IN UNITED STATES DOLLARS
                           OF UP TO (EURO)258,000,000
                        PRE- AND POST REDELIVERY FINANCE
                    FOR ONE 1,075 CABIN LUXURY CRUISE VESSEL
           IDENTIFIED WITH NO 7671 AND WORKING TITLE "PROJECT AMERICA"
                   AT THE YARD OF LLOYD WERFT BREMERHAVEN GMBH
                            (TBN "PRIDE OF AMERICA")
              ----------------------------------------------------



                               STEPHENSON HARWOOD
                            ONE ST PAUL'S CHURCHYARD
                                 LONDON EC4M 8SH
                            TEL: +44 (0)20 7329 4422
                            FAX: + 44 (0)20 7606 0822
                      REF: 1253/41-25887/42-01333/42-02591

                                    CONTENTS

                                                                                                            PAGE
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
1        Definitions and Construction.........................................................................1
         1.1      Definitions.................................................................................1
         1.2      Construction...............................................................................34
         1.3      Agent, Hermes Agent and Trustee............................................................35


2        The Facility........................................................................................35
         2.1      Availability...............................................................................35
         2.2      Purpose and Application....................................................................36
         2.3      Drawdown...................................................................................37
         2.4      Payment of Portions........................................................................38
         2.5      Currency Option............................................................................38
         2.6      Break costs on failure to draw.............................................................40
         2.7      Conditions of drawdown.....................................................................40
         2.8      Several obligations of the Lenders.........................................................40
         2.9      Lender's failure to perform................................................................41
         2.10     Fulfilment of conditions after drawdown....................................................41


3        Repayment...........................................................................................41


4        Prepayment..........................................................................................41
         4.1      Voluntary prepayment.......................................................................41
         4.2      Voluntary prepayment in case of increased cost.............................................42
         4.3      Mandatory prepayment in case of illegality.................................................42
         4.4      Voluntary prepayment following imposition of Substitute Basis..............................43
         4.5      Prepayment in case of Total Loss of the Vessel.............................................43
         4.6      Prepayment in case of sale of the Vessel...................................................44
         4.7      Effect of prepayment.......................................................................44
         4.8      Break costs on prepayment..................................................................44


5        Interest............................................................................................45
         5.1      Payment of interest prior to the Termination Date..........................................45
         5.2      Payment of interest from the Termination Date..............................................45
         5.3      Selection and duration of Pre-Redelivery Interest Periods and Interest Periods.............46
         5.4      Conversion.................................................................................47
         5.5      Fixed Rate.................................................................................48
         5.6      Break costs in relation to Conversion......................................................48
         5.7      No notice and unavailability...............................................................49
         5.8      Separate Interest Periods for Instalments..................................................49
         5.9      Extension and shortening of Pre-Redelivery Interest Periods or Interest Periods............50
         5.10     Applicable Interest Rate...................................................................50
         5.11     Bank basis.................................................................................50
         5.12     Default interest...........................................................................51


6        Substitute Basis of Funding.........................................................................52
         6.1      Market disturbance.........................................................................52
         6.2      Suspension of drawdown.....................................................................52
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                                        i

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

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

         6.3      Certificates of Substitute Basis...........................................................53
         6.4      Review.....................................................................................53


7        Payments............................................................................................54
         7.1      Place for payment..........................................................................54
         7.2      Deductions and grossing-up.................................................................54
         7.3      Production of receipts for Taxes...........................................................56
         7.4      Money of account...........................................................................57
         7.5      Accounts...................................................................................57
         7.6      Earnings...................................................................................58
         7.7      Continuing security........................................................................58


8        Yield Protection and Force Majeure..................................................................58
         8.1      Increased costs............................................................................58
         8.2      Force majeure..............................................................................60


9        Representations and Warranties......................................................................61
         9.1      Duration...................................................................................61
         9.2      Representations and warranties.............................................................61
         9.3      Representations on the First Drawdown Date.................................................69
         9.4      Representations on the Redelivery Date.....................................................69


10       Undertakings........................................................................................70
         10.1     Duration...................................................................................70
         10.2     Information................................................................................70
         10.3     Notification of default....................................................................71
         10.4     Consents and registrations.................................................................71
         10.5     Negative pledge............................................................................72
         10.6     Disposals..................................................................................72
         10.7     Change of business.........................................................................73
         10.8     Mergers....................................................................................73
         10.9     Maintenance of status and franchises.......................................................74
         10.10    Financial records..........................................................................74
         10.11    Financial indebtedness and subordination of indebtedness...................................75
         10.12    Pooling of earnings and charters...........................................................75
         10.13    Loans and guarantees by the Borrower.......................................................76
         10.14    Supervision and Management.................................................................76
         10.15    Acquisition of shares......................................................................77
         10.16    Trading with the United States of America..................................................77
         10.17    Further assurance..........................................................................77
         10.18    Valuation of the Vessel....................................................................78
         10.19    Marginal security..........................................................................79
         10.20    Performance of employment contracts........................................................79
         10.21    Insurances.................................................................................81
         10.22    Operation and maintenance of the Vessel....................................................87
         10.23    Hermes Cover...............................................................................93
         10.24    Dividends..................................................................................94


11       Default.............................................................................................94
         11.1     Events of default..........................................................................94

                                       ii

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

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                                                                                                            ----



         11.2     Acceleration..............................................................................101
         11.3     Default indemnity.........................................................................102
         11.4     Set-off...................................................................................102


12       Application of Funds...............................................................................103
         12.1     Total Loss proceeds/proceeds of sale/Event of Default monies..............................103
         12.2     General funds.............................................................................105
         12.3     Application of proceeds of Insurances.....................................................106
         12.4     Application of any reduction in the Hermes Premium........................................106
         12.5     Suspense account..........................................................................107


13       Fees...............................................................................................107


14       Expenses...........................................................................................107
         14.1     Initial expenses..........................................................................107
         14.2     Enforcement expenses......................................................................107
         14.3     Stamp duties..............................................................................108


15       Waivers, Remedies Cumulative.......................................................................108
         15.1     No waiver.................................................................................108
         15.2     Remedies cumulative.......................................................................108
         15.3     Severability..............................................................................108
         15.4     Time of essence...........................................................................108


16       Counterparts.......................................................................................109


17       Assignment.........................................................................................109
         17.1     Benefit of agreement......................................................................109
         17.2     No transfer by the Borrower...............................................................109
         17.3     Assignments, participations and transfers by a Lender.....................................109
         17.4     Effectiveness of transfer.................................................................110
         17.5     Transfer of rights and obligations........................................................110
         17.6     Consent and increased obligations of the Borrower.........................................111
         17.7     Disclosure of information.................................................................111
         17.8     Transfer Certificate to be executed by the Agent..........................................112
         17.9     Notice of Transfer Certificates...........................................................112
         17.10    Documentation of transfer or assignment...................................................112
         17.11    Contracts (Rights of Third Parties) Act 1999 (the "Act")..................................113


18       Notices............................................................................................113
         18.1     Mode of communication.....................................................................113
         18.2     Address...................................................................................113
         18.3     Telefax communication.....................................................................113
         18.4     Receipt...................................................................................114
         18.5     Language..................................................................................114


19       Governing Law......................................................................................114


20       Waiver of Immunity.................................................................................115

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                                       iii

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

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                                                                                                            ----




21       Rights of the Agent, the Hermes Agent, the Trustee and the Lenders.................................115
         21.1     No derogation of rights...................................................................115
         21.2     Enforcement of remedies...................................................................115


22       Jurisdiction.......................................................................................116

Schedule 1        Particulars of Arrangers..................................................................120

Schedule 2        Particulars of Agent, Hermes Agent, Trustee and Lenders...................................121

Schedule 3        Notice of Drawdown........................................................................123

Schedule 4        Conditions Precedent......................................................................126

Schedule 5        Confidentiality Undertaking...............................................................134

Schedule 6        Transfer Certificate......................................................................136

Schedule 7        Form of Notice of Fixed Rate..............................................................143

Schedule 8        Chartering of the Six Vessels (as defined in Clause 10.6.4)...............................144



THIS LOAN AGREEMENT is made the 4 day of April 2003 and amended and restated by an agreement made the 20 day of April 2004

BETWEEN:

(1) SHIP HOLDING LLC of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the "BORROWER");

(2) THE SEVERAL BANKS particulars of which are set out in Schedule 1 as arrangers (collectively the "Arrangers" and each individually an "ARRANGER");

(3) THE SEVERAL BANKS particulars of which are set out in Schedule 2 as lenders (collectively the "Lenders" and each individually a "LENDER");

(4)      HSBC BANK PLC of 8 Canada Square, London E14 5HQ as agent (the
         "AGENT"); and

(5) COMMERZBANK AKTIENGESELLSCHAFT of Kaiserplatz, 60311 Frankfurt am Main, Federal Republic of Germany as agent (the "HERMES AGENT"); and

(6)      HSBC BANK PLC of 8 Canada Square, London E14 5HQ as trustee (the
         "TRUSTEE").

WHEREAS:

The Arrangers have agreed on the terms and subject to the conditions set out in this Agreement to arrange a loan in the Equivalent Amount of up to two hundred and fifty eight million Euro ((EURO)258,000,000), subject to Clause 2.5, to be made by the Lenders to the Borrower to part-finance (among other things) the completion by the Builder of the Vessel for the Contract Price.

NOW IT IS HEREBY AGREED as follows:

1        DEFINITIONS AND CONSTRUCTION

         1.1      DEFINITIONS

                  In this Agreement:

                  "ACCOUNT CHARGE"                means the charge over the
                                                  Operating Account, to be given
                                                  by the Borrower in favour of
                                                  the Trustee and the Commercial
                                                  Loan Trustee (together with
                                                  the notice and acknowledgement
                                                  thereof), such charge, notice
                                                  and acknowledgement to be in
                                                  substantially the form and on
                                                  the terms and conditions
                                                  required by the Agent, the
                                                  Hermes Agent and the
                                                  Commercial Loan Agent and
                                                  agreed on the signing of the
                                                  Original Loan Agreement and as
                                                  specified in paragraph 54 of
                                                  Schedule 4;

                 "AGENCY AND TRUST DEED"          means the deed dated 4 April
                                                  2003 entered into by the
                                                  Lenders, the Agent, the Hermes
                                                  Agent, the Trustee, the
                                                  Commercial Loan Lenders, the
                                                  Commercial Loan Agent and the
                                                  Commercial Loan Trustee
                                                  whereby the Agent and the
                                                  Hermes Agent will be appointed
                                                  as agents of the Lenders, the
                                                  Commercial Loan Agent will be
                                                  appointed as agent of the
                                                  Commercial Loan Lenders and
                                                  the Trustee and the Commercial
                                                  Loan Trustee will be appointed
                                                  as trustees for the Agent, the
                                                  Hermes Agent, the Lenders, the
                                                  Commercial Loan Agent and the
                                                  Commercial Loan Lenders;

                 "AGREEMENT"                      means this agreement;

                 "APPLICABLE INTEREST RATE"       means, until (but excluding)
                                                  the Conversion Date, the
                                                  applicable Floating Interest
                                                  Rate and, thereafter, the
                                                  Fixed Rate subject to Clause
                                                  5.12 and Clause 6;

                 "ARRASAS"                        means Arrasas Limited of
                                                  International House, Castle
                                                  Hill, Victoria Road, Douglas,
                                                  Isle of Man IM2 4RB, British
                                                  Isles;

                 "ASSOCIATED COMPANY"             in relation to any company,
                                                  means any company which is a
                                                  Subsidiary or Holding Company
                                                  of that company or the
                                                  majority of whose shares are
                                                  beneficially owned by the same
                                                  person or persons as own the
                                                  majority of the shares of that
                                                  company;

                 "BUILDER"                        means Lloyd Werft Bremerhaven
                                                  GmbH (in receivership) of
                                                  Bruckenstrasse 25, P O Box
                                                  120542, 27519 Bremerhaven,
                                                  Federal Republic of Germany,
                                                  the shipbuilder completing the
                                                  Vessel pursuant to the
                                                  Building Contract;

                 "BUILDING CONTRACT"              means the amended and restated
                                                  shipbuilding contract dated as
                                                  of 5 February 2003 between the
                                                  Borrower and the Builder
                                                  (being an amendment and
                                                  restatement of the
                                                  shipbuilding contract dated 28
                                                  December 2000 between NCLL and
                                                  the Builder as novated by a
                                                  contract dated 5 February 2003
                                                  between NCLL, the Borrower and
                                                  the Builder) as amended by a
                                                  first addendum thereto dated 7
                                                  March 2003 and a second
                                                  addendum thereto dated 14
                                                  March 2003 for the completion
                                                  and redelivery of the Vessel
                                                  and Specification No 4-00910
                                                  dated 5 February 2003;

                  "BUILDING CONTRACT,             means the valid and effective
                  REFUND GUARANTEE AND            first legal assignment of the
                  PERFORMANCE GUARANTEES          benefit of the Building
                  ASSIGNMENT"                     Contract, the Refund Guarantee
                                                  and the Performance Guarantees
                                                  executed by the Borrower in
                                                  favour of the Trustee
                                                  (together with the notices and
                                                  acknowledgements thereof) on
                                                  22 April 2003, such
                                                  assignment, notices and
                                                  acknowledgements being in the
                                                  form and on the terms and
                                                  conditions required by the
                                                  Agent and agreed on the
                                                  signing of the Original Loan
                                                  Agreement and as specified in
                                                  paragraph 32 of Schedule 4;

                 "BUSINESS DAY"                   means any day on which, in a
                                                  country where any act or thing
                                                  is required to be done
                                                  hereunder or under the
                                                  Building Contract, in the case
                                                  of any payment to be made to
                                                  the Builder thereunder, banks
                                                  and financial markets and, if
                                                  applicable, TARGET are open
                                                  for the transaction of
                                                  business of the nature
                                                  contemplated by this
                                                  Agreement;

                 "CERTIFIED COPY"                 means, in relation to any
                                                  document delivered or issued
                                                  by or on behalf of any
                                                  company, a copy of such
                                                  document certified as a true,
                                                  complete and up-to-date copy
                                                  of the original by any of the
                                                  directors or the secretary or
                                                  assistant secretary for the
                                                  time being of that company;

                 "CHARGE" means the charge over the Membership Interest to be given by the Member as holder
                                                  (legally and beneficially) of
                                                  the Membership Interest to the
                                                  Trustee and the Commercial
                                                  Loan Trustee pursuant to the
                                                  Charge Option;

                 "CHARGE OPTION"                  means the option to take the
                                                  Charge to be given by the
                                                  Member to the Trustee and the
                                                  Commercial Loan Trustee on the
                                                  Restatement Date, such option
                                                  and the Charge being in the
                                                  form and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Commercial Loan Agent and
                                                  agreed on the date of the
                                                  First Supplemental Agreement;

                 "COMMERCIAL                      LOAN" means the loan in the
                                                  Equivalent Amount (as defined
                                                  in the Commercial Loan
                                                  Agreement) of up to forty
                                                  million Euro
                                                  ((EURO)40,000,000) to be made
                                                  by the Commercial Loan Lenders
                                                  to the Borrower pursuant to
                                                  the Commercial Loan Agreement;

                 "COMMERCIAL LOAN AGENT"          means HSBC Bank plc of 8
                                                  Canada Square, London E14 5HQ
                                                  as agent for the Commercial
                                                  Loan Lenders;

                 "COMMERCIAL LOAN AGREEMENT"      means the loan agreement dated
                                                  4 April 2003 and to be amended
                                                  and restated by a first
                                                  supplemental agreed thereto
                                                  dated           2004 between,
                                                  among others, the Borrower,
                                                  the Commercial Loan Lenders,
                                                  the Commercial Loan Agent and
                                                  the Commercial Loan Trustee in
                                                  respect of the Commercial
                                                  Loan;

                 "COMMERCIAL LOAN LENDERS"        means Commerzbank
                                                  Aktiengesellschaft, Bremen
                                                  Branch, HSBC Bank plc and KfW
                                                  (formerly known as
                                                  Kreditanstalt fur
                                                  Wiederaufbau);

                 "COMMERCIAL LOAN SECURITY        means the Security Documents
                 DOCUMENTS"                       (as defined in the Commercial
                                                  Loan Agreement);

                 "COMMERCIAL LOAN TRUSTEE"        means HSBC Bank plc of 8
                                                  Canada Square, London E14 5HQ
                                                  as trustee for the Commercial
                                                  Loan Lenders;

                 "COMMITMENT PERIOD"              means the period beginning on
                                                  4 April 2003 and ending on the
                                                  date on which the Facility is
                                                  drawn down in full or
                                                  cancelled hereunder;

                 "COMMITMENT"                     means, as to each Lender, the
                                                  sum set out opposite its name
                                                  in Schedule 2 as the amount
                                                  which, subject to the terms of
                                                  this Agreement, it is obliged
                                                  to advance to the Borrower
                                                  under Clause 2 (or, where the
                                                  context so admits, such amount
                                                  which any successor in title,
                                                  assignee or transferee
                                                  (including any Transferee) of
                                                  any Lender shall be obliged to
                                                  advance to the Borrower under
                                                  Clause 2, following the
                                                  assumption of all or any
                                                  portion of such liability from
                                                  any Lender hereunder) in each
                                                  case as such amount may be
                                                  reduced, cancelled or
                                                  terminated under this
                                                  Agreement;

                 "COMPLETION PERIOD"              means the period beginning on
                                                  4 April 2003 and ending on the
                                                  Redelivery Date;

                 "COMPULSORY ACQUISITION"         means requisition for title or
                                                  other compulsory acquisition
                                                  of the Vessel including its
                                                  capture, seizure, detention or
                                                  confiscation or expropriation
                                                  but excluding any requisition
                                                  for hire by or on behalf of
                                                  any government or governmental
                                                  authority or agency or by any
                                                  persons acting or purporting
                                                  to act on behalf of any such
                                                  government or governmental
                                                  authority or agency;

                 "CONFIDENTIALITY                 means the undertaking to be
                 UNDERTAKING"                     entered into relating to the
                                                  release of financial
                                                  information pertaining to the
                                                  Group by the Agent, the
                                                  Trustee or any Lender to a
                                                  potential Transferee or
                                                  assignee such undertaking to
                                                  be in the form of Schedule 5;

                 "CONSTRUCTION RISKS              means the valid and effective
                 INSURANCE ASSIGNMENT"            first priority assignment of
                                                  the Insurances (together with
                                                  the notice thereof), executed
                                                  by the Builder in respect of
                                                  the Vessel in favour of the

                                                  Trustee on 22 April 2003, such
                                                  assignment and notice being in
                                                  the form and on the terms and
                                                  conditions required by the
                                                  Agent and the Hermes Agent and
                                                  agreed on the signing of the
                                                  Original Loan Agreement and as
                                                  specified in paragraph 33 of
                                                  Schedule 4;

                 "CONTRACT PRICE"                 means two hundred and ninety
                                                  eight million Euro
                                                  ((EURO)298,000,000) being the
                                                  price agreed between the
                                                  Builder and the Borrower for
                                                  the completion of the Vessel
                                                  under clause 11.1 of the
                                                  Building Contract;

                 "CONTRIBUTION"                   means as to each Lender the
                                                  sum set out opposite its name
                                                  in Schedule 2 as the amount
                                                  which it is obliged to advance
                                                  to the Borrower under Clause 2
                                                  or, as the case may be, the
                                                  portion of such sum so
                                                  advanced and for the time
                                                  being outstanding;

                 "CONVERSION"                     means the conversion of the
                                                  method of calculating interest
                                                  from the Floating Interest
                                                  Rate to the Fixed Rate;

                 "CONVERSION DATE"                has the meaning ascribed to
                                                  that term in Clause 5.3.2;

                 "CO-ORDINATION DEED"             means the deed dated 4 April
                                                  2003 made between the Trustee,
                                                  the Agent, the Commercial Loan
                                                  Trustee, the Commercial Loan
                                                  Agent and the Borrower in
                                                  relation to certain of the
                                                  Security Documents and the
                                                  Commercial Loan Security
                                                  Documents;

                 "CURRENCY CONVERSION DATE"       means a date on which the Euro
                                                  Loan at that date is converted
                                                  to Dollars being a
                                                  Pre-Redelivery Interest
                                                  Payment Date or an Interest
                                                  Payment Date;

                 "DISCLOSURE LETTER"              means the letter so designated
                                                  given by the Borrower and
                                                  acknowledged by the Agent
                                                  (acting on the instructions of
                                                  the Lenders) on the date of
                                                  the First Supplemental
                                                  Agreement;

                 "DOCUMENT OF COMPLIANCE"         means a document issued to the
                                                  Vessel operator as evidence of
                                                  its compliance with the
                                                  requirements of the ISM Code;

                 "DOLLARS" AND "USD"              means the lawful currency of
                                                  the United States of America;

                 "DOLLAR LOAN"                    means the aggregate amount of
                                                  the Portions or any part
                                                  thereof denominated in Dollars
                                                  or (as the context may
                                                  require) the amount thereof
                                                  for the time being drawn down
                                                  and/or denominated in Dollars
                                                  and outstanding hereunder;

                 "DRAWDOWN DATE"                  means a date being a Business
                                                  Day on which a part of a
                                                  Portion is drawn down pursuant
                                                  to Clause 2.3;

                 "DRAWDOWN NOTICE"                means any of the notices to be
                                                  given by the Borrower to the
                                                  Agent pursuant to Clause
                                                  2.3.1;

                 "EARNINGS"                       means, in respect of the
                                                  Vessel, (whether earned or to
                                                  be earned) any and all
                                                  freights, hire and passage
                                                  monies, proceeds of
                                                  requisition (other than
                                                  proceeds of Compulsory
                                                  Acquisition), rebates and
                                                  commissions, all earnings
                                                  deriving from contracts of
                                                  affreightment, pooling
                                                  agreements, joint ventures,
                                                  compensation, remuneration for
                                                  salvage and towage services,
                                                  damages howsoever arising and
                                                  detention monies, damages for
                                                  breach of any charterparty or
                                                  other contract for the
                                                  employment of the Vessel, any
                                                  amounts payable in
                                                  consideration of the
                                                  termination or variation of
                                                  any charterparty or other such
                                                  contract, any sums payable or
                                                  repayable by the Builder under
                                                  the Building Contract, any
                                                  reduction in the Hermes
                                                  Premium repaid by Hermes to
                                                  the Borrower and any other
                                                  earnings whatsoever due or to
                                                  become due to the Borrower;

                 "EARNINGS ASSIGNMENT"            means the valid and effective
                                                  first legal assignment of the
                                                  Earnings (together with the
                                                  notice thereof and the
                                                  acknowledgement), executed by
                                                  the Borrower in respect of the
                                                  Vessel in favour of the
                                                  Trustee and the Commercial
                                                  Loan Trustee on 22 April 2003,
                                                  such assignment, notice and
                                                  acknowledgement being in the
                                                  form and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Commercial Loan Agent and
                                                  agreed on the signing of the
                                                  Original Loan Agreement and as
                                                  specified in paragraph 31 of
                                                  Schedule 4;

                 "ELECTION DATE"                  has the meaning ascribed to
                                                  that term in Clause 5.3.2;

                 "ENCUMBRANCE"                    means any mortgage, charge,
                                                  pledge, lien, assignment,
                                                  hypothecation, title
                                                  retention, preferential right
                                                  or trust arrangement or any
                                                  other security agreement or
                                                  arrangement;

                 "EQUIVALENT AMOUNT"              means the Dollar equivalent of
                                                  (i) each amount payable in
                                                  Euro by the Borrower to the
                                                  Builder under the Building

                                                  Contract or payable to the
                                                  Borrower in reimbursement of
                                                  the Hermes Premium and to be
                                                  drawn down hereunder in
                                                  Dollars or (ii) the Euro Loan
                                                  on a Currency Conversion Date,
                                                  in each case determined at
                                                  HSBC Bank plc's spot rate for
                                                  conversion of Dollars to Euro
                                                  at 10.00 a.m. London time two
                                                  (2) Business Days prior to the
                                                  relevant Drawdown Date or the
                                                  relevant Currency Conversion
                                                  Date (as the case may be);

                 "EURIBOR"                        means with respect to any
                                                  Pre-Delivery Interest Period
                                                  or Interest Period and with
                                                  respect to the Euro Loan the
                                                  rate of interest (expressed as
                                                  an annual rate) determined by
                                                  the Agent to be:

                                                  (i)      the offered rate for
                                                           deposits in Euro for
                                                           a period equivalent
                                                           to such Pre-Delivery
                                                           Interest Period or
                                                           Interest Period which
                                                           appears on the page
                                                           of the Reuters screen
                                                           which displays the
                                                           average EURIBOR rate
                                                           as agreed with
                                                           EURIBOR FBE for
                                                           deposits in Euro of
                                                           the relevant amount
                                                           at or about 11.00
                                                           a.m. London time on
                                                           the Quotation Date;
                                                           or

                                                  (ii)     if no rate is
                                                           provided for the
                                                           respective
                                                           Pre-Delivery Interest
                                                           Period or Interest
                                                           Period on the said

                                                           Reuters screen, the
                                                           interpolated rate per
                                                           annum for deposits in
                                                           Euro in an amount
                                                           approximately equal
                                                           to the Euro Loan as
                                                           calculated by the
                                                           Agent, such
                                                           interpolated rate to
                                                           be based on the said
                                                           Reuters screen
                                                           PROVIDED THAT EURIBOR
                                                           for periods of less
                                                           than one (1) week
                                                           will be ascertained
                                                           under sub-section
                                                           (iii) below;

                                                  or (if the said Reuters screen
                                                  is discontinued or if the
                                                  Agent is unable to make the
                                                  said determination due to
                                                  technical breakdown in the
                                                  relevant system or the
                                                  Pre-Delivery Interest Period
                                                  or Interest Period is less
                                                  than one (1) week)

                                                  (iii)    the arithmetic mean
                                                           (rounded upwards, if
                                                           necessary, to the
                                                           nearest one-sixteenth
                                                           of one per cent
                                                           (1/16%)) of the rates
                                                           per annum notified to
                                                           the Agent by each of
                                                           the Reference Banks
                                                           as the rate at which
                                                           deposits in Euro in
                                                           an amount
                                                           approximately equal
                                                           to the Euro Loan are
                                                           offered to such
                                                           Reference Bank by
                                                           leading banks in the
                                                           London Interbank
                                                           market at such
                                                           Reference Bank's
                                                           request at or about
                                                           11.00 a.m. London
                                                           time on the Quotation
                                                           Date for a period
                                                           equal to the
                                                           Pre-Delivery Interest
                                                           Period or Interest
                                                           Period and for
                                                           delivery on the first
                                                           Business Day thereof;

                 "EURIBOR FBE"                    means the Banking Federation
                                                  of the European Union;

                 "EURO" AND "(EURO)"              means the lawful currency of
                                                  the Federal Republic of
                                                  Germany;

                 "EURO LOAN"                      means the aggregate amount of
                                                  the Portions or any part
                                                  thereof denominated in Euro or
                                                  (as the context may require)
                                          the amount thereof for the time being
                                          drawn down and outstanding hereunder;

            "EVENT OF DEFAULT"            means any of the events specified in
                                          Clause 11;

            "FACILITY"                    means the loan facility granted
                                          hereunder being in the Equivalent
                                          Amount (in aggregate) of up to two
                                          hundred and fifty eight million Euro
                                          ((EURO)258,000,000), subject to Clause
                                          2.5;

            "FINANCIAL INDEBTEDNESS"      means any obligation for the payment
                                          principal or as surety and whether
                                          present or future, actual or
                                          contingent;

            "FIRST DRAWDOWN DATE"         means the date on which Tranche 1 and
                                          Portion 2 or part thereof is drawn
                                          down and applied in accordance with
                                          Clause 2.2.1 and Clause 2.2.2;

            "FIRST PRE-REDELIVERY         means the first priority abstract
            MORTGAGE"                     acknowledgement of debt and mortgage
                                          ("ABSTRAKTES SCHULDVERSPRECHEN UND
                                          SCHIFFSHYPOTHEKENBESTELLUNGSURKUNDE")
                                          and part submission ("UNTERWERFUNG
                                          UNTER DIE SOFORTIGE
                                          ZWANGSVOLLSTRECKUNG") dated 17 April
                                          2003, granted by the Borrower over the
                                          Vessel in favour of the Trustee as
                                          security pursuant hereto during the
                                          Completion Period, such abstract,
                                          mortgage and submission being in the
                                          form and on the terms and conditions
                                          required by the Agent and the Hermes
                                          Agent and agreed on the signing of the

                                                  Original Loan Agreement and as
                                                  specified in paragraph 30 of
                                                  Schedule 4;

                 "FIRST SUPPLEMENTAL
                 AGREEMENT"                       means the first supplemental
                                                  agreement dated         2004
                                                  to the Original Loan
                                                  Agreement;

                 "FIXED RATE"                     means the fixed rate of
                                                  interest agreed jointly by the
                                                  Borrower and each of the
                                                  Lenders at or about 11.00 a.m.
                                                  London time on the Quotation
                                                  Date prior to the Conversion
                                                  Date payable, subject to
                                                  Clause 5.8, on each Interest
                                                  Payment Date during the Fixed
                                                  Rate Period;

                 "FIXED RATE PERIOD"              means the period starting on
                                                  (and including) the Conversion
                                                  Date and ending on the final
                                                  Repayment Date;

                 "FLOATING INTEREST RATE"         means for each Pre-Redelivery
                                                  Period and Interest Period
                                                  selected pursuant to Clause
                                                  5.3.1 the aggregate of LIBOR
                                                  or EURIBOR (as the case may
                                                  be) and the Margin;

                 "FORCE MAJEURE"                  means, in relation to the
                                                  Agent, the Hermes Agent, the
                                                  Trustee or any Lender, any
                                                  event or circumstance which is
                                                  beyond the reasonable control
                                                  of such party, which cannot be
                                                  foreseen or if foreseeable
                                                  which is unavoidable, which
                                                  occurs after the date of this
                                                  Agreement and which prevents
                                                  that party from performing any
                                                  of its obligations under this
                                                  Agreement;

                 "GAAP"                           means generally accepted
                                                  accounting principles in the
                                                  United States of America
                                                  consistently applied (or, if
                                                  not consistently applied,
                                                  accompanied by details of the
                                                  inconsistencies) including,
                                                  without limitation, those set
                                                  forth in the opinion and
                                                  pronouncements of the
                                                  Accounting Principles Board of
                                                  the American Institute of
                                                  Certified Public Accountants
                                                  and statements and
                                                  pronouncements of the
                                                  Financial Accounting Standards
                                                  Board;

                 "GROUP"                          means Star and its
                                                  Subsidiaries;

                 "GUARANTEE"                      means the guarantee executed
                                                  by the Guarantor in favour of
                                                  the Trustee and the Commercial
                                                  Loan Trustee on the
                                                  Restatement Date, such
                                                  guarantee to be in the form
                                                  and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Commercial Loan Agent and
                                                  agreed on the date of the
                                                  First Supplemental Agreement;

                 "GUARANTOR"                      means NCL Corporation Ltd. of
                                                  Reid Hall, 3 Reid Street,
                                                  Hamilton HM 11, Bermuda and
                                                  with its principal place of
                                                  business at 7665 Corporate
                                                  Center Drive, Miami, Florida
                                                  33126, United States of
                                                  America;

                 "HERMES"                         means Euler Hermes
                                                  Kreditversicherungs-AG of
                                                  Friedensallee 254, 22763
                                                  Hamburg, Federal Republic of
                                                  Germany;

                 "HERMES COVER"                   means the guarantee from the
                                                  Federal Republic of Germany
                                                  acting through Hermes for the
                                                  period of the transaction in
                                                  the amount and on the terms
                                                  and conditions required by the
                                                  Lenders;

                 "HERMES PREMIUM"                 means the amount payable by
                                                  the Borrower to Hermes through
                                                  the Hermes Agent in respect of
                                                  the Hermes Cover;

                 "HOLDING COMPANY"                has the meaning defined in the
                                                  Companies Act 1985, Section
                                                  736 as substituted by the
                                                  Companies Act 1989, Section
                                                  144;

                 "IOL"                            means Inter-Ocean Limited of
                                                  International House, Castle
                                                  Hill, Victoria Road, Douglas,
                                                  Isle of Man IM2 4RB, British
                                                  Isles;

                 "ISM CODE"                       means the International
                                                  Management Code for the Safe
                                                  Operation of Ships and for
                                                  Pollution Prevention adopted
                                                  by the International Maritime
                                                  Organisation;

                 "ISPS CODE"                      means the International Ship
                                                  and Port Facility Security
                                                  Code adopted by the
                                                  International Maritime
                                                  Organisation;

                 "INDEBTEDNESS FOR                means Financial Indebtedness
                 BORROWED MONEY"                  (whether present or future,
                                                  actual or contingent,
                                                  long-term or short-term,
                                                  secured or unsecured) in
                                                  respect of:

                                                  (i)      moneys borrowed or
                                                           raised;

                                                  (ii)     the advance or
                                                           extension of credit
                                                           (including interest
                                                           and other charges on
                                                           or in respect of any
                                                           of the foregoing);

                                                  (iii)    the amount of any
                                                           liability in respect
                                                           of leases which, in
                                                           accordance with GAAP,
                                                           are capital leases;

                                                  (iv)     the amount of any
                                                           liability in respect
                                                           of the purchase price
                                                           for assets or
                                                           services payment of
                                                           which is deferred for
                                                           a period in excess of
                                                           one hundred and
                                                           eighty (180) days;

                                                  (v)      all reimbursement
                                                           obligations whether
                                                           contingent or not in
                                                           respect of amounts
                                                           paid under a letter
                                                           of credit or similar
                                                           instrument;

                                                  (vi)     all interest rate and
                                                           currency swap and
                                                           similar agreements
                                                           obliging the making
                                                           of payments, whether
                                                           periodically or upon
                                                           the happening of a
                                                           contingency (and the
                                                           value of such
                                                           Financial
                                                           Indebtedness shall be
                                                           the mark-to-market
                                                           valuation of such
                                                           transaction at the
                                                           relevant time); and

                                                  (vii)    (without double
                                                           counting) any
                                                           guarantee of
                                                           Financial
                                                           Indebtedness falling
                                                           within paragraphs (i)
                                                           to (vi) above;

                 "INSTALMENT"                     means the amount of principal
                                                  of the Loan repayable on a
                                                  Repayment Date in accordance
                                                  with Clause 3;

                 "INSURANCE ASSIGNMENT"           means the valid and effective
                                                  first legal assignment of the
                                                  Insurances (together with the
                                                  notice thereof), to be
                                                  executed by the Borrower in
                                                  respect of the Vessel in
                                                  favour of the Trustee and the
                                                  Commercial Loan Trustee, such
                                                  assignment and notice to be in
                                                  the form and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Commercial Loan Agent and
                                                  agreed on the signing of the
                                                  Original Loan Agreement and as
                                                  specified in paragraph 47 of
                                                  Schedule 4;

                 "INSURANCES"                     means all policies and
                                                  contracts of insurance
                                                  (including construction risks
                                                  insurance under the Building
                                                  Contract) and entries of the
                                                  Vessel in a protection and
                                                  indemnity or war risks
                                                  association which are effected
                                                  in respect of the Vessel, its
                                                  freights, disbursements,
                                                  profits or otherwise and all
                                                  benefits, including all claims
                                                  and returns of premiums
                                                  thereunder and shall also
                                                  include all compensation
                                                  payable by virtue of
                                                  Compulsory Acquisition;

                 "INTEREST EXCHANGE               means such interest rate
                 ARRANGEMENT"                     arrangements as a Lender shall
                                                  deem necessary to make in
                                                  respect of its Contribution in
                                                  order to offer the Fixed Rate
                                                  to the Borrower;

                 "INTEREST PAYMENT DATE"          means the last day of each
                                                  Interest Period and each
                                                  Repayment Date occurring
                                                  during an Interest Period or
                                                  the Fixed Rate Period;

                 "INTEREST PERIOD"                means each period ascertained
                                                  in accordance with Clause 5.3
                                                  or Clause 5.12 other than a
                                                  Pre-Redelivery Interest
                                                  Period;

                 "INTEREST RATE"                  means the rate(s) of interest
                                                  applicable to the Loan
                                                  calculated in accordance with
                                                  Clause 5.10, Clause 5.12 or
                                                  Clause 6.3;

                 "LIBOR" means with respect to any Pre-Redelivery Interest Period or Interest Period and with respect to the Dollar Loan the rate of interest (expressed as an annual rate) determined by the Agent to be:

                                                  (i)      the offered rate for
                                                           deposits in Dollars
                                                           for a period
                                                           equivalent to such
                                                           Pre-Redelivery

                                                           Interest Period or
                                                           Interest Period which
                                                           appears on the
                                                           Reuters Page LIBO at
                                                           or about 11.00 a.m.
                                                           London time on the
                                                           Quotation Date; or

                                                  (ii)     if no rate is
                                                           provided for the
                                                           respective Interest
                                                           Period on the Reuters
                                                           Page LIBO, the
                                                           interpolated rate per
                                                           annum for deposits in
                                                           Dollars in an amount
                                                           approximately equal
                                                           to the Dollar Loan as
                                                           calculated by the
                                                           Agent, such
                                                           interpolated rate to
                                                           be based on the
                                                           Reuters Page LIBO
                                                           PROVIDED THAT LIBOR
                                                           for periods of less
                                                           than one (1) week
                                                           will be ascertained
                                                           under sub-section
                                                           (iii) below;

                                                  or (if Reuters Page LIBO is
                                                  discontinued or if the Agent
                                                  is unable to make the said
                                                  determination due to technical
                                                  breakdown in the relevant
                                                  system or the Pre-Redelivery
                                                  Interest Period or Interest
                                                  Period is less than one (1)
                                                  week)

                                                  (iii)    the arithmetic mean
                                                           (rounded upwards, if
                                                           necessary, to the
                                                           nearest one-sixteenth
                                                           of one per cent
                                                           (1/16%)) of the rates
                                                           per annum notified to
                                                           the Agent by each of
                                                           the Reference Banks
                                                           as the rate at which
                                                           deposits in Dollars
                                                           in an amount
                                                           approximately equal
                                                           to the Dollar Loan
                                                           are offered to such
                                                           Reference Bank by
                                                           leading banks in the
                                                           London Interbank
                                                           market at such
                                                           Reference Bank's
                                                           request at or about
                                                           11.00 a.m. London
                                                           time on the Quotation
                                                           Date for a period
                                                           equal to the
                                                           Pre-Redelivery
                                                           Interest Period or

                                                           Interest Period and
                                                           for delivery on the
                                                           first Business Day
                                                           thereof;

                 "LOAN" means the aggregate principal amount of the Dollar Loan and the Euro Loan or (as the context may require) the amount thereof for the time being drawn down and outstanding hereunder;

                 "MANAGEMENT AGREEMENT"           means the agreement to be
                                                  entered into between the
                                                  Borrower and the Manager
                                                  providing for the ship
                                                  management and crewing
                                                  services of the Vessel, such
                                                  agreement to be in the form
                                                  and on the terms and
                                                  conditions required by the
                                                  Agent and agreed on the date
                                                  of the First Supplemental
                                                  Agreement and as specified in
                                                  paragraph 50 of Schedule 4;

                 "MANAGEMENT AGREEMENT
                 ASSIGNMENT"                      means the valid and effective
                                                  first legal assignment of the
                                                  Management Agreement (together
                                                  with the notice thereof and
                                                  the acknowledgement), to be
                                                  executed by the Borrower in
                                                  favour of the Trustee and the
                                                  Commercial Loan Trustee, such
                                                  assignment, notice and
                                                  acknowledgement to be in the
                                                  form and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Commercial Loan Agent and
                                                  agreed on the date of the
                                                  First Supplemental Agreement
                                                  and as specified in paragraph
                                                  52 of Schedule 4;

                 "MANAGER"                        means NCL America Inc. of
                                                  Corporation Trust Center, 1209
                                                  Orange Street, Wilmington,
                                                  Delaware 19801, United States
                                                  of America, the company
                                                  providing technical ship
                                                  management and crewing
                                                  services for the Vessel
                                                  pursuant to the Management
                                                  Agreement;

                 "MARGIN" means the rate of nought point seven five per cent (0.75%) per annum;

                 "MEMBER"                         means NCL America Holdings,
                                                  Inc. of Corporation Trust
                                                  Center, 1209 Orange Street,
                                                  Wilmington, Delaware 19801,
                                                  United States of America, the
                                                  sole member of the Borrower;

                 "MEMBERSHIP INTEREST"            means the sole membership
                                                  interest in the Borrower
                                                  beneficially owned by the
                                                  Member;

                 "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day
                                                  PROVIDED THAT, if a period
                                                  starts on the last Business
                                                  Day in a calendar month or if
                                                  there is no numerically
                                                  corresponding day in the month
                                                  in which that period ends,
                                                  that period shall end on the
                                                  last Business Day in that
                                                  later month;

                 "MORTGAGE"                       means any of the First
                                                  Pre-Redelivery Mortgage, the
                                                  Second Pre-Redelivery Mortgage
                                                  or the Post Redelivery
                                                  Mortgage;

                 "NCLC FLEET"                     means the vessels owned by the
                                                  companies in the NCLC Group;

                 "NCLC GROUP"                     means the Guarantor and its
                                                  Subsidiaries;

                 "NCL INTERNATIONAL"              means NCL International, Ltd.
                                                  of Reid Hall, 3 Reid Street,
                                                  Hamilton HM 11, Bermuda;

                 "NCLL"                           means Norwegian Cruise Line
                                                  Limited of Reid Hall, 3 Reid
                                                  Street, Hamilton HM 11,
                                                  Bermuda;

                 "NOTICE OF FIXED RATE"           means a notice in the form of
                                                  Schedule 7;

                 "OBLIGORS"                       means the Borrower, the
                                                  Guarantor, the Manager, the
                                                  Sub-Agent, the Supervisor, the
                                                  Member and any other party
                                                  from time to time to any of
                                                  the Security Documents
                                                  excluding the Builder, Hermes,
                                                  the Arrangers, the Trustee,
                                                  the Agent, the Hermes Agent,
                                                  the Lenders, the Commercial
                                                  Loan Trustee, the Commercial
                                                  Loan Agent and the Commercial
                                                  Loan Lenders;

                 "OFFICE" means in respect of the Agent, the Hermes Agent, the Trustee and each Lender its office at the address set out beneath its name in Schedule 2 or such other office as it shall from time to time select and notify through the Agent to the
                                                  Borrower;

                 "OPERATING ACCOUNT"              means the account opened or to
                                                  be opened by the Borrower with
                                                  such bank or banks as may be
                                                  approved by the Agent, the
                                                  Hermes Agent and the
                                                  Commercial Loan Agent from
                                                  time to time for receipt of
                                                  the Earnings;

                 "ORIGINAL LOAN AGREEMENT"        means this Agreement as
                                                  executed on 4 April 2003
                                                  (prior to, inter alia, its
                                                  amendment and restatement
                                                  pursuant to the First
                                                  Supplemental Agreement);

                 "OUTSTANDING INDEBTEDNESS"       means all sums of any kind
                                                  payable actually or
                                                  contingently to the Trustee,
                                                  the Agent, the Hermes Agent or
                                                  the Lenders under or pursuant
                                                  to this Agreement or any
                                                  Transaction Document (whether
                                                  by way of repayment of
                                                  principal payment of interest
                                                  or default interest payment of
                                                  any indemnity or counter
                                                  indemnity reimbursement for
                                                  fees, costs or expenses or
                                                  otherwise howsoever);

                 "PERFORMANCE GUARANTEES"         means the Pre-Redelivery
                                                  Guarantee and the Post
                                                  Redelivery Guarantee;

                 "PERMITTED LIENS"                means (i) any Encumbrance
                                                  created by or pursuant to the
                                                  Security Documents (ii) liens
                                                  on the Vessel up to an
                                                  aggregate amount at any time
                                                  not exceeding five million
                                                  Dollars (USD5,000,000) for
                                                  current crew's wages and
                                                  salvage and liens incurred in
                                                  the ordinary course of trading
                                                  the Vessel (iii) the
                                                  Commercial Loan Security
                                                  Documents and (iv) any other
                                                  Encumbrance notified by any of
                                                  the Obligors to the Agent
                                                  prior to 4 April 2003;

                 "PORTION"                        means any of Portion 1,
                                                  Portion 2 or Portion 3;

                 "PORTION 1"                      means the aggregate principal
                                                  amount of the Tranches or (as
                                                  the context may require) the
                                                  amount thereof for the time
                                                  being drawn down and
                                                  outstanding hereunder in
                                                  whatever currency or
                                                  currencies it is for the time
                                                  being denominated;

                 "PORTION 2"                      means the Equivalent Amount of
                                                  up to eighty per cent (80%) of
                                                  the Hermes Premium, subject to
                                                  Clause 2.5, or (as the context
                                                  may require) the amount
                                                  thereof for the time being
                                                  drawn down and outstanding
                                                  hereunder in whatever currency
                                                  or currencies it is for the
                                                  time being denominated;

                 "PORTION 3"                      means up to eighty per cent
                                                  (80%) of the Pre-Redelivery
                                                  Interest or (as the context
                                                  may require) the amount
                                                  thereof for the time being
                                                  drawn down and outstanding
                                                  hereunder in whatever currency
                                                  or currencies it is for the
                                                  time being denominated;

                 "POSSIBLE EVENT OF DEFAULT"      means any event which, with
                                                  the giving of notice, passage
                                                  of time or occurrence of any
                                                  other event, would constitute
                                                  an Event of Default;

                 "POST REDELIVERY MORTGAGE"       means the first preferred ship
                                                  mortgage to be granted by the
                                                  Borrower over the Vessel and
                                                  registered at the United
                                                  States Coast Guard National
                                                  Vessel Documentation Center in
                                                  favour of the Trustee and the
                                                  Commercial Loan Trustee as
                                                  security pursuant hereto and
                                                  to the Commercial Loan
                                                  Agreement, such mortgage to be
                                                  in the form and on the terms
                                                  and conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Commercial Loan Agent and
                                                  agreed on the signing of the
                                                  First Supplemental Agreement
                                                  and as specified in paragraph
                                                  46 of Schedule 4;

                 "POST REDELIVERY                 means the irrevocable
                 PERFORMANCE GUARANTEE"           guarantee of the obligations
                                                  of the Builder pursuant to
                                                  clause 10 of the Building
                                                  Contract to be issued by the
                                                  Post Redelivery Performance
                                                  Guarantor in favour of the
                                                  Borrower in the maximum amount
                                                  of eight million Euro
                                                  ((EURO)8,000,000);

                 "POST REDELIVERY                 means JWA Marine GmbH of
                 PERFORMANCE GUARANTOR"           Bremen, Federal Republic of
                                                  Germany;

                 "PRE-REDELIVERY                  means the last day of each
                 INTEREST PAYMENT DATE"           Pre-Redelivery Interest
                                                  Period;

                 "PRE-REDELIVERY                  means each period ascertained
                 INTEREST PERIOD"                 in accordance with Clause 5.3
                                                  or Clause 5.12 other than an
                                                  Interest Period;

                 "PRE-REDELIVERY INTEREST"        means the aggregate of the
                                                  interest payable on the Loan
                                                  on each Pre-Redelivery
                                                  Interest Payment Date;

                 "PRE-REDELIVERY PERFORMANCE      means the irrevocable
                 GUARANTEE"                       guarantee of the obligations
                                                  of the Builder pursuant to the
                                                  Building Contract prior to the
                                                  Redelivery Date issued by the
                                                  Pre-Redelivery Performance
                                                  Guarantor in favour of the
                                                  Borrower in the maximum amount
                                                  of twenty five million Euro
                                                  ((EURO)25,000,000) on 16
                                                  December 2002 as amended by a
                                                  first addendum thereto dated 7
                                                  April 2003;

                 "PRE-REDELIVERY                  means Securitas Bremer
                 PERFORMANCE GUARANTOR"           Allgemeine Versicherungs-AG of
                                                  Bremen, Federal Republic of
                                                  Germany;

                 "PROCESS AGENT"                  means Clifford Chance
                                                  Secretaries Limited whose
                                                  registered office is presently
                                                  at 10 Upper Bank Street,
                                                  London E14 5JJ or any other
                                                  person in England nominated by
                                                  the Borrower, any other
                                                  Obligor or the Builder and
                                                  approved by the Agent as agent
                                                  to accept service of legal
                                                  proceedings on their behalf
                                                  under any of this Agreement
                                                  and the other Security
                                                  Documents;

                 "QUOTATION DATE"                 means, in relation to any
                                                  Pre-Redelivery Interest Period
                                                  or Interest Period, the day on
                                                  which quotations would
                                                  ordinarily be given in the
                                                  relevant interbank
                                                  eurocurrency market for Dollar
                                                  or Euro (as the case may be)
                                                  deposits for delivery on the
                                                  first day of that
                                                  Pre-Redelivery Interest Period
                                                  or Interest Period PROVIDED
                                                  THAT if such quotation date is
                                                  not a Business Day the
                                                  quotation date shall be the
                                                  preceding Business Day;

                 "REDELIVERY DATE"                means the date on which the
                                                  Vessel is redelivered to and
                                                  accepted by the Borrower
                                                  pursuant to the Building
                                                  Contract;

                 "REFERENCE BANKS"                means Commerzbank
                                                  Aktiengesellschaft and HSBC
                                                  Bank plc;

                 "REFUND GUARANTEE"               means the irrevocable
                                                  guarantee of the obligations
                                                  of the Builder pursuant to the
                                                  Building Contract issued by
                                                  the Refund Guarantors in
                                                  favour of the Borrower in the
                                                  maximum amount of [***]
                                                  [Confidential Treatment] on 31
                                                  March 2003;

                 "REFUND GUARANTORS"              means KfW (formerly known as
                                                  Kreditanstalt fur
                                                  Wiederaufbau) of Frankfurt am
                                                  Main, Federal Republic of
                                                  Germany and Commerzbank

                                                  Aktiengesellschaft, Bremen
                                                  Branch of the Federal Republic
                                                  of Germany;

                 "REPAYMENT DATES"                means the last day of each of
                                                  the twenty four (24)
                                                  consecutive periods of six (6)
                                                  months the first such period
                                                  commencing on the Termination
                                                  Date and the twenty fourth
                                                  such period terminating twelve
                                                  (12) years thereafter;

                 "RESTATEMENT DATE"               has the same meaning as set
                                                  out in the First Supplemental
                                                  Agreement;

                 "REUTERS PAGE LIBO"              means the display currently
                                                  designated as Reuters Page
                                                  LIBO, which includes London
                                                  Interbank Offered Rates of
                                                  four (4) major banks, which
                                                  are members of the
                                                  International Swaps and
                                                  Derivatives Association, Inc.
                                                  or such other service as may
                                                  be nominated by the British
                                                  Bankers' Association as the
                                                  information vendor for
                                                  displaying the London
                                                  Interbank Offered Rates of
                                                  major banks in the London
                                                  Interbank market;

                 "SAFETY MANAGEMENT               means a document issued to the
                 CERTIFICATE"                     Vessel as evidence that the
                                                  Vessel's operator and its
                                                  shipboard management operate
                                                  in accordance with an approved
                                                  Safety Management System;

                 "SAFETY MANAGEMENT SYSTEM"       means a structured and
                                                  documented system enabling the
                                                  personnel of the Vessel's
                                                  operator to implement
                                                  effectively the safety and
                                                  environmental protection
                                                  policy of that Vessel
                                                  operator;

                 "SAME DAY FUNDS"                 means Dollar funds settled
                                                  through the New York Clearing
                                                  House Interbank Payments
                                                  System or Euro funds settled
                                                  through TARGET or such other
                                         funds for payment in Dollars
                                         or Euro (as the case may be)
                                         as the Agent shall specify by
                                         notice to the Borrower as
                                         being customary at the time
                                         for the settlement of
                                         international transactions in
                                         New York or Frankfurt am Main
                                         (as the case may be) of the
                                         type contemplated by this
                                         Agreement;

           "SECOND PRE-                  means the second priority
           REDELIVERY MORTGAGE"          abstract acknowledgement of
                                         debt and mortgage ("ABSTRAKTES
                                         SCHULDVERSPRECHEN UND
                                         SCHIFFSHYPOTHEKENBESTELLUNGSURKUNDE")
                                         and part submission
                                         ("UNTERWERFUNG UNTER DIE
                                         SOFORTIGE
                                         ZWANGSVOLLSTRECKUNG") to be
                                         granted by the Borrower over
                                         the Vessel in favour of the
                                         Trustee as security pursuant
                                         hereto during the Completion
                                         Period, such abstract,
                                         mortgage and submission being
                                         in the form and on the terms
                                         and conditions required by the
                                         Agent and the Hermes Agent and
                                         agreed on the date of the
                                         First Supplemental Agreement;

           "SECURITY DOCUMENTS"          means this Agreement, the
                                         Guarantee, the Hermes Cover,
                                         the Building Contract, Refund
                                         Guarantee and Performance
                                         Guarantees Assignment, the
                                         Construction Risks Insurance
                                         Assignment, the Supervision
                                         Agreement Assignment, the
                                         Management Agreement
                                         Assignment, the Sub-Agency
                                         Agreement Assignment, the

                                                  Mortgages, the Charge Option,
                                                  the Charge, the Earnings
                                                  Assignment, the Insurance
                                                  Assignment, the Account Charge
                                                  and all such other documents
                                                  as may be executed at any time
                                                  in favour of (among others)
                                                  the Trustee, the Hermes Agent
                                                  and/or any of the Lenders as
                                                  security for the obligations
                                                  of the Borrower, the other
                                                  Obligors and the Builder
                                                  whether executed pursuant to
                                                  the express provisions of this
                                                  Agreement or otherwise
                                                  howsoever;

                 "SECURITY PERIOD"                means the period beginning on
                                                  the First Drawdown Date and
                                                  ending on the date on which
                                                  the amounts outstanding under
                                                  this Agreement and under each
                                                  of the other Security
                                                  Documents are finally paid or
                                                  repaid in full;

                 "STAR"                           means Star Cruises Limited of
                                                  Canon's Court, 22 Victoria
                                                  Street, Hamilton HM 12,
                                                  Bermuda;

                 "SUB-AGENCY AGREEMENT"           means the agreement to be
                                                  entered into between the
                                                  Manager and the Sub-Agent
                                                  providing for the commercial,
                                                  marketing, sales and financial
                                                  services in respect of the
                                                  Vessel, such agreement to be
                                                  in the form and on the terms
                                                  and conditions required by the
                                                  Agent and agreed on the date
                                                  of the First Supplemental
                                                  Agreement and as specified in
                                                  paragraph 51 of Schedule 4;

                 "SUB-AGENCY AGREEMENT            means the valid and effective
                 ASSIGNMENT"                      first legal assignment of the
                                                  Sub-Agency Agreement (together
                                                  with the notice thereof and
                                                  the acknowledgement), to be
                                                  executed by the Manager in
                                                  favour of the Trustee and the
                                                  Commercial Loan Trustee, such
                                                  assignment, notice and
                                                  acknowledgement to be in the
                                                  form and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Commercial Loan Agent and
                                                  agreed on the date of the
                                                  First Supplemental Agreement
                                                  and as specified in paragraph
                                                  53 of Schedule 4;

                 "SUB-AGENT"                      means NCL (Bahamas) Ltd. of
                                                  Reid Hall, 3 Reid Street,
                                                  Hamilton HM 11, Bermuda, the
                                                  company providing commercial,
                                                  marketing, sales and financial
                                                  services in respect of the
                                                  Vessel pursuant to the
                                                  Sub-Agency Agreement;

                 "SUBSIDIARY"                     has the meaning defined in the
                                                  Companies Act 1985, Section
                                                  736 as substituted by the
                                                  Companies Act 1989, Section
                                                  144;

                 "SUBSTITUTE BASIS"               means an alternative basis for
                                                  maintaining the Loan certified
                                                  by the Agent pursuant to
                                                  Clause 6.3.1;

                 "SUPERVISION AGREEMENT"          means the agreement dated as
                                                  of 5 February 2003 entered
                                                  into between the Borrower and
                                                  the Supervisor providing for
                                                  the completion supervision of
                                                  the Vessel, such agreement
                                                  being in the form and on the
                                                  terms and conditions required
                                                  by the Agent and agreed on the
                                                  signing of the Original Loan
                                                  Agreement and as specified in
                                                  paragraph 11 of Schedule 4;

                 "SUPERVISION AGREEMENT           means the valid and effective
                 ASSIGNMENT"                      first legal assignment of the
                                                  Supervision Agreement
                                                  (together with the notice
                                                  thereof and the
                                                  acknowledgement), executed by
                                                  the Borrower in favour of the
                                                  Trustee on 22 April 2003, such
                                                  assignment, notice and
                                                  acknowledgement being in the
                                                  form and on the terms and
                                                  conditions required by the
                                                  Agent and the Hermes Agent and
                                                  agreed on the signing of the
                                                  Original Loan Agreement and as
                                                  specified in paragraph 34 of
                                                  Schedule 4;

                 "SUPERVISOR"                     means Star Cruise Management
                                                  Limited of International
                                                  House, Castle Hill, Victoria
                                                  Road, Douglas, Isle of Man IM2
                                                  4RB, British Isles, the
                                                  company providing construction
                                                  supervision for the Vessel
                                                  pursuant to the Supervision
                                                  Agreement;

                 "SUSPENSION NOTICE"              means a notice given by the
                                                  Agent to the Borrower pursuant
                                                  to Clause 6.1;

                 "TARGET" means trans-European automated real-time gross settlement express transfer system;

                 "TAXES" means all present and future income and other taxes, levies, imposts, deductions, compulsory liens and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof and "TAXATION" shall be construed accordingly;

                 "TERMINATION DATE"               means the earlier of the
                                                  Redelivery Date and 29 October
                                                  2004 (or such later date as is
                                                  agreed between the Borrower,
                                                  the Lenders and Hermes);

                 "TOTAL LOSS"                     means any actual or
                                                  constructive or arranged or
                                                  agreed or compromised total
                                                  loss or Compulsory Acquisition
                                                  of the Vessel;

                 "TRANCHE"                        means Tranche 1, Tranche 2,
                                                  Tranche 3, Tranche 4, Tranche
                                                  5, Tranche 6 and/or Tranche 7
                                                  of Portion 1;

                 "TRANCHE 1"                      means the Equivalent Amount of
                                                  [***] [Confidential Treatment]
                                                  being the amount of [***]
                                                  [Confidential Treatment] of
                                                  the Contract Price to be
                                                  applied in payment of [***]
                                                  [Confidential Treatment] of
                                                  the third pre-redelivery
                                                  instalment due by the Borrower
                                                  to the Builder under the
                                                  Building Contract to be
                                                  advanced by the Lenders on a
                                                  Drawdown Date by way of their
                                                  Contributions thereto;

                 "TRANCHE 2"                      means the Equivalent Amount of
                                                  [***] [Confidential Treatment]
                                                  being the amount of [***]
                                                  [Confidential Treatment] of
                                                  the Contract Price to be
                                                  applied in payment of the
                                                  fourth pre-redelivery
                                                  instalment due by the Borrower
                                                  to the Builder under the
                                                  Building Contract to be
                                                  advanced by the Lenders on a
                                                  Drawdown Date by way of their
                                                  Contributions thereto;

                 "TRANCHE 3"                      means the amount of [***]
                                                  [Confidential Treatment] or
                                                  the Equivalent Amount thereof
                                                  being the amount of [***]
                                                  [Confidential Treatment] of
                                                  the Contract Price to be
                                                  applied in payment of the
                                                  fifth pre-redelivery
                                                  instalment due by the Borrower
                                                  to the Builder under the
                                                  Building Contract to be
                                                  advanced by the Lenders on a
                                                  Drawdown Date by way of their
                                                  Contributions thereto;

                 "TRANCHE 4"                      means the amount of [***]
                                                  [Confidential Treatment] or
                                                  the Equivalent Amount thereof
                                                  being [***] [Confidential
                                                  Treatment]
                                                  of the Contract Price to be
                                                  applied in payment of the
                                                  sixth pre-redelivery
                                                  instalment due by the Borrower
                                                  to the Builder under the
                                                  Building Contract to be
                                                  advanced by the Lenders on a
                                                  Drawdown Date by way of their
                                                  Contributions thereto;

                 "TRANCHE 5"                      means the amount of [***]
                                                  [Confidential Treatment] or
                                                  the Equivalent Amount thereof
                                                  being [***] [Confidential
                                                  Treatment] of the Contract
                                                  Price to be applied in payment
                                                  of the seventh pre-redelivery
                                                  instalment due by the Borrower
                                                  to the Builder under the
                                                  Building Contract to be
                                                  advanced by the Lenders on a
                                                  Drawdown Date by way of their
                                                  Contributions thereto;

                 "TRANCHE 6"                      means the amount of [***]
                                                  [Confidential Treatment] or
                                                  the Equivalent Amount thereof
                                                  being [***] [Confidential
                                                  Treatment] of the Contract
                                                  Price to be applied in payment
                                                  of the eighth pre-redelivery
                                                  instalment due by the Borrower
                                                  to the Builder under the
                                                  Building Contract to be
                                                  advanced by the Lenders on a
                                                  Drawdown Date by way of their
                                                  Contributions thereto;

                 "TRANCHE 7"                      means the amount of up to
                                                  [***] [Confidential Treatment]
                                                  or the Equivalent Amount
                                                  thereof being [***]
                                                  [Confidential Treatment] of
                                                  the Contract Price to be
                                                  applied in payment of the
                                                  redelivery instalment due by
                                                  the Borrower to the Builder
                                                  under the Building Contract to
                                                  be advanced by the Lenders on
                                                  the Redelivery Date by way of
                                                  their Contributions thereto
                                                  PROVIDED THAT the Euro amount
                                                  of this Tranche and the Euro
                                                  amounts of the other Tranches
                                                  shall not when aggregated
                                                  exceed [***] [Confidential
                                                  Treatment] of the Contract
                                                  Price;

                 "TRANSACTION DOCUMENTS"          means the Security Documents,
                                                  the Commercial Loan Security
                                                  Documents, the Commercial Loan
                                                  Agreement, the Building
                                                  Contract, the Drawdown
                                                  Notices, the Supervision
                                                  Agreement, the Management
                                                  Agreement, the Sub-Agency
                                                  Agreement, the Refund
                                                  Guarantee, the Performance
                                                  Guarantees, the Co-ordination
                                                  Deed, the Agency and Trust
                                                  Deed and any other material
                                                  document now or hereafter
                                                  issued in connection with the
                                                  documents or the transaction
                                                  herein referred to and also
                                                  including any Interest
                                                  Exchange Arrangement;

                 "TRANSFER CERTIFICATE"           means the certificate attached
                                                  hereto as Schedule 6;

                 "TRANSFER DATE"                  means, in relation to any
                                                  Transfer Certificate, the date
                                                  specified in such Transfer
                                                  Certificate as the date for
                                                  the making of the transfer or,
                                                  where such transfer is
                                                  specified as being subject to
                                                  the fulfilment of certain
                                                  conditions, the date on which
                                                  the Agent receives a
                                                  certificate from the Lender
                                                  making the transfer confirming
                                                  that all such conditions have
                                                  been fulfilled;

                 "TRANSFEREE"                     means any reputable bank
                                                  acceptable to the Agent and
                                                  the Borrower which becomes a
                                                  party to this Agreement as a
                                                  Lender pursuant to Clause 17;
                                                  and

                 "VESSEL" means the vessel identified with no 7671 and working title "Project America" at the yard of the Builder registered in the name of the Borrower in the Shipbuilding Register in
                                                  Bremerhaven, Federal Republic
                                                  of Germany and upon completion
                                                  as a one thousand and seventy
                                                  five (1,075) cabin luxury
                                                  cruise vessel to be
                                                  redelivered to the Borrower
                                                  pursuant to the Building
                                                  Contract and re-registered in
                                                  the name of the Borrower under
                                                  the laws and flag of the
                                                  United States of America.

        1.2     CONSTRUCTION

                  In this Agreement unless the context otherwise requires:

                  1.2.1 clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Agreement;

                  1.2.2 references to Clauses and to Schedules are to be construed as references to clauses of and schedules to this Agreement unless otherwise stated and references to this Agreement are to be construed as references to this Agreement including its Schedules;

                  1.2.3 references to (or to any specified provision of) this Agreement or any other document other than the Commercial Loan Agreement or the Commercial Loan Security Documents shall be construed as references to this Agreement, that provision or that document as from time to time amended, supplemented and/or novated;

                  1.2.4 references to any Act or any statutory instrument shall be construed as references to that Act or that statutory instrument as from time to time re-enacted, amended or supplemented;

                  1.2.5 references to any party to this Agreement or any other document shall include reference to such party's successors and permitted assigns;

                  1.2.6 references to the Builder shall be disregarded when it has performed in full all its obligations under the Building Contract and the Security Documents to which it is a party;

                  1.2.7 words importing the plural shall include the singular and vice versa;

                  1.2.8 references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof;

                  1.2.9 where any matter requires the approval or consent of the Agent or the Trustee such approval or consent shall not be deemed to have been given unless given in writing; where any matter is required to be acceptable to the Agent or the Trustee, the Agent or the Trustee (as the case may be) shall not be deemed to have accepted such matter unless its acceptance is communicated in writing; the Agent or the Trustee may give or withhold its consent, approval or acceptance at its unfettered discretion;

                  1.2.10 a certificate by the Agent as to any amount due or calculation made hereunder shall be conclusive except for manifest error.

         1.3      AGENT, HERMES AGENT AND TRUSTEE

                  The Agent and the Hermes Agent will be appointed by the Lenders as agents and the Trustee will be appointed by the Lenders as trustee under the Agency and Trust Deed and references herein to the Agent, the Hermes Agent or the Trustee shall be construed as references to itself, the Agent or the Hermes Agent (if applicable) and the Lenders. The Borrower shall only communicate with the Lenders under this Agreement and the other Security Documents through the Agent, the Hermes Agent or the Trustee (as the case may be) and as hereinafter referred to.

2        THE FACILITY

         2.1      AVAILABILITY

                  2.1.1 The Lenders grant to the Borrower the Facility by way of the Portions. Any part of the Facility which remains undrawn at close of business in London on the Termination Date shall be capable of cancellation by the Lenders with the consent of Hermes.

                  2.1.2 Each Lender shall advance its Contribution to the Portions in the proportion which its Contribution for the time being bears to the other Contributions of the Lenders.

                  2.1.3 Neither the Agent nor any other Lender shall be liable for any failure or delay on the part of any Lender in making any advance hereunder nor shall the Agent or the Arrangers have any obligation to seek to procure additional Lenders in the event of such a failure PROVIDED THAT if any Lender should fail to advance its Contribution hereunder, that Lender and the Agent will take all reasonable steps to mitigate the effect of that failure. Notwithstanding the aforesaid proviso, neither the Agent nor any Lender shall be obliged to increase its Contribution hereunder in respect of the failure by any other Lender(s) to fund its Contribution.

         2.2      PURPOSE AND APPLICATION

                  The purpose of the Facility is set out below.

                  2.2.1 Portion 1 shall finance up to eighty per cent (80%) of the Contract Price. The Borrower shall apply Tranche 1 in part payment of the third pre-redelivery instalment due to the Builder under the Building Contract, Tranche 2 in payment of the fourth pre-redelivery instalment due to the Builder under the Building Contract, Tranche 3 in payment of the fifth pre-redelivery instalment due to the Builder under the Building Contract, Tranche 4 in payment of the sixth pre-redelivery instalment due to the Builder under the Building Contract, Tranche 5 in payment of the seventh pre-redelivery instalment due to the Builder under the Building Contract, Tranche 6 in payment of the eighth pre-redelivery instalment due to the Builder under the Building Contract and Tranche 7 in payment of the redelivery instalment due to the Builder under the Building Contract;

                  2.2.2 Portion 2 shall reimburse the Borrower for up to eighty per cent (80%) of the Hermes Premium; and

                  2.2.3 Portion 3 shall finance up to eighty per cent (80%) of the total amount of the Pre-Redelivery Interest payable hereunder and shall be drawn down in the currency or currencies in which the Loan is for the time being denominated and the proportion of the interest payable in any currency shall correspond to the proportion of the Loan denominated in that currency.

         2.3      DRAWDOWN

                  The Borrower shall only make drawings under any Portion of the Facility if:

                  2.3.1 in the case of Portion 1 and Portion 2, the Agent receives at least five (5) Business Days' notice of the Borrower's request for such drawing in the form of Schedule 3;

                  2.3.2 no Event of Default or Possible Event of Default has occurred before the date of such drawing;

                  2.3.3 no written notice has been received indicating that the Hermes Cover does not validly exist without restriction;

                  2.3.4 the representations and warranties set out in Clause 9 and each of the other Security Documents are correct on the date of such drawing;

                  2.3.5 it is then lawful for each of the Lenders to make available its Contribution to the Facility; and

                  2.3.6 the Agent has been notified by the Commercial Loan Agent that all conditions precedent to drawdown of the Commercial Loan have been satisfied save for those which are to be satisfied pursuant to this Clause 2.3 and Clause 2.7,

                  PROVIDED THAT Tranche 1 and Portion 2 shall not be capable of drawing until twenty per cent (20%) of the Contract Price has been paid by the Borrower to the Builder and Portion 2 shall not be capable of drawing until the Hermes Premium or the relevant part thereof has been paid by the Borrower to Hermes through the Hermes Agent and PROVIDED FURTHER THAT the aggregate of (a) the Euro amount of each amount of Portion 2 drawn down hereunder in Euro (b) the equivalent amount in Euro determined at the rate of exchange for Euro against Dollars as determined at HSBC Bank plc's spot rate at about 10.00 a.m. two (2) Business Days prior to the Termination Date of each amount of Portion 2 drawn down hereunder in Dollars (c) the Euro amount of the aggregate of each amount of Portion 3 drawn down hereunder in Euro and (d) the equivalent amount in Euro determined at the rate of exchange for Euro against Dollars as determined at HSBC Bank plc's spot rate at about 10.00 a.m.

                  two (2) Business Days prior to the Termination Date of the aggregate of each amount of Portion 3 drawn down hereunder in Dollars, shall not exceed in total nineteen million six hundred thousand Euro ((EURO)19,600,000).

         2.4      PAYMENT OF PORTIONS

                  All amounts of Portion 1 drawn down hereunder shall be paid to the Builder.

                  All amounts of Portion 2 drawn down hereunder shall be paid to the Borrower in reimbursement of eighty per cent (80%) of the similar amount paid by the Borrower to the Hermes Agent for on-payment to Hermes, subject to the further proviso to Clause 2.3.

                  Subject to the further proviso to Clause 2.3, the Borrower hereby consents to the drawdown on each Pre-Redelivery Interest Payment Date of such amount of Portion 3 as is required to pay eighty per cent (80%) of the Pre-Redelivery Interest payable on that Pre-Redelivery Interest Payment Date and to the application of such amount in payment of such interest.

         2.5      CURRENCY OPTION

                  2.5.1 The Borrower may by notice in writing served on the Agent not less than five (5) Business Days prior to a Drawdown Date that occurs after the Restatement Date request that a Portion or any part thereof be advanced in Euro or in Dollars.

                  2.5.2 If the Borrower fails to make a request in accordance with Clause 2.5.1 or if deposits in Euro in the relevant amount and for the relevant duration are not available to any of the Lenders in the relevant interbank eurocurrency market in the ordinary course of business to fund its Contribution then with effect from the relevant Drawdown Date the Portion or any part thereof shall be advanced in Dollars.

                  2.5.3 The Borrower may by notice in writing served on the Agent not less than five (5) Business Days prior to a Currency Conversion Date request that the Euro Loan shall be converted to Dollars on the next Currency Conversion Date for the duration of the Security Period.

                  2.5.4 On a Currency Conversion Date the Euro Loan at that date shall be repaid by the Borrower in Euro. However, the Lenders shall on that day readvance that part of the Euro Loan (due allowance being made for any amounts repaid or prepaid since the first day of the preceding Pre-Redelivery Interest Period or Interest Period) on terms that:

                           (a) the proceeds of that readvance shall forthwith be applied by the Lenders in or towards effecting the said repayment on behalf of the Borrower so that:

                                    (i)     the obligation of the Borrower to
                                            make that repayment shall be a
                                            notional obligation only except to
                                            the extent that the proceeds of that
                                            readvance are insufficient to make
                                            that repayment in full; and

                                    (ii)    the obligation of the Lenders to
                                            make that readvance shall be a
                                            notional obligation only except to
                                            the extent that the proceeds of that
                                            readvance exceed the amount of that
                                            repayment; and

                           (b) the Lenders shall forthwith readvance the Equivalent Amount of the Euro Loan at that date.

                  2.5.5 All losses, damages, expenses, profits or currency risks arising from the exercise of the currency option contained in this Clause 2.5 shall be for the account of the Borrower.

                  2.5.6 The conversion of the Euro Loan into Dollars or the operation of this Clause 2.5 shall not constitute or be construed as a prepayment pursuant to the provisions of Clause 4.

                  2.5.7 Notwithstanding the drawdown of any part of the Loan in Euro or its subsequent conversion into Dollars it is expressly acknowledged and agreed by the parties hereto that the Security Documents shall remain in full force and effect and that they shall stand as security for the Loan in whatever currency or currencies it is for the time being denominated.

         2.6      BREAK COSTS ON FAILURE TO DRAW

                  If for any reason any part of a Portion is not drawn down by the Borrower hereunder after notice of drawdown has been given to the Agent pursuant to Clause 2.3 in the case of Portion 1 and Portion 2 or after the relevant Quotation Date in the case of Portion 3, the Borrower will pay to the Agent for the account of the Lenders such amount as the Agent may certify as necessary to compensate the Lenders (other than any Lender whose default has caused the part of the Portion not to be drawn down) for any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction or expense (including warehousing and other related costs) on account of funds borrowed, contracted for (whether in Euro or in Dollars) or utilised in order to fund its Contribution to the part of the Portion. Each Lender shall supply to the Agent a certificate of break costs which in the absence of manifest error shall be conclusive as to the amounts due.

         2.7      CONDITIONS OF DRAWDOWN

                  The Agent shall not be under any obligation to advance a part of a Portion hereunder until all the documents and evidence referred to in the relevant part of Schedule 4 are in the possession of the Agent in form and substance satisfactory to it, the Arrangers, the Lenders and the Hermes Agent.

         2.8      SEVERAL OBLIGATIONS OF THE LENDERS

                  The obligations and rights of each Lender hereunder are several and if for any reason the Borrower receives in respect of a part of a Portion an amount greater than the aggregate of the Contributions to that part of a Portion, the Borrower forthwith upon the demand of the Agent shall pay to the Agent (for the account of those Lenders whose Contributions were exceeded) the amount certified by the Agent as representing the excess of the amount paid to the Borrower over the due and proper amount of the Contributions of the Lenders actually received by the Agent.

         2.9      LENDER'S FAILURE TO PERFORM

                  Subject to Clause 2.1.3, the failure by a Lender to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other party hereto nor shall any such other party be liable for the failure by such Lender to perform its obligations hereunder.

         2.10     FULFILMENT OF CONDITIONS AFTER DRAWDOWN

                  If the Lenders, acting unanimously, decide (or the Agent in accordance with the Agency and Trust Deed decides) to advance a part of a Portion to the Borrower hereunder without having received all of the documents or evidence referred to in the relevant part of Schedule 4, the Borrower will nevertheless deliver the remaining documents or evidence to the Agent within fourteen (14) days of such drawing (or such other period as the Agent may stipulate) and the advance of the Facility shall not be construed as a waiver of the Agent's right to receive the documents or evidence as aforesaid nor shall this provision impose on the Agent or the Lenders any obligation to permit the drawing in the absence of such documents or evidence.

3        REPAYMENT

         3.1 Unless otherwise repaid in accordance with the provisions of this Agreement, the Borrower hereby agrees to repay the Loan by twenty four (24) equal half yearly Instalments of principal in the currency or currencies in which the Loan is for the time being denominated and the proportion of each Instalment payable in any currency shall correspond to the proportion of the Loan denominated in that currency. The first such Instalment shall be paid six (6) months from the Termination Date and the remainder at six (6) monthly intervals.

4        PREPAYMENT

         4.1      VOLUNTARY PREPAYMENT

                  On giving at least thirty (30) days' prior notice to the Agent, the Borrower may on the last day of a Pre-Redelivery Interest Period or an Interest Period prepay (without premium or penalty, subject to Clause 4.8) the whole or any relevant part of the Loan (but if in part in an amount of five million Dollars (USD5,000,000) or the equivalent amount in Euro (as the case may be) or an integral multiple thereof). In the case of a prepayment of part of the Loan, the proportion of that part payable in Dollars or Euro (as the case may be) shall correspond to the proportion of the Loan denominated in that currency at the prepayment date.

         4.2      VOLUNTARY PREPAYMENT IN CASE OF INCREASED COST

                  At any time after any sum payable by the Borrower has been increased under Clause 8 or a Lender has made any claim for indemnification under Clause 8, the Borrower may, after giving to the Agent five (5) Business Days' notice of its intention to do so, prepay the whole (but not part only) of the Contribution of that Lender, subject to Clause 4.8, in whatever currency or currencies it is for the time being denominated.

         4.3      MANDATORY PREPAYMENT IN CASE OF ILLEGALITY

                  4.3.1 If any change in, or in the interpretation or application of, any law, regulation or treaty shall make it unlawful in any jurisdiction applicable to any of the Lenders for that Lender to make available or maintain its Contribution or to give effect to its obligations as contemplated hereby, the Agent may, by notice thereof to the Borrower, declare that the relevant Lender's obligations shall be terminated forthwith whereupon (if any of the Facility has then been advanced) the Borrower shall prepay forthwith to the relevant Lender its Contribution in whatever currency or currencies it is for the time being denominated together with interest thereon to the date of such prepayment and all other amounts due to such Lender under Clause 4.8 and under the Security Documents (or, if permitted by the relevant law, regulation or treaty, at the end of the then current Pre-Redelivery Interest Period or Interest Period).

                  4.3.2 A Lender affected by any provision of Clause 4.3.1 shall promptly inform the Agent after becoming aware of the relevant change and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower's obligations under Clause 4.3.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (and if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

         4.4      VOLUNTARY PREPAYMENT FOLLOWING IMPOSITION OF SUBSTITUTE BASIS

                  The Borrower may notify the Agent within ten (10) days of the receipt of a certificate from the Agent of a Substitute Basis under Clause 6.3 whether or not it wishes to prepay the Loan, in which event the Borrower shall forthwith prepay the Loan in whatever currency or currencies it is for the time being denominated together with interest accrued thereon at the rate specified in the relevant certificate of Substitute Basis and any break costs in accordance with Clause 4.8.

         4.5      PREPAYMENT IN CASE OF TOTAL LOSS OF THE VESSEL

                  If the Vessel is or becomes a Total Loss, then the Borrower will, within thirty (30) days thereof or, if the Agent is satisfied in its sole discretion that the Total Loss is adequately covered by the Insurances and that the relevant insurance proceeds will be payable to the Agent within one hundred and fifty (150) days thereof, by no later than the date which is one hundred and fifty (150) days after the date of the event giving rise to such Total Loss prepay the Loan in accordance with Clause 4.7, Clause 4.8 and Clause 12.1.

                  For the purposes of this Clause a Total Loss shall be deemed to have occurred:

                  4.5.1 if it consists of an actual loss, at noon Greenwich Mean Time on the actual date of loss or, if that is not known, on the date on which the Vessel was last heard of;

                  4.5.2 if it consists of a Compulsory Acquisition, at noon Greenwich Mean Time on the date on which the requisition is expressed to take effect by the person requisitioning the Vessel; and

                  4.5.3 if it consists of a constructive or compromised or arranged or agreed total loss or damage to the Vessel rendering repair impracticable or uneconomical or rendering the Vessel permanently unfit for normal use, at noon Greenwich Mean Time on the date on which notice claiming the loss of the Vessel is given to its insurers.

         4.6      PREPAYMENT IN CASE OF SALE OF THE VESSEL

                  If the Vessel is sold by the Borrower with the prior consent of the Agent (which consent is not to be unreasonably withheld or delayed PROVIDED THAT if an Event of Default has occurred and the Borrower desires to sell the Vessel by private treaty at arm's length the approval of the Agent may be delayed by up to twenty one (21) days from the date on which the Borrower's request for approval is received by the Agent), then the Borrower will concurrent with completion of the sale prepay the Loan in accordance with Clause 4.7 and Clause 12.1. Subject to Clause 4.8 hereof, prepayment of the Loan consequent upon the permitted sale of the Vessel shall absolve the Borrower from any liability to pay prepayment fees or costs.

         4.7      EFFECT OF PREPAYMENT

                  Any notice given by the Borrower under Clause 4.1, Clause 4.2 or Clause 4.4 shall be irrevocable and shall oblige the Borrower to pay to the Agent on account of the Lenders the amount or amounts therein stated on the date therein stated. No amount prepaid under this Agreement may be redrawn. Each prepayment under this Agreement shall be applied in satisfaction of the Borrower's remaining obligations under Clause 3 in inverse chronological order. Prepayments under this Agreement shall be made together with accrued interest thereon and the payment of all other sums then owing under any of the Security Documents.

         4.8      BREAK COSTS ON PREPAYMENT

                  If any repayment or prepayment of the Loan or part thereof is made otherwise than on the last day of a Pre-Redelivery Interest Period or an Interest Period or, following Conversion, any repayment or prepayment of the Loan or part thereof is made otherwise than on the last day of the Fixed Rate Period, the Borrower shall pay to the Agent on behalf of the Lenders on demand such additional amount as the Agent may certify (such certificate to contain a calculation thereof in reasonable detail) as necessary to compensate each of the

                  Lenders for any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction or expense (including warehousing and other related costs) on account of funds borrowed, contracted for or utilised to fund the amount so repaid or prepaid provided that each Lender shall pay to the Borrower any swap breakage gain actually received by the Lender under any Interest Exchange Arrangement to which it is a party and/or any swap agreements or other interest rate management products entered into by the Lender for the purpose of this transaction.

5        INTEREST

         5.1      PAYMENT OF INTEREST PRIOR TO THE TERMINATION DATE

                  From the first Drawdown Date in respect of a Portion until the Termination Date, the Borrower shall pay interest on that Portion in Dollars and/or Euro (as the case may be) at the Floating Interest Rate applicable for each Pre-Redelivery Interest Period in respect thereof which interest shall be payable in arrears on each Pre-Redelivery Interest Payment Date from the application of the amount of Portion 3 drawn down on that Pre-Redelivery Interest Payment Date (if any) and by the Borrower.

                  For the avoidance of doubt, Portion 3 or any part thereof may only be drawn down hereunder and applied in payment of interest accrued up to the Termination Date.

         5.2      PAYMENT OF INTEREST FROM THE TERMINATION DATE

                  From the Termination Date, the Borrower shall pay interest on the Loan at the Applicable Interest Rate for each Interest Period in respect thereof which interest shall be payable in arrears on each Interest Payment Date PROVIDED THAT if the current Interest Period does not end on the relevant Interest Payment Date the Borrower shall only pay the interest accrued during that Interest Period up to but not including the Interest Payment Date.

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

         5.3 SELECTION AND DURATION OF PRE-REDELIVERY INTEREST PERIODS AND INTEREST PERIODS

                  5.3.1 Subject to the other provisions of this Clause 5, the Borrower may give notice to the Agent to be received by the Agent not later than 9.00 a.m. London time five (5) Business Days prior to the commencement of each Pre-Redelivery Interest Period in respect of a Portion or part thereof or Interest Period in respect of the Loan, specifying whether that interest period is to be of three (3) or six (6) months' duration. Pre-Redelivery Interest Periods shall commence, in the case of the first in respect of the first part of Portion 1 and Portion 2 to be drawn down, on the First Drawdown Date, in the case of the first in respect of the first part of Portion 3 to be drawn down on the first Pre-Redelivery Interest Payment Date and, in the case of Pre-Redelivery Interest Periods other than the first in respect of any Portion or part thereof, on the expiry of the preceding Pre-Redelivery Interest Period. Interest Periods in respect of the Loan shall commence, in the case of the first, on the Termination Date and, in the case of Interest Periods other than the first, on the expiry of the preceding Interest Period.

                           However, the Agent shall have the right to adjust the length of any Pre-Redelivery Interest Period for a part of a Portion (other than the first part to be drawn down) such that it ends on the same date as any existing Pre-Redelivery Interest Period in respect of that Portion and the first Pre-Redelivery Interest Period in respect of a Portion such that it ends on the same date as the current Pre-Redelivery Interest Period of the other Portions.

                           The final Pre-Redelivery Interest Period in respect of a Portion, the Portions or any part thereof (as the case may be) shall end on the Termination Date and the final Interest Period shall end on the final Repayment Date.

                  5.3.2 Subject to the consent of Hermes and of each of the Lenders which consents have not, at the date hereof, been obtained, and provided that any such consents obtained remain in full force and effect on the date of the Election Notice (as hereinafter defined), the

                           Borrower may, if no Event of Default has occurred and is continuing and no Total Loss has occurred, at any time prior to the Termination Date, elect to convert the basis upon which interest is calculated hereunder by giving notice (an "ELECTION NOTICE") to the Agent not less than fifteen (15) Business Days (or such shorter time as the parties may agree) before the date on which the Interest Exchange Arrangements are to be entered into (the "ELECTION DATE") to request that with effect from the Termination Date (the "CONVERSION DATE") the rate of interest applicable to the Loan then outstanding shall be the Fixed Rate.

                  5.3.3 The Borrower shall forthwith provide a copy of the Election Notice to the Guarantor, who shall upon receipt provide a written confirmation to both the Borrower and the Agent that the Guarantee remains in full force and effect, PROVIDED ALWAYS that no Interest Exchange Arrangement will be entered into by a Lender unless a confirmation satisfactory to the Agent, the Lenders and Hermes is received from the Guarantor.

                  5.3.4 Any such request under Clause 5.3.2 shall be irrevocable, provided that any informal request made by the Borrower to the Agent for an indication of the rates which might be available should the Borrower deliver an Election Notice shall not be construed as the giving of an Election Notice by the Borrower pursuant to Clause 5.3.2. The parties hereto agree that not more than two (2) informal requests may be made.

                  5.3.5 On receipt of an Election Notice from the Borrower pursuant to Clause 5.3.2, the Agent shall promptly notify the Lenders of such election and of the applicable Election Date and Conversion Date.

         5.4      CONVERSION

                  Conversion shall only occur if:

                  5.4.1 the Euro Loan has been repaid and readvanced in accordance with Clause 2.5.4;

                  5.4.2    the Agent has received an Election Notice;

                  5.4.3 the Agent has received the confirmation from the Guarantor referred to in Clause 5.3.3;

                  5.4.4 the Agent has received evidence of the Interest Exchange Arrangements executed by the parties thereto; and

                  5.4.5    the Fixed Rate for the Loan has been determined.

                  In the absence of satisfaction of any of the above or any other relevant provision of Clause 5.3, interest on the Loan shall continue to be calculated at the Floating Interest Rate.

         5.5      FIXED RATE

                  The Lenders, the Agent and the Borrower agree that as soon as the Fixed Rate shall have been determined, the Agent shall inform the Borrower by issuing to the Borrower a Notice of Fixed Rate. Upon such issuance the Borrower's obligation will be to pay interest on the Loan at the Fixed Rate from the Conversion Date and, until such date, at the Floating Interest Rate.

         5.6      BREAK COSTS IN RELATION TO CONVERSION

                  If an Election Notice has been given to the Facility Agent pursuant to Clause 5.3.2 and Conversion does not occur on the Conversion Date as a result of the relevant provisions of Clause 5.3, Clause 5.4 and/or Clause 5.5 not being satisfied or waived, other than as a result of gross negligence or wilful misconduct of the Agent or any of the Lenders, the Borrower shall pay to the Agent for the account of the Lenders interest accrued to but excluding the Conversion Date together with such amount as the Agent may certify (such certificate to contain a calculation thereof in reasonable detail) as necessary to compensate each of the Lenders for any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction as a consequence of Conversion not being made on the Conversion Date.

                  If it is necessary for the Lenders to break deposits or re-employ funds taken or borrowed to make or maintain such Lender's Contribution to the Portions in whatever currency or currencies they are for the time being denominated in order for Conversion to take place on the Conversion Date, the Borrower shall pay to the Agent for the account of the Lenders interest accrued to but excluding the Conversion Date together with such amount as the Agent may certify to be necessary to compensate a Lender for any losses incurred as a consequence of the Pre-Redelivery Interest Period(s) in respect of the Portions being prematurely terminated in order to allow Conversion to occur on the Conversion Date including, without limitation, any loss (including the cost of breaking deposits (including warehousing and other related costs)) or expense (including warehousing and other related costs) on account of funds borrowed, contracted for or utilised to fund such Lender's Contribution to the Loan in whatever currency or currencies it is for the time being denominated.

         5.7      NO NOTICE AND UNAVAILABILITY

                  If the Borrower fails to select a Pre-Redelivery Interest Period or an Interest Period in accordance with Clause 5.3 or the Agent certifies that deposits for the period selected by the Borrower are not available to each of the Lenders in the ordinary course of business in the relevant interbank eurocurrency market to fund the relevant Portion or the Loan (as the case may be), the Borrower shall be deemed to have selected a Pre-Redelivery Interest Period or an Interest Period of six (6) months (or such other period as the Agent may in its discretion decide).

         5.8      SEPARATE INTEREST PERIODS FOR INSTALMENTS

                  If an Interest Period would otherwise extend beyond any Repayment Date, the Loan shall be divided into two (2) or more portions. One (1) or more portions will be of an amount equal to the amount of the Loan required to be repaid on each relevant Repayment Date and will have an Interest Period of such length as will expire on that date and the Interest Period relating to the remainder of the Loan will be determined in accordance with Clauses 5.3 and 5.7.

         5.9 EXTENSION AND SHORTENING OF PRE-REDELIVERY INTEREST PERIODS OR INTEREST PERIODS

                  If a Pre-Redelivery Interest Period or an Interest Period would otherwise end on a day which is not a Business Day, the Pre-Redelivery Interest Period or Interest Period shall be extended until the next following Business Day unless the next following Business Day falls in the next calendar month or the Interest Period has been selected pursuant to Clause 5.3.2 in which case the Interest Period will be shortened to expire on the preceding Business Day.

                  If a Pre-Redelivery Interest Period or an Interest Period commences on the last Business Day in a month or if there is no day in the month in which the Pre-Redelivery Interest Period or Interest Period will end which corresponds numerically to the day on which it begins, the Pre-Redelivery Interest Period or Interest Period shall end on the last Business Day in that month.

         5.10     APPLICABLE INTEREST RATE

                  5.10.1 In respect of Pre-Redelivery Interest Periods or Interest Periods pursuant to Clause 5.3.1 and subject to Clause 5.12 and Clause 6, the rate of interest applicable to the Loan (or relevant part in the case of the division of the Loan under Clause 5.8) during a Pre-Redelivery Interest Period or an Interest Period shall be the Floating Interest Rate.

                  5.10.2   In respect of Interest Periods pursuant to Clause
                           5.3.2 and subject to Clause 5.12 and Clause 6, the rate of interest applicable to the Loan (or relevant part in the case of the division of the Loan under Clause 5.8) during an Interest Period shall be the Fixed Rate.

         5.11     BANK BASIS

                  Pre-Redelivery Interest, interest, fees payable pursuant to Clause 13 and any other payments hereunder of an annual nature shall accrue from day to day and be computed on the basis of a year of three hundred and sixty (360) days and for the actual number of days elapsed.

         5.12     DEFAULT INTEREST

                  If the Borrower fails to pay on the due date any sum due under this Agreement or any of the other Security Documents to which it may at any time be a party, the Borrower shall, without affecting any other remedy of the Agent or the Lenders, pay interest on such sum from the due date to the actual date of payment (as well after as before judgment). Such interest shall accrue on a daily basis at the higher of the Applicable Interest Rate fixed for the latest interest period and the rate computed by the Agent and certified by the Agent to the Borrower as being the aggregate of:

                  5.12.1   the Margin plus one per cent (1%); and

                  5.12.2 the greater of (a) in the case of the Lenders, the average (rounded upwards if necessary to the next integral multiple of one-sixteenth of one per cent (1/16%)) of the respective rates per annum at which each of the Lenders is able to acquire in accordance with its normal practice deposits in Dollars or Euro (as the case may be) in successive periods of one (1) month (or for such shorter period as the Agent may in its absolute discretion select) in the relevant interbank eurocurrency market in an amount equivalent to or comparable with its Contribution to such sum, and, in the case of the Agent, the rate per annum at which it is able to acquire in accordance with its normal practice deposits in Dollars or Euro (as the case may be) in successive periods of one (1) month (or for such shorter period as the Agent may in its absolute discretion select) in the relevant interbank eurocurrency market in an amount equivalent to such sum, as at approximately 10.00 a.m. London time in the case of Euro and approximately 11.00 a.m. London time in the case of Dollars on any relevant day and
                           (b) in the case of the Lenders, the average (rounded upwards if necessary to the next integral multiple of one-sixteenth of one per cent (1/16%)) of the cost to each of the Lenders of funding its Contribution to such sum, and, in the case of the Agent, the cost of funding such sum, such interest to be compounded at the end of the period selected by the Agent and to be payable on demand. In the event of LIBOR or EURIBOR (as the case may be) not being available then the Agent shall in its discretion use the Substitute Basis for its calculation as set out in Clause 6.3.

6        SUBSTITUTE BASIS OF FUNDING

         6.1      MARKET DISTURBANCE

                  Notwithstanding anything to the contrary in this Agreement, if prior to the commencement of any Pre-Redelivery Interest Period or any Interest Period pursuant to Clause 5.3.1 the Agent shall determine in good faith (which determination shall be conclusive and binding on the parties hereto) that:

                  6.1.1 by reason of circumstances affecting the relevant interbank eurocurrency market adequate and fair means do not exist for ascertaining the Floating Interest Rate during such Pre-Redelivery Interest Period or Interest Period pursuant to Clause 5; or

                  6.1.2 deposits in Dollars or Euro (as the case may be) of equal duration to such Pre-Redelivery Interest Period or Interest Period will not be available to any of the Lenders in the relevant interbank eurocurrency market in sufficient amounts in the ordinary course of business to fund its Contribution during such Pre-Redelivery Interest Period or Interest Period; or

                  6.1.3 by reason of any material change in applicable law or regulation or of any change in national or international financial or economic conditions any of the Lenders is unable to fund or to continue to fund its Contribution during such Pre-Redelivery Interest Period or Interest Period by deposits obtained in the relevant interbank eurocurrency market, then the Agent shall promptly give a notice (being a Suspension Notice), containing full particulars thereof in reasonable detail to the Borrower.

         6.2      SUSPENSION OF DRAWDOWN

                  If a Suspension Notice is given by the Agent before the advance of any of the Facility in accordance with Clause 2 then the Agent shall not be obliged to advance the Facility until notice to the contrary is given by the Agent. During the period of thirty (30) days from the giving of such Suspension Notice, the Agent and any Lender affected by the relevant market disturbance shall consult in good faith with the Borrower with a view to agreeing to an alternative basis for advancing of the Facility or any relevant part thereof. If such alternative basis is agreed between the Borrower, the Agent, the relevant Lender or Lenders and Hermes, it shall apply in accordance with its terms and, if not, the Facility or any relevant part thereof shall be made available to the Borrower in the other of the currencies of Dollars or Euro.

         6.3      CERTIFICATES OF SUBSTITUTE BASIS

                  6.3.1 If the Facility or part thereof has been advanced before a Suspension Notice is given, the Lender or Lenders affected by the relevant market disturbance shall within thirty (30) days following the date of the Suspension Notice, certify (through the Agent) in good faith to the Borrower an alternative basis approved by the Hermes Agent (being the Substitute Basis) for maintaining its Contribution affected by the relevant market disturbance. Such Substitute Basis may be retroactive to the beginning of the then current Pre-Redelivery Interest Period or Interest Period (or Pre-Redelivery Interest Periods or Interest Periods), and may include an alternative currency or an alternative method of fixing the Interest Rate (which shall reflect the cost to the relevant Lender or Lenders of funding its Contribution from other sources plus the Margin) or alternative Pre-Redelivery Interest Periods or Interest Periods for the Loan or any relevant part thereof, PROVIDED ALWAYS THAT so far as practicable any such Substitute Basis shall be computed in a manner and for periods as similar as possible to those provided in Clause 5.

                  6.3.2 Each Substitute Basis so certified shall be binding upon the Borrower, the Agent and the Lenders and shall be treated as part of this Agreement.

         6.4      REVIEW

                  So long as any Substitute Basis is in force, the Agent, in consultation with the Borrower and the Lenders, shall from time to time, but not less often than monthly, review whether or not the circumstances referred to in Clause 6.1 still prevail with a view to returning to the normal provisions of this Agreement.

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7        PAYMENTS

         7.1      PLACE FOR PAYMENT

                  All payments by the Borrower under this Agreement or any of the other Security Documents to which it may at any time be a party shall be made in Same Day Funds and:

                  7.1.1 if in Dollars to HSBC Bank USA, New York (SWIFT Code MRMDUS33) for the account of HSBC Bank plc, London (SWIFT Code MIDLGB22), account no 000-023868 in favour of Project and Export Finance, account no 36677449, quoting reference 53M/FC 997 by 10.00 a.m. New York time; and

                  7.1.2 if in Euro to HSBC Bank plc, London (SWIFT Code MIDLGB22), in favour of Project and Export Finance, account no 36677422, quoting reference 53M/FC 997 by
                           10.00 a.m. Frankfurt am Main time.

         7.2      DEDUCTIONS AND GROSSING-UP

                  7.2.1 Each payment to be made by the Borrower to a Lender or the Agent hereunder in Dollars or in Euro shall be made free and clear of and without deduction for or on account of Taxes unless the Borrower is required by law to make such a payment subject to the deduction or withholding of Taxes, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender or the Agent receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

                  7.2.2 Without prejudice to the provisions of Clause 7.2.1, if any Lender or the Agent on its behalf is required to make any payment on account of Tax (not being a tax imposed on the net income of its Office by the jurisdiction in which it is incorporated or in which its Office is located or any other tax existing and applicable on the date of this Agreement under the laws of any jurisdiction) on or in relation to any sum received or receivable hereunder by such Lender or the Agent on its behalf (including, without


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                           limitation, any sum received or receivable under this
                           Clause 7) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Lender or the Agent on its behalf, the Borrower shall, upon demand of the Agent, indemnify such Lender or the Agent against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith, other than interest, penalties, and expenses (a) that accrue during any periods of time beginning on the thirty first (31st) day (or such longer period as any Lender may reasonably require) following the day on which the Lender or the Agent, as applicable, has actual knowledge of the imposition or assertion of such Taxes or other Taxes, or (b) that are otherwise imposed or asserted on account of the bad faith or wilful neglect of such Lender or the Agent. If any Lender proposes to make a claim under the provisions of this Clause 7.2.2 it shall certify to the Borrower in reasonable detail within thirty (30) days (or such longer period as any Lender may reasonably require) after becoming aware of the event by reason of which it is entitled to make its claim or claims the basis of its claim or claims, such certificate to be conclusive, save for manifest error.

                  7.2.3 Without affecting the Borrower's obligations under Clause 7.2.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the event (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower, Hermes and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

                  7.2.4 Each Lender, on or prior to the date on which such Lender becomes a Lender hereunder, through the Agent (and from time to time thereafter as required by applicable law, but only for so long as such Lender is legally entitled to do so or the Agent is instructed to do so), shall deliver to the Borrower two (2) duly completed copies of either (a) Internal Revenue Service Form W-8BEN claiming eligibility of the Lender for benefits of an income tax treaty to which the United States is a party that reduces the rate of withholding on interest to zero or (b) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form.

                  7.2.5 No person to which a Lender assigns part or all of its interest under this Agreement pursuant to Clause 17 shall be entitled to receive any greater increase in payment under Clause 7.2.1 than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist. Each assignee shall, on or prior to the date on which the assignor assigns all or part of its interest to such assignee, comply with the certification requirements of Clause 7.2.3.

         7.3      PRODUCTION OF RECEIPTS FOR TAXES

                  If the Borrower makes any payment hereunder in Dollars or in Euro in respect of which it is required by law to make any deduction or withholding for Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent within thirty
                  (30) days after they have made such payment to the applicable authority any original receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

                  If an additional payment is made under Clause 7.2.1 and any Lender or the Agent on its behalf determines that it has received or been granted a credit against or relief of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender or the Agent (as the case may be) shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and provided that it has received the cash benefit of such credit, relief or remission, pay to the Borrower such amount as such Lender or the Agent shall in its reasonable opinion have concluded to be attributable to the relevant deduction or withholding. Any such payment shall be conclusive evidence of the amount due to the Borrower hereunder and shall be accepted by the Borrower in full and final settlement of its rights of reimbursement hereunder in respect of such deduction or withholding. Nothing herein contained shall interfere with the right of any Lender and the Agent to arrange their respective tax affairs in whatever manner they think fit.

         7.4      MONEY OF ACCOUNT

                  If any sum due from the Borrower under this Agreement or any other Security Document to which it may at any time be a party, or any order or judgment given or made in relation thereto, has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable under such Security Document, order or judgment into another currency (the "SECOND CURRENCY") for the purpose of:

                  7.4.1 making or filing a claim or proof against the Borrower;

                  7.4.2 obtaining an order or judgment in any court or other tribunal; or

                  7.4.3 enforcing any order or judgment given or made in relation thereto;

                  the Borrower shall indemnify and hold harmless the Agent and each of the Lenders from and against any damages or losses suffered as a result of any discrepancy between (a) the rate of exchange used to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which each Lender and the Agent (as the case may be) may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The above indemnity shall constitute an obligation of the Borrower separate and independent from its other obligations and shall apply irrespective of any indulgence granted by the Agent or any of the Lenders.

         7.5      ACCOUNTS

                  The Agent shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to each of the Lenders hereunder or under any of the other Security Documents. In any legal action or proceeding arising out of or in connection with this Agreement or any other Security Document, the entries made in the accounts so maintained shall be prima facie evidence, save in the case of manifest error, of the existence and amounts of the obligations of the Borrower recorded therein.

         7.6      EARNINGS

                  Provided no Event of Default or Possible Event of Default has occurred (following which the Agent shall (inter alia) be entitled to request the Borrower to give notice pursuant to clause 3 of the Earnings Assignment and apply such Earnings in accordance with Clause 12.1) such Earnings shall throughout the Security Period be at the free disposal of the Borrower but the net earnings of the Vessel shall be paid by the Manager to the Operating Account within five (5) Business Days of the end of each cruise of the Vessel.

         7.7      CONTINUING SECURITY

                  The security created by this Agreement and each of the other Security Documents shall be held by the Trustee and/or the Agent and/or the Lenders and/or the Hermes Agent as a continuing security for the repayment of the Outstanding Indebtedness and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby or thereby secured or by any amendment of this Agreement or any of the other Security Documents. Such security shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Trustee, the Agent, the Lenders, the Hermes Agent or any of them for all or any part of the amount hereby or thereby secured or any other right or remedy of the Trustee, the Agent, the Lenders or the Hermes Agent or any of them under this Agreement or any of the other Security Documents, by operation of law or otherwise howsoever arising. All the powers arising from such security may be exercised from time to time as the Trustee and/or the Agent and/or the Hermes Agent may deem expedient.

8        YIELD PROTECTION AND FORCE MAJEURE

         8.1      INCREASED COSTS

                  If by reason of:

                  8.1.1 any change in law or in its interpretation or administration; and/or



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

                  8.1.2 compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority including but without limitation the Basle Committee on Banking Regulations and Supervisory Practices whether or not having the force of law:

                           (a) any of the Lenders incurs a cost as a result of its performing its obligations under this Agreement and/or its advancing its Contribution hereunder; or

                           (b) there is any increase in the cost to any of the Lenders of funding or maintaining all or any of the advances comprised in a class of advances formed by or including its Contribution advanced or to be advanced by it hereunder; or

                           (c) any of the Lenders incurs a cost as a result of its having entered into and/or its assuming or maintaining its commitment under this Agreement; or

                           (d) any of the Lenders becomes liable to make any payment on account of Tax or otherwise (other than Tax on its overall net income) on or calculated by reference to the amount of its Contribution advanced or to be advanced hereunder and/or any sum received or receivable by it hereunder; or

                           (e) any of the Lenders suffers any decrease in its rate of return as a result of any changes in the requirements relating to capital ratios, monetary control ratios, the payment of special deposits, liquidity costs or other similar requirements affecting that Lender, then the Borrower shall from time to time on demand pay to the Agent for the account of the relevant Lender or Lenders amounts sufficient to indemnify the relevant Lender or Lenders against, as the case may be, such cost, such increased cost (or such proportion of such increased cost as is in the reasonable opinion of the relevant Lender or Lenders attributable to the funding or maintaining of its or their Contribution(s) hereunder) or such liability.

                  A Lender affected by any provision of Clause 8.1 shall promptly inform the Agent after becoming aware of the relevant


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                  change and its possible results (which notice shall be
                  conclusive evidence of the relevant change and its possible results) and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower's obligations under Clause 8.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

         8.2      FORCE MAJEURE

                  Where the Agent, the Hermes Agent, the Trustee or any Lender (the "NON-PERFORMING PARTY") is prevented from performing any of its obligations under this Agreement by reason of Force Majeure this Agreement shall remain in effect but the Non-Performing Party's relevant obligations shall be suspended for so long as the Force Majeure continues and to the extent that the Non-Performing Party is so prevented, PROVIDED THAT:

                  8.2.1 the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

                  8.2.2 the obligations of the Non-Performing Party shall not be excused as a result of the Force Majeure; and

                  8.2.3 in respect of the suspension of the Non-Performing Party's obligations:

                           (a) the Non-Performing Party gives the Agent prompt written notice which the Agent shall forthwith upon receipt send to the Borrower describing the circumstances of Force Majeure (including the nature of the occurrence, its expected duration and the effects of the Force Majeure on the ability of the Non-Performing Party to perform its relevant obligations), and continues to furnish weekly reports with respect thereto during the period of Force Majeure;

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

                           (b) the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the Force Majeure; and

                           (c) as soon as reasonably possible after the cessation of the Force Majeure the Non-Performing Party shall notify the Agent (who shall notify the Borrower) in writing of such cessation and shall resume performance of its obligations under this Agreement if such resumption is then possible.

9        REPRESENTATIONS AND WARRANTIES

         9.1      DURATION

                  The representations and warranties in Clause 9.2, Clause 9.3 and Clause 9.4 shall survive the execution of this Agreement and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Security Documents.

         9.2      REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Agent and each of the Lenders that:

                  9.2.1    STATUS

                           Each Obligor is a corporation duly organised, constituted and validly existing under the laws of the country of its incorporation, possessing perpetual corporate existence, the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted.

                  9.2.2    POWERS AND AUTHORITY

                           Each of the Obligors has the power to enter into and perform this Agreement and those of the other Security Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorise the entry into and performance of this Agreement and such other Security Documents and such transactions.



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                  9.2.3    LEGAL VALIDITY

                           This Agreement and each other Transaction Document (other than the Hermes Cover) constitutes (or will constitute when executed) legal, valid and binding obligations of each Obligor and the Builder expressed to be a party thereto enforceable in accordance with their respective terms and in entering into this Agreement and borrowing the Loan, the Borrower is acting on its own account.

                  9.2.4    NON-CONFLICT WITH LAWS

                           The entry into and performance of this Agreement and the other Transaction Documents (other than the Hermes Cover) and the transactions contemplated hereby and thereby do not and will not conflict with:

                           (a) any law or regulation or any official or judicial order; or

                           (b)      the constitutional documents of any Obligor;
                                    or

                           (c) any agreement or document to which any Obligor is a party or which is binding upon such Obligor or any of its assets,

                           nor result in the creation or imposition of any Encumbrance on an Obligor or its assets pursuant to the provisions of any such agreement or document.

                  9.2.5    NO DEFAULT

                           Save as disclosed in the Disclosure Letter no event has occurred which constitutes a default under or in respect of any Transaction Document to which any Obligor, the Builder or Hermes is a party or by which any Obligor, the Builder or Hermes may be bound (including (inter alia) this Agreement) and no event has occurred which, with the giving of notice, lapse of time, determination of materiality or other condition might constitute a default under or in respect of any such Transaction Document and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Obligor is a party or by which any Obligor may be bound to an extent or in a manner which might have a


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

                           material adverse effect on its business, assets or financial condition and no event has occurred which, with the giving of notice, lapse of time, determination of materiality or other condition might constitute a default under or in respect of any such agreement or document.

                  9.2.6    CONSENTS

                           Except for:

                           (a) the filing of those Security Documents to be filed with the Secretary of State of Delaware, the Companies Registries in the Isle of Man, England and Wales or the Federal Republic of Germany, which filings must be completed within twenty one (21) days of the execution of the relevant Security Document(s) in the case of England and Wales; and

                           (b) the registration of the First Pre-Redelivery Mortgage and the Second Pre-Redelivery Mortgage in the Shipbuilding Register in Bremerhaven and the recording of the Post Redelivery Mortgage at the United States Coast Guard Vessel Documentation Center,

                           all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Transaction Documents to which any Obligor or the Builder is a party and the transactions contemplated thereby have been obtained or effected and are in full force and effect except authorisations, approvals, consents, licences, exemptions, filings and registrations required in the normal day to day course of the operation of the Vessel and not already obtained by the Borrower.

                  9.2.7    ACCURACY OF INFORMATION

                           All information furnished by any Obligor relating to the business and affairs of any Obligor in connection with this Agreement and the other Transaction


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                           Documents was and remains true and correct in all
                           material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

                  9.2.8    FULL DISCLOSURE

                           Each Obligor has fully disclosed in writing to the Agent all facts relating to each Obligor and the Builder which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement.

                  9.2.9    NO ENCUMBRANCES

                           None of the assets or rights of any Obligor is subject to any Encumbrance except Permitted Liens.

                  9.2.10   PARI PASSU OR PRIORITY STATUS

                           The claims of the Agent and the Lenders against the Borrower under this Agreement will rank at least pari passu with the claims of all unsecured creditors of the Borrower (other than claims of such creditors to the extent that they are statutorily preferred) and in priority to the claims of any creditor of the Borrower who is also an Obligor and the Builder.

                  9.2.11   SOLVENCY

                           The Borrower is and shall remain, after the advance to it of the Facility, solvent in accordance with the laws of the State of Delaware and the United Kingdom and in particular with the provisions of the Insolvency Act 1986 (as from time to time amended) and the requirements thereof.

                  9.2.12   WINDING-UP, ETC.

                           Neither the Borrower nor any other Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any of them for the reorganisation, winding-up, dissolution or for the appointment of a liquidator,


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

                           administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor has it sought any other relief under any applicable insolvency or bankruptcy law.

                  9.2.13   ACCOUNTS

                           The consolidated audited accounts of the Group for the periods ending on 31 December 2002 and 31 December 2003 and the consolidated audited accounts of the NCLC Group for the period ending on 31 December 2004 and for all subsequent periods (which accounts will be prepared in accordance with GAAP) fairly represent the financial condition of the Group or the NCLC Group (as the case may be) as shown in such audited accounts (in this Clause 9.2.13 "NCLC GROUP" shall have the meaning ascribed to it in clause 11.4 of the Guarantee).

                  9.2.14   LITIGATION

                           Save as disclosed in writing to the Agent prior to 4 April 2003 and by way of the Disclosure Letter no litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, which might, if adversely determined, have a material adverse effect on the business, assets or financial condition of any Obligor. For the avoidance of doubt, any such disclosure after 4 April 2003 shall not be deemed to be a reference to the facts and circumstances then subsisting at any time that this representation is deemed to be repeated pursuant to Clause 9.1.

                  9.2.15   TAX LIABILITIES

                           The NCLC Group has complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it including but without limitation any disputed Taxes unless a reserve has been made pending resolution of the dispute; no material claims are being asserted against it with respect to Taxes, which might, if such claims were successful, have a material adverse effect on its business, assets or financial condition.



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                  9.2.16   OWNERSHIP OF ASSETS

                           Each member of the Group or the NCLC Group (as the case may be) has good and marketable title to all its assets which are reflected in the audited accounts referred to in Clause 9.2.13.

                  9.2.17   NO IMMUNITY

                           None of the Obligors nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Transaction Documents or by any relevant or applicable law.

                  9.2.18   TAXES ON PAYMENTS

                           As at the date of this Agreement all amounts payable by them hereunder in Dollars or in Euro may be made free and clear of and without deduction for or on account of any Taxation.

                  9.2.19   PLACE OF BUSINESS

                           None of the Obligors has a place of business in any jurisdiction (except as already disclosed) which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party.

                  9.2.20   OWNERSHIP OF SHARES/MEMBERSHIP INTERESTS

                           All the Membership Interest in the Borrower and all the shares in the Manager shall be legally and beneficially owned by the Member, all the shares in the Sub-Agent shall be legally and beneficially owned by NCL International, all the shares in the Member shall be legally and beneficially owned by Arrasas, all the shares in Arrasas shall be legally and beneficially owned by the Guarantor and all the shares in the Supervisor shall be legally and beneficially owned by Star and such structure shall remain so throughout the remainder of the Security Period. Further, no Event of Default has occurred under clause 11.2 of the Guarantee in respect of the ownership and/or control of the shares in the Guarantor.



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                  9.2.21   COMPLETENESS OF DOCUMENTS

                           The copies of the Building Contract, the Refund Guarantee, the Performance Guarantees, the Supervision Agreement, the Management Agreement, the Sub-Agency Agreement, the Interest Exchange Arrangements, the Commercial Loan Agreement and any other relevant third party agreements delivered to the Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and no amendments thereto or variations thereof have been agreed nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable.

                  9.2.22   NO UNDISCLOSED COMMISSIONS

                           Other than the Hermes Premium, there are and will be no commissions, rebates, premiums or other payments by or to or on account of any Obligor or the Builder, their shareholders or members or directors or members of the management committee in connection with the transaction as a whole other than as disclosed to the Agent in writing.

                  9.2.23   MONEY LAUNDERING

                           Any borrowing by the Borrower under this Agreement, and the performance of its obligations under this Agreement and the other Transaction Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "MONEY LAUNDERING" as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.

                  9.2.24   ENVIRONMENT

                           Each of the Obligors:

                           (a) is in compliance with all applicable federal, state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or


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                                    the environment (including, without
                                    limitation, ambient air, surface water,
                                    ground water, navigable waters, water of the contiguous zone, ocean waters and international waters), including without limitation, laws, regulations, conventions and agreements relating to:

                                    (i)   emissions, discharges, releases or
                                          threatened releases of chemicals,
                                          pollutants, contaminants, wastes,
                                          toxic substances, hazardous materials,
                                          oil, hazard substances, petroleum and
                                          petroleum products and by-products
                                          ("MATERIALS OF ENVIRONMENTAL
                                          CONCERN"); or

                                    (ii)  the manufacture, processing,
                                          distribution, use, treatment, storage,
                                          disposal, transport or handling of
                                          Materials of Environmental Concern
                                          (such laws, regulations, conventions
                                          and agreements the "ENVIRONMENTAL
                                          LAWS");

                           (b) has all permits, licences, approvals, rulings, variances, exemptions, clearances, consents or other authorisations required under applicable Environmental Laws ("ENVIRONMENTAL APPROVALS") and are in compliance with all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted;

                           (c) has not received any notice, claim, action, cause of action, investigation or demand by any other person, alleging potential liability for, or a requirement to incur, investigatory costs, clean-up costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorney's fees and expenses or fines or penalties, in each case arising out of, based on or resulting from:

                                    (i)   the presence or release or threat of
                                          release into the environment of any
                                          Material of Environmental Concern at
                                          any location, whether or not owned by
                                          such person; or



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                                    (ii)  circumstances forming the basis of any
                                          violation, or alleged violation, of
                                          any Environmental Law or Environmental
                                          Approval ("ENVIRONMENTAL CLAIM"); and

                           there are no circumstances that may prevent or interfere with such full compliance in the future.

                           There is no Environmental Claim pending or threatened against any of the Obligors.

                           There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against any of the Obligors.

         9.3      REPRESENTATIONS ON THE FIRST DRAWDOWN DATE

                  The Borrower further represents and warrants to the Agent and each of the Lenders that on the First Drawdown Date the Vessel will be:

                  9.3.1 in its absolute and unencumbered ownership save as contemplated by the Security Documents;

                  9.3.2 registered in its name in the Shipbuilding Register in Bremerhaven;

                  9.3.3 insured in accordance with the provisions of the Building Contract, this Agreement and the First Pre-Redelivery Mortgage and in compliance with the requirements therein in respect of such insurances; and

                  9.3.4 under completion supervision by the Supervisor on and subject to the terms set out in the Supervision Agreement.

         9.4      REPRESENTATIONS ON THE REDELIVERY DATE

                  The Borrower further represents and warrants to the Agent and each of the Lenders that on the Redelivery Date the Vessel will be:

                  9.4.1 in its absolute and unencumbered ownership save as contemplated by the Security Documents and the Commercial Loan Security Documents;

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                  9.4.2    registered in its name under the laws and flag of the
                           United States of America;

                  9.4.3 classed with the highest classification available for a vessel of its type free of all recommendations and qualifications with Det Norske Veritas and American Bureau of Shipping;

                  9.4.4 operationally seaworthy and in compliance with all relevant provisions, regulations and requirements (statutory or otherwise) applicable to ships registered under the laws and flag of the United States of America;

                  9.4.5    insured in accordance with the provisions of Clause
                           10.21 and in compliance with the requirements therein in respect of such insurances; and

                  9.4.6 managed by the Manager and the Sub-Agent on and subject to the terms set out in the Management Agreement and the Sub-Agency Agreement.

10       UNDERTAKINGS

         10.1     DURATION

                  The undertakings in this Clause 10 shall survive the execution of this Agreement and shall be deemed to be repeated with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Security Documents.

         10.2     INFORMATION

                  The Borrower will provide to the Agent for the benefit of the Lenders (or will procure the provision of):

                  10.2.1 as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each of its financial years) a Certified Copy of its audited accounts for that year and of the


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                           consolidated Group accounts for that year (commencing
                           with audited accounts made up to 31 December 2002) such Group accounts being substituted with NCLC Group accounts commencing with the audited accounts made up to 31 December 2004;

                  10.2.2 as soon as practicable (and in any event within forty five (45) days of the end of each quarter of each financial year) a Certified Copy of the unaudited consolidated accounts of the NCLC Group and the unaudited accounts of the Borrower for that quarter (commencing with unaudited accounts made up to 31 March 2004);

                  10.2.3 promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as the Agent may request;

                  10.2.4 details of any material litigation, arbitration or administrative proceedings which affect any Obligor as soon as the same are instituted and served, or, to the knowledge of the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding five million Dollars (USD5,000,000) or the equivalent in another currency).

                  All accounts required under this Clause 10.2 shall be prepared in accordance with GAAP and shall fairly represent the financial condition of the relevant company. In this Clause
                  10.2 "NCLC GROUP" shall have the meaning ascribed to it in clause 11.4 of the Guarantee.

         10.3     NOTIFICATION OF DEFAULT

                  The Borrower will notify the Agent of any Event of Default or Possible Event of Default forthwith upon any Obligor becoming aware of the occurrence thereof. Upon the Agent's request from time to time the Borrower will issue a certificate stating whether any Obligor is aware of the occurrence of any Event of Default or Possible Event of Default.

         10.4     CONSENTS AND REGISTRATIONS

                  The Borrower will procure that (and will promptly furnish Certified Copies to the Agent of) all such authorisations, approvals, consents, licences and exemptions as may be


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                  required under any applicable law or regulation to enable it or any Obligor to perform its obligations under, and ensure the validity or enforceability of, each of the Transaction Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times. Insofar as such filings or registrations have not been completed on or before the relevant Drawdown Date the Borrower will procure the filing or registration within applicable time limits of each Security Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Security Documents.

         10.5     NEGATIVE PLEDGE

                  The Borrower will not create or permit to subsist any Encumbrance on the whole or any part of its present or future assets, except for the following:

                  10.5.1 Encumbrances created with the prior consent of the Lenders; or

                  10.5.2   Permitted Liens.

         10.6     DISPOSALS

                  Except with the prior consent of all the Lenders and all the Commercial Loan Lenders pursuant to the Co-ordination Deed, the Borrower shall not (and will procure that no other company in the NCLC Group shall), either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its assets except that the following disposals shall not be taken into account:

                  10.6.1 disposals made in the ordinary course of trading of the disposing entity (excluding disposal of ships) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

                  10.6.2 disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

                  10.6.3 disposals of assets in exchange for other assets comparable or superior as to type and value; and



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                  10.6.4   a vessel owned by any member of the NCLC Group (other
                           than the Borrower) may be sold provided such sale is on a willing seller willing buyer basis at or about market rate and at arm's length subject always to the provisions of any loan documentation for the financing of such vessel and NCLL may, following the sale of its shares by Arrasas to IOL, a wholly owned Subsidiary of Star, transfer to other wholly owned Subsidiaries of Star its vessels "NORWEGIAN WIND", "NORWEGIAN DREAM", "NORWEGIAN SEA", "NORWEGIAN MAJESTY", "NORWEGIAN CROWN" and "MARCO POLO" (the
                           "SIX VESSELS") for their transfer values as set out in Schedule 8 and sell m.v. "NORWAY" to a third party and, prior to the sale of its shares as aforesaid, transfer its vessel "NORWEGIAN SKY" to Pride of Aloha Inc., a wholly owned Subsidiary of the Member;

                  10.6.5 the Subsidiaries of Star to whom the Six Vessels (as defined in Clause 10.6.4) have been transferred may let each of the Six Vessels on demise or bareboat charter to the Sub-Agent for the period and at the charterhire rate set out in Schedule 8; and

                  10.6.6 Arrasas may transfer its shares in NCLL to IOL and Star may transfer its shares in Arrasas to the Guarantor.

         10.7     CHANGE OF BUSINESS

                  Except with the prior consent of the Agent, the Borrower shall not make or threaten to make any substantial change in its business as presently conducted, namely that of a single ship owning company for the Vessel, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Agent, the Borrower's ability to perform its obligations hereunder and shall not form any Subsidiaries and the Borrower will procure that the other Obligors continue, throughout the Security Period, to perform their current business activities.

         10.8     MERGERS

                  Except with the prior consent of the Agent and Hermes, the Borrower will not enter into any amalgamation, restructure, substantial reorganisation, merger or consolidation or


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                  anything analogous to the foregoing and will procure that no company in the NCLC Group shall do so. However, the prior consent of the Agent shall not be required in respect of any consolidation, reorganisation or restructure involving wholly owned (whether directly or indirectly) Subsidiaries of the Guarantor only which does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it may be a party at any time, provided that the Borrower has first consulted with the Agent with regard to the proposed consolidation, reorganisation or restructure and provides evidence satisfactory to the Agent that the Guarantor will be in compliance with the financial undertakings contained in clause 11 of the Guarantee after any such consolidation, reorganisation or restructure. Further, no member of the NCLC Group will acquire any equity, share capital or obligations of any corporation or other entity PROVIDED THAT NCL International or the Member may so acquire equity, share capital or obligations of a corporation or entity whose business is the ownership, operation or management of cruise vessels. For the avoidance of doubt, the acquisition by a member of the NCLC Group of any shares in any company or corporation shall not in itself constitute a merger or consolidation with such company or corporation for the purpose of this Clause 10.8 provided that the Agent is satisfied the Guarantor will be in compliance with the financial undertakings contained in Clause 11 of the Guarantee after any such merger or consolidation.

         10.9     MAINTENANCE OF STATUS AND FRANCHISES

                  The Borrower will do all such things as are necessary to maintain its corporate existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

         10.10    FINANCIAL RECORDS

                  The Borrower will keep proper books of record and account, in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Borrower in accordance with GAAP.



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         10.11    FINANCIAL INDEBTEDNESS AND SUBORDINATION OF INDEBTEDNESS

                  10.11.1 Otherwise than in the ordinary course of business as owner of the Vessel, except as contemplated by this Agreement and the Commercial Loan Agreement and except any loan, advance or credit extended by the Guarantor or any member of the NCLC Group which is a wholly owned Subsidiary of the Guarantor, the Borrower will not create, incur, assume or allow to exist any financial indebtedness, enter into any finance lease or undertake any material capital commitment (including but not limited to the purchase of any capital asset).

                  10.11.2 The Borrower shall procure that any and all indebtedness (and in particular with any other Obligor) is at all times fully subordinated to the Security Documents and the obligations of the Borrower hereunder subject to the Co-ordination Deed. Upon the occurrence of an Event of Default or a Possible Event of Default, the Borrower shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing such indebtedness except as provided in the Co-ordination Deed. In this Clause "FULLY SUBORDINATED" shall mean that any claim of the lender against the Borrower in relation to such indebtedness shall rank after and be in all respects subordinate to all of the rights and claims of the Agent, the Hermes Agent and the Lenders under this Agreement and the other Security Documents and that the lender shall not take any steps to enforce its rights to recover any monies owing to it by the Borrower and in particular but without limitation the lender will not institute any legal or quasi-legal proceedings under any jurisdiction at any time against the Vessel, its Earnings or Insurances or the Borrower and it will not compete with the Agent, the Hermes Agent or the Lenders in a liquidation or other winding-up or bankruptcy of the Borrower or in any proceedings in connection with the Vessel, its Earnings or Insurances.

         10.12    POOLING OF EARNINGS AND CHARTERS

                  The Borrower will not enter into in respect of the Vessel (A) any pooling agreement or other arrangement for the sharing of any of the Earnings or the expenses of the Vessel or (B) any demise or bareboat charter or (C) any charter whereunder two
                  (2) months' charterhire (or the equivalent thereof) is payable


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                  in advance in respect of the Vessel or (D) any charter of the
                  Vessel or contract of affreightment which, with the exercise of options for extension, could be for a period longer than thirteen (13) months but if, with the prior written consent of the Agent, the Borrower enters into in respect of the Vessel a charter with a company outside the Group, the Borrower hereby undertakes to execute in favour of the Trustee an assignment of such charter and the Earnings therefrom such assignment to be in substantially the form of the Earnings Assignment and as required by the Agent PROVIDED HOWEVER THAT the Borrower may in respect of the Vessel enter into a bareboat charter in form approved by the Agent with any company which is a member of the Group PROVIDED THAT if so requested by the Agent and without limitation:

                  10.12.1 any such bareboat charterer shall enter into such deeds (including but not limited to a subordination and assignment deed), agreements and indemnities as the Agent shall in its sole discretion require prior to entering into the bareboat charter with the Borrower; and

                  10.12.2 the Borrower shall assign the benefit of any such bareboat charter and its interest in the Insurances to the Trustee by way of further security for the Borrower's obligations under the Security Documents.

         10.13    LOANS AND GUARANTEES BY THE BORROWER

                  Otherwise than in the ordinary course of business as owner of the Vessel or except as contemplated hereby, the Borrower will not make any loan or advance or extend credit to any person, firm or corporation (except any loans, advances or credits made available to (a) passengers on board the Vessel for gambling purposes (b) ship's agents and/or (c) the Guarantor and/or members of the NCLC Group which are wholly owned Subsidiaries of the Guarantor and, in the case of such loans, advances or credits as are referred to in this paragraph (c), do not prevent the Borrower from performing its obligations hereunder) or issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation.

         10.14    SUPERVISION AND MANAGEMENT

                  Except with the prior consent of the Agent, the Borrower will


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                  not permit any person other than the Supervisor, the Manager and the Sub-Agent to be the supervisor of completion and the manager and Sub-Agent of the ship and crewing services of the Vessel respectively or permit any amendment to be made to the terms of the Supervision Agreement, the Management Agreement or the Sub-Agency Agreement.

         10.15    ACQUISITION OF SHARES

                  The Borrower will not acquire any equity, share capital, assets or obligations of any corporation or other entity or permit its Membership Interest to be held by any party other than the Member.

         10.16    TRADING WITH THE UNITED STATES OF AMERICA

                  Where the Vessel trades in the territorial waters of the United States of America, the Borrower shall in respect of the Vessel take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Vessel in any other jurisdiction in which the Vessel shall trade (a "RELEVANT JURISDICTION") and, for this purpose the Borrower shall (inter alia) enter into a "Carrier Initiative Agreement" with the United States' Customs Service (if such is possible) and procure that the same (or a similar agreement in a Relevant Jurisdiction) is maintained in full force and effect and its obligations thereunder performed by it in respect of the Vessel throughout any period of United States of America (including coastal waters over which it claims jurisdiction) or Relevant Jurisdiction related trading.

         10.17    FURTHER ASSURANCE

                  The Borrower will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent as the Agent may reasonably consider necessary for giving full effect to any of the Transaction Documents or securing to the Trustee, the Agent, the Hermes Agent and the Lenders the full benefit of


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                  the rights, powers and remedies conferred upon the Trustee, the Agent, the Hermes Agent or the Lenders in any such Transaction Document.

         10.18    VALUATION OF THE VESSEL

                  10.18.1 The Borrower will from time to time (but at intervals no more frequently than twice annually at the Borrower's expense) within fifteen (15) days of receiving any request to that effect from the Agent, procure that the Vessel is valued by an independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Agent (which approval shall not be unreasonably withheld or delayed and such valuation to be made with or without taking into account the benefit or otherwise of any fixed employment relating to the Vessel as the Agent may require).

                  10.18.2 If the Borrower does not accept the valuation obtained pursuant to Clause 10.18.1 (the "FIRST VALUATION") it may (at its own expense) within five
                           (5) Business Days of receipt of the First Valuation obtain a second valuation (the "SECOND VALUATION") from another independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Agent which approval shall not be unreasonably withheld or delayed.

                  10.18.3 If the Second Valuation exceeds the First Valuation by a margin of no less than ten per cent (10%) of the First Valuation the Borrower may at its expense forthwith upon receipt of the Second Valuation request the shipbrokers and/or shipvaluers appointed pursuant to Clauses 10.18.1 and 10.18.2 to obtain a third valuation (the "THIRD VALUATION") from a further independent reputable shipbroker or shipvaluer experienced in valuing cruise ships approved by the Agent such approval not to be unreasonably withheld or delayed. Subject to the Third Valuation being made available within five (5) Business Days of the date of the Second Valuation the valuation of the Vessel will be determined on the basis of the average of the three valuations so obtained. If the Third Valuation is not made available within the aforementioned time limit the Vessel shall be valued on the basis of the average of the First Valuation and the Second Valuation.



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                  10.18.4  The Borrower shall procure that forthwith upon the issuance of any valuation obtained pursuant to this Clause 10.18 a copy thereof is sent directly to the Agent for review.

         10.19    MARGINAL SECURITY

                  If at any time after the Redelivery Date, the value of the Vessel as assessed in accordance with the provisions of Clause
                  10.18 and the value of any additional cash collateral deposits or the value of other security (not including any other security provided by the existing Security Documents) acceptable to the Agent provided by the Borrower or any third party to secure the due performance by the Borrower of its obligations hereunder at valuations reasonably estimated by the Agent from time to time is less than one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Commercial Loan, then the Agent may give the Borrower notice requiring the Borrower to provide additional security and in such event within thirty (30) days of such notice, the Borrower will either:

                  10.19.1 provide the Agent with additional security acceptable to the Agent such that the security value of the Vessel or the aggregate of the security value of the Vessel and any additional security provided to the Agent hereunder (at valuations reasonably estimated by the Agent from time to time) is at least one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Commercial Loan; or

                  10.19.2 prepay the Loan together with accrued interest on the amount prepaid such that the value of the security is one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Commercial Loan.

         10.20    PERFORMANCE OF EMPLOYMENT CONTRACTS

                  The Borrower will:

                  10.20.1 perform its obligations under each charterparty or employment contract made in respect of the Vessel and take all necessary steps to procure the due performance of the obligations of any party under any charterparty or contract. It will not without the


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                           prior written consent of the Agent rescind, cancel or
                           otherwise terminate any charterparty or contract in respect of the Vessel PROVIDED ALWAYS THAT any determination by it of any such charterparty or contract after such consent is given shall be without responsibility on the part of the Agent who shall be under no liability whatsoever in the event that such termination thereafter be adjudged to constitute a repudiation of such charterparty or contract by the Borrower;

                  10.20.2 promptly notify the Agent (a) of any default under any such charterparty or contract of which it has knowledge by it and/or by any other party under any other such charterparty or contract (b) of any such charterparty or contract being frustrated or the performance thereof becoming impossible or substantially different from that contemplated originally by the parties thereto;

                  10.20.3 institute and maintain all such proceedings as may be necessary or expedient to preserve or protect the interest of the Trustee as assignee and itself under any of its charterparties or contracts made in respect of the Vessel;

                  10.20.4 not take or omit to take any action the taking or omission of which might result in any material alteration or impairment of any charterparty or contract made in respect of the Vessel;

                  10.20.5 not substitute any other ship or ships for the Vessel under any charterparty or contract made in respect of the Vessel;

                  10.20.6 not without the Agent's prior consent agree to any material variation, modification or amendment in the terms of any charterparty or contract in respect of the Vessel or release any other party from any of their respective obligations thereunder or waive any breach of the obligations of any person or consent to any such act or omission of any person as would otherwise constitute such breach;

                  10.20.7 not without the Agent's prior consent let or employ the Vessel below approximately the market rate prevailing when the Vessel is fixed;




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                  10.20.8  procure that the Earnings (if any) are paid in full without set off and free and clear of and without deduction for any taxes levies duties imposts charges fees restrictions or conditions of any nature whatsoever; and

                  10.20.9 if, immediately following the termination (for whatever reason) of any charterparty or contract in respect of the Vessel, the Vessel is not employed in a manner acceptable to the Agent in its sole discretion the Borrower shall provide additional security for its obligations hereunder in such manner, of such type and within such period as the Agent may determine in its absolute discretion.

         10.21    INSURANCES

                  The Borrower covenants with the Agent and the Lenders and undertakes:

                  10.21.1 during the Completion Period to procure that the Vessel is insured in accordance with the Building Contract, to give notice forthwith of the assignment of the Borrower's interest in the Insurances pursuant to the Building Contract, Refund Guarantee and Performance Guarantees Assignment to the relevant brokers, insurances companies and/or underwriters in the form approved by the Agent and to procure that each of the relevant brokers furnishes the Agent with a letter of undertaking in such form as may be required by the Agent and waives any lien for premiums except in relation to premiums attributable to the Vessel;

                  10.21.2 from the Redelivery Date until the end of the Security Period to insure the Vessel in its name and keep the Vessel insured on an agreed value basis for an amount in Dollars approved by the Agent but not being less than the greater of:

                           (a) one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Dollar Loan, the Dollar equivalent of the Euro Loan (determined at HSBC Bank plc's spot rate for conversion of Dollars to Euro at 10.00 a.m. London time ten (10) days prior to the Redelivery Date or any renewal date) and the Commercial Loan; or


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                           (b)      the full market and commercial value of the
                                    Vessel determined in accordance with Clause
                                    10.18 from time to time

                           through internationally recognised independent first class insurance companies, underwriters, war risks and protection and indemnity associations acceptable to the Agent in each instance on terms and conditions approved by the Agent including as to deductibles but at least in respect of:

                           (i) marine risks including all risks customarily and usually covered by first-class and prudent shipowners in the London insurance markets under English marine policies or Agent-approved policies containing the ordinary conditions applicable to similar vessels;

                           (ii) war risks and war risks (protection and indemnity) up to the insured amount;

                           (iii) excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Vessel is assessed for the purpose of such claims exceeding the insured value;

                           (iv) protection and indemnity risks with full standard coverage and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is one billion Dollars (USD1,000,000,000) and this to be increased if requested by the Agent and the increase is possible in accordance with the standard protection and indemnity cover for vessels of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Vessel trades from time to time from the Redelivery Date until the end of the Security Period);

                           (v) when and while the Vessel is laid-up, in lieu of hull insurance, normal port risks;


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                           (vi)     such other risks as the Agent may from time
                                    to time reasonably require;

                           and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage PROVIDED THAT if any of such insurances are also effected in the name of any other person (other than the Borrower, the Agent, the Hermes Agent, the Trustee and/or the Lenders) such person shall if so required by the Agent execute a first priority assignment of its interest in such insurances in favour of the Trustee and the Commercial Loan Trustee in similar terms mutatis mutandis to the Insurance Assignment;

                  10.21.3 to agree that the Hermes Agent shall take out mortgagee interest insurance on such conditions as the Hermes Agent may reasonably require and mortgagee interest insurance for pollution risks as from time to time agreed each for an amount in Dollars of one hundred and ten per cent (110%) of the aggregate of the amounts of the Dollar Loan, the Dollar equivalent of the Euro Loan (determined at HSBC Bank plc's spot rate for conversion of Dollars to Euro at 10.00 a.m. London time ten (10) days prior to the Redelivery Date or any renewal date) and the Commercial Loan, the Borrower having no interest or entitlement in respect of such policies; the Borrower shall upon demand of the Hermes Agent reimburse the Hermes Agent for the costs of effecting and/or maintaining any such insurance(s) and the Hermes Agent hereby undertakes to use its reasonable endeavours to match the premium level that the Borrower would have paid if the Borrower itself had arranged such cover on such conditions (as demonstrated to the reasonable satisfaction of the Hermes Agent);

                  10.21.4 if the Vessel shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the "EEZ") as such term is defined in the US Oil Pollution Act 1990 ("OPA"), to comply strictly with the requirements of OPA and any similar legislation which may from time to time be


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                           enacted in any jurisdiction in which the Vessel
                           presently trades or may or will trade at any time during the existence of this Agreement and in particular before such trade is commenced and during the entire period during which such trade is carried on:

                           (a) to pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to it for the Vessel in the market;

                           (b) to make all such quarterly or other voyage declarations as may from time to time be required by the Vessel's protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Agent copies of such declarations;

                           (c) to submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel's protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Agent copies of reports made in respect of such surveys;

                           (d) to implement any recommendations contained in the reports issued following the surveys referred to in Clause 10.21.4(c) within the time limit specified therein and to provide evidence satisfactory to the Agent that the protection and indemnity insurers are satisfied that this has been done;

                           (e) in particular strictly to comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Vessel with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and to provide the Agent on demand with such information or evidence as it may reasonably require of such compliance;

                           (f) to procure that the protection and indemnity insurances do not contain a clause excluding the Vessel from trading in waters of the


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                                    United States of America and the EEZ or any
                                    other provision analogous thereto and to provide the Agent with evidence that this is so; and

                           (g) strictly to comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Vessel falls within the provisions which limit strict liability under OPA for oil pollution;

                  10.21.5 to give notice forthwith of any assignment of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form approved by the Agent;

                  10.21.6 to execute and deliver all such documents and do all such things as may be necessary to confer upon the Trustee legal title to the Insurances in respect of the Vessel and to procure that the interest of the Trustee is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form approved by the Agent shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Vessel and (b) that a loss payable clause in the form approved by the Agent shall be endorsed upon the protection and indemnity certificates of entry in respect of the Vessel;

                  10.21.7 to procure that each of the relevant brokers and associations furnishes the Agent with a letter of undertaking in such form as may be required by the Agent and waives any lien for premiums or calls except in relation to premiums or calls attributable to the Vessel;

                  10.21.8 punctually to pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Vessel and to produce all relevant receipts when so required by the Agent;

                  10.21.9 to renew each of the Insurances on the Vessel at least ten (10) days before the expiry thereof and to give immediate notice to the Agent of such renewal and to procure that the relevant brokers or associations shall promptly confirm in writing to the Agent that such renewal is effected it being understood by the Borrower that any failure to renew the Insurances on the Vessel at least ten (10) days


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                           before the expiry thereof or to give or procure the
                           relevant notices of such renewal shall constitute an Event of Default;

                10.21.10 to arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association;

                10.21.11 to furnish the Agent from time to time on request with full information about all Insurances maintained on the Vessel and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed;

                10.21.12 not to agree to any variation in the terms of any of the Insurances on the Vessel without the prior approval of the Agent nor to do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Vessel to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose;

                10.21.13 not without the prior written consent of the Agent to settle, compromise or abandon any claim in respect of any of the Insurances on the Vessel other than a claim of less than five million Dollars (USD5,000,000) or the equivalent in any other currency and not being a claim arising out of a Total Loss;

                10.21.14 promptly to furnish the Agent with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of five million Dollars (USD5,000,000);

                10.21.15 to apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Vessel for the purpose of making good the loss and fully


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                           repairing all damage in respect whereof the insurance
                           monies shall have been received;

                10.21.16 that in the event of it making default in insuring and keeping insured the Vessel as hereinbefore provided then the Agent may (but shall not be bound to) insure the Vessel or enter the Vessel in such manner and to such extent as the Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such insurance together with interest thereon at the Interest Rate shall be paid on demand by the Borrower to the Agent; and

                10.21.17 to agree that the Agent shall be entitled from time to time (but at intervals no more frequently than annually at the Borrower's expense except in the case that the First Drawdown Date and any renewal date of the Insurances to be assigned to the Trustee pursuant to (among other things) the Construction Risks Insurance Assignment or the Redelivery Date and any renewal of the Insurances to be assigned to the Trustee and the Commercial Loan Trustee pursuant to the Insurance Assignment fall within one (1) year of each other) to instruct independent reputable insurance advisers for the purpose of obtaining any advice or information regarding any matter concerning the Insurances which the Agent shall at its sole discretion deem necessary, it being hereby specifically agreed that it shall reimburse the Agent on demand for all reasonable costs and expenses incurred by the Agent in connection with the instruction of such advisers as aforesaid.

         10.22  OPERATION AND MAINTENANCE OF THE VESSEL

                From the Redelivery Date until the end of the Security Period at its own expense the Borrower will:

                10.22.1 keep the Vessel in a good and efficient state of repair so as to maintain it to the highest classification available for the Vessel of its age and type free of all recommendations and qualifications with Det Norske Veritas and American Bureau of Shipping. On the Redelivery Date and annually thereafter, it will furnish to the Agent a statement by such classification society that such classification is maintained. It will comply with all


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                           recommendations, regulations and requirements
                           (statutory or otherwise) from time to time applicable to the Vessel and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Vessel. It will not make any substantial modifications or alterations to the Vessel or any part thereof without the prior consent of the Agent;

                10.22.2 submit the Vessel to continuous survey in respect of its machinery and hull and such other surveys as may be required for classification purposes and, if so required by the Agent, supply to the Agent copies in English of the survey reports;

                10.22.3 permit surveyors or agents appointed by the Agent to board the Vessel at all reasonable times to inspect its condition or satisfy themselves as to repairs proposed or already carried out and afford all proper facilities for such inspections;

                10.22.4 comply, or procure that the Manager will comply, with the ISM Code or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter:

                           (a) hold, or procure that the Manager holds, a valid Document of Compliance duly issued to the Borrower or the Manager (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate duly issued to the Vessel pursuant to the ISM Code;

                           (b) provide the Agent with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued; and

                           (c) keep, or procure that there is kept, on board the Vessel a copy of any such Document of Compliance and the original of any such Safety Management Certificate;


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                10.22.5    comply, or procure that the Manager will comply, with
                           the ISPS Code or any replacement of the ISPS Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISPS Code and at all times thereafter:

                           (a) keep, or procure that there is kept, on board the Vessel the original of the International Ship Security Certificate; and

                           (b) keep, or procure that there is kept, on board the Vessel a copy of the ship security plan prepared pursuant to the ISPS Code;

                10.22.6 not employ the Vessel or permit its employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Vessel to penalties. In the event of hostilities in any part of the world (whether war be declared or not) it will not employ the Vessel or permit its employment in carrying any contraband goods;

                10.22.7 promptly provide the Agent with (a) all information which the Agent may reasonably require regarding the Vessel, its employment, earnings, position and engagements (b) particulars of all towages and salvages and (c) copies of all charters and other contracts for its employment and otherwise concerning it;

                10.22.8 give notice to the Agent promptly and in reasonable detail upon the Borrower or any other Obligor becoming aware of:

                           (a) accidents to the Vessel involving repairs the cost of which will or is likely to exceed five million Dollars (USD5,000,000);

                           (b) the Vessel becoming or being likely to become a Total Loss or a Compulsory Acquisition;

                           (c) any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with within any time limit relating thereto;



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                           (d)      any writ or claim served against or any
                                    arrest of the Vessel or the exercise of any lien or purported lien on the Vessel, its Earnings or Insurances;

                           (e) the occurrence of any Possible Event of Default and/or Event of Default;

                           (f) the Vessel ceasing to be registered under the flag of the United States of America or anything which is done or not done whereby such registration may be imperilled;

                           (g) it becoming impossible or unlawful for it to fulfil any of its obligations under the Security Documents; and

                           (h) anything done or permitted or not done in respect of the Vessel by any person which is likely to imperil the security created by the Security Documents;

                10.22.9 promptly pay and discharge all debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings in respect of the Vessel and keep proper books of account in respect thereof PROVIDED ALWAYS THAT the Borrower shall not be obliged to compromise any debts, damages and liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested debt, damage or liability which, either individually or in aggregate exceeds five million Dollars (USD5,000,000) shall forthwith be provided to the Agent. As and when the Agent may so require the Borrower will make such books available for inspection on behalf of the Agent and provide evidence satisfactory to the Agent that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions of crew's wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection;



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                10.22.10   maintain the type of the Vessel as at the Redelivery
                           Date and not put the Vessel into the possession of any person without the prior consent of the Agent for the purpose of work being done on it in an amount exceeding or likely to exceed five million Dollars (USD5,000,000) unless such person shall first have given to the Agent a written undertaking addressed to the Agent in terms satisfactory to the Agent agreeing not to exercise a lien on the Vessel or its Earnings for the cost of such work or for any other reason;

                10.22.11 promptly pay and discharge all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Vessel under the laws of all countries to whose jurisdiction the Vessel may from time to time be subject and in particular the Borrower hereby agrees to indemnify and hold the Lenders, the Agent, the Hermes Agent and the Trustee, their successors, assigns, directors, officers, shareholders, employees and agents harmless from and against any and all claims, losses, liabilities, damages, expenses (including attorneys, fees and expenses and consultant fees) and injuries of any kind whatsoever asserted against the Lenders, the Agent, the Hermes Agent or the Trustee, with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the Vessel or other properties owned or operated by the Borrower of any hazardous substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, regardless of whether or not caused by or within the control of the Borrower subject to the following:

                           (a) it is the parties' understanding that the Lenders, the Agent, the Hermes Agent and the Trustee do not now, have never and do not intend in the future to exercise any operational control or maintenance over the Vessel or any other properties and operations owned or operated by the Borrower, nor in the past, presently, or


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                                    intend in the future to, maintain an
                                    ownership interest in the Vessel or any
                                    other properties owned or operated by the Borrower except as may arise upon enforcement of the Lenders' rights under the Post Redelivery Mortgage;

                           (b) the indemnity and hold harmless contained in this Clause 10.22.11 shall not extend to the Lenders, the Agent, the Hermes Agent and the Trustee in their capacity as an equity investor in the Borrower or as an owner of any property or interest as to which the Borrower is also owner but only to their capacity as lenders, holders of security interests or beneficiaries of security interests; and

                           (c) unless and until an Event of Default shall have occurred and without prejudice to the right of each Lender to be indemnified pursuant to this Clause 10.22.11:

                                    (i)   each Lender will, if it is reasonably
                                          practicable to do so, notify the
                                          Borrower upon receiving a claim in
                                          respect of which the relevant Lender
                                          is or may become entitled to an
                                          indemnity under this Clause 10.22.11;

                                    (ii)  subject to the prior written approval
                                          of the relevant Lender which the
                                          Lender shall have the right to
                                          withhold, the Borrower will be
                                          entitled to take, in the name of the
                                          relevant Lender, such action as the
                                          Borrower may see fit to avoid,
                                          dispute, resist, appeal, compromise or
                                          defend any such claims, losses,
                                          liabilities, damages, expenses and
                                          injuries as are referred to above in
                                          this Clause 10.22.11 or to recover the
                                          same from any third party, subject to
                                          the Borrower first ensuring that the
                                          relevant Lender is secured to its
                                          reasonable satisfaction against all
                                          expenses thereby incurred or to be
                                          incurred; and

                                    (iii) the relevant Lender will, to the
                                          extent that it is reasonably
                                          practicable to do so, seek the
                                          approval of the Borrower (such
                                          approval not to be unreasonably
                                          withheld or delayed) before making any


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                                          admission of liability, agreement or
                                          compromise with a third party, or any
                                          payment to a third party, in respect
                                          of such claims, losses, liabilities,
                                          damages, expenses and injuries as are
                                          referred to above in this Clause
                                          10.22.11 and, to the extent that the
                                          Borrower is entitled to take action in
                                          accordance with sub-clause (ii) above
                                          and subject to the Borrower first
                                          ensuring that the relevant Lender is
                                          secured to its reasonable satisfaction
                                          against all expenses thereby incurred
                                          or to be incurred, the relevant Lender
                                          will provide such information,
                                          assistance and other co-operation as
                                          the Borrower may reasonably request in
                                          connection with such action,

                           PROVIDED ALWAYS THAT the Borrower shall not be obliged to compromise any liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested liabilities which, either individually or in aggregate, exceed five million Dollars (USD5,000,000) shall be forthwith provided to the Agent. If the Vessel is arrested or detained for any reason it will procure its immediate release by providing bail or taking such other steps as the circumstances may require;

                10.22.12 give to the Agent at such times as it may from time to time require a certificate, duly signed on its behalf as to the amount of any debts, damages and liabilities relating to the Vessel and, if so required by the Agent, forthwith discharge such debts, damages and liabilities to the Agent's satisfaction; and

                10.22.13 maintain the registration of the Vessel under and fly the flag of the United States of America and not do or permit anything to be done whereby such registration may be forfeited or imperilled.

         10.23  HERMES COVER

                The Lenders have claims arising from this Agreement guaranteed by the Federal Republic of Germany (represented by Hermes) by way of the Hermes Cover. The unrestricted existence of the Hermes Cover is a pre-requisite to drawdown of any Portion or part thereof as referred to in Clause 2.3.3 and to the


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                maintenance of the Loan in accordance with the terms of this
                Agreement after drawdown.

                The terms and conditions of the Hermes Cover are incorporated herein and in so far as they impose terms, conditions and/or obligations on the Trustee and/or the Agent and/or the Hermes Agent and/or the Lenders in relation to the Borrower or any other Obligor then such terms, conditions and obligations are binding on the parties hereto and further in the event of any conflict between the terms of the Hermes Cover and the terms hereof the terms of the Hermes Cover shall be paramount and prevail and any breach of those terms as applied to the Borrower or any other Obligor shall be deemed to be an Event of Default. For the avoidance of doubt, the Borrower has no interest or entitlement in the proceeds of the Hermes Cover.

         10.24  DIVIDENDS

                Subject to the provisions of clause 11.3 of the Guarantee, the Borrower will procure that any dividends or other distributions and interest paid or payable in connection therewith received by the Member will be paid to Arrasas and then on to the Guarantor by way of dividend in each case promptly on receipt.

11       DEFAULT

         11.1   EVENTS OF DEFAULT

                Each of the events set out below is an Event of Default:

                11.1.1     NON-PAYMENT

                           The Borrower or any other Obligor does not pay on the due date any amount of principal or interest of the Loan (provided however that if any such amount is not paid when due solely by reason of some error or omission on the part of the bank or banks through whom the relevant funds are being transmitted no Event of Default shall occur for the purposes of this Clause 11.1.1 until the expiry of three (3) Business Days following the date on which such payment is due), or within three (3) Business Days of the due date any other amount, payable by it under any


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                           Security Document to which it may at any time be a
                           party, at the place and in the currency in which it is expressed to be payable.

                11.1.2     BREACH OF OTHER OBLIGATIONS

                           (a) Any Obligor or the Builder fails to comply with any other material provision of any Security Document or there is any other material breach in the sole opinion of the Agent of any of the Transaction Documents and such failure (if in the opinion of the Agent in its sole discretion it is capable of remedy) continues unremedied for a period of twenty one (21) days from the date of its occurrence and in any such case as aforesaid the Agent in its sole discretion considers that such failure is or could reasonably be expected to become materially prejudicial to the interests, rights or position of the Lenders; or

                           (b) If there is a repudiation or termination of any Transaction Document or if any of the parties thereto becomes entitled to terminate or repudiate any of them and evidences an intention so to do.

                11.1.3     MISREPRESENTATION

                           Any representation, warranty or statement made or repeated in, or in connection with, any Transaction Document or in any accounts, certificate, statement or opinion delivered by or on behalf of any Obligor thereunder or in connection therewith is materially incorrect when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct.

                11.1.4     CROSS DEFAULT

                           (a) Any event of default occurs under any financial contract or financial document relating to any Financial Indebtedness of any member of the NCLC Group;



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                           (b)      Any such Financial Indebtedness or any sum
                                    payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise;

                           (c) Any Encumbrance over any assets of any member of the NCLC Group becomes enforceable;

                           (d) Any other Financial Indebtedness of any member of the NCLC Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any security for the same becomes enforceable by reason of default;

                           PROVIDED THAT:

                           (i) No Event of Default will arise if the relevant Financial Indebtedness is not accelerated or, if it is accelerated but, in aggregate, the Financial Indebtedness is less than five million Dollars (USD5,000,000); and

                           (ii) Financial Indebtedness being contested by the Borrower in good faith will be disregarded provided first that full details of the dispute shall be submitted to the Agent forthwith upon its occurrence and second if the dispute remains unresolved for a period of one hundred and fifty (150) days this Clause 11.1.4(ii) shall not apply to that Financial Indebtedness.

                11.1.5     WINDING-UP

                           Any order is made or an effective resolution passed or other action taken for the suspension of payments or reorganisation, dissolution, termination of existence, liquidation, winding-up or bankruptcy of any member of the NCLC Group.

                11.1.6     MORATORIUM OR ARRANGEMENT WITH CREDITORS

                           A moratorium in respect of all or any debts of any member of the NCLC Group or a composition or an arrangement with creditors of any member of the NCLC Group or any similar proceeding or arrangement by which the assets of any member of the NCLC Group are submitted to the control of its creditors is applied


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                           for, ordered or declared or any member of the NCLC
                           Group commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of all or a significant part of its Financial Indebtedness.

                11.1.7     APPOINTMENT OF LIQUIDATORS ETC.

                           A liquidator, trustee, administrator, receiver, administrative receiver, manager or similar officer is appointed in respect of any member of the NCLC Group or in respect of all or any substantial part of the assets of any member of the NCLC Group and in any such case such appointment is not withdrawn within thirty (30) days (the "GRACE PERIOD") unless the Agent considers in its sole discretion that the interest of the Lenders might reasonably be expected to be adversely affected in which event the Grace Period shall not apply.

                11.1.8     INSOLVENCY

                           Any member of the NCLC Group becomes or is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law.

                11.1.9     LEGAL PROCESS

                           Any distress, execution, attachment or other process affects the whole or any substantial part of the assets of any member of the NCLC Group and remains undischarged for a period of twenty one (21) days PROVIDED THAT no Event of Default shall be deemed to have occurred unless the distress, execution, attachment or other process adversely affects any Obligor's ability to meet any of its material obligations under this Agreement or the other Security Documents (the determination of which shall be in the Agent's sole discretion).

                11.1.10    ANALOGOUS EVENTS

                           Anything analogous to or having a substantially similar effect to any of the events specified in Clauses 11.1.5 to 11.1.9 shall occur under the laws of any applicable jurisdiction.



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                11.1.11    CESSATION OF BUSINESS

                           Any member of the NCLC Group ceases to carry on all or a substantial part of its business.

                11.1.12    REVOCATION OF CONSENTS

                           Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor to comply with any of its obligations under any of the Transaction Documents is materially adversely modified, revoked or withheld or does not remain in full force and effect and within ninety (90) days of the date of its occurrence such event is not remedied to the satisfaction of the Agent and the Agent considers in its sole discretion that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders PROVIDED THAT the Borrower shall not be entitled to the aforesaid ninety (90) day period if the modification, revocation or withholding of the authorisation, approval or consent is due to an act or omission of any Obligor and the Agent is satisfied in its sole discretion that the Lenders' interests might reasonably be expected to be materially adversely affected.

                11.1.13    UNLAWFULNESS

                           At any time it is unlawful or impossible for any Obligor, the Builder or Hermes to perform any of its material (to the Lenders or any of them and/or the Agent and/or the Hermes Agent) obligations under any Security Document to which it is a party or it is unlawful or impossible for the Agent, the Trustee or any Lender to exercise any of its rights under any of the Security Documents PROVIDED THAT no Event of Default shall be deemed to have occurred (except where the unlawfulness or impossibility adversely affects any Obligor's or the Builder's payment obligations under this Agreement and the other Security Documents or Hermes' payment obligations under the Hermes Cover (the determination of which shall be in the Agent's sole discretion) in which case the following provisions of this Clause 11.1.13 shall not apply) where the unlawfulness or impossibility preventing any Obligor, the Builder or Hermes from performing its obligations (other than its payment obligations under this Agreement and the


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                           other Security Documents) is cured within a period of
                           twenty one (21) days of the occurrence of the event giving rise to the unlawfulness or impossibility and the relevant Obligor, the Builder or Hermes within the aforesaid period, performs its obligation(s) and PROVIDED FURTHER THAT no Event of Default shall be deemed to have occurred where the Agent, the Trustee and/or any relevant Lender was aware of the default and could, in its sole discretion, mitigate the consequences of the unlawfulness or impossibility in the manner described in Clause 4.3.2. The costs of mitigation shall be determined in accordance with Clause 4.3.2.

                11.1.14    INSURANCES

                           The Borrower fails to insure the Vessel in the manner specified in Clause 10.21 or fails to renew the Insurances at least ten (10) days prior to the date of expiry thereof and produce prompt confirmation of such renewal to the Agent.

                11.1.15    TOTAL LOSS

                           If the Vessel shall become a Total Loss and the proceeds of the Insurances in respect thereof shall not have been received by the Agent within one hundred and fifty (150) days after the date of the event giving rise to such Total Loss.

                11.1.16    DISPOSALS

                           If the Borrower or any other member of the NCLC Group or the Builder (in respect of the property assigned to the Trustee pursuant to the Construction Risks Insurance Assignment only) shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property (in the


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                           case of the Builder, limited to the aforesaid
                           property) which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property (in the case of the Builder, limited to the aforesaid property) to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor.

                11.1.17    PREJUDICE TO SECURITY

                           Anything is done or suffered or omitted to be done by any Obligor or the Builder which in the reasonable opinion of the Agent would or might be expected to imperil the security created by any of the Security Documents.

                11.1.18    MATERIAL ADVERSE CHANGE

                           Any material adverse change in the business, assets or financial condition of any Obligor or the Builder occurs which in the reasonable opinion of the Agent would or might reasonably be expected to affect the ability of that Obligor or the Builder duly to perform any of its material obligations under any Security Document to which it may at any time be a party. For the purposes of this Clause 11.1.18 and without prejudice to the generality of the expression "MATERIAL OBLIGATIONS" any payment obligations of any Obligor or the Builder shall be deemed material.

                11.1.19    GOVERNMENTAL INTERVENTION

                           The authority of any member of the NCLC Group or the Builder in the conduct of its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority and within ninety (90) days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders PROVIDED THAT the Borrower shall not be entitled to the aforesaid ninety (90) day period if the seizure or intervention executed by any authority is due to an act or omission of any member of the NCLC Group or the Builder and the Agent is satisfied, in its sole discretion, that the Lenders' interest might reasonably be expected to be materially adversely affected.


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                11.1.20    THE BUILDER

                           Any of the events specified in Clauses 11.1.5 to
                           11.1.12 of this Clause shall occur in respect of the Builder at any time prior to the Redelivery Date.

                11.1.21    THE VESSEL

                           The Vessel has not been redelivered to the Borrower by the Builder pursuant to the Building Contract by the Termination Date.

       11.2     ACCELERATION

                11.2.1 On the occurrence of an Event of Default or a Possible Event of Default and at any time thereafter whilst such event shall be continuing the Agent may if the Facility has not yet been drawn down, by notice to the Borrower cancel the obligations of the Lenders under this Agreement.

                11.2.2 Subject to the provisions of the Co-ordination Deed, on the occurrence of an Event of Default and at any time thereafter whilst such event shall be continuing, if any of the Facility has been drawn down:

                           (a) the Agent may by notice to the Borrower declare the whole or any part of the Loan due and repayable in accordance with the terms of such notice whereupon the same shall become due and repayable accordingly together with all interest accrued thereon and all other amounts payable hereunder and under any of the other Security Documents and any undrawn Portion or any part thereof shall be cancelled; and/or

                           (b) the Trustee, the Agent, the Hermes Agent and the Lenders may from time to time exercise all or any of its or their rights under any of the Security Documents in such order and in such manner as it or they shall deem appropriate; and/or

                           (c) the Trustee may at the discretion of the Agent terminate or continue with the Supervision Agreement, the Management Agreement and/or the Sub-Agency Agreement.



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         11.3   DEFAULT INDEMNITY

                The Borrower shall on demand indemnify the Agent and the Lenders, without prejudice to any of their other rights under this Agreement and the other Security Documents, against any loss or expense which the Agent shall certify as sustained or incurred by any of them as a consequence of:

                11.3.1 any default in payment by the Borrower of any sum under this Agreement or any of the other Security Documents when due, including, without limitation, any liability incurred by the Trustee, the Agent, the Lenders and the Hermes Agent by reason of any delay or failure of the Borrower to pay any such sums;

                11.3.2 any break in funding (including without limitation warehousing and other related costs) due to the occurrence of any Event of Default or Possible Event of Default;

                11.3.3 any prepayment of the Loan or part thereof being made at any time for any reason; and/or

                11.3.4 a Portion or any part thereof not being drawn for any reason (excluding any default by the Agent or any Lender) after a Drawdown Notice has been given,

                including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan, any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction.

         11.4   SET-OFF

                Following the occurrence of any Event of Default and for so long as the same is continuing, the Borrower irrevocably authorises the Agent and the Lenders to apply any credit balance to which the Borrower is entitled upon any account of the Borrower with any branch of any of the Agent and the Lenders in or towards satisfaction of any sum due to the Agent or any Lender hereunder


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                but unpaid, and to combine any accounts of the Borrower for this purpose. If such set-off requires a credit balance in a currency other than Dollars and/or Euro to be transferred to an account maintained in connection herewith the transfer shall be effected by crediting to the account in question the amount of Dollars and/or Euro (as the case may be) which the Agent or the Lender (as the case may be) could obtain by exchanging such currency for Dollars or Euro (as the case may be) at the rate of exchange at which its Office would, at the opening of business on the date on which the combination is effected, have sold the currency of that credit balance for Dollars or Euro (as the case may be) for immediate redelivery.

12       APPLICATION OF FUNDS

         12.1   TOTAL LOSS PROCEEDS/PROCEEDS OF SALE/EVENT OF DEFAULT MONIES

                In the event of the Vessel becoming a Total Loss or if the Vessel is sold or if an Event of Default has occurred then all Total Loss proceeds or proceeds of sale of the Vessel or any monies received by the Trustee, the Agent, the Hermes Agent or any Lender under or pursuant to the Security Documents (other than the Hermes Cover) shall, subject to the provisions of the Co-ordination Deed, be held by the Agent and applied in the following manner and order:

                FIRSTLY to the payment of all fees, expenses and charges (including brokers' commissions and any costs incurred in breaking any funding, the expenses of any sale, the expenses of retaining any attorney, solicitors' fees, court costs and any other expenses or advances made or incurred by the Trustee, the Agent, the Hermes Agent or any Lender in the protection of the Trustee's, the Agent's, the Hermes Agent's and that Lender's rights or the pursuance of its or their remedies hereunder and under the other Security Documents or to any payments whether voluntary or not which the Agent considers advisable to protect its, the Trustee's, the Hermes Agent's or the Lenders' security and to provide adequate indemnity against liens claiming priority over or equality with the lien of the Security Documents or any other Encumbrances but excluding any costs incurred in breaking an


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                              Interest Exchange Arrangement or any swap
                              agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction including but without limitation warehousing and other related costs);

                SECONDLY in or towards payment in such order as the Lenders may require of any accrued (but unpaid) fees and interest thereon to which the Lenders and/or the Agent are entitled hereunder and/or under the other Security Documents in connection with the Loan;

                THIRDLY in or towards satisfaction of all interest accrued on the Loan;

                FOURTHLY in retention by the Agent in its discretion in a suspense or impersonal interest bearing security realised account of such sum as it considers appropriate by way of security for the Outstanding Indebtedness or for any actual or contingent liability of the Agent or the Lenders or any of them in connection with the transactions herein contemplated;

                FIFTHLY in or towards payment of the Instalments (whether or not then due and payable) in reverse order of maturity date;

                SIXTHLY in or towards satisfaction of any other amounts due from the Borrower to the Agent or the Lenders under the Security Documents using in the discretion of the Agent the same order of application as Firstly to Fifthly;

                SEVENTHLY     in retention of such other sum or sums as the
                              Agent may require as security for any further monies which may reasonably be expected to become due and payable to the Trustee and/or the Agent and/or the Lenders and/or the Hermes Agent under this Agreement or any of the other Security
                              Documents and which the assigned Earnings may be insufficient to satisfy;

                EIGHTHLY any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction; and



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                NINTHLY       the balance, if any, in payment to the Borrower or
                              whomsoever shall then be entitled thereto.

                In the event of the proceeds being insufficient to pay the amounts referred to above the Agent shall be entitled to collect the balance from the Borrower.

         12.2   GENERAL FUNDS

                Subject to the provisions of the Co-ordination Deed, any other monies received by or in the possession of the Trustee, the Agent, any Lender or the Hermes Agent under or pursuant to the Security Documents (other than the Hermes Cover) which are expressed hereunder and/or under the Security Documents to be distributed in accordance with the provisions of this Clause or where no express provisions are made for disposal shall be applied in the discretion of the Agent as follows:

                FIRSTLY in or towards payment of all fees, costs and expenses (excluding any costs (including without limitation any warehousing and other related costs) incurred in breaking any Interest Exchange Arrangement or any interest rate swap agreements or other interest rate management products entered into by the Lenders for the purposes of this transaction) incurred by the Agent or any Lender in connection with the Loan and which are for the time being unpaid;

                SECONDLY in or towards payment in such order as the Lenders may require of any accrued (but unpaid) fees and interest thereon to which the Lenders and/or the Agent and/or the Hermes Agent are entitled hereunder and/or under the other Security Documents in connection with the Loan;

                THIRDLY in or towards satisfaction of all interest accrued on the Loan;

                FOURTHLY in retention by the Agent in its discretion in a suspense or impersonal interest bearing security realised account of such sum as it considers appropriate by way of security for the Outstanding


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                              Indebtedness or for any actual or contingent
                              liability of the Agent or the Lenders or any of them in connection with the transactions herein contemplated;

                FIFTHLY in or towards payment of the Instalments in reverse order of maturity date;

                SIXTHLY in retention of such other sum or sums as the Agent may require as security for any further monies which may reasonably be expected to become due and payable to the Agent and/or the Lenders and/or the Hermes Agent under this Agreement or any of the other Security Documents and which the assigned Earnings may be insufficient to satisfy;

                SEVENTHLY     any loss (including the cost of breaking deposits
                              or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction; and

                EIGHTHLY the balance (if any) shall be released to the Borrower or to its order or whomsoever else may be entitled thereto.

         12.3   APPLICATION OF PROCEEDS OF INSURANCES

                Subject to the provisions of the Co-ordination Deed, proceeds of the Insurances for partial losses shall be applied in accordance with the Construction Risks Insurance Assignment or the Insurance Assignment (as the case may be) and/or the loss payable clause(s) endorsed on the Insurances in the form approved by the Agent and in the case of a Total Loss of the Vessel in accordance with Clause 4.5 and Clause 12.1.

         12.4   APPLICATION OF ANY REDUCTION IN THE HERMES PREMIUM

                Any amount received by the Agent or the Hermes Agent following a reduction in the amount of the Hermes Premium shall be applied as to eighty per cent (80%) in accordance with Clause 4.7 and the balance shall be paid to the Borrower PROVIDED THAT neither


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                an Event of Default nor a Possible Event of Default has occurred and is continuing when such amount shall be applied in accordance with Clause 12.1.

         12.5   SUSPENSE ACCOUNT

                  Any monies received or recovered by the Trustee, the Agent, any Lender or the Hermes Agent under or in connection with the Security Documents and credited to any suspense or impersonal interest bearing security realised account may be held in such account for so long as the Agent thinks fit pending application at the Agent's discretion in accordance with Clause 12.1 or Clause 12.2 (as the case may be).

13       FEES

         13.1 The Borrower shall enter into fees side letters with the Agent on the date of the Original Loan Agreement and a new fees side letter on the date of the First Supplemental Agreement and pay to the Agent such fees and on such date(s) as shall be referred to therein.

14       EXPENSES

         14.1   INITIAL EXPENSES

                The Borrower shall reimburse the Agent on first demand on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal, insurance and other advisers and travel expenses) incurred by the Agent in respect of the syndication, negotiation, preparation, printing, execution and registration of this Agreement and the other Transaction Documents and any other documents required in connection with the implementation of this Agreement.

         14.2   ENFORCEMENT EXPENSES

                The Borrower shall reimburse the Agent, the Lenders and the Hermes Agent on demand on a full indemnity basis for all charges and expenses (including value added tax or any similar tax thereon and including the fees and expenses of legal advisers) incurred by the Agent, each of the Lenders and the Hermes Agent in connection with the enforcement of, or the preservation of any rights under, this Agreement and the other Security Documents.



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         14.3   STAMP DUTIES

                The Borrower shall pay or indemnify the Agent or the Hermes Agent (as the case may be) on demand against any and all stamp, registration and similar Taxes which may be payable in any jurisdiction in connection with the entry into, performance and enforcement of this Agreement or any of the other Security Documents.

15       WAIVERS, REMEDIES CUMULATIVE

         15.1   NO WAIVER

                No failure to exercise and no delay in exercising on the part of the Trustee, the Agent, any of the Lenders or the Hermes Agent any right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof, or the exercise of any other right or remedy. No waiver by the Trustee, the Agent, the Hermes Agent or any of the Lenders shall be effective unless it is in writing.

         15.2   REMEDIES CUMULATIVE

                The rights and remedies of the Agent and the Lenders provided herein are cumulative and not exclusive of any rights or remedies provided by law.

         15.3   SEVERABILITY

                If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

         15.4   TIME OF ESSENCE

                Time is of the essence in respect of all of the obligations of the Borrower under the Security Documents PROVIDED HOWEVER THAT neither the Agent nor any of the Lenders shall be entitled to terminate or treat this Agreement or any of the other Security Documents as having been repudiated otherwise than in circumstances which constitute an Event of Default.


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16       COUNTERPARTS

         16.1 This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

17       ASSIGNMENT

         17.1   BENEFIT OF AGREEMENT

                This Agreement shall be binding upon the Borrower and its successors and shall inure to the benefit of the Agent and each of the Lenders and their successors and assigns.

         17.2   NO TRANSFER BY THE BORROWER

                The Borrower may not assign or transfer all or any of its rights, benefits or obligations hereunder or under any of the other Security Documents.

         17.3   ASSIGNMENTS, PARTICIPATIONS AND TRANSFERS BY A LENDER

                Each Lender may, subject to obtaining the prior written approval of the Agent and the Hermes Agent, in the case of the Agent such approval not to be unreasonably withheld or delayed, at any time transfer or assign all of its rights and benefits hereunder and under the Security Documents to any other lending institution but shall, prior to such transfer or assignment, on request by the Agent, pay a fee to the Agent of one thousand Dollars (USD1,000) PROVIDED THAT (save in the case of a transfer or assignment of rights and benefits to any subsidiary or holding company of such Lender or to another Lender) no such transfer or assignment may be made without the prior written consent of the Borrower (which consent is not to be unreasonably withheld or delayed). If a Lender transfers or assigns its rights and benefits hereunder as provided above, all references in this Agreement and the other Security Documents to that Lender shall be construed as a reference to that Lender and/or its Transferee or assignee to the extent of their respective interests.

                Each Lender may, however, without the prior approval of the Agent, the Hermes Agent or the Borrower and without payment of a fee to the Agent, at any time transfer or assign all of its


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

                rights and benefits hereunder and under the Security Documents to Hermes or to any nominee of the Federal Republic of Germany or for pure refinancing purposes by way of Hermes' "VERBRIEFUNGSGARANTIE" PROVIDED THAT in the latter case the assigning Lender shall not be released from its obligations hereunder or under the other Security Documents by any such transfer or assignment.

         17.4   EFFECTIVENESS OF TRANSFER

                If a Lender transfers or assigns all or any of its rights and benefits hereunder in accordance with Clause 17.3, then, unless and until the Transferee or assignee has agreed that it shall be under the same obligations towards the parties to this Agreement as it would have been under if it had been a party hereto as a lender, the parties to this Agreement shall not be obliged to recognise such Transferee or assignee as having the rights against each of them which it would have had if it had been such a party hereto.

         17.5   TRANSFER OF RIGHTS AND OBLIGATIONS

                If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder or under the other Security Documents as contemplated in Clause 17.3, then such transfer may be effected by the due completion and execution by the Lender and the relevant Transferee of a Transfer Certificate in the form of Schedule 6. The Agent shall then forthwith execute the Transfer Certificate on behalf of itself and the other parties to this Agreement in accordance with the provisions of Clause 17.8. On the later of the Transfer Date and the fifth (5th) Business Day following the date of redelivery of the Transfer Certificate to the Agent for execution:

                17.5.1 to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and/or its obligations hereunder or under the other Security Documents, the Borrower and the relevant Lender shall each be released from further obligations to the other hereunder and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 17.5 as "DISCHARGED RIGHTS, BENEFITS AND OBLIGATIONS");



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

                17.5.2 the Borrower and the Transferee party thereto shall each assume obligations towards each other and/or acquire rights against each other which differ from such discharged rights, benefits and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and the relevant Lender; and

                17.5.3 such Transferee shall acquire the same rights and benefits and assume the same obligations as it would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

         17.6   CONSENT AND INCREASED OBLIGATIONS OF THE BORROWER

                In the event that a Lender transfers its Office or transfers or assigns its rights and/or benefits hereunder to its affiliate or another Lender and, at the time of such transfer or assignment, there arises an obligation on the part of the Borrower hereunder to pay to the relevant Lender or any other person any amount in excess of the amount they would have been obliged to pay but for such transfer or assignment and the consent of the Borrower has not been obtained to such transfer or assignment and the increased cost then, without prejudice to any obligation of the Borrower which arises after the time of such transfer or assignment, the Borrower shall not be obliged to pay the amount of such excess.

         17.7   DISCLOSURE OF INFORMATION

                Any Lender may disclose to a potential Transferee or assignee who may otherwise propose to enter into contractual relations with it in relation to this Agreement such information about each of the Obligors or the Builder (or otherwise) as that Lender shall consider appropriate SUBJECT ALWAYS to the relevant Lender procuring the execution by the potential Transferee or assignee of a Confidentiality Undertaking PROVIDED ALWAYS THAT a Lender, the Agent, the Hermes Agent and the Trustee may provide any such information and copies of this Agreement, any of the Security Documents and all records in connection therewith to its professional advisers and auditors, to any banking or


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                regulatory authority or to Hermes and/or the Federal Republic of
                Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves and/or to the Builder or as required by law, regulation or legal process without first procuring the execution of a Confidentiality Undertaking. The Borrower acknowledges and agrees that any such information may be used by Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves for statistical purposes and/or for reports of a general nature.

         17.8   TRANSFER CERTIFICATE TO BE EXECUTED BY THE AGENT

                In order to give effect to a Transfer Certificate each of the Arrangers, the Lenders, the Hermes Agent, the Trustee and the Borrower hereby irrevocably and unconditionally appoints the Agent as its true and lawful attorney with full power to execute on its behalf each Transfer Certificate delivered to the Agent pursuant to Clause 17.5 without the Agent being under any obligation to take any further instructions from, or give any prior notice to, the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Borrower or the Guarantor before doing so and the Agent shall so execute each such Transfer Certificate on behalf of the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Borrower and the Guarantor forthwith upon its receipt thereof pursuant to Clause 17.5.

         17.9   NOTICE OF TRANSFER CERTIFICATES

                The Agent shall promptly notify the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Transferee, the Borrower and the Guarantor upon the execution by it of any Transfer Certificate together with details of the amount transferred, the Transfer Date and the parties to such transfer.

         17.10  DOCUMENTATION OF TRANSFER OR ASSIGNMENT

                The Borrower shall at the request of the Agent promptly execute or promptly procure the execution of such documents and do (or procure the doing of) all such acts and things as may be necessary or desirable to give effect to any transfer or assignment pursuant to this Clause 17.



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

         17.11  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 (THE "ACT")

                A person who is not a party to this Agreement has no right under the Act to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

18       NOTICES

         18.1   MODE OF COMMUNICATION

                Except as otherwise provided herein, each notice, request, demand or other communication or document to be given or made hereunder shall be given in writing but unless otherwise stated, may be made by telefax.

         18.2   ADDRESS

                Any notice, demand or other communication (unless made by telefax) to be made or delivered by the Agent to the Borrower pursuant to this Agreement shall (unless the Borrower has by fifteen (15) days' written notice to the Agent specified another address) be made or delivered to the Borrower at 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of Mr Lamarr Cooler and the Legal Department) with a copy to the Borrower c/o Star, 25th Floor, Wisma Genting, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia (marked for the attention of Mr Gerard Lim). Any notice, demand or other communication to be made or delivered by the Borrower to the Agent pursuant to this Agreement shall (unless the Agent has by fifteen (15) days' written notice to the Borrower specified another address) be made or delivered to the Agent at its Office, the details of which are set out in Schedule 2. A copy of any notice to the Agent shall be delivered to the Hermes Agent at its Office as aforesaid.

         18.3   TELEFAX COMMUNICATION

                Any notice, demand or other communication to be made or delivered pursuant to this Agreement may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower is +1 305 436 4140 (marked for the attention of Mr Lamarr Cooler) and +1 305 436 4117 (marked for the attention of the Legal Department) with a copy to +60 (0)3


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

                2161 3621 (marked for the attention of Mr Gerard Lim) and in the case of the Trustee, the Agent, the Hermes Agent or any Lender is as recorded in Schedule 2) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed provided that if in the place of receipt the transmission is received outside normal business hours on a Business Day or not on a Business Day the transmission shall be deemed to have been received at the commencement of the next Business Day. Each such telefax communication, if made to the Agent or any Lender by the Borrower, shall be signed by the person or persons authorised in writing by the Borrower and whose signature appears on the list of specimen signatures contained in the secretary's certificate required to be delivered by paragraph 2 of Schedule 4 and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Agent or any Lender to the Borrower.

         18.4   RECEIPT

                Each such notice, demand or other communication shall be deemed to have been made or delivered (in the case of any letter) when delivered to its office for the time being or, if sent by post, five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address.

         18.5   LANGUAGE

                Each notice, demand or other communication made or delivered by one (1) party to another pursuant to this Agreement or any other Security Document shall be in the English language or accompanied by a certified English translation. In the event of any conflict between the translation and the original text the translation shall prevail unless the original text is a statutory instrument, legal process or any other document of a similar type or a notice, demand or other communication from Hermes or in relation to the Hermes Cover.

19       GOVERNING LAW

         19.1   This Agreement shall be governed by English law.



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

20       WAIVER OF IMMUNITY

         20.1 To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process in relation to this Agreement or the other Security Documents and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed) the Borrower hereby irrevocably and unconditionally agrees throughout the Security Period not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction. In respect of any legal action or proceedings arising out of or in connection with any of the Security Documents the Borrower hereby consents generally as a matter of procedure in relation to the waiver of immunity (but not so as to prejudice any defence which it may have on the merits of the substantive issue) to the giving of any relief or the issue of any process in connection with such legal action or proceedings including without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its uses or intended uses) of any order or judgment which may be made or given in such legal action or proceedings.

21       RIGHTS OF THE AGENT, THE HERMES AGENT, THE TRUSTEE AND THE LENDERS

         21.1   NO DEROGATION OF RIGHTS

                Any rights conferred on the Agent, the Hermes Agent, the Trustee and the Lenders or any of them by this Agreement or any other Security Document shall be in addition to and not in substitution for or in derogation of any other right which the Agent, the Hermes Agent, the Trustee and the Lenders or any of them might at any time have to seek from the Borrower or any other person for payment of sums due from the Borrower or indemnification against liabilities as a result of the Borrower's default in payment of sums due from it under this Agreement or any other Security Document.

         21.2   ENFORCEMENT OF REMEDIES

                None of the Agent, the Hermes Agent, the Trustee or the Lenders shall be obliged before taking steps to enforce any rights


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

                conferred on it by this Clause or exercising any of the rights, powers and remedies conferred on it hereby or by law:

                21.2.1 to take action or obtain judgment in any court against the Borrower or any other person from whom it may seek payment of any sum due from the Borrower under this Agreement or any other Security Document;

                21.2.2 to make or file any claim in a bankruptcy, winding-up, liquidation or re-organisation of the Borrower or any other such person; or

                21.2.3 to enforce or seek to enforce any other rights it may have against the Borrower or any other such person.

22       JURISDICTION

         22.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE"). Each party to this Agreement agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

                This Clause 22.1 is for the benefit of the Agent, the Hermes Agent, the Trustee and the Lenders only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

         22.2 The Borrower may not, without the Agent's prior written consent, terminate the appointment of the Process Agent; if the Process Agent resigns or its appointment ceases to be effective, the Borrower shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Agent to act as the Borrower's process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower of all process or other documents connected with proceedings in the English courts which relate to this Agreement.

         22.3 For the purpose of securing its obligations under Clause 22.2, the Borrower irrevocably agrees that, if it for any reason fails


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

                to appoint a process agent within the period specified in Clause 22.2, the Agent may appoint any person (including a company controlled by or associated with the Agent, the Hermes Agent, the Trustee or any Lender) to act as the Borrower's process agent in England with the unconditional authority described in Clause 22.2.

         22.4 No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower of the service of any process or to forward any process to the Borrower) shall invalidate any proceedings or judgment.

         22.5 The Borrower appoints in the case of the courts of England the Process Agent, to receive, for and on its behalf service of process in England of any legal proceedings with respect to this Agreement and any other Security Document.

         22.6 A judgment relating to this Agreement which is given or would be enforced by an English court shall be conclusive and binding on the Borrower and may be enforced without review in any other jurisdiction.

         22.7 Nothing in this Clause shall exclude or limit any right which the Agent, the Hermes Agent, the Trustee or a Lender may have (whether under the laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

         22.8 In this Clause "JUDGMENT" includes order, injunction, declaration and any other decision or relief made or granted by a court.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed as a deed on the day first written above.

THE BORROWER

SIGNED SEALED and DELIVERED as a DEED              )        P A TURNER
By PAUL TURNER                                     )
for and on behalf of                               )
SHIP HOLDING LLC                                   )
in the presence of:                                )



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

                           R CHEUNG
                           REGINA CHEUNG
                           TRAINEE SOLICITOR
                           STEPHENSON HARWOOD
                           ONE, ST. PAUL'S CHURCHYARD
                           LONDON EC4M 8SH

THE ARRANGERS

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
COMMERZBANK AKTIENGESELLSCHAFT                                )
Hamburg Branch                                                )
in the presence of:                                           )
                           R CHEUNG
                           AS ABOVE

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
HSBC BANK PLC                                                 )
in the presence of:                                           )
                           R CHEUNG
                           AS ABOVE

THE LENDERS

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
COMMERZBANK AKTIENGESELLSCHAFT                                )
Bremen Branch                                                 )
in the presence of:                                           )
                           R CHEUNG
                           AS ABOVE

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
HSBC BANK PLC                                                 )
in the presence of:                                           )
                           R CHEUNG
                           AS ABOVE

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
KFW                                                           )
in the presence of:                                           )
                           R CHEUNG
                           AS ABOVE



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

THE AGENT

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
HSBC BANK PLC                                                 )
in the presence of:                                           )
                           R CHEUNG
                           AS ABOVE

THE HERMES AGENT

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
COMMERZBANK AKTIENGESELLSCHAFT                                )
in the presence of:                                           )
                           R CHEUNG
                           AS ABOVE

THE TRUSTEE

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
HSBC BANK PLC                                                 )
in the presence of:                                           )
                           R CHEUNG
                           AS ABOVE





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                                   SCHEDULE 1

                            PARTICULARS OF ARRANGERS



COMMERZBANK AKTIENGESELLSCHAFT
Global Shipping
Hamburg Branch
Ness 7-9
20457 Hamburg
Federal Republic of Germany

Attn:    Mr Stefan Kuch/Mr Christian Renke
Email:   shipfinance@commerzbank.com



HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com




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


                                   SCHEDULE 2

             PARTICULARS OF AGENT, HERMES AGENT, TRUSTEE AND LENDERS


NAME AND ADDRESS

AGENT

HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:     +44 (0)20 7992 4428
Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com



HERMES AGENT

COMMERZBANK
AKTIENGESELLSCHAFT
Corporate Banking
Financial Engineering
Structured Export and Trade Finance
Kaiserplatz
60261 Frankfurt am Main
Federal Republic of Germany

Fax:     +49 69 1362 3742
Attn:    Mr Klaus-Dieter Schmedding
Email:   exportfinance@commerzbank.com



TRUSTEE

HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:     +44 (0)20 7992 4428
Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com




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


NAME AND ADDRESS                               CONTRIBUTION
                                               IN (EURO) OR USD EQUIVALENT OF
                                               (EURO)

LENDERS

COMMERZBANK                                    90,300,000
AKTIENGESELLSCHAFT
Bremen Branch
Schusselkorb 5-11
28195 Bremen
Federal Republic of Germany

Fax:     +49 421 3633504
Attn:    Mr Wolfgang Schmidt
Email:   wolfgang.schmidt3@commerzbank.com



HSBC BANK PLC                                  90,300,000
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:     +44 (0)20 7992 4428
Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com



KFW                                            77,400,000
(formerly known as
Kreditanstalt fur Wiederaufbau)
Palmengartenstrasse 5-9
60325 Frankfurt am Main
Federal Republic of Germany

Fax:     +49 69 7431 2944
Attn:    Mr Wolfgang Pfisterer
Email:   wolfgang.pfisterer@kfw.de

                                   SCHEDULE 3

                               NOTICE OF DRAWDOWN

                                  CLAUSE 2.3.1


From:    SHIP HOLDING LLC
         Corporation Trust Center
         1209 Orange Street
         Wilmington
         Delaware 19801
         United States of America

To:      HSBC BANK PLC
         Project and Export Finance
         8 Canada Square
         London E14 5HQ

         Attn: Mr Alan Marshall

                                                                         200[ ]

Dear Sirs

LOAN AGREEMENT DATED 4 APRIL 2003 AND AMENDED AND RESTATED BY AN AGREEMENT DATED
            2004 (THE "LOAN AGREEMENT")

We refer to the Loan Agreement pursuant to which you have agreed to advance to us the Facility on the terms and conditions set out therein.

Terms and expressions defined in the Loan Agreement shall have the same respective meanings when used in this notice.

We hereby give you notice that we wish to draw down [the Equivalent Amount of] [[ ] Euro ((EURO)[ ]) being the amount of Tranche [ ] of Portion 1] [and] [[ ] Euro ((EURO)[ ]) being an amount of part of Portion 2] under Clause 2.3 of the Loan Agreement on [ ] 200[ ].

[Tranche [ ] of Portion 1 in the amount of [ ] Euro ((EURO)[ ]) is to be paid to the Builder's account referred to in clause 11.5 of the Building Contract at:

[                    ]]



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

[Portion 2 in the amount of [ ] Euro ((EURO)[ ]) is to be paid on our behalf to the Builder's account referred to above in part payment of the third pre-redelivery instalment due to the Builder pursuant to the Building Contract.]

We attach a Certified Copy of such documents as we have received from [the Builder pursuant to the Building Contract in evidence of the instalment due] [and] [[the Hermes Agent][Hermes] in evidence of the Hermes Premium payable].

We confirm that:

(i) all of the representations and warranties contained in Clause 9 of the Loan Agreement remain true and correct;

(ii)     no Possible Event of Default or Event of Default has occurred;

(iii) subject to Clause 5.3.1 of the Loan Agreement, the first Interest Period shall be of [three (3) six (6)] months' duration; [and]

(iv) [Tranche [ ] of Portion 1 will be applied in [part] financing the [third/fourth/fifth/sixth/seventh/eighth] [pre-redelivery] [redelivery] instalment due to the Builder pursuant to the Building Contract] PROVIDED THAT if the Builder is not entitled pursuant to the Building Contract to utilise any part of Portion 1 drawn down hereunder that amount will be returned by us to the Agent and applied in accordance with Clause 4.7 of the Loan Agreement [Portion 2 is in reimbursement to us of eighty per cent (80%) of the Hermes Premium already paid PROVIDED THAT if the amount of the Hermes Premium is reduced and the amount of the reduction is paid to us, eighty per cent (80%) of the amount of the reduction will be returned by us to the Agent and applied in accordance with Clause 4.7 of the Loan Agreement];

(v) [twenty per cent (20%) of the Contract Price has been or will have been paid on the First Drawdown Date;]

(vi)     [the scheduled Redelivery Date of the Vessel is [ ] 2004];] and



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

(vii) [upon application of Tranche 7 of Portion 1 hereby requested to be drawn down in the manner hereinbefore appearing all sums owing to the Builder under the Building Contract shall have been fully and finally paid].

Yours faithfully
SHIP HOLDING LLC



-----------------------------
By:

                                   SCHEDULE 4

                              CONDITIONS PRECEDENT

                                   CLAUSE 2.7

The Loan is expressly conditional upon the Agent having received in such form and substance as it shall require:

A        ON THE DATE OF THE ORIGINAL LOAN AGREEMENT

BORROWER

1 Certified Copies of any consents required from any ministry, governmental, financial or other authority for the execution of and performance by the Borrower of its obligations under this Agreement and each of the Security Documents or if no such consents are required a secretary's certificate of the Borrower to this effect confirming that no such consents are required.

2        Notarially attested secretary's certificate for the Borrower:

         (A) attaching a copy of its Certificate of Formation and Limited Company Agreement evidencing power to:

                  (i) enter into the transactions contemplated in this Agreement and in the other Security Documents and to buy ships and enter into arrangements for the chartering and management thereof; and

                  (ii) borrow money in the amount referred to in this Agreement and as security therefor to mortgage or charge assets;

         (B) giving the names of the present management committee members and officers;

         (C) setting out specimen signatures of persons who would be authorised to sign documents or otherwise perform the Borrower's obligations under the Security Documents;

         (D) giving the name of the Member and the amount of the Member's Membership Interest;

         (E) attaching copies of resolutions of the management committee of the Borrower duly adopted by the Member authorising the borrowing of the Loan, the granting of the Mortgages and the execution of this Agreement and such of the other Security Documents to which the Borrower is a party and the issue of any power of attorney to execute the same; and

         (F) containing a declaration of solvency as at the date of the secretary's certificate.

3        Where the secretary's certificate referred to in paragraph 2 of this
         Schedule 4 is dated more than five (5) Business Days prior to the date of the Original Loan Agreement, a bringdown certificate, which need not be notarially attested if signed by the same person that signed the secretary's certificate referred to in paragraph 2 of this Schedule 4.

4 The original power of attorney issued pursuant to (A) the resolutions referred to above and (B) paragraph 2(C) above, notarially attested.

STAR, MEMBER, SUPERVISOR AND BUILDER

5        Notarially attested secretary's certificate for each of the above:

         (A) attaching a copy of its Certificate of Incorporation and Memorandum and Articles of Association evidencing power to enter into the transactions contemplated by this Agreement;

         (B)      giving the names of the present officers and directors;

         (C) setting out specimen signatures of persons who would be authorised to sign documents or otherwise perform obligations under the Security Documents;

         (D) attaching copies of resolutions passed at a duly convened meeting of the directors approving the granting and the execution of the documents whose execution is contemplated hereby, insofar as they relate to it and the issue of any power of attorney to execute the same; and

         (E) containing a declaration of solvency as at the date of the secretary's certificate.

6        Where the secretary's certificate referred to in paragraph 5 of this
         Schedule 4 is dated more than five (5) Business Days prior to the date of the Original Loan Agreement, a bringdown certificate, which need not be notarially attested if signed by the same person that signed the secretary's certificate referred to in paragraph 5 of this Schedule 4.

7 The original powers of attorney issued pursuant to (A) the resolutions referred to above and (B) paragraph 5(C) above, notarially attested.

GENERAL

8 Confirmation from the Process Agent that it will act for each of the Obligors and, if necessary, the Builder as agent for service of process in England.

9 Opinions from lawyers appointed by the Agent including English, Isle of Man, Bermudan, German and United States lawyers as to any of the foregoing matters or otherwise as the Agent may require in the form required by the Agent.

10       Certified Copy of the Building Contract including all addenda.

11       Certified Copy of the Supervision Agreement.

12       Certified Copy of the Refund Guarantee.

13 Certified Copy of the Pre-Redelivery Performance Guarantee and evidence of payment in full of the premium therefor.

14       Agency and Trust Deed duly executed.

15       Co-ordination Deed duly executed.

16       Guarantee duly executed.

17       Charge duly executed.

18       Certified Copy of the Commercial Loan Agreement.

19 Copies of the audited consolidated report and accounts of Star for 2001 and the unaudited consolidated accounts of the Group and the unaudited accounts of the Borrower for the financial year quarter to 30 September 2002.

20 Copies of all UCC-1 Financing Statements filed with the Secretary of State of Delaware.

21 Evidence that the withholding tax exemption applies for each of the Lenders.

22       Payment of all fees under Clause 13.

B AT LEAST FIVE (5) BUSINESS DAYS BEFORE EACH DRAWDOWN DATE IN RESPECT OF PORTION 1 AND PORTION 2

23       Drawdown notice duly executed by the Borrower in the form of Schedule
         3.

24 In the case of Portion 1, a Certified Copy of such documents as are received by the Borrower from the Builder pursuant to the Building Contract in evidence of the instalment due.

25 In the case of Portion 2, a Certified Copy of such documents as are received by the Borrower from Hermes or the Hermes Agent in evidence of the Hermes Premium payable.

C        ON THE FIRST DRAWDOWN DATE

26       Certified Copy of the Hermes Cover.

27 Certified Copy of the "EXPORTEURGARANTIE" to be given by the Builder in favour of the Hermes Agent.

28 Confirmation of the Commercial Loan Agent that all conditions precedent to drawdown of the Commercial Loan have been satisfied.

29 Evidence of the payment by the Borrower to the Builder of not less than twenty per cent (20%) of the Contract Price pursuant to the Building Contract.

30 First Pre-Redelivery Mortgage duly executed and lodged for registration in the Shipbuilding Register in Bremerhaven.

31       Earnings Assignment duly executed.

32 Building Contract, Refund Guarantee and Performance Guarantees Assignment duly executed.

33       Construction Risks Insurance Assignment duly executed.

34       Supervision Agreement Assignment duly executed.

35 Telefax confirmations from the insurance brokers through whom any insurances have been placed by the Builder and the Borrower in respect of the Vessel during the Completion Period that the insurances have been placed and upon receipt of a notice of assignment of the insurances they will issue letters of undertaking in the form approved by the Agent.

36 Written confirmation from the Agent's insurance advisers that the Insurances are in a form satisfactory to the Agent.

37 Notarially attested bringdown certificate in respect of the Borrower, the Supervisor and the Builder.

38 Opinion from German lawyers appointed by the Agent as to due registration of the Vessel and due registration of the First Pre-Redelivery Mortgage or otherwise as the Agent may require in the form required by the Agent.

D        ON EACH DRAWDOWN DATE IN RESPECT OF PORTION 2

39 Evidence of the payment by the Borrower of the Hermes Premium (or relevant part thereof).

E        ON THE REDELIVERY DATE

40       Such evidence as the Agent may require that the Vessel is:

         (A) registered in the name of the Borrower under the laws and flag of the United States of America, free from all liens and encumbrances except the Post Redelivery Mortgage;

         (B) classified with the highest classification available free of all recommendations and qualifications with Det Norske Veritas and American Bureau of Shipping;

         (C)      insured in accordance with the terms of the Security
                  Documents; and

         (D) managed by the Manager and the Sub-Agent pursuant to the Management Agreement and the Sub-Agency Agreement.

41       Certified Copy of the Builder's Certificate.

42 Certified Copy of the unconditional protocol of redelivery and acceptance duly signed by the Builder and the Borrower.

43 Certified Copy of the certificate of warranty from the Builder stating that the Vessel is free from all encumbrances on the Redelivery Date.

44 Certified Copy of the Post Redelivery Performance Guarantee and evidence of payment in full of the premium therefor.

45 Copies of valid trading and other certificates to be produced by the Builder pursuant to the Building Contract.

46 Post Redelivery Mortgage duly executed and lodged for recordation at the relevant authority of the United States of America.

47 Certified Copy of the advance foreign transfer approval obtained from the Maritime Administration of the United States of America ("MARAD"). This Marad pre-approval will have been issued for the benefit of the Trustee and the Commercial Loan Trustee and its successors and assigns pursuant to sections 9(c) and (e) of the Shipping Act, 1916, as amended, of the United States of America to transfer the Vessel to a foreign registry in the case of (A) the occurrence of an Event of a Default or (B) a foreclosure of the Post Delivery Mortgage or (C) the Vessel ceasing to be employed in regular service in Hawaii and no longer being eligible to engage in the coastwise transportation of passengers for hire as set forth in Public Law 108-7 of the United States of America.

48       Insurance Assignment duly executed.

49 Telefax confirmations from the insurance brokers for marine risks (hull and machinery) and the managers of any protection and indemnity or war risks association through whom any Insurances have been placed in respect of the Vessel that the Insurances have been placed and upon receipt of a notice of assignment of the Insurances they will issue letters of undertaking in the form approved by the Agent.

50 Written confirmation from the Agent's insurance advisers that the Insurances are in a form satisfactory to the Agent.

51       Certified Copy of the Management Agreement.

52       Certified Copy of the Sub-Agency Agreement.

53       Management Agreement Assignment duly executed.

54       Sub-Agency Agreement Assignment duly executed.

55       Account Charge duly executed.

56 Evidence that the Operating Account has been opened for receipt of the Earnings of the Vessel in accordance with Clause 7.6.

57 Opinion from lawyers appointed by the Agent as to due registration of the Vessel and due registration of the Post Redelivery Mortgage or otherwise as the Agent may require in the form required by the Agent.

58       Evidence of the payment by the Borrower of the Hermes Premium in full.

59       Notarially attested bringdown certificate in respect of the Borrower.

60 Notarially attested secretary's certificate for each of the Manager and the Sub-Agent:

         (A) attaching a copy of its Certificate of Incorporation and its Memorandum of Association and Bye-Laws (or equivalent documents) evidencing power to enter into the transactions contemplated by this Agreement;

         (B)      giving the names of the present officers and directors;

         (C) setting out specimen signatures of persons who would be authorised to sign documents or otherwise perform obligations under the Security Documents;

         (D) attaching copies of resolutions passed at a duly convened meeting of the directors approving the granting and the execution of the documents whose execution is contemplated hereby, insofar as they relate to it and the issue of any power of attorney to execute the same; and

         (E) containing a declaration of solvency as at the date of the secretary's certificate.

61       Where the secretary's certificate referred to in paragraph 60 of this
         Schedule 4 is dated more than ten (10) Business Days prior to the Redelivery Date, a bringdown certificate, which need not be notarially attested if signed by the same person that signed the secretary's certificate referred to in paragraph 60 of this Schedule 4.

62 The original powers of attorney issued pursuant to (A) the resolutions referred to above and (B) paragraph 60(C) above, notarially attested.

63 Confirmation from the Process Agent that it will act for the Manager as agent for service of process in England.

64 Copies of all UCC-1 Financing Statements filed with the Secretary of State of Delaware.

65       Payment of all fees due under Clause 13.

66 A Certified Copy of the carrier initiative agreement executed pursuant to the Post Redelivery Mortgage.

67 A Certified Copy of any current certificate of financial responsibility in respect of the Vessel issued under OPA.

68 A Certified Copy of a valid safety management certificate (or interim safety management certificate) issued to the Vessel in respect of its management by the Manager pursuant to the ISM Code.

69 A Certified Copy of a valid document of compliance (or interim document of compliance) issued to the Manager in respect of ships of the same type as the Vessel pursuant to the ISM Code.

70 A Certified Copy of a valid international ship security certificate issued to the Vessel in accordance with the ISPS Code.

                                   SCHEDULE 5

                           CONFIDENTIALITY UNDERTAKING

                            [On Bank's Headed Paper]

To:      SHIP HOLDING LLC
         Corporation Trust Center
         1209 Orange Street
         Wilmington
         Delaware 19801
         United States of America
         (the "BORROWER")


         HSBC BANK PLC
         Project and Export Finance
         8 Canada Square
         London E14 5HQ
         Attn:    Mr Alan Marshall
         (the "AGENT")


SHIP HOLDING LLC
DOLLAR EQUIVALENT OF (EURO)258,000,000 TERM LOAN (THE "FACILITY")
FORM OF CONFIDENTIALITY UNDERTAKING

1 We hereby undertake that we will keep confidential and will not make use of for any purposes (other than for the purposes of the Facility) all information delivered to us in connection with the Facility and all information obtained by us in the course of discussions with the Agent, the Borrower or any other party involved with the Facility (collectively the "INFORMATION") until and save to the extent that the Information has been released into the public domain. However, we shall be entitled to supply the Information to:

         (A) professional advisers solely for use in connection with the Facility after drawing to the attention of those advisers the content of the undertaking as to confidentiality given by us and after obtaining similar undertakings from them; and

         (B) any third party where we have been authorised in writing to do so by the Borrower; and

         (C) subject to giving reasonable prior notice to the Borrower, to any banking or regulatory authority to which we are subject after drawing to the attention of such authority the content of the undertaking as to confidentiality given by us; and

         (D) pursuant to subpoena or other legal process and pursuant to any law or regulation having the force of law.

2 We further undertake that if we decide not to participate in the Facility, we will return to the Agent the originals and additional copies or extracts made therefrom and all documentary Information delivered to us by the Agent in relation to the Facility and/or the Borrower (including any supplied to third parties as contemplated in paragraph 1).

For and on behalf of
BANK NAME:


-----------------------------
By

Date:

                                   SCHEDULE 6

                              TRANSFER CERTIFICATE


Lenders are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and requisitions, including the Financial Services Act 1986 and regulations made thereunder and similar statutes which may be in force in other jurisdictions.


TO: HSBC Bank plc (the "AGENT") as agent on its own behalf and for and on behalf of the Arrangers, the Hermes Agent, the Trustee, the Borrower and the Lenders as defined in the Loan Agreement referred to below

Attention:        [                ]

                                                                           Date:

This certificate (the "TRANSFER CERTIFICATE") relates to a loan agreement dated
4 April 2003 and amended and restated by an agreement dated           2004 (as
the same may from time to time be further amended, supplemented and/or novated the "LOAN AGREEMENT") made between (among others) (1) Ship Holding LLC as borrower (the "Borrower") (2) the banks and financial institutions referred to therein as lenders (the "LENDERS") (3) the Agent (4) Commerzbank Aktiengesellschaft (the "HERMES AGENT") and (5) HSBC Bank plc (the "TRUSTEE") whereby the Lenders have agreed to make available to the Borrower a term loan facility in the amount of up to two hundred and fifty eight million Euro ((EURO)258,000,000) and/or the Equivalent Amount thereof. Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Transfer Certificate:

the "TRANSFEROR" means [full name] of [Office];

the "TRANSFEREE" means [full name] of [Office].

1 The Transferor with full title guarantee transfers to the Transferee absolutely in accordance with Clause 17.5 of the Loan Agreement all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and all the other Security Documents insofar as such rights and interests relate to [that portion of its Contribution to the Loan in an amount equal to [[ ] Dollars (USD[ ]) [and [ ] Euro ((EURO)[ ])] out of its total Contribution which at the date hereof is [ ] Dollars (USD[ ]) [and [ ] Euro ((EURO)[ ])] or [that portion of its Commitment to the Facility in an amount of [ ] Euro ((EURO)[ ]) or an amount in Dollars equal to [ ] Euro ((EURO)[ ]) out of its total Commitment which at the date hereof is [ ] Euro ((EURO)[ ]) in Euro and/or in Dollars].

2 By virtue of this Transfer Certificate and Clause 17.5 of the Loan Agreement, the Transferor is discharged entirely with effect from the Transfer Date from [that portion of its Contribution to the Loan and its obligations relating thereto to the extent of [[ ] Dollars (USD[ ]) and [ ] Euro ((EURO)[ ]) out of its total Contribution at such date] or [that portion of its Commitment to the Facility and its obligations relating thereto to the extent of [ ] Euro ((EURO)[ ]) in Euro and/or in Dollars out of its total Commitment at such date].

3        The Transferee hereby requests:

         (A) the Borrower, the Agent, the Hermes Agent, the Trustee, the Arrangers and the Lenders to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of Clause 17.5 of the Loan Agreement; and

         (B) the Agent to execute this Transfer Certificate on behalf of itself and the other said parties pursuant to Clause 17.8 of the Loan Agreement so that this Transfer Certificate will take effect in accordance with the terms thereof on [specify date of transfer] [or] [the date on which the Agent receives a certificate signed by [the Transferor] confirming that the following conditions have been fulfilled [specify conditions to transfer].

4        The Transferee:

         (A) confirms that it has received a copy of the Loan Agreement, the Agency and Trust Deed and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

         (B) confirms that it has not relied and will not hereafter rely on the Transferor, the Trustee, the Agent, the Arrangers, the Lenders or the Hermes Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, the Agency and Trust Deed or any other of the Security Documents or any other documents or information;

         (C) agrees that it has not relied and will not rely on the Transferor, the Trustee, the Agent, the Arrangers, the Lenders or the Hermes Agent to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other party to the Loan Agreement or any other of the Security Documents (save as otherwise expressly provided therein);

         (D) warrants that it has power and authority to become a party to the Loan Agreement and the Agency and Trust Deed and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement, the Agency and Trust Deed and the other Security Documents;

         (E) if not already a Lender, appoints the Agent to act as its agent (except in relation to the Hermes Cover), the Hermes Agent to act as its agent in relation to the Hermes Cover and the Trustee to act as its trustee as provided in the Loan Agreement, the Agency and Trust Deed and the other Security Documents and agrees to be bound by the terms of Clause 17.8 of the Loan Agreement and by all the terms of the Agency and Trust Deed.

5        The Transferor:

         (A) warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

         (B) warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of (i) England (ii) the country in which the Transferor is incorporated and (iii) the country in which its Office is located; and

         (C) agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Transfer Certificate or for any similar purpose.

6 The Transferee hereby undertakes to the Transferor and each of the other parties to the Loan Agreement and the Agency and Trust Deed that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the Agency and Trust Deed will be assumed by it after the transfer contemplated by this Transfer Certificate has taken effect.

7 If a Transferor and a Transferee effect a transfer in accordance with Clause 3 of this Transfer Certificate during an Interest Period, the Agent shall make all payments which would have become due to the Transferor under the Loan Agreement during the relevant Interest Period to the Transferor, as if no such transfer had been effected by the Transferor to the Transferee, according to the percentages of the Transferor's Contribution and/or Commitment transferred and retained pursuant to Clauses 1 and 2 of this Transfer Certificate, and the Transferor and the Transferee shall be responsible for paying to each other pro rata all amounts (if any) due to them from each other for such Interest Period. On and from the commencement of the immediately succeeding Interest Period, the Agent shall make all payments due under the Loan Agreement for the account of the Transferor, to the Transferor, and shall make all payments due under the Loan Agreement for the account of the Transferee, to the Transferee. This provision is for administrative convenience only and shall not affect the rights of the Transferor and the Transferee under the Loan Agreement.

8 None of the Transferor, the Agent, the Hermes Agent, the Trustee, the Arrangers or the Lenders:

         (A) makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement, the Agency and Trust Deed or any other of the Security Documents or any document relating thereto;

         (B) assumes any responsibility for the financial condition of the Borrower or any other party to the Loan Agreement, the Agency and Trust Deed or any other of the Security Documents or any such other document or for the performance and observance by the Borrower or any other party to the Loan Agreement, the Agency and Trust Deed or any other of the Security Documents or any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether expressed or implied by law or otherwise, are hereby excluded (except as aforesaid).

9 The Transferor and the Transferee each undertakes that it will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter connected with or arising out of it unless caused by the Agent's gross negligence or wilful misconduct, as the case may be.

10 The agreements and undertaking of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement.

11 This Transfer Certificate shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof the Transferor, the Transferee and the Agent (as agent for and on behalf of itself as Agent, the Hermes Agent, the Trustee, the Arrangers, the Borrower and the Lenders (other than the Transferor)) have caused this Transfer Certificate to be executed on the day first written above.

THE TRANSFEROR

SIGNED by                                   )
                                            )
for and on behalf of                        )
[              ]                            )
in the presence of:                         )



THE TRANSFEREE

SIGNED by                                   )
                                            )
for and on behalf of                        )
[              ]                            )
in the presence of:                         )

THE AGENT

SIGNED by                                   )
                                            )
for and on behalf of                        )
[              ]                            )
as agent for and on behalf                  )
of itself as Agent,                         )
the Hermes Agent, the Trustee,              )
the Arrangers, the Borrower,                )
the Guarantor and the Lenders               )
in the presence of:                         )



NOTE: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor's interest in the security constituted by the Security Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each individual Lender to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor's interest in such security in any such jurisdiction, and, if so, to seek appropriate advice and arrange for execution of the same.

                                    SCHEDULE

                      ADMINISTRATIVE DETAILS OF TRANSFEREE



Name of Transferee:

Office:

Contact Person
(Loan Administration Department):

Telephone:

Fax:

E-mail:

Contact Person
(Credit Administration Department):

Telephone:

Fax:

E-mail:

Account for Payments:

                                   SCHEDULE 7

                          FORM OF NOTICE OF FIXED RATE

To:      SHIP HOLDING LLC (the "BORROWER")
         Corporation Trust Center
         1209 Orange Street
         Wilmington
         Delaware 19801
         United States of America

From:    HSBC BANK PLC (the "FACILITY AGENT")
         Project and Export Finance
         8 Canada Square
         London E14 5HQ

         Attn:    Mr Alan Marshall


LOAN AGREEMENT DATED 4 APRIL 2003 AND AMENDED AND RESTATED BY AN AGREEMENT DATED
           2004 BETWEEN (AMONG OTHERS) (1) THE BORROWER (2) THE LENDERS (3) THE AGENT (4) THE HERMES AGENT AND (5) THE TRUSTEE (THE "LOAN AGREEMENT") RELATING TO THE FINANCING OF THE COMPLETION OF A VESSEL IDENTIFIED WITH NO 7671 AND WORKING TITLE "PROJECT AMERICA" AT LLOYD WERFT BREMERHAVEN GMBH

The Agent hereby gives notice to the Borrower that, pursuant to Clause 5.5 (Fixed Rate) of the Loan Agreement, the Borrower shall from [date] 2004 pay interest on the outstanding amount of the Loan at the Fixed Rate of [ ] per cent ([o]%) per annum.

Capitalised terms used herein shall have the same meanings as in the Loan Agreement.

Date:                         2004



----------------------------
HSBC BANK PLC
By:

Agreed:


----------------------------
SHIP HOLDING LLC
By:

                                   SCHEDULE 8

           CHARTERING OF THE SIX VESSELS (AS DEFINED IN CLAUSE 10.6.4)

VESSEL                      NEW OWNER                      DAILY HIRE      REDELIVERING         TRANSFER VALUE
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Norwegian Sea               Ocean Pacific Limited                    [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Norwegian Majesty           Ocean Voyager Limited                    [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Norwegian Wind              Crown Wind Limited                       [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Norwegian Crown             Crown Odyssey Limited                    [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Norwegian Dream             Ocean Dream Limited                      [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Marco Polo                  Ocean World Limited                      [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------


SECOND SUPPLEMENTAL AGREEMENT TO THE LOAN AGREEMENT

DATED  1 JULY 2004

BETWEEN:

(1) SHIP HOLDING LLC of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the "BORROWER");

(2) NCL CORPORATION LTD. of Reid Hall, 3 Reid Street, Hamilton HM 11, Bermuda (the "GUARANTOR");

(3) THE SEVERAL BANKS particulars of which are set out in Schedule 1 as arrangers (collectively the "ARRANGERS" and each individually an "ARRANGER");

(4) THE SEVERAL BANKS particulars of which are set out in Schedule 2 as lenders (collectively the "LENDERS" and each individually a "LENDER");

(5)      HSBC BANK PLC of 8 Canada Square, London E14 5HQ as agent (the
         "AGENT");

(6) COMMERZBANK AKTIENGESELLSCHAFT of Kaiserplatz, 60311 Frankfurt am Main, Federal Republic of Germany as agent (the "HERMES AGENT"); and

(7)      HSBC BANK PLC of 8 Canada Square, London E14 5HQ as trustee (the
         "TRUSTEE").

WHEREAS:

(A) By a loan agreement dated 4 April 2003 as amended and restated by a first supplemental agreement dated 20 April 2004 (the "ORIGINAL LOAN AGREEMENT") entered into between (among others) the Borrower, the Lenders, the Agent, the Hermes Agent and the Trustee, the Lenders granted to the Borrower a secured loan in the maximum amount of the equivalent in Dollars and/or Euro of two hundred and fifty eight million Euro ((EURO)258,000,000) (the "LOAN") to part-finance the completion by the Builder of the Vessel for the Contract Price (as such term is defined in the Original Loan Agreement) on the terms and conditions therein contained. The repayment of the Loan by the Borrower has been secured by (among other things) a guarantee and indemnity dated 23 April 2004 granted by the Guarantor.

(B) During the night of 13/14 January 2004, the Vessel went aground at the Builder's pier (the "INCIDENT"). The Vessel and the Builder's premises were considerably damaged.

(C) On 9 February 2004 the Builder filed for insolvency. The insolvency proceedings commenced on 1 June 2004 by way of insolvency in self-administration. Mr Wolfgang van Betteray Dipl.-Kfm. (the "SACHWALTER") was appointed custodian (Sachwalter) of the Builder with the power of disposal over the accounts of the Builder.

(D) Pursuant to an insurance settlement agreement dated 25 June 2004 (the "INSURANCE SETTLEMENT AGREEMENT") between Basler Securitas Versicherungs-Aktiengesellschaft (for itself and as leading underwriter in the name of and on the account of the co-insurers of the Vessel (the "INSURERS")), the Builder and the Borrower, it has been agreed that the Insurers will pay the proceeds of the Builder's and the Borrower's claim in respect of the Incident which occurred during the night of 13/14 January 2004 when the Vessel went aground at the Builder's pier to an account opened in the name of the Sachwalter. The account has been charged to the Trustee as security for the obligations of the Borrower under the Loan Agreement pursuant to a deed of charge dated 25 June 2004.

(E) By a third addendum (the "THIRD ADDENDUM") to the Building Contract (as defined in the Original Loan Agreement) (the "ORIGINAL BUILDING CONTRACT", and together with the Third Addendum and all and any further amendments, modifications, alterations and agreements supplemental thereto the "BUILDING CONTRACT") to be made between the Builder and the Borrower, the Builder will (with the approval of the Sachwalter) reaffirm the Original Building Contract on the terms and conditions therein stated and therefore the Builder will be obliged to restore and complete the Vessel for the Borrower in accordance with the Original Building Contract as amended by the Third Addendum.

(F) Pursuant to the Insurance Settlement Agreement and the Third Addendum, among other things, the amounts of and the dates of payment for the instalments of the Contract Price payable by the Borrower to the Builder under the Original Building Contract will be amended and the Date for Completion (as defined in the Original Building Contract) will be extended to 6 June 2005.

(G) The consent of the Lenders, the Agent, the Hermes Agent and the Trustee is given in respect of the above matters referred to in recital (F) on the terms of this second supplement to the Original Loan Agreement (this "DEED"). This Deed shall be executed as a deed.

NOW THIS DEED WITNESSES as follows:

1        DEFINITIONS AND CONSTRUCTION

         1.1 In this Deed including the preamble and recitals hereto (unless the context otherwise requires) any term or expression defined in the preamble or the recitals shall have the meaning ascribed to it therein and terms and expressions not defined herein but whose meanings are defined in the Loan Agreement shall have the meanings set out therein. In addition, the following terms and expressions shall have the meanings set out below:

                  "LOAN AGREEMENT" means the Original Loan Agreement as amended by this Deed; and

                  "EFFECTIVE DATE" means the date on which the conditions precedent set out in Clause 3.1 are fulfilled to the satisfaction of the Agent.

         1.2 The provisions of Clauses 1.2 and 1.3 of the Original Loan Agreement as amended by this Deed shall apply hereto (mutatis mutandis).

2        AMENDMENT OF ORIGINAL LOAN AGREEMENT AND SECURITY DOCUMENTS

         2.1 The parties hereto agree that immediately upon and with effect from the Effective Date the Original Loan Agreement shall be read and construed as if:

                  2.1.1 the definition of "BUILDING CONTRACT" in clause 1.1 thereof had been deleted and substituted with the following:

                           ""BUILDING CONTRACT" MEANS THE AMENDED AND RESTATED SHIPBUILDING CONTRACT DATED AS OF 5 FEBRUARY 2003 BETWEEN THE BORROWER AND THE BUILDER (BEING AN AMENDMENT AND RESTATEMENT OF THE SHIPBUILDING CONTRACT DATED 28 DECEMBER 2000 BETWEEN NCLL AND THE BUILDER AS NOVATED BY A CONTRACT DATED 5 FEBRUARY 2003 BETWEEN NCLL, THE BORROWER AND THE BUILDER) AS AMENDED BY A FIRST ADDENDUM THERETO DATED 7 MARCH 2003, A SECOND ADDENDUM THERETO DATED 14 MARCH 2003 AND A THIRD ADDENDUM THERETO DATED 1 JULY 2004 FOR THE COMPLETION AND REDELIVERY OF THE VESSEL AND SPECIFICATION NO 4-00910 DATED 5 FEBRUARY 2003;";

                  2.1.2 the definition of "CONTRACT PRICE" in clause 1.1 thereof had been deleted and substituted with the following:

                           ""CONTRACT PRICE" MEANS THREE HUNDRED AND SIX MILLION FIVE HUNDRED AND FIFTY THOUSAND EURO
                           ((EURO)306,550,000) BEING THE PRICE AGREED BETWEEN THE BUILDER AND THE BORROWER FOR THE COMPLETION OF THE VESSEL UNDER CLAUSE 11.1 OF THE BUILDING CONTRACT;";

                  2.1.3 a new definition of "INCIDENT" had been inserted in clause 1.1 thereof which read as follows:

                           ""INCIDENT" MEANS THE INCIDENT WHICH OCCURRED DURING THE NIGHT OF 13/14 JANUARY 2004 WHEN THE VESSEL WENT AGROUND AT THE BUILDER'S PIER;";

                  2.1.4 a new definition of "INSURANCE PROCEEDS ACCOUNT CHARGE" had been inserted in clause 1.1 thereof which read as follows:

                           ""INSURANCE PROCEEDS ACCOUNT CHARGE" MEANS THE CHARGE DATED 25 JUNE 2004 OVER THE ACCOUNT OF MR WOLFGANG VAN BETTERAY DIPL.-KFM., THE CUSTODIAN (SACHWALTER) OF THE BUILDER (IN INSOLVENCY) WITH COMMERZBANK AKTIENGESELLSCHAFT, BREMEN BRANCH INTO WHICH THE PROCEEDS OF THE INSURANCES IN RESPECT OF THE INCIDENT WILL BE PAID, GIVEN BY THE SAID MR WOLFGANG VAN BETTERAY DIPL.-KFM. IN FAVOUR OF THE TRUSTEE, SUCH CHARGE BEING IN THE FORM AND ON THE TERMS AND CONDITIONS REQUIRED BY THE AGENT AND THE HERMES AGENT;";

                  2.1.5 A NEW DEFINITION OF "INSURANCE SETTLEMENT AGREEMENT" HAD BEEN INSERTED IN CLAUSE 1.1 THEREOF WHICH READ AS
                           FOLLOWS:

                           ""INSURANCE SETTLEMENT AGREEMENT" MEANS THE AGREEMENT DATED 25 JUNE 2004 BETWEEN BASLER SECURITAS VERSICHERUNGS-AKTIENGESELLSCHAFT (FOR ITSELF AND AS LEADING UNDERWRITER IN THE NAME OF AND ON THE ACCOUNT OF THE CO-INSURERS OF THE VESSEL), THE BUILDER AND THE BORROWER IN RELATION TO THE PROCEEDS OF THE INSURANCES IN RESPECT OF THE INCIDENT;";

                  2.1.6 the definition of "OBLIGORS" in clause 1.1 thereof had been deleted and substituted with the following:

                           ""OBLIGORS" MEANS THE BORROWER, THE GUARANTOR, THE MANAGER, THE SUB-AGENT, THE SUPERVISOR, THE MEMBER AND ANY OTHER PARTY FROM TIME TO TIME TO ANY OF THE SECURITY DOCUMENTS EXCLUDING THE BUILDER, MR WOLFGANG

                           VAN BETTERAY DIPL.-KFM., HERMES, THE ARRANGERS, THE TRUSTEE, THE AGENT, THE HERMES AGENT, THE LENDERS, THE COMMERCIAL LOAN TRUSTEE, THE COMMERCIAL LOAN AGENT AND THE COMMERCIAL LOAN Lenders;";

                  2.1.7 the definition of "SECURITY DOCUMENTS" in clause 1.1 thereof had been deleted and substituted with the following:

                           ""SECURITY DOCUMENTS" MEANS THIS AGREEMENT, THE GUARANTEE, THE HERMES COVER, THE BUILDING CONTRACT, REFUND GUARANTEE AND PERFORMANCE GUARANTEES ASSIGNMENT, THE CONSTRUCTION RISKS INSURANCE ASSIGNMENT, THE SUPERVISION AGREEMENT ASSIGNMENT, THE MANAGEMENT AGREEMENT ASSIGNMENT, THE SUB-AGENCY AGREEMENT ASSIGNMENT, THE MORTGAGES, THE CHARGE OPTION, THE CHARGE, THE EARNINGS ASSIGNMENT, THE INSURANCE ASSIGNMENT, THE ACCOUNT CHARGE, THE INSURANCE PROCEEDS ACCOUNT CHARGE AND ALL SUCH OTHER DOCUMENTS AS MAY BE EXECUTED AT ANY TIME IN FAVOUR OF (AMONG OTHERS) THE TRUSTEE, THE HERMES AGENT AND/OR ANY OF THE LENDERS AS SECURITY FOR THE OBLIGATIONS OF THE BORROWER, THE OTHER OBLIGORS AND THE BUILDER WHETHER EXECUTED PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT OR OTHERWISE HOWSOEVER;";

                  2.1.8 the definition of "TERMINATION DATE" in clause 1.1 thereof had been deleted and substituted with the following:

                           ""TERMINATION DATE" MEANS THE EARLIER OF THE
                           REDELIVERY DATE AND 3 DECEMBER 2005 (OR SUCH LATER DATE AS IS AGREED BETWEEN THE BORROWER, THE LENDERS AND HERMES);";

                  2.1.9 the definitions of "TRANCHE 4", "TRANCHE 5", TRANCHE 6" and "TRANCHE 7" in clause 1.1 thereof had been deleted and substituted with the following:

                           ""TRANCHE 4" MEANS THE AMOUNT [***] [CONFIDENTIAL TREATMENT] OR THE EQUIVALENT AMOUNT THEREOF TO BE APPLIED IN PAYMENT OF THE SIXTH PRE-REDELIVERY INSTALMENT DUE BY THE BORROWER TO THE BUILDER UNDER THE BUILDING CONTRACT TO BE ADVANCED BY THE LENDERS ON A DRAWDOWN DATE BY WAY OF THEIR CONTRIBUTIONS THERETO;

                           "TRANCHE 5" MEANS THE AMOUNT OF [***] [CONFIDENTIAL TREATMENT] OR THE EQUIVALENT AMOUNT THEREOF TO BE APPLIED IN PAYMENT OF THE SEVENTH PRE-REDELIVERY INSTALMENT DUE BY THE BORROWER TO THE BUILDER UNDER THE BUILDING CONTRACT TO BE ADVANCED BY THE LENDERS ON A DRAWDOWN DATE BY WAY OF THEIR CONTRIBUTIONS THERETO;

                           "TRANCHE 6" MEANS THE AMOUNT OF [***] [CONFIDENTIAL TREATMENT] OR THE EQUIVALENT AMOUNT THEREOF TO BE APPLIED IN PAYMENT OF THE EIGHTH PRE-REDELIVERY INSTALMENT DUE BY THE BORROWER TO THE BUILDER UNDER THE BUILDING CONTRACT TO BE ADVANCED BY THE LENDERS ON A DRAWDOWN DATE BY WAY OF THEIR CONTRIBUTIONS THERETO;

                           "TRANCHE 7" MEANS THE AMOUNT OF UP TO [***]
                           [CONFIDENTIAL TREATMENT] OR THE EQUIVALENT AMOUNT THEREOF TO BE APPLIED IN PAYMENT OF THE NINTH PRE-REDELIVERY INSTALMENT DUE BY THE BORROWER TO THE BUILDER UNDER THE BUILDING CONTRACT TO BE ADVANCED BY THE LENDERS ON A DRAWDOWN DATE BY WAY OF THEIR CONTRIBUTIONS THERETO;

                           "TRANCHE 8" MEANS THE AMOUNT OF UP TO [***]
                           [CONFIDENTIAL TREATMENT] OR THE EQUIVALENT AMOUNT THEREOF TO BE APPLIED IN PAYMENT OF THE TENTH PRE-REDELIVERY INSTALMENT DUE BY THE BORROWER TO THE BUILDER UNDER THE BUILDING CONTRACT TO BE ADVANCED BY THE LENDERS ON A DRAWDOWN DATE BY WAY OF THEIR CONTRIBUTIONS THERETO;

                           "TRANCHE 9" MEANS THE AMOUNT OF UP TO [***]
                           [CONFIDENTIAL TREATMENT] OR THE EQUIVALENT AMOUNT THEREOF TO BE APPLIED IN PAYMENT OF THE REDELIVERY INSTALMENT DUE BY THE BORROWER TO THE BUILDER UNDER THE BUILDING CONTRACT TO BE ADVANCED BY THE LENDERS ON THE REDELIVERY DATE BY WAY OF THEIR CONTRIBUTIONS THERETO PROVIDED THAT THE EURO AMOUNT OF THIS TRANCHE AND THE EURO AMOUNTS OF THE OTHER TRANCHES SHALL NOT WHEN AGGREGATED EXCEED EIGHTY PER CENT (80%) OF THE CONTRACT PRICE;";

                  2.1.10 the definition of "TRANCHES" in clause 1.1 thereof had been deleted and substituted with the following:

                           ""TRANCHE" MEANS TRANCHE 1, TRANCHE 2, TRANCHE 3, TRANCHE 4, TRANCHE 5, TRANCHE 6, TRANCHE 7, TRANCHE 8 AND/OR TRANCHE 9 OF PORTION 1;";

                  2.1.11   the definition of "TRANSACTION DOCUMENTS" in clause
                           1.1 thereof had been deleted and substituted with the following:

                           ""TRANSACTION DOCUMENTS" MEANS THE SECURITY
                           DOCUMENTS, THE COMMERCIAL LOAN SECURITY DOCUMENTS, THE COMMERCIAL LOAN AGREEMENT, THE BUILDING CONTRACT, THE DRAWDOWN NOTICES, THE SUPERVISION AGREEMENT, THE MANAGEMENT AGREEMENT, THE SUB-AGENCY AGREEMENT, THE REFUND GUARANTEE, THE PERFORMANCE GUARANTEES, THE INSURANCE SETTLEMENT AGREEMENT, THE CO-ORDINATION DEED, THE AGENCY AND TRUST DEED AND ANY OTHER MATERIAL DOCUMENT NOW OR HEREAFTER ISSUED IN CONNECTION WITH THE DOCUMENTS OR THE TRANSACTION HEREIN REFERRED TO AND ALSO INCLUDING ANY INTEREST EXCHANGE ARRANGEMENT;";

                  2.1.12 clause 2.2.1 thereof had been deleted and substituted with the following:

                           "PORTION 1 SHALL FINANCE UP TO EIGHTY PER CENT (80%) OF THE CONTRACT PRICE. THE BORROWER SHALL APPLY TRANCHE 1 IN PART PAYMENT OF THE THIRD PRE-REDELIVERY INSTALMENT DUE TO THE BUILDER UNDER THE BUILDING CONTRACT, TRANCHE 2 IN PAYMENT OF THE FOURTH PRE-REDELIVERY INSTALMENT DUE TO THE BUILDER UNDER THE BUILDING CONTRACT, TRANCHE 3 IN PAYMENT OF THE FIFTH PRE-REDELIVERY INSTALMENT DUE TO THE BUILDER UNDER THE BUILDING CONTRACT, TRANCHE 4 IN PAYMENT OF THE SIXTH PRE-REDELIVERY INSTALMENT DUE TO THE BUILDER UNDER THE BUILDING CONTRACT, TRANCHE 5 IN PAYMENT OF THE SEVENTH PRE-REDELIVERY INSTALMENT DUE TO THE BUILDER UNDER THE BUILDING CONTRACT, TRANCHE 6 IN PAYMENT OF THE EIGHTH PRE-REDELIVERY INSTALMENT DUE TO THE BUILDER UNDER THE BUILDING CONTRACT, TRANCHE 7 IN PAYMENT OF THE NINTH PRE-REDELIVERY INSTALMENT DUE TO THE BUILDER UNDER THE BUILDING CONTRACT, TRANCHE 8 IN PAYMENT OF THE TENTH PRE-REDELIVERY INSTALMENT DUE TO THE BUILDER UNDER THE BUILDING CONTRACT AND TRANCHE 9 IN PAYMENT OF THE REDELIVERY INSTALMENT DUE TO THE BUILDER UNDER THE BUILDING CONTRACT;"; and

                  2.1.13 the form of schedule 3 thereto had been deleted and substituted with the form of Schedule 3.

         2.2 Each of the Borrower and the Guarantor hereby confirms to the Lenders, the Agent, the Hermes Agent and the Trustee that with effect from the Effective Date:

                  2.2.1 all references to the Original Loan Agreement in the Security Documents to which it is a party shall be construed as references to the Original Loan Agreement as amended by this Deed and all terms used in such Security Documents whose meanings are defined by reference to the Original Loan Agreement shall be defined by reference to the Original Loan Agreement as so amended;

                  2.2.2 the Security Documents to which it is a party shall apply to, and extend to secure, the whole of the Outstanding Indebtedness as defined in clause 1.1 of the Original Loan Agreement as amended by this Deed;

                  2.2.3 its obligations under the Security Documents to which it is a party shall not be discharged, impaired or otherwise affected by reason of the execution of this Deed or of any of the documents contemplated hereby; and

                  2.2.4 its obligations under the Security Documents to which it is a party shall remain in full force and effect as security for the obligations of the Borrower under the Original Loan Agreement and the other Security Documents as amended by this Deed.

         2.3 Except as expressly amended hereby or pursuant hereto the Original Loan Agreement and the Security Documents shall remain in full force and effect and nothing herein contained shall relieve the Borrower or any other Obligor from any of its respective obligations under any such documents.

3        CONDITIONS PRECEDENT

         3.1 The amendment of the Original Loan Agreement provided for in Clause 2 is conditional upon and shall not be effective unless and until the Agent has received the following in form and substance satisfactory to it:

                  3.1.1 on the date of this Deed, one (1) counterpart duly executed by each of the Borrower and the Guarantor of this Deed;

                  3.1.2 on the date of this Deed, a Certified Copy of the second supplemental agreement to the Commercial Loan Agreement (as defined in the Original Loan Agreement) duly executed by the Borrower and the Guarantor (the amendments to be made to the Commercial Loan Agreement (as defined in the Original Loan Agreement) pursuant to the second supplemental agreement shall be the same, mutatis mutandis, as the amendments to be made to the Original Loan Agreement pursuant to this Deed);

                  3.1.3    a Certified Copy of the Third Addendum;

                  3.1.4 a written confirmation from the Borrower that the Addendum No 3 Effective Date (as defined in the Building Contract (as defined in Clause 2.1.1) has occurred;

                  3.1.5 the following corporate documents in respect of each of the Borrower and the Guarantor (together the "RELEVANT PARTIES"):

                           (a) Certified Copies of any consents required from any ministry, governmental, financial or other authority for the execution of and performance by the respective Relevant Party of its obligations under this Deed or if no such consents are required a certificate from a duly appointed officer of the Relevant Party to this effect confirming that no such consents are required;

                           (b) notarially attested secretary's certificate of each of the Relevant Parties:

                                    (i)   attaching a copy of its Certificate of
                                          Incorporation and Memorandum of
                                          Association and Bye-Laws (or
                                          equivalent constitutional documents)
                                          evidencing power to enter into the
                                          transactions contemplated in this
                                          Deed;

                                    (ii)  giving the names of its present
                                          officers and directors;

                                    (iii) setting out specimen signatures of
                                          such officers and directors as are
                                          authorised by the Relevant Party to
                                          sign documents or otherwise undertake
                                          the performance of that Relevant
                                          Party's obligations under this Deed;

                                    (iv)  giving the legal owner of its shares
                                          and the number of such shares held;

                                    (v)   attaching copies of resolutions passed
                                          at duly convened meetings of the
                                          directors and, if required by the
                                          Agent, the shareholders or members of
                                          each of the Relevant Parties
                                          authorising (as applicable) the
                                          execution of this Deed and any
                                          documents contemplated in this Deed
                                          and the issue of any power of attorney
                                          to execute the same; and

                                    (vi)  containing a declaration of solvency
                                          as at the date of the certificate of
                                          the duly appointed officer of the
                                          Relevant Party;

                  3.1.6 the original powers of attorney, if any, issued pursuant to the resolutions referred to above and notarially attested;

                  3.1.7 the issue of such favourable written legal opinions including in respect of Delaware and Bermuda in such form as the Agent may require relating to all aspects of the transactions contemplated hereby governed by any applicable law, and

                  PROVIDED THAT no Event of Default and no Possible Event of Default has occurred and is continuing on the Effective Date other than that waived by the Agent pursuant to the letters dated 9 March 2004 and 20 April 2004 from the Agent to the Borrower.

         3.2 If the Lenders, acting unanimously, decide (or the Agent in accordance with the Agency and Trust Deed decides) to permit the amendment of the Original Loan Agreement hereby without having received all of the documents or evidence referred to in Clause 3.1, the Borrower will nevertheless deliver the remaining documents or evidence to the Agent within fourteen
                  (14) days of the Effective Date (or such other period as the Agent may stipulate) and the amendment of the Original Loan Agreement shall not be construed as a waiver of the Agent's right to receive the documents or evidence as aforesaid nor shall this provision impose on the Agent or the Lenders any obligation to permit the amendment in the absence of such documents or evidence.

4        REPRESENTATIONS AND WARRANTIES

         4.1 Each of the Borrower and the Guarantor represents and warrants to the Lenders and the Trustee that:

                  4.1.1 it has the power to enter into and perform this Deed and the transactions contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Deed and such transactions;

                  4.1.2 this Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

                  4.1.3 its entry into and performance of this Deed and the transactions contemplated hereby do not and will not conflict with:

                           (a) any law or regulation or any official or judicial order; or

                           (b)      its constitutional documents; or

                           (c) any agreement or document to which it is a party or which is binding upon it or any of its assets,

                           nor result in the creation or imposition of any Encumbrance on it or its assets pursuant to the provisions of any such agreement or document and in particular but without prejudice to the foregoing the entry into and performance of this Deed and the transactions contemplated hereby will not render invalid, void or voidable any security granted by it to the Trustee;

                  4.1.4 all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and each of the other documents contemplated hereby and the transactions contemplated thereby have been obtained or effected and are in full force and effect;

                  4.1.5 all information furnished by it to the Agent or its agents relating to the business and affairs of an Obligor in connection with this Deed and the other documents contemplated hereby was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading;

                  4.1.6 it has fully disclosed in writing to the Agent all facts relating to its business which it knows or should reasonably know and which might reasonably be expected to influence the Lenders, the Agent, the Hermes Agent and/or the Trustee in deciding whether or not to enter into this Deed.

5        EXPENSES

         The Borrower and the Guarantor jointly and severally undertake to reimburse the Agent on demand on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal and other advisers) incurred by the Agent, the Hermes Agent or the Trustee in respect of the negotiation, preparation, printing, execution, registration and enforcement of this Deed and any other documents required in connection with the implementation of this Deed.

6        FURTHER ASSURANCE

         Each of the Borrower and the Guarantor will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent and the Hermes Agent as the Agent and the Hermes Agent may reasonably consider necessary for giving full effect to this Deed or any of the documents contemplated hereby or securing to the Trustee the full benefit of the rights, powers and remedies conferred upon the Trustee in any such document.

7        COUNTERPARTS

         This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

8        NOTICES

         8.1 Any notice, demand or other communication (unless made by telefax) to be made or delivered to the Borrower or the Guarantor pursuant to this Deed shall (unless the Borrower or the Guarantor has by fifteen (15) days' written notice to the Agent specified another address) be made or delivered to the Borrower and/or the Guarantor c/o 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of Mr Lamarr Cooler and the Legal Department (but one (1) copy shall suffice)) with a copy to c/o Star Cruises Limited, 25th Floor, Wisma Genting, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia (marked for the attention of Mr Gerard
                  Lim). Any notice, demand or other communication to be made or delivered by the Borrower or the Guarantor pursuant to this Deed shall (unless the Agent has by fifteen (15) days' written notice to the Borrower and the Guarantor specified another address) be made or delivered to the Agent at its Office, the details of which are set out in Schedule 2.

         8.2 Any notice, demand or other communication to be made or delivered pursuant to this Deed may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower and the Guarantor is +1 305 436 4140 (marked for the attention of Mr Lamarr Cooler) and +1 305 436 4117 (marked for the attention of the Legal Department) with a copy to +60 3 2161 3621 (marked for the attention of Mr Gerard
                  Lim) and in the case of the Agent, the Hermes Agent, the Trustee or any Lender is as recorded in Schedule 2) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed. Each such telefax communication, if made to the Agent, the Hermes Agent, the Trustee or any Lender by the Borrower or the Guarantor, shall be signed by the person or persons authorised in writing by the Borrower or the Guarantor (as the case may be) and whose signature appears on the list of specimen signatures contained in the secretary's certificate required to be delivered by Clause 3 and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Agent, the Hermes Agent, the Trustee or any Lender to the Borrower and the Guarantor.

         8.3 The provisions of clauses 18.1, 18.4 and 18.5 of the Original Loan Agreement as amended by this Deed shall apply to this Deed.

9        GOVERNING LAW

         This Deed shall be governed by English law.

10       JURISDICTION

         10.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE"). Each party to this Deed agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

                  This Clause 10.1 is for the benefit of the Agent and the Lenders only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

         10.2 Neither the Borrower nor the Guarantor may, without the Agent's prior written consent, terminate the appointment of the Process Agent; if the Process Agent resigns or its appointment ceases to be effective, the Borrower and/or the Guarantor (as the case may be) shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Agent to act as the Borrower's and/or the Guarantor's (as the case may be) process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower and/or the Guarantor of all process or other documents connected with proceedings in the English courts which relate to this Deed.

         10.3 For the purpose of securing its obligations under Clause 10.2, each of the Borrower and the Guarantor irrevocably agrees that, if it for any reason fails to appoint a process agent within the period specified in Clause 10.2, the Agent may appoint any person (including a company controlled by or associated with the Agent or any Lender) to act as the Borrower's or the Guarantor's (as the case may be) process agent in England with the unconditional authority described in Clause 10.2.

         10.4 No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower or the Guarantor (as the case may be) of the service of any process or to forward any process to the

                  Borrower or the Guarantor (as the case may be)) shall invalidate any proceedings or judgment.

         10.5 Each of the Borrower and the Guarantor appoints in the case of the courts of England the Process Agent to receive, for and on its behalf service of process in England of any legal proceedings with respect to this Deed.

         10.6 A judgment relating to this Deed which is given or would be enforced by an English court shall be conclusive and binding on the Borrower and/or the Guarantor (as the case may be) and may be enforced without review in any other jurisdiction.

         10.7 Nothing in this Clause shall exclude or limit any right which the Agent or a Lender may have (whether under the laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

         10.8 In this Clause "JUDGMENT" includes order, injunction, declaration and any other decision or relief made or granted by a court.

IN WITNESS whereof the parties hereto have caused this Deed to be duly executed as a deed on the day first written above.

SIGNED SEALED and DELIVERED as a DEED                )
by PAUL ALAN TURNER                                  )        P.A. TURNER
for and on behalf of                                 )
SHIP HOLDING LLC                                     )
in the presence of:                                  )
                           CLARE GASKELL
                           CLARE GASKELL



SIGNED SEALED and DELIVERED as a DEED                )
by PAUL ALAN TURNER                                  )        P.A. TURNER
for and on behalf of                                 )
NCL CORPORATION LTD.                                 )
in the presence of:                                  )
                           CLARE GASKELL
                           CLARE GASKELL

SIGNED SEALED and DELIVERED as a DEED                   )
by CHRISTOPH BENEKE / STEFAN KUCH                       )     C. BENKE S. KUCH
for and on behalf of                                    )
COMMERZBANK AKTIENGESELLSCHAFT                          )
Hamburg Branch                                          )
as an Arranger                                          )     H. SCHEFE
in the presence of:        H SCHEFE                     )
                                    HOUKA SCHEFE


SIGNED SEALED and DELIVERED as a DEED                   )
by CHRISTOPHER GEOFFREY POCOCK                          )     C. POCOCK
for and on behalf of                                    )
HSBC BANK PLC                                           )
as an Arranger                                          )
in the presence of:                                     )
                           NIGEL GROOM
                                    NIGEL GROOM


SIGNED SEALED and DELIVERED as a DEED                   )     W. SCHMIDT
by WOLFGANG SCHMIDT / SIEGFRIED HOFFMANN                )
for and on behalf of                                    )     S. HOFFMAN
COMMERZBANK AKTIENGESELLSCHAFT                          )
Bremen Branch                                           )
as a Lender                                             )
in the presence of:        WOLFGANG GESTWIG             )
                         WOLFGANG GESTWIG               )


SIGNED SEALED and DELIVERED as a DEED                   )
by CHRISTOPHER GEOFFREY POCOCK                          )     G. POCOCK
for and on behalf of                                    )
HSBC BANK PLC                                           )
as a Lender                                             )
in the presence of:
                           NIGEL GROOM
                                    NIGEL GROOM


SIGNED SEALED and DELIVERED as a DEED                    )
by ANDREAS UIBELEIEN /WOLFGANG PFISTERER                 )    A. UIBELEISN
for and on behalf of                                     )
KFW                                                      )    W. PFISTERER
as a Lender                                              )
in the presence of:        R. STEIN         RITA STEIN   )

SIGNED SEALED and DELIVERED as a DEED                     )
by CHRISTOPHER GEOFFREY POCOCK                            )
for and on behalf of                                      )        G. POCOCK
HSBC BANK PLC                                             )
as the Agent                                              )
in the presence of:        NIGEL GROOM                    )
                                    NIGEL GROOM           )




SIGNED SEALED and DELIVERED as a DEED                     )
by HANS-ULRICH BETZOLOLT    KLAUS-DIETER SCHISMEDALING    )
for and on behalf of                                      ) H. BETZOLOLT
COMMERZBANK AKTIENGESELLSCHAFT                            ) K. SCHISMEDALING
as the Hermes Agent                                       )
in the presence of:                                       )




SIGNED SEALED and DELIVERED as a DEED                     )
by CHRISTOPHER GEOFFREY POCOCK                            )
for and on behalf of                                      )        G. POCOCK
HSBC BANK PLC                                             )
as the Trustee                                            )
in the presence of:                                       )
                            NIGEL GROOM
                                    NIGEL GROOM

                                   SCHEDULE 1

                            PARTICULARS OF ARRANGERS

COMMERZBANK AKTIENGESELLSCHAFT
Global Shipping
Hamburg Branch
Ness 7-9
20457 Hamburg
Federal Republic of Germany

Attn:    Mr Stefan Kuch/Mr Christian Renke
Email:   shipfinance@commerzbank.com



HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com

                                   SCHEDULE 2

             PARTICULARS OF AGENT, HERMES AGENT, TRUSTEE AND LENDERS

NAME AND ADDRESS

AGENT

HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:     +44 (0)20 7992 4428
Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com



HERMES AGENT

COMMERZBANK
AKTIENGESELLSCHAFT
Corporate Banking
Financial Engineering
Structured Export and Trade Finance
Kaiserplatz
60261 Frankfurt am Main
Federal Republic of Germany

Fax:     +49 69 1362 3742
Attn:    Mr Klaus-Dieter Schmedding
Email:   exportfinance@commerzbank.com



TRUSTEE

HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:     +44 (0)20 7992 4428
Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com

NAME AND ADDRESS

LENDERS

COMMERZBANK
AKTIENGESELLSCHAFT
Bremen Branch
Schusselkorb 5-11
28195 Bremen
Federal Republic of Germany

Fax:     +49 421 3633504
Attn:    Mr Wolfgang Schmidt
Email:   wolfgang.schmidt3@commerzbank.com



HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:     +44 (0)20 7992 4428
Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com



KFW
(formerly known as
Kreditanstalt fur Wiederaufbau)
Palmengartenstrasse 5-9
60325 Frankfurt am Main
Federal Republic of Germany

Fax:     +49 69 7431 2944
Attn:    Mr Wolfgang Pfisterer
Email:   wolfgang.pfisterer@kfw.de

                                   SCHEDULE 3

                               NOTICE OF DRAWDOWN

                                  CLAUSE 2.3.1


From:    SHIP HOLDING LLC
         Corporation Trust Center
         1209 Orange Street
         Wilmington
         Delaware 19801
         United States of America

To:      HSBC BANK PLC
         Project and Export Finance
         8 Canada Square
         London E14 5HQ

         Attn:    Mr Alan Marshall

                                                                          200[ ]

Dear Sirs

LOAN AGREEMENT DATED 4 APRIL 2003 AS AMENDED AND RESTATED BY AN AGREEMENT DATED 20 APRIL 2004 AND AS AMENDED BY AN AGREEMENT DATED 2004 (THE "LOAN AGREEMENT")

We refer to the Loan Agreement pursuant to which you have agreed to advance to us the Facility on the terms and conditions set out therein.

Terms and expressions defined in the Loan Agreement shall have the same respective meanings when used in this notice.

We hereby give you notice that we wish to draw down [the Equivalent Amount of]
[[       ] Euro ((EURO)[         ]) being the amount of Tranche [        ] of
Portion 1] [and] [[      ] Euro ((EURO)[         ]) being an amount of part of
Portion 2] under Clause 2.3 of the Loan Agreement on [   ] 200[ ].

[Tranche [       ] of Portion 1 in the amount of [       ] Euro ((EURO)[    ])
is to be paid to the Builder's account referred to in clause 11.5 of the Building Contract at:

[                           ]]

[Portion 2 in the amount of [ ] Euro ((EURO)[ ]) is to be paid on our behalf to the Builder's account referred to above in part payment of the third pre-redelivery instalment due to the Builder pursuant to the Building Contract.]

We attach a Certified Copy of such documents as we have received from [the Builder pursuant to the Building Contract in evidence of the instalment due] [and] [[the Hermes Agent][Hermes] in evidence of the Hermes Premium payable].

We confirm that:

(i) all of the representations and warranties contained in Clause 9 of the Loan Agreement remain true and correct;

(ii)     no Possible Event of Default or Event of Default has occurred;

(iii) subject to Clause 5.3.1 of the Loan Agreement, the first Interest Period shall be of [three (3) six (6)] months' duration; [and]

(iv)     [Tranche [   ] of Portion 1 will be applied in [part] financing the
         [third/fourth/fifth/sixth/seventh/eighth/ninth/tenth] [pre-redelivery]
         [redelivery] instalment due to the Builder pursuant to the Building Contract] PROVIDED THAT if the Builder is not entitled pursuant to the Building Contract to utilise any part of Portion 1 drawn down hereunder that amount will be returned by us to the Agent and applied in accordance with Clause 4.7 of the Loan Agreement [Portion 2 is in reimbursement to us of eighty per cent (80%) of the Hermes Premium already paid PROVIDED THAT if the amount of the Hermes Premium is reduced and the amount of the reduction is paid to us, eighty per cent (80%) of the amount of the reduction will be returned by us to the Agent and applied in accordance with Clause 4.7 of the Loan Agreement];

(v) [twenty per cent (20%) of the Contract Price has been or will have been paid on the First Drawdown Date;]

(vi) [the Builder has [not] increased the value of the Insurances under the Building Contract to three hundred and fifty million Dollars (USD350,000,000);]

(vii) [the Builder had [not] increased the value of the Insurances under the Building Contract to three hundred and fifty million Dollars (USD350,000,000) by 31 December 2004;]

(viii)   [the scheduled Redelivery Date of the Vessel is [      ] 2005];] and

(ix) [upon application of Tranche 9 of Portion 1 hereby requested to be drawn down in the manner hereinbefore appearing all sums owing to the Builder under the Building Contract shall have been fully and finally paid].

Yours faithfully
SHIP HOLDING LLC



-----------------------
By:

CONFORMED COPY

                                DATED 1 JULY 2004


                                SHIP HOLDING LLC
                                  (AS BORROWER)

                              NCL CORPORATION LTD.
                                 (AS GUARANTOR)

                         COMMERZBANK AKTIENGESELLSCHAFT
                                 HAMBURG BRANCH
                                  HSBC BANK PLC
                                 (AS ARRANGERS)

                         COMMERZBANK AKTIENGESELLSCHAFT
                                  BREMEN BRANCH
                                  HSBC BANK PLC
                                       KFW
                                  (AS LENDERS)

                                  HSBC BANK PLC
                                   (AS AGENT)

                         COMMERZBANK AKTIENGESELLSCHAFT
                                (AS HERMES AGENT)

                                  HSBC BANK PLC
                                  (AS TRUSTEE)



   --------------------------------------------------------------------------

                   SECOND SUPPLEMENT TO SECURED LOAN AGREEMENT
              DATED 4 APRIL 2003 (AS AMENDED AND RESTATED) FOR THE
                              EQUIVALENT AMOUNT IN
                   UNITED STATES DOLLARS AND/OR EURO OF UP TO
           (EURO)258,000,000 PRE- AND POST REDELIVERY FINANCE FOR ONE
                        1,075 CABIN LUXURY CRUISE VESSEL
           IDENTIFIED WITH NO 7671 AND WORKING TITLE "PROJECT AMERICA"
                   AT THE YARD OF LLOYD WERFT BREMERHAVEN GMBH
                            (TBN "PRIDE OF AMERICA")
    -------------------------------------------------------------------------



                               STEPHENSON HARWOOD
                           ONE, ST. PAUL'S CHURCHYARD
                                 LONDON EC4M 8SH
                            TEL: +44 (0)20 7329 4422
                            FAX: +44 (0)20 7606 0822
                           REF: 1253/41-25887/42-03105

                                    CONTENTS

                                                                                                           PAGE
                                                                                                           ----


1                 Definitions and Construction................................................................3


2                 Amendment of Original Loan Agreement and Security Documents.................................3


3                 Conditions Precedent........................................................................8


4                 Representations and Warranties.............................................................11


5                 Expenses...................................................................................12


6                 Further Assurance..........................................................................12


7                 Counterparts...............................................................................12


8                 Notices....................................................................................13


9                 Governing Law..............................................................................14


10                Jurisdiction...............................................................................14


Schedule 1        Particulars of Arrangers...................................................................18


Schedule 2        Particulars of Agent, Hermes Agent, Trustee and Lenders....................................19


Schedule 3        Notice of Drawdown.........................................................................21

CONFORMED COPY

                               DATED 4 APRIL 2003
          AND AMENDED AND RESTATED BY AN AGREEMENT DATED 20 APRIL 2004


                                SHIP HOLDING LLC
                                  (AS BORROWER)

                         COMMERZBANK AKTIENGESELLSCHAFT
                                 HAMBURG BRANCH
                                  HSBC BANK PLC
                                 (AS ARRANGERS)

                         COMMERZBANK AKTIENGESELLSCHAFT
                                  BREMEN BRANCH
                                  HSBC BANK PLC
                                       KFW
                                  (AS LENDERS)

                                  HSBC BANK PLC
                                   (AS AGENT)

                         COMMERZBANK AKTIENGESELLSCHAFT
                                (AS HERMES AGENT)

                                  HSBC BANK PLC
                                  (AS TRUSTEE)



               --------------------------------------------------

                             SECURED LOAN AGREEMENT
               FOR THE EQUIVALENT AMOUNT IN UNITED STATES DOLLARS
                            OF UP TO (EURO)40,000,000
                        PRE- AND POST REDELIVERY FINANCE
                    FOR ONE 1,075 CABIN LUXURY CRUISE VESSEL
           IDENTIFIED WITH NO 7671 AND WORKING TITLE "PROJECT AMERICA"
                   AT THE YARD OF LLOYD WERFT BREMERHAVEN GMBH
                            (TBN "PRIDE OF AMERICA")
              ----------------------------------------------------



                               STEPHENSON HARWOOD
                            ONE ST PAUL'S CHURCHYARD
                                 LONDON EC4M 8SH
                            TEL: +44 (0)20 7329 4422
                            FAX: + 44 (0)20 7606 0822
                           REF: 1253/41-25887/42-02591

                                    CONTENTS

                                                                                                           PAGE
                                                                                                           ----


1        Definitions and Construction.........................................................................1
         1.1      Definitions.................................................................................1
         1.2      Construction...............................................................................24
         1.3      Agent and Trustee..........................................................................25


2        The Facility........................................................................................26
         2.1      Availability...............................................................................26
         2.2      Purpose and Application....................................................................26
         2.3      Drawdown...................................................................................26
         2.4      Payment of Facility........................................................................27
         2.5      Break costs on failure to draw.............................................................27
         2.6      Conditions of drawdown.....................................................................28
         2.7      Several obligations of the Lenders.........................................................28
         2.8      Lender's failure to perform................................................................28
         2.9      Fulfilment of conditions after drawdown....................................................28


3        Repayment...........................................................................................29


4        Prepayment..........................................................................................29
         4.1      Voluntary prepayment.......................................................................29
         4.2      Voluntary prepayment in case of increased cost.............................................29
         4.3      Mandatory prepayment in case of illegality.................................................29
         4.4      Voluntary prepayment following imposition of Substitute Basis..............................30
         4.5      Prepayment in case of Total Loss of the Vessel.............................................30
         4.6      Prepayment in case of sale of the Vessel...................................................31
         4.7      Effect of prepayment.......................................................................31
         4.8      Break costs on prepayment..................................................................31


5        Interest............................................................................................32
         5.1      Payment of interest........................................................................32
         5.2      Selection and duration of Interest Periods.................................................32
         5.3      No notice and unavailability...............................................................32
         5.4      Separate Interest Periods for Instalments..................................................33
         5.5      Extension and shortening of Interest Periods...............................................33
         5.6      Interest Rate..............................................................................33
         5.7      Bank basis.................................................................................33
         5.8      Default interest...........................................................................34


6        Substitute Basis of Funding.........................................................................35
         6.1      Market disturbance.........................................................................35
         6.2      Suspension of drawdown.....................................................................35
         6.3      Certificates of Substitute Basis...........................................................36
         6.4      Review.....................................................................................36


7        Payments............................................................................................36
         7.1      Place for payment..........................................................................36



                                                                                                           PAGE
                                                                                                           ----



         7.2      Deductions and grossing-up.................................................................37
         7.3      Production of receipts for Taxes...........................................................39
         7.4      Money of account...........................................................................39
         7.5      Accounts...................................................................................40
         7.6      Earnings...................................................................................40
         7.7      Continuing security........................................................................40


8        Yield Protection and Force Majeure..................................................................41
         8.1      Increased costs............................................................................41
         8.2      Force majeure..............................................................................43


9        Representations and Warranties......................................................................44
         9.1      Duration...................................................................................44
         9.2      Representations and warranties.............................................................44
         9.3      Representations on the Redelivery Date.....................................................51


10       Undertakings........................................................................................52
         10.1     Duration...................................................................................52
         10.2     Information................................................................................52
         10.3     Notification of default....................................................................53
         10.4     Consents and registrations.................................................................53
         10.5     Negative pledge............................................................................54
         10.6     Disposals..................................................................................54
         10.7     Change of business.........................................................................55
         10.8     Mergers....................................................................................55
         10.9     Maintenance of status and franchises.......................................................56
         10.10    Financial records..........................................................................56
         10.11    Financial indebtedness and subordination of indebtedness...................................57
         10.12    Pooling of earnings and charters...........................................................57
         10.13    Loans and guarantees by the Borrower.......................................................58
         10.14    Management.................................................................................59
         10.15    Acquisition of shares......................................................................59
         10.16    Trading with the United States of America..................................................59
         10.17    Further assurance..........................................................................59
         10.18    Valuation of the Vessel....................................................................60
         10.19    Marginal security..........................................................................61
         10.20    Performance of employment contracts........................................................61
         10.21    Insurances.................................................................................63
         10.22    Operation and maintenance of the Vessel....................................................69
         10.23    Hermes Cover paramount.....................................................................75
         10.24    Dividends..................................................................................75


11       Default.............................................................................................75
         11.1     Events of default..........................................................................75
         11.2     Acceleration...............................................................................82
         11.3     Default indemnity..........................................................................82
         11.4     Set-off....................................................................................83


12       Application of Funds................................................................................83
         12.1     Total Loss proceeds/proceeds of sale/Event of Default monies...............................83


                                                                                                           PAGE
                                                                                                           ----



         12.2     General funds..............................................................................85
         12.3     Application of proceeds of Insurances......................................................86
         12.4     Suspense account...........................................................................87


13       Fees................................................................................................87


14       Expenses............................................................................................87
         14.1     Initial expenses...........................................................................87
         14.2     Enforcement expenses.......................................................................87
         14.3     Stamp duties...............................................................................87


15       Waivers, Remedies Cumulative........................................................................88
         15.1     No waiver..................................................................................88
         15.2     Remedies cumulative........................................................................88
         15.3     Severability...............................................................................88
         15.4     Time of essence............................................................................88


16       Counterparts........................................................................................89


17       Assignment..........................................................................................89
         17.1     Benefit of agreement.......................................................................89
         17.2     No transfer by the Borrower................................................................89
         17.3     Assignments, participations and transfers by a Lender......................................89
         17.4     Effectiveness of transfer..................................................................89
         17.5     Transfer of rights and obligations.........................................................90
         17.6     Consent and increased obligations of the Borrower..........................................91
         17.7     Disclosure of information..................................................................91
         17.8     Transfer Certificate to be executed by the Agent...........................................91
         17.9     Notice of Transfer Certificates............................................................92
         17.10    Documentation of transfer or assignment....................................................92
         17.11    Contracts (Rights of Third Parties) Act 1999 (the "Act")...................................92


18       Notices.............................................................................................92
         18.1     Mode of communication......................................................................92
         18.2     Address....................................................................................93
         18.3     Telefax communication......................................................................93
         18.4     Receipt....................................................................................94
         18.5     Language...................................................................................94


19       Governing Law.......................................................................................94


20       Waiver of Immunity..................................................................................94


21       Rights of the Agent, the Trustee and the Lenders....................................................95
         21.1     No derogation of rights....................................................................95
         21.2     Enforcement of remedies....................................................................95


22       Jurisdiction........................................................................................95


                                                                                                           PAGE
                                                                                                           ----




Schedule 1        Particulars of Arrangers..................................................................100

Schedule 2        Particulars of Agent, Hermes Agent, Trustee and Lenders...................................101

Schedule 3        Notice of Drawdown........................................................................103

Schedule 4        Conditions Precedent......................................................................105

Schedule 5        Confidentiality Undertaking...............................................................112

Schedule 6        Transfer Certificate......................................................................114

Schedule 7        Chartering of the Six Vessels (as defined in Clause 10.6.4)...............................121



THIS LOAN AGREEMENT is made the 4 day of April 2003 and amended and restated by an agreement made the 20 day of April 2004

BETWEEN:

(1) SHIP HOLDING LLC of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the "BORROWER");

(2) THE SEVERAL BANKS particulars of which are set out in Schedule 1 as arrangers (collectively the "Arrangers" and each individually an "ARRANGER");

(3) THE SEVERAL BANKS particulars of which are set out in Schedule 2 as lenders (collectively the "Lenders" and each individually a "LENDER");

(4)      HSBC BANK PLC of 8 Canada Square, London E14 5HQ as agent (the
         "AGENT"); and

(5) COMMERZBANK AKTIENGESELLSCHAFT of Kaiserplatz, 60311 Frankfurt am Main, Federal Republic of Germany as agent (the "HERMES AGENT"); and

(6)      HSBC BANK PLC of 8 Canada Square, London E14 5HQ as trustee (the
         "TRUSTEE").

WHEREAS:

The Arrangers have agreed on the terms and subject to the conditions set out in this Agreement to arrange a loan in the Equivalent Amount of up to forty million Euro ((EURO)40,000,000) to be made by the Lenders to the Borrower to part-finance the completion by the Builder of the Vessel for the Contract Price and the Hermes Premium.

NOW IT IS HEREBY AGREED as follows:

1        DEFINITIONS AND CONSTRUCTION

         1.1      DEFINITIONS

                  In this Agreement:

                 "ACCOUNT CHARGE"                 means the charge over the
                                                  Operating Account, to be given
                                                  by the Borrower in favour of
                                                  the Trustee and the Hermes
                                                  Loan Trustee (together with
                                                  the notice and acknowledgement
                                                  thereof), such charge, notice
                                                  and acknowledgement to be
                                                  substantially in the form and
                                                  on the terms and conditions
                                                  required by the Agent, the
                                                  Hermes Agent and the Hermes
                                                  Loan Agent and agreed on the
                                                  signing of the Original Loan
                                                  Agreement and as specified in
                                                  paragraph 40 of Schedule 4;

                 "AGENCY AND TRUST DEED"          means the deed dated 4 April
                                                  2003 entered into by the
                                                  Lenders, the Agent, the Hermes
                                                  Agent, the Trustee, the Hermes
                                                  Loan Lenders, the Hermes Loan
                                                  Agent and the Hermes Loan
                                                  Trustee whereby the Agent and
                                                  the Hermes Agent will be
                                                  appointed as agents of the
                                                  Lenders, the Hermes Loan Agent
                                                  will be appointed as agent of
                                                  the Hermes Loan Lenders and
                                                  the Trustee and the Hermes
                                                  Loan Trustee will be appointed
                                                  as trustees for the Agent, the
                                                  Hermes Agent, the Lenders, the
                                                  Hermes Loan Agent and the
                                                  Hermes Loan Lenders;

                 "AGREEMENT"                      means this agreement;

                 "ARRASAS"                        means Arrasas Limited of
                                                  International House, Castle
                                                  Hill, Victoria Road, Douglas,
                                                  Isle of Man IM2 4RB, British
                                                  Isles;

                 "ASSOCIATED COMPANY"             in relation to any company,
                                                  means any company which is a
                                                  Subsidiary or Holding Company
                                                  of that company or the
                                                  majority of whose shares are
                                                  beneficially owned by the same
                                                  person or persons as own the
                                                  majority of the shares of that
                                                  company;

                 "BUILDER"                        means Lloyd Werft Bremerhaven
                                                  GmbH (in receivership) of
                                                  Bruckenstrasse 25, P O Box

                                                  120542, 27519 Bremerhaven,
                                                  Federal Republic of Germany,
                                                  the shipbuilder completing the
                                                  Vessel pursuant to the
                                                  Building Contract;

                 "BUILDING CONTRACT"              means the amended and restated
                                                  shipbuilding contract dated as
                                                  of 5 February 2003 between the
                                                  Borrower and the Builder
                                                  (being an amendment and
                                                  restatement of the
                                                  shipbuilding contract dated 28
                                                  December 2000 between NCLL and
                                                  the Builder as novated by a
                                                  contract dated 5 February 2003
                                                  between NCLL, the Borrower and
                                                  the Builder) as amended by a
                                                  first addendum thereto dated 7
                                                  March 2003 and a second
                                                  addendum thereto dated 14
                                                  March 2003 for the completion
                                                  and redelivery of the Vessel
                                                  and Specification No 4-00910
                                                  dated 5 February 2003;

                 "BUSINESS DAY"                   means any day on which, in a
                                                  country where any act or thing
                                                  is required to be done
                                                  hereunder or under the
                                                  Building Contract, in the case
                                                  of any payment to be made to
                                                  the Builder thereunder, banks
                                                  and financial markets are open
                                                  for the transaction of
                                                  business of the nature
                                                  contemplated by this
                                                  Agreement;

                 "CERTIFIED COPY"                 means, in relation to any
                                                  document delivered or issued
                                                  by or on behalf of any
                                                  company, a copy of such
                                                  document certified as a true,
                                                  complete and up-to-date copy
                                                  of the original by any of the
                                                  directors or the secretary or
                                                  assistant secretary for the
                                                  time being of that company;

                 "CHARGE" means the charge over the Membership Interest to be given by the Member as holder
                                                  (legally and beneficially) of
                                                  the Membership Interest to the
                                                  Trustee and the Hermes Loan
                                                  Trustee pursuant to the Charge
                                                  Option;

                 "CHARGE OPTION"                  means the option to take the
                                                  Charge to be given by the
                                                  Member to the Trustee and the
                                                  Hermes Loan Trustee on the
                                                  Restatement Date, such option
                                                  and the Charge being in the
                                                  form and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Hermes Loan Agent and
                                                  agreed on the date of the
                                                  First Supplemental Agreement;

                 "COMMITMENT"                     means, as to each Lender, the
                                                  sum set out opposite its name
                                                  in Schedule 2 as the amount
                                                  which, subject to the terms of
                                                  this Agreement, it is obliged
                                                  to advance to the Borrower
                                                  under Clause 2 (or, where the
                                                  context so admits, such amount
                                                  which any successor in title,
                                                  assignee or transferee
                                                  (including any Transferee) of
                                                  any Lender shall be obliged to
                                                  advance to the Borrower under
                                                  Clause 2, following the
                                                  assumption of all or any
                                                  portion of such liability from
                                                  any Lender hereunder) in each
                                                  case as such amount may be
                                                  reduced, cancelled or
                                                  terminated under this
                                                  Agreement;

                 "COMMITMENT PERIOD"              means the period beginning on
                                                  4 April 2003 and ending on the
                                                  date on which the Facility is
                                                  drawn down in full or
                                                  cancelled hereunder;

                 "COMPLETION PERIOD"              means the period beginning on
                                                  4 April 2003 and ending on the
                                                  Redelivery Date;

                 "COMPULSORY ACQUISITION"         means requisition for title or
                                                  other compulsory acquisition
                                                  of the Vessel including its
                                                  capture, seizure, detention or
                                                  confiscation or expropriation
                                                  but excluding any requisition
                                                  for hire by or on behalf of
                                                  any government or governmental
                                                  authority or agency or by any
                                                  persons acting or purporting
                                                  to act on behalf of any such
                                                  government or governmental
                                                  authority or agency;

                 "CONFIDENTIALITY UNDERTAKING"    means the undertaking to be
                                                  entered into relating to the
                                                  release of financial
                                                  information pertaining to the
                                                  Group by the Agent, the
                                                  Trustee or any Lender to a
                                                  potential Transferee or
                                                  assignee such undertaking to
                                                  be in the form of Schedule 5;

                 "CONTRACT PRICE"                 means two hundred and ninety
                                                  eight million Euro
                                                  ((EURO)298,000,000) being the
                                                  price agreed between the
                                                  Builder and the Borrower for
                                                  the completion of the Vessel
                                                  under clause 11.1 of the
                                                  Building Contract;

                 "CONTRIBUTION"                   means as to each Lender the
                                                  sum set out opposite its name
                                                  in Schedule 2 as the amount
                                                  which it is obliged to advance
                                                  to the Borrower under Clause 2
                                                  or, as the case may be, the
                                                  portion of such sum so
                                                  advanced and for the time
                                                  being outstanding;

                 "CO-ORDINATION DEED"             means the deed dated 4 April
                                                  2003 between the Trustee, the
                                                  Agent, the Hermes Loan
                                                  Trustee, the Hermes Loan Agent
                                                  and the Borrower in relation
                                                  to certain of the Security
                                                  Documents and the Hermes Loan
                                                  Security Documents;

                 "DISCLOSURE LETTER"              means the letter so designated
                                                  given by the Borrower and
                                                  acknowledged by the Agent
                                                  (acting on the instructions of
                                                  the Lenders) on the date of
                                                  the First Supplemental
                                                  Agreement;

                 "DOCUMENT OF COMPLIANCE"         means a document issued to the
                                                  Vessel operator as evidence of
                                                  its compliance with the
                                                  requirements of the ISM Code;

                 "DOLLARS" AND "USD"              means the lawful currency of
                                                  the United States of America;

                 "DRAWDOWN DATE"                  means a date being a Business
                                                  Day on which a Tranche is
                                                  drawn down and applied in
                                                  accordance with Clause 2.2;

                 "DRAWDOWN NOTICE"                means any of the notices to be
                                                  given by the Borrower to the
                                                  Agent pursuant to Clause
                                                  2.3.1;

                 "EARNINGS"                       means, in respect of the
                                                  Vessel, (whether earned or to
                                                  be earned) any and all
                                                  freights, hire and passage
                                                  monies, proceeds of
                                                  requisition (other than
                                                  proceeds of Compulsory
                                                  Acquisition), rebates and
                                                  commissions, all earnings
                                                  deriving from contracts of
                                                  affreightment, pooling
                                                  agreements, joint ventures,
                                                  compensation, remuneration for
                                                  salvage and towage services,
                                                  damages howsoever arising and
                                                  detention monies, damages for
                                                  breach of any charterparty or
                                                  other contract for the
                                                  employment of the Vessel, any
                                                  amounts payable in
                                                  consideration of the
                                                  termination or variation of
                                                  any charterparty or other such
                                                  contract and any other
                                                  earnings whatsoever due or to
                                                  become due to the Borrower
                                                  other than any sums payable or
                                                  repayable by the Builder under
                                                  the Building Contract and any
                                                  reduction in the Hermes
                                                  Premium repaid by Hermes to
                                                  the Borrower which have been
                                                  assigned to the Trustees as
                                                  trustees for the Hermes Loan
                                                  Creditors (as defined in the
                                                  Co-ordination Deed);

                 "EARNINGS ASSIGNMENT"            means the valid and effective
                                                  first legal assignment of the
                                                  Earnings (together with the
                                                  notice thereof and the
                                                  acknowledgement), to be
                                                  executed by the Borrower in
                                                  respect of the Vessel in
                                                  favour of the Trustee and the
                                                  Hermes Loan Trustee on 22
                                                  April 2003, such assignment,
                                                  notice and acknowledgement
                                                  being in the form and on the
                                                  terms and conditions required
                                                  by the Agent, the Hermes Agent
                                                  and the Hermes Loan Agent and
                                                  agreed on the signing of the
                                                  Original Loan Agreement and as
                                                  specified in paragraph 25 of
                                                  Schedule 4;

                 "ENCUMBRANCE"                    means any mortgage, charge,
                                                  pledge, lien, assignment,
                                                  hypothecation, title
                                                  retention, preferential right
                                                  or trust arrangement or any
                                                  other security agreement or
                                                  arrangement;

                 "EQUITY" means the amount of twenty one million one hundred and eighty thousand Euro
                                                  ((EURO)21,180,000) to be paid
                                                  by the Borrower to the Builder
                                                  from its own resources;

                 "EQUIVALENT AMOUNT"              means the Dollar equivalent of
                                                  each amount payable in Euro by
                                                  the Borrower to the Builder
                                                  under the Building Contract or
                                                  payable by the Borrower to the
                                                  Hermes Agent in payment of the

                                                  Hermes Premium and to be drawn
                                                  down hereunder determined at
                                                  HSBC Bank plc's spot rate for
                                                  conversion of Dollar to Euro
                                                  at 10.00 a.m. London time two
                                                  (2) Business Days prior to the
                                                  relevant Drawdown Date;

                 "EURO" AND "(EURO)"              means the lawful currency of
                                                  the Federal Republic of
                                                  Germany;

                 "EVENT OF DEFAULT"               means any of the events
                                                  specified in Clause 11;

                 "FACILITY"                       means the loan facility
                                                  granted hereunder being in the
                                                  Equivalent Amount (in
                                                  aggregate) of up to forty
                                                  million Euro
                                                  ((EURO)40,000,000);

                 "FINANCIAL INDEBTEDNESS"         means any obligation for the
                                                  payment or repayment of money,
                                                  whether as principal or as
                                                  surety and whether present or
                                                  future, actual or contingent;

                 "FIRST DRAWDOWN DATE"            means the date on which the
                                                  first Tranche is drawn down
                                                  and applied in accordance with
                                                  Clause 2.2;

                 "FIRST SUPPLEMENTAL AGREEMENT"   means the first supplemental
                                                  agreement dated
                                                  2004 to the Original Loan
                                                  Agreement;

                 "FORCE MAJEURE"                  means, in relation to the
                                                  Agent, the Hermes Agent, the
                                                  Trustee or any Lender, any
                                                  event or circumstance which is
                                                  beyond the reasonable control
                                                  of such party, which cannot be
                                                  foreseen or if foreseeable
                                                  which is unavoidable, which
                                                  occurs after the date of this
                                                  Agreement and which prevents
                                                  that party from performing any
                                                  of its obligations under this
                                                  Agreement;

                 "GAAP"                           means generally accepted
                                                  accounting principles in the
                                                  United States of America
                                                  consistently applied (or, if
                                                  not consistently applied,
                                                  accompanied by details of the
                                                  inconsistencies) including,
                                                  without limitation, those set
                                                  forth in the opinion and
                                                  pronouncements of the
                                                  Accounting Principles Board of
                                                  the American Institute of
                                                  Certified Public Accountants
                                                  and statements and
                                                  pronouncements of the
                                                  Financial Accounting Standards
                                                  Board;

                 "GROUP"                          means Star and its
                                                  Subsidiaries;

                 "GUARANTEE"                      means the guarantee executed
                                                  by the Guarantor in favour of
                                                  the Trustee and the Hermes
                                                  Loan Trustee on the
                                                  Restatement Date, such
                                                  guarantee to be in the form
                                                  and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Hermes Loan Agent and
                                                  agreed on the date of the
                                                  First Supplemental Agreement;

                 "GUARANTOR"                      means NCL Corporation Ltd. of
                                                  Reid Hall, 3 Reid Street,
                                                  Hamilton HM 11, Bermuda and
                                                  with its principal place of
                                                  business at 7665 Corporate
                                                  Center Drive, Miami, Florida
                                                  33126, United States of
                                                  America;

                 "HERMES"                         means Euler Hermes
                                                  Kreditversicherungs-AG of
                                                  Friedensallee 254, 22763
                                                  Hamburg, Federal Republic of
                                                  Germany;

                 "HERMES COVER"                   means the guarantee from the
                                                  Federal Republic of Germany
                                                  acting through Hermes for the
                                                  period of and for the
                                                  transaction contemplated by
                                                  the Hermes Loan Agreement in
                                                  the amount and on the terms
                                                  and conditions required by the
                                                  Hermes Loan Lenders;

                 "HERMES LOAN"                    means the loan in the
                                                  Equivalent Amount (as defined
                                                  in the Hermes Loan Agreement)
                                                  of up to two hundred and fifty
                                                  eight million Euro
                                                  ((EURO)258,000,000) to be made
                                                  by the Hermes Loan Lenders to
                                                  the Borrower pursuant to the
                                                  Hermes Loan Agreement;

                 "HERMES LOAN AGENT"              means HSBC Bank plc of 8
                                                  Canada Square, London E14 5HQ
                                                  as agent for the Hermes Loan
                                                  Lenders;

                 "HERMES LOAN AGREEMENT"          means the loan agreement dated
                                                  4 April 2003 and to be amended
                                                  and restated by a first
                                                  supplemental agreement thereto
                                                  dated           2004 between,
                                                  among others, the Borrower,
                                                  the Hermes Loan Lenders, the
                                                  Hermes Loan Agent and the
                                                  Hermes Loan Trustee in respect
                                                  of the Hermes Loan;

                 "HERMES LOAN LENDERS"            means Commerzbank
                                                  Aktiengesellschaft, Bremen
                                                  Branch, HSBC Bank plc and KfW
                                                  (formerly known as
                                                  Kreditanstalt fur
                                                  Wiederaufbau);

                 "HERMES LOAN SECURITY            means the Security Documents
                 DOCUMENTS"                       (as defined in the Hermes Loan
                                                  Agreement);

                 "HERMES LOAN TRUSTEE"            means HSBC Bank plc of 8
                                                  Canada Square, London E14 5HQ
                                                  as trustee for the Hermes Loan
                                                  Lenders;

                 "HERMES PREMIUM"                 means the amount payable by
                                                  the Borrower to Hermes through
                                                  the Hermes Agent in respect of
                                                  the Hermes Cover;

                 "HOLDING COMPANY"                has the meaning defined in the
                                                  Companies Act 1985, Section
                                                  736 as substituted by the
                                                  Companies Act 1989, Section
                                                  144;

                 "IOL"                            means Inter-Ocean Limited of
                                                  International House, Castle
                                                  Hill, Victoria Road, Douglas,
                                                  Isle of Man IM2 4RB, British
                                                  Isles;

                 "ISM CODE"                       means the International
                                                  Management Code for the Safe
                                                  Operation of Ships and for
                                                  Pollution Prevention adopted
                                                  by the International Maritime
                                                  Organisation;

                 "ISPS CODE"                      means the International Ship
                                                  and Port Facility Security
                                                  Code adopted by the
                                                  International Maritime
                                                  Organisation;

                 "INDEBTEDNESS FOR                means Financial Indebtedness
                 BORROWED MONEY"                  (whether present or future,
                                                  actual or contingent,
                                                  long-term or short-term,
                                                  secured or unsecured) in
                                                  respect of:

                                                  (i)      Moneys borrowed or
                                                           raised;

                                                  (ii)     The advance or
                                                           extension of credit
                                                           (including interest
                                                           and other charges on
                                                           or in respect of any
                                                           of the foregoing);

                                                  (iii)    The amount of any
                                                           liability in respect
                                                           of leases which, in
                                                           accordance with GAAP,
                                                           are capital leases;

                                                  (iv)     The amount of any
                                                           liability in respect
                                                           of the purchase price
                                                           for assets or
                                                           services payment of
                                                           which is deferred for
                                                           a period in excess of
                                                           one hundred and
                                                           eighty (180) days;

                                                  (v)      All reimbursement
                                                           obligations whether
                                                           contingent or not in
                                                           respect of amounts
                                                           paid under a letter
                                                           of credit or similar
                                                           instrument;

                                                  (vi)     All interest rate and
                                                           currency swap and
                                                           similar agreements
                                                           obliging the making
                                                           of payments, whether
                                                           periodically or upon
                                                           the happening of a
                                                           contingency (and the
                                                           value of such
                                                           Financial
                                                           Indebtedness shall be
                                                           the mark-to-market
                                                           valuation of such
                                                           transaction at the
                                                           relevant time); and

                                                  (vii)    (without double
                                                           counting) any
                                                           guarantee of
                                                           Financial
                                                           Indebtedness falling
                                                           within paragraphs (i)
                                                           to (vi) above;

                 "INSTALMENT"                     means the amount of principal
                                                  of the Loan repayable on a
                                                  Repayment Date in accordance
                                                  with Clause 3;

                 "INSURANCE ASSIGNMENT"           means the valid and effective
                                                  first legal assignment of the
                                                  Insurances (together with the
                                                  notice thereof), to be
                                                  executed by the Borrower in
                                                  respect of the Vessel in
                                                  favour of the Trustee and the
                                                  Hermes Loan Trustee, such
                                                  assignment and notice to be in
                                                  the form and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Hermes Loan Agent and
                                                  agreed on the signing of the
                                                  Original Loan Agreement and as
                                                  specified in paragraph 33 of
                                                  Schedule 4;

                 "INSURANCES"                     means all policies and
                                                  contracts of insurance and
                                                  entries of the Vessel in a
                                                  protection and indemnity or
                                                  war risks association which
                                                  are effected in respect of the
                                                  Vessel, its freights,
                                                  disbursements, profits or
                                                  otherwise and all benefits,
                                                  including all claims and
                                                  returns of premiums thereunder
                                                  and shall also include all
                                                  compensation payable by virtue
                                                  of Compulsory Acquisition;

                 "INTEREST PAYMENT DATE"          means the last day of each
                                                  Interest Period and each
                                                  Repayment Date occurring
                                                  during an Interest Period;

                 "INTEREST PERIOD"                means each period ascertained
                                                  in accordance with Clause 5.2
                                                  or Clause 5.8;

                 "INTEREST RATE"                  means the rate of interest
                                                  applicable to the Loan
                                                  calculated in accordance with
                                                  Clause 5.6, Clause 5.8 or
                                                  Clause 6.3;

                 "LIBOR" means with respect to any Interest Period the rate of interest (expressed as an annual rate) determined by the Agent to be:

                                                  (i)      the offered rate for
                                                           deposits in Dollars
                                                           for a period
                                                           equivalent to such
                                                           Interest Period which
                                                           appears on the
                                                           Reuters Page LIBO at
                                                           or about 11.00 a.m.
                                                           London time on the
                                                           Quotation Date; or

                                                  (ii)     if no rate is
                                                           provided for the
                                                           respective Interest
                                                           Period on the Reuters
                                                           Page LIBO, the
                                                           interpolated rate per
                                                           annum for deposits in
                                                           Dollars in an amount
                                                           approximately equal
                                                           to the Loan or
                                                           relevant part thereof
                                                           as calculated by the
                                                           Agent, such
                                                           interpolated rate to
                                                           be based on the
                                                           Reuters Page LIBO

                                                           PROVIDED THAT LIBOR
                                                           for periods of less
                                                           than one (1) week
                                                           will be ascertained
                                                           under sub-section
                                                           (iii) below;

                                                  or (if Reuters Page LIBO is
                                                  discontinued or if the Agent
                                                  is unable to make the said
                                                  determination due to technical
                                                  breakdown in the relevant
                                                  system or the Interest Period
                                                  is less than one (1) week)

                                                  (iii)    the arithmetic mean
                                                           (rounded upwards, if
                                                           necessary, to the
                                                           nearest one-sixteenth
                                                           of one per cent
                                                           (1/16%)) of the rates
                                                           per annum notified to
                                                           the Agent by each of
                                                           the Reference Banks
                                                           as the rate at which
                                                           deposits in Dollars
                                                           in an amount
                                                           approximately equal
                                                           to the Loan or
                                                           relevant part thereof
                                                           are offered to such
                                                           Reference Bank by
                                                           leading banks in the
                                                           London Interbank
                                                           market at such
                                                           Reference Bank's
                                                           request at or about
                                                           11.00 a.m. London
                                                           time on the Quotation
                                                           Date for a period
                                                           equal to the Interest
                                                           Period and for
                                                           delivery on the first
                                                           Business Day thereof;

                 "LOAN" means the aggregate principal amount of the Tranches or (as the context may require) the amount thereof for the time being drawn down and outstanding hereunder;

                 "MANAGEMENT AGREEMENT"           means the agreement to be
                                                  entered into between the
                                                  Borrower and the Manager
                                                  providing for the ship
                                                  management and crewing
                                                  services of the Vessel, such
                                                  agreement to be in the form
                                                  and on the terms and
                                                  conditions required by the
                                                  Agent and agreed on the date
                                                  of the First Supplemental
                                                  Agreement and as specified in
                                                  paragraph 36 of Schedule 4;

                 "MANAGEMENT AGREEMENT            means the valid and effective
                 ASSIGNMENT"                      first legal assignment of the
                                                  Management Agreement (together
                                                  with the notice thereof and
                                                  the acknowledgement), to be
                                                  executed by the Borrower in
                                                  favour of the Trustee and the
                                                  Hermes Loan Trustee, such
                                                  assignment, notice and
                                                  acknowledgement to be in the
                                                  form and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Hermes Loan Agent and
                                                  agreed on the date of the
                                                  First Supplemental Agreement
                                                  and as specified in paragraph
                                                  38 of Schedule 4;

                 "MANAGER"                        means NCL America Inc. of
                                                  Corporation Trust Center, 1209
                                                  Orange Street, Wilmington,
                                                  Delaware 19801, United States
                                                  of America, the company
                                                  providing technical ship
                                                  management and crewing
                                                  services for the Vessel
                                                  pursuant to the Management
                                                  Agreement;

                 "MARGIN" means up to but not including the Termination Date the rate of one point six per cent
                                                  (1.6%) per annum and from the
                                                  Termination Date one point
                                                  three five per cent (1.35%)
                                                  per annum;

                 "MEMBER"                         means NCL America Holdings,
                                                  Inc. of Corporation Trust
                                                  Center, 1209 Orange Street,
                                                  Wilmington, Delaware 19801,
                                                  United States of America, the
                                                  sole member of the Borrower;

                 "MEMBERSHIP INTEREST"            means the sole membership
                                                  interest in the Borrower
                                                  beneficially owned by the
                                                  Member;

                 "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day
                                                  PROVIDED THAT, if a period
                                                  starts on the last Business
                                                  Day in a calendar month or if
                                                  there is no numerically
                                                  corresponding day in the month
                                                  in which that period ends,
                                                  that period shall end on the
                                                  last Business Day in that
                                                  later month;

                 "MORTGAGE"                       means the first preferred ship
                                                  mortgage to be granted by the
                                                  Borrower over the Vessel and
                                                  registered at the United
                                                  States Coast Guard National
                                                  Vessel Documentation Center in
                                                  favour of the Trustee and the
                                                  Hermes Loan Trustee as
                                                  security pursuant hereto and
                                                  to the Hermes Loan Agreement,
                                                  such mortgage to be in the
                                                  form and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Hermes Loan Agent and
                                                  agreed on the signing of the
                                                  First Supplemental Agreement
                                                  and as specified in paragraph
                                                  32 of Schedule 4;

                 "NCLC FLEET"                     means the vessels owned by the
                                                  companies in the NCLC Group;

                 "NCLC GROUP"                     means the Guarantor and its
                                                  Subsidiaries;

                 "NCL INTERNATIONAL"              means NCL International, Ltd.
                                                  of Reid Hall, 3 Reid Street,
                                                  Hamilton HM 11, Bermuda;

                 "NCLL"                           means Norwegian Cruise Line
                                                  Limited of Reid Hall, 3 Reid
                                                  Street, Hamilton HM 11,
                                                  Bermuda;

                 "OBLIGORS"                       means the Borrower, the
                                                  Guarantor, the Manager, the
                                                  Sub-Agent, the Member and any
                                                  other party from time to time
                                                  to any of the Security
                                                  Documents excluding the
                                                  Arrangers, the Trustee, the
                                                  Agent, the Hermes Agent, the
                                                  Lenders, the Hermes Loan
                                                  Trustee, the Hermes Loan Agent
                                                  and the Hermes Loan Lenders;

                 "OFFICE" means in respect of the Agent, the Hermes Agent, the Trustee and each Lender its office at the address set out beneath its name in Schedule 2 or such other office as it shall from time to time select and notify through the Agent to the
                                                  Borrower;

                 "OPERATING ACCOUNT"              means the account opened or to
                                                  be opened by the Borrower with
                                                  such bank or banks as may be
                                                  approved by the Agent, the
                                                  Hermes Agent and the Hermes
                                                  Loan Agent from time to time
                                                  for receipt of the Earnings;

                 "ORIGINAL LOAN AGREEMENT"        means this Agreement as
                                                  executed on 4 April 2003
                                                  (prior to, inter alia, its
                                                  amendment and restatement
                                                  pursuant to the First
                                                  Supplemental Agreement);

                 "OUTSTANDING INDEBTEDNESS"       means all sums of any kind
                                                  payable actually or
                                                  contingently to the Trustee,
                                                  the Agent, the Hermes Agent or
                                                  the Lenders under or pursuant
                                                  to this Agreement or any
                                                  Transaction Document (whether
                                                  by way of repayment of
                                                  principal payment of interest
                                                  or default interest payment of
                                                  any indemnity or counter
                                                  indemnity reimbursement for
                                                  fees, costs or expenses or
                                                  otherwise howsoever);

                 "PERMITTED LIENS"                means (i) any Encumbrance
                                                  created by or pursuant to the
                                                  Security Documents (ii) liens
                                                  on the Vessel up to an
                                                  aggregate amount at any time
                                                  not exceeding five million
                                                  Dollars (USD5,000,000) for
                                                  current crew's wages and
                                                  salvage and liens incurred in
                                                  the ordinary course of trading
                                                  the Vessel (iii) the Hermes
                                                  Loan Security Documents and
                                                  (iv) any other Encumbrance
                                                  notified by any of the
                                                  Obligors to the Agent prior to
                                                  4 April 2003;

                 "POSSIBLE EVENT OF DEFAULT"      means any event which, with
                                                  the giving of notice, passage
                                                  of time or occurrence of any
                                                  other event, would constitute
                                                  an Event of Default;

                 "PROCESS AGENT"                  means Clifford Chance
                                                  Secretaries Limited whose
                                                  registered office is presently
                                                  at 10 Upper Bank Street,
                                                  London E14 5JJ or any or any
                                                  other person in England
                                                  nominated by the Borrower or
                                                  any other Obligor and approved
                                                  by the Agent as agent to
                                                  accept service of legal
                                                  proceedings on their behalf
                                                  under any of this Agreement
                                                  and the other Security
                                                  Documents;

                 "QUOTATION DATE"                 means, in relation to any
                                                  Interest Period, the day on
                                                  which quotations would
                                                  ordinarily be given in the

                                                  London Interbank eurocurrency
                                                  market for Dollar deposits for
                                                  delivery on the first day of
                                                  that Interest Period;

                 "REDELIVERY DATE"                means the date on which the
                                                  Vessel is redelivered to and
                                                  accepted by the Borrower
                                                  pursuant to the Building
                                                  Contract;

                 "REFERENCE BANKS"                means Commerzbank
                                                  Aktiengesellschaft and HSBC
                                                  Bank plc;

                 "REPAYMENT DATES"                means the last day of each of
                                                  the twenty four (24)
                                                  consecutive periods of six (6)
                                                  months the first such period
                                                  commencing on the Termination
                                                  Date and the twenty fourth
                                                  such period terminating twelve
                                                  (12) years thereafter;

                 "RESTATEMENT DATE"               has the same meaning as set
                                                  out in the First Supplemental
                                                  Agreement;

                 "REUTERS PAGE LIBO"              means the display currently
                                                  designated as Reuters Page
                                                  LIBO, which includes London
                                                  Interbank Offered Rates of
                                                  four (4) major banks, which
                                                  are members of the
                                                  International Swaps and
                                                  Derivatives Association, Inc.
                                                  or such other service as may
                                                  be nominated by the British
                                                  Bankers' Association as the
                                                  information vendor for
                                                  displaying the London
                                                  Interbank Offered Rates of
                                                  major banks in the London
                                                  Interbank market;

                 "SAFETY MANAGEMENT               means a document issued to the
                 CERTIFICATE"                     Vessel as evidence that the
                                                  Vessel's operator and its
                                                  shipboard management operate
                                                  in accordance with an approved
                                                  Safety Management System;

                 "SAFETY MANAGEMENT SYSTEM"       means a structured and
                                                  documented system enabling the
                                                  personnel of the Vessel's
                                                  operator to implement
                                                  effectively the safety and
                                                  environmental protection
                                                  policy of that Vessel
                                                  operator;

                 "SAME DAY FUNDS"                 means Dollar funds settled
                                                  through the New York Clearing
                                                  House Interbank Payments
                                                  System or such other funds for
                                                  payment in Dollars as the
                                                  Agent shall specify by notice
                                                  to the Borrower as being
                                                  customary at the time for the
                                                  settlement of international
                                                  transactions in New York of
                                                  the type contemplated by this
                                                  Agreement;

                 "SECURITY DOCUMENTS"             means this Agreement, the
                                                  Guarantee, the Management
                                                  Agreement Assignment, the
                                                  Mortgage, the Charge Option,
                                                  the Charge, the Earnings
                                                  Assignment, the Insurance
                                                  Assignment, the Account Charge
                                                  and all such other documents
                                                  as may be executed at any time
                                                  in favour of (among others)
                                                  the Trustee, the Hermes Agent
                                                  and/or any of the Lenders as
                                                  security for the obligations
                                                  of the Borrower and the other
                                                  Obligors whether executed
                                                  pursuant to the express
                                                  provisions of this Agreement
                                                  or otherwise howsoever;

                 "SECURITY PERIOD"                means the period beginning on
                                                  the First Drawdown Date and
                                                  ending on the date on which
                                                  the amounts outstanding under
                                                  this Agreement and under each
                                                  of the other Security
                                                  Documents are finally paid or
                                                  repaid in full;

                 "STAR"                           means Star Cruises Limited of
                                                  Canon's Court, 22 Victoria
                                                  Street, Hamilton HM 12,
                                                  Bermuda;

                 "SUB-AGENCY AGREEMENT"           means the agreement to be
                                                  entered into between the
                                                  Manager and the Sub-Agent
                                                  providing for the commercial,
                                                  marketing, sales and financial
                                                  services in respect of the
                                                  Vessel, such agreement to be
                                                  in the form and on the terms
                                                  and conditions required by the
                                                  Agent and agreed on the date
                                                  of the First Supplemental
                                                  Agreement and as specified in
                                                  paragraph 37 of Schedule 4;

                 "SUB-AGENCY AGREEMENT            means the valid and effective
                 ASSIGNMENT"                      first legal assignment of the
                                                  Sub-Agency Agreement (together
                                                  with the notice thereof and
                                                  the acknowledgement), to be
                                                  executed by the Manager in
                                                  favour of the Trustee and the
                                                  Hermes Loan Trustee, such
                                                  assignment, notice and
                                                  acknowledgement to be in the
                                                  form and on the terms and
                                                  conditions required by the
                                                  Agent, the Hermes Agent and
                                                  the Hermes Loan Agent and
                                                  agreed on the date of the
                                                  First Supplemental Agreement
                                                  and as specified in paragraph
                                                  39 of Schedule 4;

                 "SUB-AGENT"                      means NCL (Bahamas) Ltd. of
                                                  Reid Hall, 3 Reid Street,
                                                  Hamilton HM 11, Bermuda, the
                                                  company providing commercial,
                                                  marketing, sales and financial
                                                  services in respect of the
                                                  Vessel pursuant to the
                                                  Sub-Agency Agreement;

                 "SUBSIDIARY"                     has the meaning defined in the
                                                  Companies Act 1985, Section
                                                  736 as substituted by the
                                                  Companies Act 1989, Section
                                                  144;

                 "SUBSTITUTE BASIS"               means an alternative basis for
                                                  maintaining the Loan certified
                                                  by the Agent pursuant to
                                                  Clause 6.3.1;

                 "SUSPENSION NOTICE"              means a notice given by the
                                                  Agent to the Borrower pursuant
                                                  to Clause 6.1;

                 "TAXES" means all present and future income and other taxes, levies, imposts, deductions, compulsory liens and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof and "TAXATION" shall be construed accordingly;

                 "TERMINATION DATE"               means the earlier of the
                                                  Redelivery Date and 29 October
                                                  2004 (or such later date as is
                                                  agreed between the Borrower,
                                                  the Lenders and Hermes);

                 "TOTAL LOSS"                     means any actual or
                                                  constructive or arranged or
                                                  agreed or compromised total
                                                  loss or Compulsory Acquisition
                                                  of the Vessel;

                 "TRANCHE"                        means any of Tranche 1,
                                                  Tranche 2, Tranche 3 or
                                                  Tranche 4;

                 "TRANCHE 1"                      means the Equivalent Amount of
                                                  [***][Confidential Treatment]
                                                  being the difference between
                                                  the Equity and the amount of
                                                  the first pre-redelivery
                                                  instalment due by the Borrower
                                                  to the Builder under the
                                                  Building Contract to be
                                                  advanced on a Drawdown Date by
                                                  the Lenders by way of their
                                                  Contributions thereto;

                 "TRANCHE 2"                      means the Equivalent Amount of
                                                  the amount of the Hermes
                                                  Premium payable by the
                                                  Borrower to Hermes through the
                                                  Hermes Agent on issue of the
                                                  Hermes Cover;

                 "TRANCHE 3"                      means the Equivalent Amount of
                                                  up to [***][Confidential
                                                  Treatment] being the
                                                  amount of [***][Confidential
                                                  Treatment] of the Contract
                                                  Price to be applied in payment
                                                  of the second pre-redelivery
                                                  instalment due by the Borrower
                                                  to the Builder under the
                                                  Building Contract to be
                                                  advanced on a Drawdown Date by
                                                  the Lenders by way of their
                                                  Contributions thereto;

                 "TRANCHE 4"                      means the Equivalent Amount of
                                                  the difference between the
                                                  aggregate of Tranche 1,
                                                  Tranche 2 and Tranche 3 in
                                                  Euro and the amount of the
                                                  Facility to be applied in
                                                  payment of the balance of the
                                                  third pre-redelivery
                                                  instalment due by the Borrower
                                                  to the Builder under the
                                                  Building Contract and any
                                                  excess thereafter in reduction
                                                  of the Equity;

                 "TRANSACTION DOCUMENTS"          means the Security Documents,
                                                  the Hermes Loan Security
                                                  Documents, the Hermes Loan
                                                  Agreement, the Building
                                                  Contract, the Drawdown
                                                  Notices, the Management
                                                  Agreement, the Sub-Agency
                                                  Agreement, the Co-ordination
                                                  Deed, the Agency and Trust
                                                  Deed and any other material
                                                  document now or hereafter
                                                  issued in connection with the
                                                  documents or the transaction
                                                  herein referred to;

                 "TRANSFER CERTIFICATE"           means the certificate attached
                                                  hereto as Schedule 6;

                 "TRANSFER DATE"                  means, in relation to any
                                                  Transfer Certificate, the date
                                                  specified in such Transfer

                                                  Certificate as the date for
                                                  the making of the transfer or,
                                                  where such transfer is
                                                  specified as being subject to
                                                  the fulfilment of certain
                                                  conditions, the date on which
                                                  the Agent receives a
                                                  certificate from the Lender
                                                  making the transfer confirming
                                                  that all such conditions have
                                                  been fulfilled;

                 "TRANSFEREE"                     means any reputable bank
                                                  acceptable to the Agent and
                                                  the Borrower which becomes a
                                                  party to this Agreement as a
                                                  Lender pursuant to Clause 17;
                                                  and

                 "VESSEL" means the vessel identified with no 7671 and working title "Project America" at the yard of the Builder registered in the name of the Borrower in the Shipbuilding Register in
                                                  Bremerhaven, Federal Republic
                                                  of Germany and upon completion
                                                  as a one thousand and seventy
                                                  five (1,075) cabin luxury
                                                  cruise vessel to be
                                                  redelivered to the Borrower
                                                  pursuant to the Building
                                                  Contract and re-registered in
                                                  the name of the Borrower under
                                                  the laws and flag of the
                                                  United States of America.


         1.2      CONSTRUCTION

                  In this Agreement unless the context otherwise requires:

                  1.2.1 clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Agreement;

                  1.2.2 references to Clauses and to Schedules are to be construed as references to clauses of and schedules to this Agreement unless otherwise stated and references to this Agreement are to be construed as references to this Agreement including its Schedules;

                  1.2.3 references to (or to any specified provision of) this Agreement or any other document other than the Hermes Loan Agreement or the Hermes Loan Security Documents shall be construed as references to this Agreement, that provision or that document as from time to time amended, supplemented and/or novated;

                  1.2.4 references to any Act or any statutory instrument shall be construed as references to that Act or that statutory instrument as from time to time re-enacted, amended or supplemented;

                  1.2.5 references to any party to this Agreement or any other document shall include reference to such party's successors and permitted assigns;

                  1.2.6 words importing the plural shall include the singular and vice versa;

                  1.2.7 references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof;

                  1.2.8 where any matter requires the approval or consent of the Agent or the Trustee such approval or consent shall not be deemed to have been given unless given in writing; where any matter is required to be acceptable to the Agent or the Trustee, the Agent or the Trustee (as the case may be) shall not be deemed to have accepted such matter unless its acceptance is communicated in writing; the Agent or the Trustee may give or withhold its consent, approval or acceptance at its unfettered discretion;

                  1.2.9 a certificate by the Agent as to any amount due or calculation made hereunder shall be conclusive except for manifest error.

         1.3      AGENT AND TRUSTEE

                  The Agent will be appointed by the Lenders as agent and the Trustee will be appointed by the Lenders as trustee under the Agency and Trust Deed and references herein to the Agent or the Trustee shall be construed as references to itself, the

                  Agent (if applicable) and the Lenders. The Borrower shall only communicate with the Lenders under this Agreement and the other Security Documents through the Agent or the Trustee (as the case may be) and as hereinafter referred to.

2        THE FACILITY

         2.1      AVAILABILITY

                  2.1.1 The Lenders grant to the Borrower the Facility by way of the Tranches. So far as any part of the Facility remains undrawn at close of business in London on the Termination Date it shall be capable of cancellation by the Lenders.

                  2.1.2 Each Lender shall advance its Contribution to the Tranches in the proportion which its Contribution for the time being bears to the other Contributions of the Lenders.

                  2.1.3 Neither the Agent nor any other Lender shall be liable for any failure or delay on the part of any Lender in making any advance hereunder nor shall the Agent or the Arrangers have any obligation to seek to procure additional Lenders in the event of such a failure PROVIDED THAT if any Lender should fail to advance its Contribution hereunder, that Lender and the Agent will take all reasonable steps to mitigate the effect of that failure. Notwithstanding the aforesaid proviso, neither the Agent nor any Lender shall be obliged to increase its Contribution hereunder in respect of the failure by any other Lender(s) to fund its Contribution.

         2.2      PURPOSE AND APPLICATION

                  The purpose of the Facility is to finance the Contract Price in part and the Hermes Premium. The Borrower shall apply the Loan in payment of certain of the pre-redelivery instalments due by the Borrower to the Builder under the Building Contract and in payment of the Hermes Premium.

         2.3      DRAWDOWN

                  The Borrower shall only make drawings under the Facility if:

                  2.3.1 the Agent receives at least five (5) Business Days' notice of the Borrower's request for such drawing in the form of Schedule 3;

                  2.3.2 no Event of Default or Possible Event of Default has occurred before the date of such drawing;

                  2.3.3 no written notice has been received indicating that the Hermes Cover does not validly exist without restriction;

                  2.3.4 the representations and warranties set out in Clause 9 and each of the other Security Documents are correct on the date of such drawing;

                  2.3.5 it is then lawful for each of the Lenders to make available its Contribution to the Loan; and

                  2.3.6 the Agent has been notified by the Hermes Loan Agent that all conditions precedent to drawdown of the Hermes Loan have been satisfied save for those which are to be satisfied pursuant to this Clause 2.3 and Clause 2.6,

                  PROVIDED THAT no Tranche shall be capable of drawing until the Equity has been paid by the Borrower to the Builder.

         2.4      PAYMENT OF FACILITY

                  The Tranches (other than Tranche 2 and any part of Tranche 4 which is to be applied in reduction of the Equity) shall be paid to the Builder, Tranche 2 shall be paid to Hermes through the Hermes Agent and such part of Tranche 4 which is to be applied in reduction of the Equity shall be paid to the Borrower or its order.

         2.5      BREAK COSTS ON FAILURE TO DRAW

                  If for any reason any Tranche is not drawn down by the Borrower hereunder after notice of drawdown has been given to the Agent pursuant to Clause 2.3, the Borrower will pay to the Agent for the account of the Lenders such amount as the Agent may certify as necessary to compensate the Lenders (other than any Lender whose default has caused the Tranche not to be drawn down) for any loss or expense on account of funds borrowed, contracted for (whether in Euro or in Dollars) or utilised in order to fund its Contribution to the Tranche. Each Lender shall supply to the Agent a certificate of break costs which in the absence of manifest error shall be conclusive as to the amounts due.

         2.6      CONDITIONS OF DRAWDOWN

                  The Agent shall not be under any obligation to advance a Tranche hereunder until all the documents and evidence referred to in the relevant part of Schedule 4 are in the possession of the Agent in form and substance satisfactory to it, the Arrangers, the Lenders and the Hermes Agent.

         2.7      SEVERAL OBLIGATIONS OF THE LENDERS

                  The obligations and rights of each Lender hereunder are several and if for any reason the Borrower receives in respect of a Tranche an amount greater than the aggregate of the Contributions to that Tranche, the Borrower forthwith upon the demand of the Agent shall pay to the Agent (for the account of those Lenders whose Contributions were exceeded) the amount certified by the Agent as representing the excess of the amount paid to the Borrower over the due and proper amount of the Contributions of the Lenders actually received by the Agent.

         2.8      LENDER'S FAILURE TO PERFORM

                  Subject to Clause 2.1.3, the failure by a Lender to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other party hereto nor shall any such other party be liable for the failure by such Lender to perform its obligations hereunder.

         2.9      FULFILMENT OF CONDITIONS AFTER DRAWDOWN

                  If the Lenders, acting unanimously, decide (or the Agent in accordance with the Agency and Trust Deed decides) to advance a Tranche to the Borrower hereunder without having received all of the documents or evidence referred to in the relevant part of Schedule 4, the Borrower will nevertheless deliver the remaining documents or evidence to the Agent within fourteen
                  (14) days of such drawing (or such other period as the Agent may stipulate) and the advance of the Tranche shall not be construed as a waiver of the Agent's right to receive the documents or evidence as aforesaid nor shall this provision impose on the Agent or the Lenders any obligation to permit the drawing in the absence of such documents or evidence.

3        REPAYMENT

         3.1 Unless otherwise repaid in accordance with the provisions of this Agreement, the Borrower hereby agrees to repay the Loan by twenty four (24) equal half yearly Instalments of principal the first such Instalment to be paid six (6) months from the Termination Date and the remainder at six (6) monthly intervals.

4        PREPAYMENT

         4.1      VOLUNTARY PREPAYMENT

                  On giving at least thirty (30) days' prior notice to the Agent, the Borrower may on the last day of an Interest Period prepay (without premium or penalty, subject to Clause 4.8) the whole or any relevant part of the Loan (but if in part in an amount of five million Dollars (USD5,000,000) or an integral multiple thereof).

         4.2      VOLUNTARY PREPAYMENT IN CASE OF INCREASED COST

                  At any time after any sum payable by the Borrower has been increased under Clause 8 or a Lender has made any claim for indemnification under Clause 8, the Borrower may, after giving to the Agent five (5) Business Days' notice of its intention to do so, prepay the whole (but not part only) of the Contribution of that Lender, subject to Clause 4.8.

         4.3      MANDATORY PREPAYMENT IN CASE OF ILLEGALITY

                  4.3.1 If any change in, or in the interpretation or application of, any law, regulation or treaty shall make it unlawful in any jurisdiction applicable to any of the Lenders for that Lender to make available or maintain its Contribution or to give effect to its obligations as contemplated hereby, the Agent may, by notice thereof to the Borrower, declare that the relevant Lender's obligations shall be terminated forthwith whereupon (if a Tranche has then been advanced) the Borrower shall prepay forthwith to the relevant Lender its Contribution together with interest thereon to the date of such prepayment and all other amounts due to such Lender under Clause 4.8 and under the Security Documents (or, if permitted by the relevant law, regulation or treaty, at the end of the then current Interest Period).

                  4.3.2 A Lender affected by any provision of Clause 4.3.1 shall promptly inform the Agent after becoming aware of the relevant change and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower's obligations under Clause 4.3.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (and if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

         4.4      VOLUNTARY PREPAYMENT FOLLOWING IMPOSITION OF SUBSTITUTE BASIS

                  The Borrower may notify the Agent within ten (10) days of the receipt of a certificate from the Agent of a Substitute Basis under Clause 6.3 whether or not it wishes to prepay the Loan, in which event the Borrower shall forthwith prepay the Loan together with interest accrued thereon at the rate specified in the relevant certificate of Substitute Basis and any break costs in accordance with Clause 4.8.

         4.5      PREPAYMENT IN CASE OF TOTAL LOSS OF THE VESSEL

                  If the Vessel is or becomes a Total Loss, then the Borrower will, within thirty (30) days thereof or, if the Agent is satisfied in its sole discretion that the Total Loss is adequately covered by the Insurances and that the relevant insurance proceeds will be payable to the Agent within one hundred and fifty (150) days thereof, by no later than the date which is one hundred and fifty (150) days after the date of the event giving rise to such Total Loss prepay the Loan in accordance with Clause 4.7, Clause 4.8 and Clause 12.1.

                  For the purposes of this Clause a Total Loss shall be deemed to have occurred:

                  4.5.1 if it consists of an actual loss, at noon Greenwich Mean Time on the actual date of loss or, if that is not known, on the date on which the Vessel was last heard of;

                  4.5.2 if it consists of a Compulsory Acquisition, at noon Greenwich Mean Time on the date on which the requisition is expressed to take effect by the person requisitioning the Vessel; and

                  4.5.3 if it consists of a constructive or compromised or arranged or agreed total loss or damage to the Vessel rendering repair impracticable or uneconomical or rendering the Vessel permanently unfit for normal use, at noon Greenwich Mean Time on the date on which notice claiming the loss of the Vessel is given to its insurers.

         4.6      PREPAYMENT IN CASE OF SALE OF THE VESSEL

                  If the Vessel is sold by the Borrower with the prior consent of the Agent (which consent is not to be unreasonably withheld or delayed PROVIDED THAT if an Event of Default has occurred and the Borrower desires to sell the Vessel by private treaty at arm's length the approval of the Agent may be delayed by up to twenty one (21) days from the date on which the Borrower's request for approval is received by the Agent), then the Borrower will concurrent with completion of the sale prepay the Loan in accordance with Clause 4.7 and Clause 12.1. Subject to Clause 4.8 hereof, prepayment of the Loan consequent upon the permitted sale of the Vessel shall absolve the Borrower from any liability to pay prepayment fees or costs.

         4.7      EFFECT OF PREPAYMENT

                  Any notice given by the Borrower under Clause 4.1, Clause 4.2 or Clause 4.4 shall be irrevocable and shall oblige the Borrower to pay to the Agent on account of the Lenders the amount therein stated on the date therein stated. No amount prepaid under this Agreement may be redrawn. Each prepayment under this Agreement shall be applied in satisfaction of the Borrower's remaining obligations under Clause 3 in inverse chronological order. Prepayments under this Agreement shall be made together with accrued interest thereon and the payment of all other sums then owing under any of the Security Documents.

         4.8      BREAK COSTS ON PREPAYMENT

                  If any repayment or prepayment of the Loan or part thereof is made otherwise than on the last day of an Interest Period, the Borrower shall pay to the Agent on behalf of the Lenders on demand such additional amount as the Agent may certify (such certificate to contain a calculation thereof in reasonable detail) as necessary to compensate each of the Lenders for any loss (including the cost of breaking deposits (including warehousing and other related costs)) or expense (including warehousing and other related costs) on account of funds borrowed, contracted for or utilised to fund the amount so repaid or prepaid.

5        INTEREST

         5.1      PAYMENT OF INTEREST

                  The Borrower shall pay interest on the Loan or any part thereof at the Interest Rate for each Interest Period in respect thereof which interest shall be payable in arrears on each Interest Payment Date PROVIDED THAT if the current Interest Period does not end on the relevant Interest Payment Date the Borrower shall only pay the interest accrued during that Interest Period up to but not including the Interest Payment Date.

         5.2      SELECTION AND DURATION OF INTEREST PERIODS

                  Subject to the other provisions of this Clause 5, the Borrower may give notice to the Agent to be received by the Agent not later than 9.00 a.m. London time five (5) Business Days prior to the commencement of each Interest Period in respect of the Loan or any part thereof, specifying whether that Interest Period is to be of three (3) or six (6) months' duration. Interest Periods in respect of a Tranche shall commence, in the case of the first, on the Drawdown Date thereof and, in the case of Interest Periods other than the first, on the expiry of the preceding Interest Period.

                  However, the Agent shall have the right to adjust the length of the first Interest Period in respect of a Tranche (other than the first Tranche to be drawn down hereunder) such that it ends on the same date as any existing Interest Period in respect of the Loan.

         5.3      NO NOTICE AND UNAVAILABILITY

                  If the Borrower fails to select an Interest Period in accordance with Clause 5.3 or the Agent certifies that deposits for the period selected by the Borrower are not available to each of the Lenders in the ordinary course of business in the London Interbank eurocurrency market to fund the Loan, the Borrower shall be deemed to have selected an Interest Period of six (6) months (or such other period as the Agent may in its discretion decide).

         5.4      SEPARATE INTEREST PERIODS FOR INSTALMENTS

                  If an Interest Period would otherwise extend beyond any Repayment Date, the Loan shall be divided into two (2) or more portions. One (1) or more portions will be of an amount equal to the amount of the Loan required to be repaid on each relevant Repayment Date and will have an Interest Period of such length as will expire on that date and the Interest Period relating to the remainder of the Loan will be determined in accordance with Clauses 5.2 and 5.3.

         5.5      EXTENSION AND SHORTENING OF INTEREST PERIODS

                  If an Interest Period would otherwise end on a day which is not a Business Day, the Interest Period shall be extended until the next following Business Day unless the next following Business Day falls in the next calendar month in which case the Interest Period will be shortened to expire on the preceding Business Day.

                  If an Interest Period commences on the last Business Day in a month or if there is no day in the month in which the Interest Period will end which corresponds numerically to the day on which it begins, the Interest Period shall end on the last Business Day in that month.

         5.6      INTEREST RATE

                  In respect of Interest Periods pursuant to Clause 5.3 and subject to Clause 5.8 and Clause 6, the rate of interest applicable to the Loan (or relevant part in the case of the division of the Loan under Clause 5.4) during an Interest Period shall be the aggregate of LIBOR and the relevant Margin.

         5.7      BANK BASIS

                  Interest, fees payable pursuant to Clause 13 and any other payments hereunder of an annual nature shall accrue from day to day and be computed on the basis of a year of three hundred and sixty (360) days and for the actual number of days elapsed.

         5.8      DEFAULT INTEREST

                  If the Borrower fails to pay on the due date any sum due under this Agreement or any of the other Security Documents to which it may at any time be a party, the Borrower shall, without affecting any other remedy of the Agent or the Lenders, pay interest on such sum from the due date to the actual date of payment (as well after as before judgment). Such interest shall accrue on a daily basis at the higher of the Interest Rate fixed for the latest Interest Period and the rate computed by the Agent and certified by the Agent to the Borrower as being the aggregate of:

                  5.8.1    the relevant Margin plus one per cent (1%); and

                  5.8.2 the greater of (a) in the case of the Lenders, the average (rounded upwards if necessary to the next integral multiple of one-sixteenth of one per cent (1/16%)) of the respective rates per annum at which each of the Lenders is able to acquire in accordance with its normal practice deposits in Dollars in successive periods of one (1) month (or for such shorter period as the Agent may in its absolute discretion select) in the London Interbank eurocurrency market in an amount equivalent to or comparable with its Contribution to such sum, and, in the case of the Agent, the rate per annum at which it is able to acquire in accordance with its normal practice deposits in Dollars in successive periods of one (1) month (or for such shorter period as the Agent may in its absolute discretion select) in the London Interbank eurocurrency market in an amount equivalent to such sum, as at approximately 11.00 a.m. London time on any relevant day and (b) in the case of the Lenders, the average (rounded upwards if necessary to the next integral multiple of one-sixteenth of one per cent (1/16%)) of the cost to each of the Lenders of funding its Contribution to such sum, and, in the case of the Agent, the cost of funding such sum, such interest to be compounded at the end of the period selected by the Agent and to be payable on demand. In the event of LIBOR not being available then the Agent shall in its discretion use the Substitute Basis for its calculation as set out in Clause 6.3.

6        SUBSTITUTE BASIS OF FUNDING

         6.1      MARKET DISTURBANCE

                  Notwithstanding anything to the contrary in this Agreement, if prior to the commencement of any Interest Period the Agent shall determine in good faith (which determination shall be conclusive and binding on the parties hereto) that:

                  6.1.1 by reason of circumstances affecting the London Interbank eurocurrency market adequate and fair means do not exist for ascertaining the Interest Rate during such Interest Period pursuant to Clause 5; or

                  6.1.2 deposits in Dollars of equal duration to such Interest Period will not be available to any of the Lenders in the London Interbank eurocurrency market in sufficient amounts in the ordinary course of business to fund its Contribution during such Interest Period; or

                  6.1.3 by reason of any material change in applicable law or regulation or of any change in national or international financial or economic conditions any of the Lenders is unable to fund or to continue to fund its Contribution during such Interest Period by deposits obtained in the London Interbank eurocurrency market, then the Agent shall promptly give a notice (being a Suspension Notice), containing full particulars thereof in reasonable detail to the Borrower.

         6.2      SUSPENSION OF DRAWDOWN

                  If a Suspension Notice is given by the Agent before the advance of a Tranche in accordance with Clause 2 then the Agent shall not be obliged to advance the Loan or any part thereof until notice to the contrary is given by the Agent. During the period of thirty (30) days from the giving of such Suspension Notice, the Agent and any Lender affected by the relevant market disturbance shall consult in good faith with the Borrower with a view to agreeing to an alternative basis for advancing of the Loan or any relevant part thereof. If such alternative basis is agreed between the Borrower, the Agent, the relevant Lender or Lenders and Hermes, it shall apply in accordance with its terms and, if not, the Loan or any relevant part thereof shall be made available to the Borrower in Euro.

         6.3      CERTIFICATES OF SUBSTITUTE BASIS

                  6.3.1 If a Tranche has been advanced before a Suspension Notice is given, the Lender or Lenders affected by the relevant market disturbance shall within thirty
                           (30) days following the date of the Suspension Notice, certify (through the Agent) in good faith to the Borrower an alternative basis approved by the Hermes Agent (being the Substitute Basis) for maintaining its Contribution affected by the relevant market disturbance. Such Substitute Basis may be retroactive to the beginning of the then current Interest Period and may include an alternative currency or an alternative method of fixing the Interest Rate (which shall reflect the cost to the relevant Lender or Lenders of funding its Contribution from other sources plus the Margin) or alternative Interest Periods for the Loan or any relevant part thereof, PROVIDED ALWAYS THAT so far as practicable any such Substitute Basis shall be computed in a manner and for periods as similar as possible to those provided in Clause 5.

                  6.3.2 Each Substitute Basis so certified shall be binding upon the Borrower, the Agent and the Lenders and shall be treated as part of this Agreement.

         6.4      REVIEW

                  So long as any Substitute Basis is in force, the Agent, in consultation with the Borrower and the Lenders, shall from time to time, but not less often than monthly, review whether or not the circumstances referred to in Clause 6.1 still prevail with a view to returning to the normal provisions of this Agreement.

7        PAYMENTS

         7.1      PLACE FOR PAYMENT

                  All payments by the Borrower under this Agreement or any of the other Security Documents to which it may at any time be a party shall be made to HSBC Bank USA, New York (SWIFT Code MRMDUS33) for the account of HSBC Bank plc, London (SWIFT Code MIDLGB22), account no 000-023868 in favour of Project and Export Finance, account no 36677449, quoting reference 53M/FC 998 in Dollars by 10.00 a.m. New York time.

         7.2      DEDUCTIONS AND GROSSING-UP

                  7.2.1 Each payment to be made by the Borrower to a Lender or the Agent hereunder in Dollars shall be made free and clear of and without deduction for or on account of Taxes unless the Borrower is required by law to make such a payment subject to the deduction or withholding of Taxes, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender or the Agent receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

                  7.2.2 Without prejudice to the provisions of Clause 7.2.1, if any Lender or the Agent on its behalf is required to make any payment on account of Tax (not being a tax imposed on the net income of its Office by the jurisdiction in which it is incorporated or in which its Office is located or any other tax existing and applicable on the date of this Agreement under the laws of any jurisdiction) on or in relation to any sum received or receivable hereunder by such Lender or the Agent on its behalf (including, without limitation, any sum received or receivable under this Clause 7) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Lender or the Agent on its behalf, the Borrower shall, upon demand of the Agent, indemnify such Lender or the Agent against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith, other than interest, penalties, and expenses (a) that accrue during any periods of time beginning on the thirty first (31st) day (or such longer period as any Lender may reasonably require) following the day on which the Lender or the Agent, as applicable, has actual knowledge of the imposition or assertion of such Taxes or other Taxes, or (b) that are otherwise imposed or asserted on account of the bad faith or wilful neglect of such Lender or the Agent. If any Lender proposes to make a claim under the provisions of this Clause 7.2.2 it shall certify to the Borrower in reasonable detail within thirty (30) days (or such longer period as any Lender may reasonably require) after becoming aware of the event by reason of which it is entitled to make its claim or claims the basis of its claim or claims, such certificate to be conclusive, save for manifest error.

                  7.2.3 Without affecting the Borrower's obligations under Clause 7.2.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the event (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower, Hermes and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

                  7.2.4 Each Lender, on or prior to the date on which such Lender becomes a Lender hereunder, through the Agent (and from time to time thereafter as required by applicable law, but only for so long as such Lender is legally entitled to do so or the Agent is instructed to do so), shall deliver to the Borrower two (2) duly completed copies of either (a) Internal Revenue Service Form W-8BEN claiming eligibility of the Lender for benefits of an income tax treaty to which the United States is a party that reduces the rate of withholding on interest to zero or (b) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form.

                  7.2.5 No person to which a Lender assigns part or all of its interest under this Agreement pursuant to Clause 17 shall be entitled to receive any greater increase in payment under Clause 7.2.1 than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist. Each assignee shall, on or prior to the date on which the assignor assigns all or part of its interest to such assignee, comply with the certification requirements of Clause 7.2.3.

         7.3      PRODUCTION OF RECEIPTS FOR TAXES

                  If the Borrower makes any payment hereunder in Dollars in respect of which it is required by law to make any deduction or withholding for Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent within thirty
                  (30) days after they have made such payment to the applicable authority any original receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

                  If an additional payment is made under Clause 7.2.1 and any Lender or the Agent on its behalf determines that it has received or been granted a credit against or relief of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender or the Agent (as the case may be) shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and provided that it has received the cash benefit of such credit, relief or remission, pay to the Borrower such amount as such Lender or the Agent shall in its reasonable opinion have concluded to be attributable to the relevant deduction or withholding. Any such payment shall be conclusive evidence of the amount due to the Borrower hereunder and shall be accepted by the Borrower in full and final settlement of its rights of reimbursement hereunder in respect of such deduction or withholding. Nothing herein contained shall interfere with the right of any Lender and the Agent to arrange their respective tax affairs in whatever manner they think fit.

         7.4      MONEY OF ACCOUNT

                  If any sum due from the Borrower under this Agreement or any other Security Document to which it may at any time be a party, or any order or judgment given or made in relation thereto, has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable under such Security Document, order or judgment into another currency (the "SECOND CURRENCY") for the purpose of:

                  7.4.1 making or filing a claim or proof against the Borrower;

                  7.4.2 obtaining an order or judgment in any court or other tribunal; or

                  7.4.3 enforcing any order or judgment given or made in relation thereto;

                  the Borrower shall indemnify and hold harmless the Agent and each of the Lenders from and against any damages or losses suffered as a result of any discrepancy between (a) the rate of exchange used to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which each Lender and the Agent (as the case may be) may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The above indemnity shall constitute an obligation of the Borrower separate and independent from its other obligations and shall apply irrespective of any indulgence granted by the Agent or any of the Lenders.

         7.5      ACCOUNTS

                  The Agent shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to each of the Lenders hereunder or under any of the other Security Documents. In any legal action or proceeding arising out of or in connection with this Agreement or any other Security Document, the entries made in the accounts so maintained shall be prima facie evidence, save in the case of manifest error, of the existence and amounts of the obligations of the Borrower recorded therein.

         7.6      EARNINGS

                  Provided no Event of Default or Possible Event of Default has occurred (following which the Agent shall (inter alia) be entitled to request the Borrower to give notice pursuant to clause 3 of the Earnings Assignment and apply such Earnings in accordance with Clause 12.1) such Earnings shall throughout the Security Period be at the free disposal of the Borrower but the net earnings of the Vessel shall be paid by the Manager to the Operating Account within five (5) Business Days of the end of each cruise of the Vessel.

         7.7      CONTINUING SECURITY

                  The security created by this Agreement and each of the other Security Documents shall be held by the Trustee and/or the Agent and/or the Lenders and/or the Hermes Agent as a continuing security for the repayment of the Outstanding Indebtedness and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby or thereby secured or by any amendment of this Agreement or any of the other Security Documents. Such security shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Trustee, the Agent, the Lenders, the Hermes Agent or any of them for all or any part of the amount hereby or thereby secured or any other right or remedy of the Trustee, the Agent, the Lenders or the Hermes Agent or any of them under this Agreement or any of the other Security Documents, by operation of law or otherwise howsoever arising. All the powers arising from such security may be exercised from time to time as the Trustee and/or the Agent and/or the Hermes Agent may deem expedient.

8        YIELD PROTECTION AND FORCE MAJEURE

         8.1      INCREASED COSTS

                  If by reason of:

                  8.1.1 any change in law or in its interpretation or administration; and/or

                  8.1.2 compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority including but without limitation the Basle Committee on Banking Regulations and Supervisory Practices whether or not having the force of law:

                           (a) any of the Lenders incurs a cost as a result of its performing its obligations under this Agreement and/or its advancing its Contribution hereunder; or

                           (b) there is any increase in the cost to any of the Lenders of funding or maintaining all or any of the advances comprised in a class of advances formed by or including its Contribution advanced or to be advanced by it hereunder; or

                           (c) any of the Lenders incurs a cost as a result of its having entered into and/or its assuming or maintaining its commitment under this Agreement; or

                           (d) any of the Lenders becomes liable to make any payment on account of Tax or otherwise (other than Tax on its overall net income) on or calculated by reference to the amount of its Contribution advanced or to be advanced hereunder and/or any sum received or receivable by it hereunder; or

                           (e) any of the Lenders suffers any decrease in its rate of return as a result of any changes in the requirements relating to capital ratios, monetary control ratios, the payment of special deposits, liquidity costs or other similar requirements affecting that Lender, then the Borrower shall from time to time on demand pay to the Agent for the account of the relevant Lender or Lenders amounts sufficient to indemnify the relevant Lender or Lenders against, as the case may be, such cost, such increased cost (or such proportion of such increased cost as is in the reasonable opinion of the relevant Lender or Lenders attributable to the funding or maintaining of its or their Contribution(s) hereunder) or such liability.

                  A Lender affected by any provision of Clause 8.1 shall promptly inform the Agent after becoming aware of the relevant change and its possible results (which notice shall be conclusive evidence of the relevant change and its possible results) and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower's obligations under Clause 8.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

         8.2      FORCE MAJEURE

                  Where the Agent, the Hermes Agent, the Trustee or any Lender (the "NON-PERFORMING PARTY") is prevented from performing any of its obligations under this Agreement by reason of Force Majeure this Agreement shall remain in effect but the Non-Performing Party's relevant obligations shall be suspended for so long as the Force Majeure continues and to the extent that the Non-Performing Party is so prevented, PROVIDED THAT:

                  8.2.1 the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

                  8.2.2 the obligations of the Non-Performing Party shall not be excused as a result of the Force Majeure; and

                  8.2.3 in respect of the suspension of the Non-Performing Party's obligations:

                           (a) the Non-Performing Party gives the Agent prompt written notice which the Agent shall forthwith upon receipt send to the Borrower describing the circumstances of Force Majeure (including the nature of the occurrence, its expected duration and the effects of the Force Majeure on the ability of the Non-Performing Party to perform its relevant obligations), and continues to furnish weekly reports with respect thereto during the period of Force Majeure;

                           (b) the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the Force Majeure; and

                           (c) as soon as reasonably possible after the cessation of the Force Majeure the Non-Performing Party shall notify the Agent (who shall notify the Borrower) in writing of such cessation and shall resume performance of its obligations under this Agreement if such resumption is then possible.

9        REPRESENTATIONS AND WARRANTIES

         9.1      DURATION

                  The representations and warranties in Clause 9.2 and Clause
                  9.3 shall survive the execution of this Agreement and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Security Documents.

         9.2      REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Agent and each of the Lenders that:

                  9.2.1    STATUS

                           Each Obligor is a corporation duly organised, constituted and validly existing under the laws of the country of its incorporation, possessing perpetual corporate existence, the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted.

                  9.2.2    POWERS AND AUTHORITY

                           Each of the Obligors has the power to enter into and perform this Agreement and those of the other Security Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorise the entry into and performance of this Agreement and such other Security Documents and such transactions.

                  9.2.3    LEGAL VALIDITY

                           This Agreement and each other Transaction Document constitutes (or will constitute when executed) legal, valid and binding obligations of each Obligor expressed to be a party thereto enforceable in accordance with their respective terms and in entering into this Agreement and borrowing the Loan, the Borrower is acting on its own account.

                  9.2.4    NON-CONFLICT WITH LAWS

                           The entry into and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby do not and will not conflict with:

                           (a) any law or regulation or any official or judicial order; or

                           (b)      the constitutional documents of any Obligor;
                                    or

                           (c) any agreement or document to which any Obligor is a party or which is binding upon such Obligor or any of its assets,

                           nor result in the creation or imposition of any Encumbrance on an Obligor or its assets pursuant to the provisions of any such agreement or document.

                  9.2.5    NO DEFAULT

                           Save as disclosed in the Disclosure Letter no event has occurred which constitutes a default under or in respect of any Transaction Document to which any Obligor is a party or by which any Obligor may be bound (including (inter alia) this Agreement) and no event has occurred which, with the giving of notice, lapse of time, determination of materiality or other condition might constitute a default under or in respect of any such Transaction Document and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Obligor is a party or by which any Obligor may be bound to an extent or in a manner which might have a material adverse effect on its business, assets or financial condition and no event has occurred which, with the giving of notice, lapse of time, determination of materiality or other condition might constitute a default under or in respect of any such agreement or document.

                  9.2.6    CONSENTS

                           Except for the filing of those Security Documents to be filed with the Secretary of State of Delaware, the Companies Registries in the Isle of Man or England and Wales, which filings must be completed within twenty one (21) days of the execution of the relevant Security Document(s) in the case of England and Wales and the recording of the Mortgage at the United States Coast Guard National Vessel Documentation Center, all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Transaction Documents to which any Obligor is a party and the transactions contemplated thereby have been obtained or effected and are in full force and effect except authorisations, approvals, consents, licences, exemptions, filings and registrations required in the normal day to day course of the operation of the Vessel and not already obtained by the Borrower.

                  9.2.7    ACCURACY OF INFORMATION

                           All information furnished by any Obligor relating to the business and affairs of any Obligor in connection with this Agreement and the other Transaction Documents was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

                  9.2.8    FULL DISCLOSURE

                           Each Obligor has fully disclosed in writing to the Agent all facts relating to each Obligor which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement.

                  9.2.9    NO ENCUMBRANCES

                           None of the assets or rights of any Obligor is subject to any Encumbrance except Permitted Liens.

                  9.2.10   PARI PASSU OR PRIORITY STATUS

                           The claims of the Agent and the Lenders against the Borrower under this Agreement will rank at least pari passu with the claims of all unsecured creditors of the Borrower (other than claims of such creditors to the extent that they are statutorily preferred) and in priority to the claims of any creditor of the Borrower who is also an Obligor.

                  9.2.11   SOLVENCY

                           The Borrower is and shall remain, after the advance to it of the Loan, solvent in accordance with the laws of the State of Delaware and the United Kingdom and in particular with the provisions of the Insolvency Act 1986 (as from time to time amended) and the requirements thereof.

                  9.2.12   WINDING-UP, ETC.

                           Neither the Borrower nor any other Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any of them for the reorganisation, winding-up, dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor has it sought any other relief under any applicable insolvency or bankruptcy law.

                  9.2.13   ACCOUNTS

                           The consolidated audited accounts of the Group for the periods ending on 31 December 2002 and 31 December 2003 and the consolidated audited accounts of the NCLC Group for the period ending on 31 December 2004 and for all subsequent periods (which accounts will be prepared in accordance with GAAP) fairly represent the financial condition of the Group or the NCLC Group (as the case may be) as shown in such audited accounts (in this Clause 9.2.13 "NCLC GROUP" shall have the meaning ascribed to it in clause 11.4 of the Guarantee).

                  9.2.14   LITIGATION

                           Save as disclosed in writing to the Agent prior to 4 April 2003 and by way of the Disclosure Letter no litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, which might, if adversely determined, have a material adverse effect on the business, assets or financial condition of any Obligor. For the avoidance of doubt, any such disclosure after 4 April 2003 shall not be deemed to be a reference to the facts and circumstances then subsisting at any time that this representation is deemed to be repeated pursuant to Clause 9.1.

                  9.2.15   TAX LIABILITIES

                           The NCLC Group has complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it including but without limitation any disputed Taxes unless a reserve has been made pending resolution of the dispute; no material claims are being asserted against it with respect to Taxes, which might, if such claims were successful, have a material adverse effect on its business, assets or financial condition.

                  9.2.16   OWNERSHIP OF ASSETS

                           Each member of the Group or the NCLC Group (as the case may be) has good and marketable title to all its assets which are reflected in the audited accounts referred to in Clause 9.2.13.

                  9.2.17   NO IMMUNITY

                           None of the Obligors nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Transaction Documents or by any relevant or applicable law.

                  9.2.18   TAXES ON PAYMENTS

                           As at the date of this Agreement all amounts payable by them hereunder in Dollars may be made free and clear of and without deduction for or on account of any Taxation.

                  9.2.19   PLACE OF BUSINESS

                           None of the Obligors has a place of business in any jurisdiction (except as already disclosed) which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party.

                  9.2.20   OWNERSHIP OF SHARES/MEMBERSHIP INTERESTS

                           All the Membership Interest in the Borrower and all the shares in the Manager shall be legally and beneficially owned by the Member, all the shares in the Sub-Agent shall be legally and beneficially owned by NCL International, all the shares in the Member shall be legally and beneficially owned by Arrasas and all the shares in Arrasas shall be legally and beneficially owned by the Guarantor and such structure shall remain so throughout the remainder of the Security Period. Further, no Event of Default has occurred under clause 11.2 of the Guarantee in respect of the ownership and/or control of the shares in the Guarantor.

                  9.2.21   COMPLETENESS OF DOCUMENTS

                           The copies of the Building Contract, the Management Agreement, the Sub-Agency Agreement, the Hermes Loan Agreement and any other relevant third party agreements delivered to the Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and no amendments thereto or variations thereof have been agreed nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable.

                  9.2.22   NO UNDISCLOSED COMMISSIONS

                           There are and will be no commissions, rebates, premiums or other payments by or to or on account of any Obligor or the Builder, their shareholders or members or directors or members of the management committee in connection with the transaction as a whole other than as disclosed to the Agent in writing.

                  9.2.23   MONEY LAUNDERING

                           Any borrowing by the Borrower under this Agreement, and the performance of its obligations under this

                           Agreement and the other Transaction Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "MONEY LAUNDERING" as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.

                  9.2.24   ENVIRONMENT

                           Each of the Obligors:

                           (a) is in compliance with all applicable federal, state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, water of the contiguous zone, ocean waters and international waters), including without limitation, laws, regulations, conventions and agreements relating to:

                                    (i)     emissions, discharges, releases or
                                            threatened releases of chemicals,
                                            pollutants, contaminants, wastes,
                                            toxic substances, hazardous
                                            materials, oil, hazard substances,
                                            petroleum and petroleum products and
                                            by-products ("MATERIALS OF
                                            ENVIRONMENTAL CONCERN"); or

                                    (ii)    the manufacture, processing,
                                            distribution, use, treatment,
                                            storage, disposal, transport or
                                            handling of Materials of
                                            Environmental Concern (such laws,
                                            regulations, conventions and
                                            agreements the "ENVIRONMENTAL
                                            LAWS");

                           (b) has all permits, licences, approvals, rulings, variances, exemptions, clearances, consents or other authorisations required under applicable Environmental Laws ("ENVIRONMENTAL APPROVALS") and are in compliance with all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted;

                           (c) has not received any notice, claim, action, cause of action, investigation or demand by any other person, alleging potential liability for, or a requirement to incur, investigatory costs, clean-up costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorney's fees and expenses or fines or penalties, in each case arising out of, based on or resulting from:

                                    (i)   the presence or release or threat of
                                          release into the environment of any
                                          Material of Environmental Concern at
                                          any location, whether or not owned by
                                          such person; or

                                    (ii)  circumstances forming the basis of any
                                          violation, or alleged violation, of
                                          any Environmental Law or Environmental
                                          Approval ("ENVIRONMENTAL CLAIM"); and

                           there are no circumstances that may prevent or interfere with such full compliance in the future.

                           There is no Environmental Claim pending or threatened against any of the Obligors.

                           There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against any of the Obligors.

         9.3      REPRESENTATIONS ON THE REDELIVERY DATE

                  The Borrower further represents and warrants to the Agent and each of the Lenders that on the Redelivery Date the Vessel will be:

                  9.3.1 in its absolute and unencumbered ownership save as contemplated by the Security Documents and the Hermes Loan Security Documents;

                  9.3.2 registered in its name under the laws and flag of the United States of America;

                  9.3.3 classed with the highest classification available for a vessel of its type free of all recommendations and qualifications with Det Norske Veritas and American Bureau of Shipping;

                  9.3.4 operationally seaworthy and in compliance with all relevant provisions, regulations and requirements (statutory or otherwise) applicable to ships registered under the laws and flag of the United States of America;

                  9.3.5    insured in accordance with the provisions of Clause
                           10.21 and in compliance with the requirements therein in respect of such insurances; and

                  9.3.6 managed by the Manager and the Sub-Agent on and subject to the terms set out in the Management Agreement and the Sub-Agency Agreement.

10       UNDERTAKINGS

         10.1     DURATION

                  The undertakings in this Clause 10 shall survive the execution of this Agreement and shall be deemed to be repeated with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Security Documents.

         10.2     INFORMATION

                  The Borrower will provide to the Agent for the benefit of the Lenders (or will procure the provision of):

                  10.2.1 as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each of its financial years) a Certified Copy of its audited accounts for that year and of the consolidated Group accounts in that year (commencing with audited accounts made up to 31 December 2002) such Group accounts being substituted with NCLC Group accounts commencing with the audited accounts made up to 31 December 2004;

                  10.2.2 as soon as practicable (and in any event within forty five (45) days of the end of each quarter of each financial year) a Certified Copy of the unaudited consolidated accounts of the NCLC Group and the unaudited accounts of the Borrower for that quarter (commencing with unaudited accounts made up to 31 March 2004);

                  10.2.3 promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as the Agent may request;

                  10.2.4 details of any material litigation, arbitration or administrative proceedings which affect any Obligor as soon as the same are instituted and served, or, to the knowledge of the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding five million Dollars (USD5,000,000) or the equivalent in another currency).

                  All accounts required under this Clause 10.2 shall be prepared in accordance with GAAP and shall fairly represent the financial condition of the relevant company. In this Clause
                  10.2 "NCLC GROUP" shall have the meaning ascribed to it in clause 11.4 of the Guarantee.

         10.3     NOTIFICATION OF DEFAULT

                  The Borrower will notify the Agent of any Event of Default or Possible Event of Default forthwith upon any Obligor becoming aware of the occurrence thereof. Upon the Agent's request from time to time the Borrower will issue a certificate stating whether any Obligor is aware of the occurrence of any Event of Default or Possible Event of Default.

         10.4     CONSENTS AND REGISTRATIONS

                  The Borrower will procure that (and will promptly furnish Certified Copies to the Agent of) all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it or any Obligor to perform its obligations under, and ensure the validity or enforceability of, each of the Transaction Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times. Insofar as such filings or registrations have not been completed on or before the relevant Drawdown Date the Borrower will procure the filing or registration within applicable time limits of each Security Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Security Documents.

         10.5     NEGATIVE PLEDGE

                  The Borrower will not create or permit to subsist any Encumbrance on the whole or any part of its present or future assets, except for the following:

                  10.5.1 Encumbrances created with the prior consent of the Lenders; or

                  10.5.2   Permitted Liens.

         10.6     DISPOSALS

                  Except with the prior consent of all the Lenders and all the Hermes Loan Lenders pursuant to the Co-ordination Deed, the Borrower shall not (and will procure that no other company in the NCLC Group shall), either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its assets except that the following disposals shall not be taken into account:

                  10.6.1 disposals made in the ordinary course of trading of the disposing entity (excluding disposal of ships) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

                  10.6.2 disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

                  10.6.3 disposals of assets in exchange for other assets comparable or superior as to type and value; and

                  10.6.4 a vessel owned by any member of the NCLC Group (other than the Borrower) may be sold provided such sale is on a willing seller willing buyer basis at or about market rate and at arm's length subject always to the provisions of any loan documentation for the financing of such vessel and NCLL may, following the sale of its shares by Arrasas to IOL, a wholly owned Subsidiary of Star, transfer to other wholly owned Subsidiaries of Star its vessels "NORWEGIAN WIND", "NORWEGIAN DREAM", "NORWEGIAN SEA", "NORWEGIAN MAJESTY", "NORWEGIAN CROWN" and "MARCO POLO" (the "SIX VESSELS") for their transfer values as set out in Schedule 7 and sell m.v. "NORWAY" to a third party and, prior to the sale of its shares as aforesaid, transfer its vessel "NORWEGIAN SKY" to Pride of Aloha Inc., a wholly owned Subsidiary of the Member;

                  10.6.5 the Subsidiaries of Star to whom the Six Vessels (as defined in Clause 10.6.4) have been transferred may let each of the Six Vessels on demise or bareboat charter to the Sub-Agent for the period and at the charterhire rate set out in Schedule 7; and

                  10.6.6 Arrasas may transfer its shares in NCLL to IOL and Star may transfer its shares in Arrasas to the Guarantor.

         10.7     CHANGE OF BUSINESS

                  Except with the prior consent of the Agent, the Borrower shall not make or threaten to make any substantial change in its business as presently conducted, namely that of a single ship owning company for the Vessel, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Agent, the Borrower's ability to perform its obligations hereunder and shall not form any Subsidiaries and the Borrower will procure that the other Obligors continue, throughout the Security Period, to perform their current business activities.

         10.8     MERGERS

                  Except with the prior consent of the Agent and Hermes, the Borrower will not enter into any amalgamation, restructure, substantial reorganisation, merger or consolidation or anything analogous to the foregoing and will procure that no company in the NCLC Group shall do so. However, the prior consent of the Agent shall not be required in respect of any consolidation, reorganisation or restructure involving wholly owned (whether directly or indirectly) Subsidiaries of the Guarantor only which does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it may be a party at any time, provided that the Borrower has first consulted with the Agent with regard to the proposed consolidation, reorganisation or restructure and provides evidence satisfactory to the Agent that the Guarantor will be in compliance with the financial undertakings contained in Clause 11 of the Guarantee after any such consolidation, reorganisation or restructure. Further, no member of the NCLC Group will acquire any equity, share capital or obligations of any corporation or other entity PROVIDED THAT NCL International or the Member may so acquire equity, share capital or obligations of a corporation or entity whose business is the ownership, operation or management of cruise vessels. For the avoidance of doubt, the acquisition by a member of the NCLC Group of any shares in any company or corporation shall not in itself constitute a merger or consolidation with such company or corporation for the purpose of this Clause 10.8 provided that the Agent is satisfied the Guarantor will be in compliance with the financial undertakings contained in Clause 11 of the Guarantee after any such merger or consolidation.

         10.9     MAINTENANCE OF STATUS AND FRANCHISES

                  The Borrower will do all such things as are necessary to maintain its corporate existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

         10.10    FINANCIAL RECORDS

                  The Borrower will keep proper books of record and account, in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Borrower in accordance with GAAP.

         10.11    FINANCIAL INDEBTEDNESS AND SUBORDINATION OF INDEBTEDNESS

                  10.11.1 Otherwise than in the ordinary course of business as owner of the Vessel, except as contemplated by this Agreement and the Hermes Loan Agreement and except any loan, advance or credit extended by the Guarantor or any member of the NCLC Group which is a wholly owned Subsidiary of the Guarantor, the Borrower will not create, incur, assume or allow to exist any financial indebtedness, enter into any finance lease or undertake any material capital commitment (including but not limited to the purchase of any capital asset).

                  10.11.2 The Borrower shall procure that any and all indebtedness (and in particular with any other Obligor) is at all times fully subordinated to the Security Documents and the obligations of the Borrower hereunder subject to the Co-ordination Deed. Upon the occurrence of an Event of Default or a Possible Event of Default, the Borrower shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing such indebtedness except as provided in the Co-ordination Deed. In this Clause "FULLY SUBORDINATED" shall mean that any claim of the lender against the Borrower in relation to such indebtedness shall rank after and be in all respects subordinate to all of the rights and claims of the Agent, the Hermes Agent and the Lenders under this Agreement and the other Security Documents and that the lender shall not take any steps to enforce its rights to recover any monies owing to it by the Borrower and in particular but without limitation the lender will not institute any legal or quasi-legal proceedings under any jurisdiction at any time against the Vessel, its Earnings or Insurances or the Borrower and it will not compete with the Agent, the Hermes Agent or the Lenders in a liquidation or other winding-up or bankruptcy of the Borrower or in any proceedings in connection with the Vessel, its Earnings or Insurances.

         10.12    POOLING OF EARNINGS AND CHARTERS

                  The Borrower will not enter into in respect of the Vessel (A) any pooling agreement or other arrangement for the sharing of any of the Earnings or the expenses of the Vessel or (B) any demise or bareboat charter or (C) any charter whereunder two
                  (2) months' charterhire (or the equivalent thereof) is payable in advance in respect of the Vessel or (D) any charter of the Vessel or contract of affreightment which, with the exercise of options for extension, could be for a period longer than thirteen (13) months but if, with the prior written consent of the Agent, the Borrower enters into in respect of the Vessel a charter with a company outside the Group, the Borrower hereby undertakes to execute in favour of the Trustee an assignment of such charter and the Earnings therefrom such assignment to be in substantially the form of the Earnings Assignment and as required by the Agent PROVIDED HOWEVER THAT the Borrower may in respect of the Vessel enter into a bareboat charter in form approved by the Agent with any company which is a member of the Group PROVIDED THAT if so requested by the Agent and without limitation:

                  10.12.1 any such bareboat charterer shall enter into such deeds (including but not limited to a subordination and assignment deed), agreements and indemnities as the Agent shall in its sole discretion require prior to entering into the bareboat charter with the Borrower; and

                  10.12.2 the Borrower shall assign the benefit of any such bareboat charter and its interest in the Insurances to the Trustee by way of further security for the Borrower's obligations under the Security Documents.

         10.13    LOANS AND GUARANTEES BY THE BORROWER

                  Otherwise than in the ordinary course of business as owner of the Vessel or except as contemplated hereby, the Borrower will not make any loan or advance or extend credit to any person, firm or corporation (except any loans, advances or credits made available to (a) passengers on board the Vessel for gambling purposes (b) ship's agents and/or (c) the Guarantor and/or members of the NCLC Group which are wholly owned Subsidiaries of the Guarantor and, in the case of such loans, advances or credits as are referred to in this paragraph (c), do not prevent the Borrower from performing its obligations hereunder) or issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation.

         10.14    MANAGEMENT

                  Except with the prior consent of the Agent, the Borrower will not permit any person other than the Manager and the Sub-Agent to be the manager and Sub-Agent of the ship and crewing services of the Vessel respectively or permit any amendment to be made to the terms of the Management Agreement or the Sub-Agency Agreement.

         10.15    ACQUISITION OF SHARES

                  The Borrower will not acquire any equity, share capital, assets or obligations of any corporation or other entity or permit its Membership Interest to be held by any party other than the Member.

         10.16    TRADING WITH THE UNITED STATES OF AMERICA

                  Where the Vessel trades in the territorial waters of the United States of America, the Borrower shall in respect of the Vessel take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Vessel in any other jurisdiction in which the Vessel shall trade (a "RELEVANT JURISDICTION") and, for this purpose the Borrower shall (inter alia) enter into a "Carrier Initiative Agreement" with the United States' Customs Service (if such is possible) and procure that the same (or a similar agreement in a Relevant Jurisdiction) is maintained in full force and effect and its obligations thereunder performed by it in respect of the Vessel throughout any period of United States of America (including coastal waters over which it claims jurisdiction) or Relevant Jurisdiction related trading.

         10.17    FURTHER ASSURANCE

                  The Borrower will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent as the Agent may


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                  reasonably consider necessary for giving full effect to any of the Transaction Documents or securing to the Trustee, the Agent, the Hermes Agent and the Lenders the full benefit of the rights, powers and remedies conferred upon the Trustee, the Agent, the Hermes Agent or the Lenders in any such Transaction Document.

         10.18    VALUATION OF THE VESSEL

                  10.18.1 The Borrower will from time to time (but at intervals no more frequently than twice annually at the Borrower's expense) within fifteen (15) days of receiving any request to that effect from the Agent, procure that the Vessel is valued by an independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Agent (which approval shall not be unreasonably withheld or delayed and such valuation to be made with or without taking into account the benefit or otherwise of any fixed employment relating to the Vessel as the Agent may require).

                  10.18.2 If the Borrower does not accept the valuation obtained pursuant to Clause 10.18.1 (the "FIRST VALUATION") it may (at its own expense) within five
                           (5) Business Days of receipt of the First Valuation obtain a second valuation (the "SECOND VALUATION") from another independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Agent which approval shall not be unreasonably withheld or delayed.

                  10.18.3 If the Second Valuation exceeds the First Valuation by a margin of no less than ten per cent (10%) of the First Valuation the Borrower may at its expense forthwith upon receipt of the Second Valuation request the shipbrokers and/or or shipvaluers appointed pursuant to Clauses 10.18.1 and 10.18.2 to obtain a third valuation (the "THIRD VALUATION") from a further independent reputable shipbroker or shipvaluer experienced in valuing cruise ships approved by the Agent such approval not to be unreasonably withheld or delayed. Subject to the Third Valuation being made available within five (5) Business Days of the date of the Second Valuation the valuation of the Vessel will be determined on the basis of the average of the three valuations so obtained. If the Third Valuation is not made available within the aforementioned time limit the Vessel shall be valued on the basis of the average of the First Valuation and the Second Valuation.



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                  10.18.4  The Borrower shall procure that forthwith upon the issuance of any valuation obtained pursuant to this Clause 10.18 a copy thereof is sent directly to the Agent for review.

         10.19    MARGINAL SECURITY

                  If at any time after the Redelivery Date, the value of the Vessel as assessed in accordance with the provisions of Clause
                  10.18 and the value of any additional cash collateral deposits or the value of other security (not including any other security provided by the existing Security Documents) acceptable to the Agent provided by the Borrower or any third party to secure the due performance by the Borrower of its obligations hereunder at valuations reasonably estimated by the Agent from time to time is less than one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Hermes Loan, then the Agent may give the Borrower notice requiring the Borrower to provide additional security and in such event within thirty (30) days of such notice, the Borrower will either:

                  10.19.1 provide the Agent with additional security acceptable to the Agent such that the security value of the Vessel or the aggregate of the security value of the Vessel and any additional security provided to the Agent hereunder (at valuations reasonably estimated by the Agent from time to time) is at least one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Hermes Loan; or

                  10.19.2 prepay the Loan together with accrued interest on the amount prepaid such that the value of the security is one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Hermes Loan.

         10.20    PERFORMANCE OF EMPLOYMENT CONTRACTS

                  The Borrower will:

                  10.20.1 perform its obligations under each charterparty or employment contract made in respect of the Vessel and take all necessary steps to procure the due performance of the obligations of any party under any charterparty or contract. It will not without the


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                           prior written consent of the Agent rescind, cancel or
                           otherwise terminate any charterparty or contract in respect of the Vessel PROVIDED ALWAYS THAT any determination by it of any such charterparty or contract after such consent is given shall be without responsibility on the part of the Agent who shall be under no liability whatsoever in the event that such termination thereafter be adjudged to constitute a repudiation of such charterparty or contract by the Borrower;

                  10.20.2 promptly notify the Agent (a) of any default under any such charterparty or contract of which it has knowledge by it and/or by any other party under any other such charterparty or contract (b) of any such charterparty or contract being frustrated or the performance thereof becoming impossible or substantially different from that contemplated originally by the parties thereto;

                  10.20.3 institute and maintain all such proceedings as may be necessary or expedient to preserve or protect the interest of the Trustee as assignee and itself under any of its charterparties or contracts made in respect of the Vessel;

                  10.20.4 not take or omit to take any action the taking or omission of which might result in any material alteration or impairment of any charterparty or contract made in respect of the Vessel;

                  10.20.5 not substitute any other ship or ships for the Vessel under any charterparty or contract made in respect of the Vessel;

                  10.20.6 not without the Agent's prior consent agree to any material variation, modification or amendment in the terms of any charterparty or contract in respect of the Vessel or release any other party from any of their respective obligations thereunder or waive any breach of the obligations of any person or consent to any such act or omission of any person as would otherwise constitute such breach;

                  10.20.7 not without the Agent's prior consent let or employ the Vessel below approximately the market rate prevailing when the Vessel is fixed;



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                  10.20.8  procure that the Earnings (if any) are paid in full without set off and free and clear of and without deduction for any taxes levies duties imposts charges fees restrictions or conditions of any nature whatsoever; and

                  10.20.9 if, immediately following the termination (for whatever reason) of any charterparty or contract in respect of the Vessel, the Vessel is not employed in a manner acceptable to the Agent in its sole discretion the Borrower shall provide additional security for its obligations hereunder in such manner, of such type and within such period as the Agent may determine in its absolute discretion.

         10.21    INSURANCES

                  The Borrower covenants with the Agent and the Lenders and undertakes:

                  10.21.1 from the Redelivery Date until the end of the Security Period to insure the Vessel in its name and keep the Vessel insured on an agreed value basis for an amount in Dollars approved by the Agent but not being less than the greater of:

                           (a) one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Hermes Loan; or

                           (b) the full market and commercial value of the Vessel determined in accordance with Clause
                                    10.18 from time to time

                           through internationally recognised independent first class insurance companies, underwriters, war risks and protection and indemnity associations acceptable to the Agent in each instance on terms and conditions approved by the Agent including as to deductibles but at least in respect of:

                           (i) marine risks including all risks customarily and usually covered by first-class and prudent shipowners in the London insurance markets under English marine policies or Agent-approved policies containing the ordinary conditions applicable to similar vessels;

                           (ii) war risks and war risks (protection and indemnity) up to the insured amount;



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

                           (iii) excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Vessel is assessed for the purpose of such claims exceeding the insured value;

                           (iv) protection and indemnity risks with full standard coverage and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is one billion Dollars (USD1,000,000,000) and this to be increased if requested by the Agent and the increase is possible in accordance with the standard protection and indemnity cover for vessels of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Vessel trades from time to time from the Redelivery Date until the end of the Security Period);

                           (v) when and while the Vessel is laid-up, in lieu of hull insurance, normal port risks;

                           (vi) such other risks as the Agent may from time to time reasonably require;

                           and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage PROVIDED THAT if any of such insurances are also effected in the name of any other person (other than the Borrower, the Agent, the Hermes Agent, the Trustee and/or the Lenders) such person shall if so required by the Agent execute a first priority assignment of its interest in such insurances in favour of the Trustee and the Hermes Loan Trustee in similar terms mutatis mutandis to the Insurance Assignment;

                  10.21.2 to agree that the Hermes Agent shall take out mortgagee interest insurance on such conditions as the Hermes Agent may reasonably require and mortgagee interest insurance for pollution risks as from time


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                           to time agreed each for an amount in Dollars of one
                           hundred and ten per cent (110%) of the aggregate of the amounts of the Loan and the Hermes Loan, the Borrower having no interest or entitlement in respect of such policies; the Borrower shall upon demand of the Hermes Agent reimburse the Hermes Agent for the costs of effecting and/or maintaining any such insurance(s) and the Hermes Agent hereby undertakes to use its reasonable endeavours to match the premium level that the Borrower would have paid if the Borrower itself had arranged such cover on such conditions (as demonstrated to the reasonable satisfaction of the Hermes Agent);

                  10.21.3 if the Vessel shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the "EEZ") as such term is defined in the US Oil Pollution Act 1990 ("OPA"), to comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any jurisdiction in which the Vessel presently trades or may or will trade at any time during the existence of this Agreement and in particular before such trade is commenced and during the entire period during which such trade is carried on:

                           (a) to pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to it for the Vessel in the market;

                           (b) to make all such quarterly or other voyage declarations as may from time to time be required by the Vessel's protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Agent copies of such declarations;

                           (c) to submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel's protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Agent copies of reports made in respect of such surveys;



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

                           (d) to implement any recommendations contained in the reports issued following the surveys referred to in Clause 10.21.3(c) within the time limit specified therein and to provide evidence satisfactory to the Agent that the protection and indemnity insurers are satisfied that this has been done;

                           (e) in particular strictly to comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Vessel with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and to provide the Agent on demand with such information or evidence as it may reasonably require of such compliance;

                           (f) to procure that the protection and indemnity insurances do not contain a clause excluding the Vessel from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and to provide the Agent with evidence that this is so; and

                           (g) strictly to comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Vessel falls within the provisions which limit strict liability under OPA for oil pollution;

                  10.21.4 to give notice forthwith of any assignment of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form approved by the Agent;

                  10.21.5 to execute and deliver all such documents and do all such things as may be necessary to confer upon the Trustee legal title to the Insurances in respect of the Vessel and to procure that the interest of the Trustee is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form approved by the Agent shall be filed with all the hull, machinery and equipment and war risks policies


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

                           in respect of the Vessel and (b) that a loss payable clause in the form approved by the Agent shall be endorsed upon the protection and indemnity certificates of entry in respect of the Vessel;

                10.21.6 to procure that each of the relevant brokers and associations furnishes the Agent with a letter of undertaking in such form as may be required by the Agent and waives any lien for premiums or calls except in relation to premiums or calls attributable to the Vessel;

                10.21.7 punctually to pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Vessel and to produce all relevant receipts when so required by the Agent;

                10.21.8 to renew each of the Insurances on the Vessel at least ten (10) days before the expiry thereof and to give immediate notice to the Agent of such renewal and to procure that the relevant brokers or associations shall promptly confirm in writing to the Agent that such renewal is effected it being understood by the Borrower that any failure to renew the Insurances on the Vessel at least ten (10) days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default;

                10.21.9 to arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association;

                10.21.10 to furnish the Agent from time to time on request with full information about all Insurances maintained on the Vessel and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed;

                10.21.11 not to agree to any variation in the terms of any of the Insurances on the Vessel without the prior approval of the Agent nor to do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Vessel to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers


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

                           concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose;

                10.21.12 not without the prior written consent of the Agent to settle, compromise or abandon any claim in respect of any of the Insurances on the Vessel other than a claim of less than five million Dollars (USD5,000,000) or the equivalent in any other currency and not being a claim arising out of a Total Loss;

                10.21.13 promptly to furnish the Agent with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of five million Dollars (USD5,000,000);

                10.21.14 to apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Vessel for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance monies shall have been received;

                10.21.15 that in the event of it making default in insuring and keeping insured the Vessel as hereinbefore provided then the Agent may (but shall not be bound to) insure the Vessel or enter the Vessel in such manner and to such extent as the Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such insurance together with interest thereon at the Interest Rate shall be paid on demand by the Borrower to the Agent; and

                10.21.16 to agree that the Agent shall be entitled from time to time (but at intervals no more frequently than annually at the Borrower's expense except in the case that the Redelivery Date and any renewal of the Insurances to be assigned to the Trustee and the Hermes Loan Trustee pursuant to the Insurance Assignment fall within one (1) year of each other) to instruct independent reputable insurance advisers for


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

                           the purpose of obtaining any advice or information regarding any matter concerning the Insurances which the Agent shall at its sole discretion deem necessary, it being hereby specifically agreed that it shall reimburse the Agent on demand for all reasonable costs and expenses incurred by the Agent in connection with the instruction of such advisers as aforesaid.

         10.22  OPERATION AND MAINTENANCE OF THE VESSEL

                From the Redelivery Date until the end of the Security Period at its own expense the Borrower will:

                10.22.1 keep the Vessel in a good and efficient state of repair so as to maintain it to the highest classification available for the Vessel of its age and type free of all recommendations and qualifications with Det Norske Veritas and American Bureau of Shipping. On the Redelivery Date and annually thereafter, it will furnish to the Agent a statement by such classification society that such classification is maintained. It will comply with all recommendations, regulations and requirements (statutory or otherwise) from time to time applicable to the Vessel and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Vessel. It will not make any substantial modifications or alterations to the Vessel or any part thereof without the prior consent of the Agent;

                10.22.2 submit the Vessel to continuous survey in respect of its machinery and hull and such other surveys as may be required for classification purposes and, if so required by the Agent, supply to the Agent copies in English of the survey reports;

                10.22.3 permit surveyors or agents appointed by the Agent to board the Vessel at all reasonable times to inspect its condition or satisfy themselves as to repairs proposed or already carried out and afford all proper facilities for such inspections;

                10.22.4 comply, or procure that the Manager will comply, with the ISM Code or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter:



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

                           (a) hold, or procure that the Manager holds, a valid Document of Compliance duly issued to the Borrower or the Manager (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate duly issued to the Vessel pursuant to the ISM Code;

                           (b) provide the Agent with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued; and

                           (c) keep, or procure that there is kept, on board the Vessel a copy of any such Document of Compliance and the original of any such Safety Management Certificate;

                10.22.5 comply, or procure that the Manager will comply, with the ISPS Code or any replacement of the ISPS Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISPS Code and at all times thereafter:

                           (a) keep, or procure that there is kept, on board the Vessel the original of the International Ship Security Certificate; and

                           (b) keep, or procure that there is kept, on board the Vessel a copy of the ship security plan prepared pursuant to the ISPS Code;

                10.22.6 not employ the Vessel or permit its employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Vessel to penalties. In the event of hostilities in any part of the world (whether war be declared or not) it will not employ the Vessel or permit its employment in carrying any contraband goods;

                10.22.7 promptly provide the Agent with (a) all information which the Agent may reasonably require regarding the


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                           Vessel, its employment, earnings, position and
                           engagements (b) particulars of all towages and salvages and (c) copies of all charters and other contracts for its employment and otherwise concerning it;

                10.22.8 give notice to the Agent promptly and in reasonable detail upon the Borrower or any other Obligor becoming aware of:

                           (a) accidents to the Vessel involving repairs the cost of which will or is likely to exceed five million Dollars (USD5,000,000);

                           (b) the Vessel becoming or being likely to become a Total Loss or a Compulsory Acquisition;

                           (c) any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with within any time limit relating thereto;

                           (d) any writ or claim served against or any arrest of the Vessel or the exercise of any lien or purported lien on the Vessel, its Earnings or Insurances;

                           (e) the occurrence of any Possible Event of Default and/or Event of Default;

                           (f) the Vessel ceasing to be registered under the flag of the United States of America or anything which is done or not done whereby such registration may be imperilled;

                           (g) it becoming impossible or unlawful for it to fulfil any of its obligations under the Security Documents; and

                           (h) anything done or permitted or not done in respect of the Vessel by any person which is likely to imperil the security created by the Security Documents;

                10.22.9 promptly pay and discharge all debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings in respect of the Vessel and keep proper books of account in respect thereof PROVIDED ALWAYS THAT the Borrower shall not be obliged to compromise any debts, damages


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

                           and liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested debt, damage or liability which, either individually or in aggregate exceeds five million Dollars (USD5,000,000) shall forthwith be provided to the Agent. As and when the Agent may so require the Borrower will make such books available for inspection on behalf of the Agent and provide evidence satisfactory to the Agent that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions of crew's wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection;

                10.22.10 maintain the type of the Vessel as at the Redelivery Date and not put the Vessel into the possession of any person without the prior consent of the Agent for the purpose of work being done on it in an amount exceeding or likely to exceed five million Dollars (USD5,000,000) unless such person shall first have given to the Agent a written undertaking addressed to the Agent in terms satisfactory to the Agent agreeing not to exercise a lien on the Vessel or its Earnings for the cost of such work or for any other reason;

                10.22.11 promptly pay and discharge all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Vessel under the laws of all countries to whose jurisdiction the Vessel may from time to time be subject and in particular the Borrower hereby agrees to indemnify and hold the Lenders, the Agent, the Hermes Agent and the Trustee, their successors, assigns, directors, officers, shareholders, employees and agents harmless from and against any and all claims, losses, liabilities, damages, expenses (including attorneys, fees and expenses and consultant fees) and injuries of any kind whatsoever asserted against the Lenders, the Agent, the Hermes Agent or the Trustee, with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the Vessel or other properties owned or operated by the Borrower of any hazardous substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and


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                           ordinances, and all rules and regulations promulgated
                           thereunder of all Governmental Agencies, regardless of whether or not caused by or within the control of the Borrower subject to the following:

                           (a) it is the parties' understanding that the Lenders, the Agent, the Hermes Agent and the Trustee do not now, have never and do not intend in the future to exercise any operational control or maintenance over the Vessel or any other properties and operations owned or operated by the Borrower, nor in the past, presently, or intend in the future to, maintain an ownership interest in the Vessel or any other properties owned or operated by the Borrower except as may arise upon enforcement of the Lenders' rights under the Mortgage;

                           (b) the indemnity and hold harmless contained in this Clause 10.22.11 shall not extend to the Lenders, the Agent, the Hermes Agent and the Trustee in their capacity as an equity investor in the Borrower or as an owner of any property or interest as to which the Borrower is also owner but only to their capacity as lenders, holders of security interests or beneficiaries of security interests; and

                           (c) unless and until an Event of Default shall have occurred and without prejudice to the right of each Lender to be indemnified pursuant to this Clause 10.22.11:

                                    (i)   each Lender will, if it is reasonably
                                          practicable to do so, notify the
                                          Borrower upon receiving a claim in
                                          respect of which the relevant Lender
                                          is or may become entitled to an
                                          indemnity under this Clause 10.22.11;

                                    (ii)  subject to the prior written approval
                                          of the relevant Lender which the
                                          Lender shall have the right to
                                          withhold, the Borrower will be


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                                          entitled to take, in the name of the
                                          relevant Lender, such action as the
                                          Borrower may see fit to avoid,
                                          dispute, resist, appeal, compromise or
                                          defend any such claims, losses,
                                          liabilities, damages, expenses and
                                          injuries as are referred to above in
                                          this Clause 10.22.11 or to recover the
                                          same from any third party, subject to
                                          the Borrower first ensuring that the
                                          relevant Lender is secured to its
                                          reasonable satisfaction against all
                                          expenses thereby incurred or to be
                                          incurred; and

                                    (iii) the relevant Lender will, to the
                                          extent that it is reasonably
                                          practicable to do so, seek the
                                          approval of the Borrower (such
                                          approval not to be unreasonably
                                          withheld or delayed) before making any
                                          admission of liability, agreement or
                                          compromise with a third party, or any
                                          payment to a third party, in respect
                                          of such claims, losses, liabilities,
                                          damages, expenses and injuries as are
                                          referred to above in this Clause
                                          10.22.11 and, to the extent that the
                                          Borrower is entitled to take action in
                                          accordance with sub-clause (ii) above
                                          and subject to the Borrower first
                                          ensuring that the relevant Lender is
                                          secured to its reasonable satisfaction
                                          against all expenses thereby incurred
                                          or to be incurred, the relevant Lender
                                          will provide such information,
                                          assistance and other co-operation as
                                          the Borrower may reasonably request in
                                          connection with such action,

                           PROVIDED ALWAYS THAT the Borrower shall not be obliged to compromise any liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested liabilities which, either individually or in aggregate, exceed five million Dollars (USD5,000,000) shall be forthwith provided to the Agent. If the Vessel is arrested or detained for any reason it will procure its immediate release by providing bail or taking such other steps as the circumstances may require;

                10.22.12 give to the Agent at such times as it may from time to time require a certificate, duly signed on its behalf as to the amount of any debts, damages and liabilities relating to the Vessel and, if so required by the Agent, forthwith discharge such debts, damages and liabilities to the Agent's satisfaction; and

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                10.22.13   maintain the registration of the Vessel under and fly
                           the flag of the United States of America and not do or permit anything to be done whereby such registration may be forfeited or imperilled.

         10.23  HERMES COVER PARAMOUNT

                The terms and conditions of the Hermes Cover are incorporated herein and in so far as they impose terms, conditions and/or obligations on the Trustee and/or the Agent and/or the Hermes Agent and/or the Lenders in relation to the Borrower or any other Obligor then such terms, conditions and obligations are binding on the parties hereto and any breach of the terms of the Hermes Cover as applied to the Borrower or any other Obligor shall be deemed to be an Event of Default.

         10.24  DIVIDENDS

                Subject to the provisions of clause 11.3 of the Guarantee, the Borrower will procure that any dividends or other distributions and interest paid or payable in connection therewith received by the Member will be paid to Arrasas and then on to the Guarantor by way of dividend in each case promptly on receipt.

11       DEFAULT

         11.1   EVENTS OF DEFAULT

                Each of the events set out below is an Event of Default:

                11.1.1     NON-PAYMENT

                           The Borrower or any other Obligor does not pay on the due date any amount of principal or interest of the Loan (provided however that if any such amount is not paid when due solely by reason of some error or omission on the part of the bank or banks through whom the relevant funds are being transmitted no Event of Default shall occur for the purposes of this Clause 11.1.1 until the expiry of three (3) Business Days following the date on which such payment is due), or within three (3) Business Days of the due


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                           date any other amount, payable by it under any
                           Security Document to which it may at any time be a party, at the place and in the currency in which it is expressed to be payable.

                11.1.2     BREACH OF OTHER OBLIGATIONS

                           (a) Any Obligor fails to comply with any other material provision of any Security Document or there is any other material breach in the sole opinion of the Agent of any of the Transaction Documents and such failure (if in the opinion of the Agent in its sole discretion it is capable of remedy) continues unremedied for a period of twenty one (21) days from the date of its occurrence and in any such case as aforesaid the Agent in its sole discretion considers that such failure is or could reasonably be expected to become materially prejudicial to the interests, rights or position of the Lenders; or

                           (b) If there is a repudiation or termination of any Transaction Document or if any of the parties thereto becomes entitled to terminate or repudiate any of them and evidences an intention so to do.

                11.1.3     MISREPRESENTATION

                           Any representation, warranty or statement made or repeated in, or in connection with, any Transaction Document or in any accounts, certificate, statement or opinion delivered by or on behalf of any Obligor thereunder or in connection therewith is materially incorrect when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct.

                11.1.4     CROSS DEFAULT

                           (a) Any event of default occurs under any financial contract or financial document relating to any Financial Indebtedness of any member of the NCLC Group;



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                           (b)      Any such Financial Indebtedness or any sum
                                    payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise;

                           (c) Any Encumbrance over any assets of any member of the NCLC Group becomes enforceable;

                           (d) Any other Financial Indebtedness of any member of the NCLC Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any security for the same becomes enforceable by reason of default;

                           PROVIDED THAT:

                           (i) No Event of Default will arise if the relevant Financial Indebtedness is not accelerated or, if it is accelerated but, in aggregate, the Financial Indebtedness is less than five million Dollars (USD5,000,000); and

                           (ii) Financial Indebtedness being contested by the Borrower in good faith will be disregarded provided first that full details of the dispute shall be submitted to the Agent forthwith upon its occurrence and second if the dispute remains unresolved for a period of one hundred and fifty (150) days this Clause 11.1.4(ii) shall not apply to that Financial Indebtedness.

                11.1.5     WINDING-UP

                           Any order is made or an effective resolution passed or other action taken for the suspension of payments or reorganisation, dissolution, termination of existence, liquidation, winding-up or bankruptcy of any member of the NCLC Group.

                11.1.6     MORATORIUM OR ARRANGEMENT WITH CREDITORS

                           A moratorium in respect of all or any debts of any member of the NCLC Group or a composition or an arrangement with creditors of any member of the NCLC Group or any similar proceeding or arrangement by


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                           which the assets of any member of the NCLC Group are
                           submitted to the control of its creditors is applied for, ordered or declared or any member of the NCLC Group commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of all or a significant part of its Financial Indebtedness.

                11.1.7     APPOINTMENT OF LIQUIDATORS ETC.

                           A liquidator, trustee, administrator, receiver, administrative receiver, manager or similar officer is appointed in respect of any member of the NCLC Group or in respect of all or any substantial part of the assets of any member of the NCLC Group and in any such case such appointment is not withdrawn within thirty (30) days (the "GRACE PERIOD") unless the Agent considers in its sole discretion that the interest of the Lenders might reasonably be expected to be adversely affected in which event the Grace Period shall not apply.

                11.1.8     INSOLVENCY

                           Any member of the NCLC Group becomes or is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law.

                11.1.9     LEGAL PROCESS

                           Any distress, execution, attachment or other process affects the whole or any substantial part of the assets of any member of the NCLC Group and remains undischarged for a period of twenty one (21) days PROVIDED THAT no Event of Default shall be deemed to have occurred unless the distress, execution, attachment or other process adversely affects any Obligor's ability to meet any of its material obligations under this Agreement or the other Security Documents (the determination of which shall be in the Agent's sole discretion).

                11.1.10    ANALOGOUS EVENTS

                           Anything analogous to or having a substantially similar effect to any of the events specified in Clauses 11.1.5 to 11.1.9 shall occur under the laws of any applicable jurisdiction.

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                11.1.11    CESSATION OF BUSINESS

                           Any member of the NCLC Group ceases to carry on all or a substantial part of its business.

                11.1.12    REVOCATION OF CONSENTS

                           Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor to comply with any of its obligations under any of the Transaction Documents is materially adversely modified, revoked or withheld or does not remain in full force and effect and within ninety (90) days of the date of its occurrence such event is not remedied to the satisfaction of the Agent and the Agent considers in its sole discretion that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders PROVIDED THAT the Borrower shall not be entitled to the aforesaid ninety (90) day period if the modification, revocation or withholding of the authorisation, approval or consent is due to an act or omission of any Obligor and the Agent is satisfied in its sole discretion that the Lenders' interests might reasonably be expected to be materially adversely affected.

                11.1.13    UNLAWFULNESS

                           At any time it is unlawful or impossible for any Obligor to perform any of its material (to the Lenders or any of them and/or the Agent and/or the Hermes Agent) obligations under any Security Document to which it is a party or it is unlawful or impossible for the Agent, the Trustee or any Lender to exercise any of its rights under any of the Security Documents PROVIDED THAT no Event of Default shall be deemed to have occurred (except where the unlawfulness or impossibility adversely affects any Obligor's payment obligations under this Agreement and the other Security Documents (the determination


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                           of which shall be in the Agent's sole discretion) in
                           which case the following provisions of this Clause
                           11.1.13 shall not apply) where the unlawfulness or impossibility preventing any Obligor from performing its obligations (other than its payment obligations under this Agreement and the other Security Documents) is cured within a period of twenty one
                           (21) days of the occurrence of the event giving rise to the unlawfulness or impossibility and the relevant Obligor within the aforesaid period, performs its obligation(s) and PROVIDED FURTHER THAT no Event of Default shall be deemed to have occurred where the Agent, the Trustee and/or any relevant Lender was aware of the default and could, in its sole discretion, mitigate the consequences of the unlawfulness or impossibility in the manner described in Clause 4.3.2. The costs of mitigation shall be determined in accordance with Clause 4.3.2.

                11.1.14    INSURANCES

                           The Borrower fails to insure the Vessel in the manner specified in Clause 10.21 or fails to renew the Insurances at least ten (10) days prior to the date of expiry thereof and produce prompt confirmation of such renewal to the Agent.

                11.1.15    TOTAL LOSS

                           If the Vessel shall become a Total Loss and the proceeds of the Insurances in respect thereof shall not have been received by the Agent within one hundred and fifty (150) days after the date of the event giving rise to such Total Loss.

                11.1.16    DISPOSALS

                           If the Borrower or any other member of the NCLC Group shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor.

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                11.1.17    PREJUDICE TO SECURITY

                           Anything is done or suffered or omitted to be done by any Obligor which in the reasonable opinion of the Agent would or might be expected to imperil the security created by any of the Security Documents.

                11.1.18    MATERIAL ADVERSE CHANGE

                           Any material adverse change in the business, assets or financial condition of any Obligor occurs which in the reasonable opinion of the Agent would or might reasonably be expected to affect the ability of that Obligor duly to perform any of its material obligations under any Security Document to which it may at any time be a party. For the purposes of this Clause 11.1.18 and without prejudice to the generality of the expression "MATERIAL OBLIGATIONS" any payment obligations of any Obligor shall be deemed material.

                11.1.19    GOVERNMENTAL INTERVENTION

                           The authority of any member of the NCLC Group in the conduct of its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority and within ninety (90) days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders PROVIDED THAT the Borrower shall not be entitled to the aforesaid ninety (90) day period if the seizure or intervention executed by any authority is due to an act or omission of any member of the NCLC Group and the Agent is satisfied, in its sole discretion, that the Lenders' interest might reasonably be expected to be materially adversely affected.

                11.1.20    THE VESSEL

                           The Vessel has not been redelivered to the Borrower by the Builder pursuant to the Building Contract by the Termination Date.



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         11.2   ACCELERATION

                11.2.1 On the occurrence of an Event of Default or a Possible Event of Default and at any time thereafter whilst such event shall be continuing the Agent may if a Tranche has not yet been drawn down, by notice to the Borrower cancel the obligations of the Lenders under this Agreement.

                11.2.2 Subject to the provisions of the Co-ordination Deed, on the occurrence of an Event of Default and at any time thereafter whilst such event shall be continuing, if any of the Loan has been drawn down:

                           (a) the Agent may by notice to the Borrower declare the whole or any part of the Loan due and repayable in accordance with the terms of such notice whereupon the same shall become due and repayable accordingly together with all interest accrued thereon and all other amounts payable hereunder and under any of the other Security Documents and any undrawn Tranche or any part thereof shall be cancelled; and/or

                           (b) the Trustee, the Agent, the Hermes Agent and the Lenders may from time to time exercise all or any of its or their rights under any of the Security Documents in such order and in such manner as it or they shall deem appropriate; and/or

                           (c) the Trustee may at the discretion of the Agent terminate or continue with the Management Agreement and/or the Sub-Agency Agreement.

         11.3   DEFAULT INDEMNITY

                The Borrower shall on demand indemnify the Agent and the Lenders, without prejudice to any of their other rights under this Agreement and the other Security Documents, against any loss or expense which the Agent shall certify as sustained or incurred by any of them as a consequence of:

                11.3.1 any default in payment by the Borrower of any sum under this Agreement or any of the other Security Documents when due, including, without limitation,


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                           any liability incurred by the Trustee, the Agent, the
                           Lenders and the Hermes Agent by reason of any delay or failure of the Borrower to pay any such sums;

                11.3.2 any break in funding (including without limitation warehousing and other related costs) due to the occurrence of any Event of Default or Possible Event of Default;

                11.3.3 any prepayment of the Loan or part thereof being made at any time for any reason; and/or

                11.3.4 a Tranche not being drawn for any reason (excluding any default by the Agent or any Lender) after a Drawdown Notice has been given,

                including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan.

         11.4   SET-OFF

                Following the occurrence of any Event of Default and for so long as the same is continuing, the Borrower irrevocably authorises the Agent and the Lenders to apply any credit balance to which the Borrower is entitled upon any account of the Borrower with any branch of any of the Agent and the Lenders in or towards satisfaction of any sum due to the Agent or any Lender hereunder but unpaid, and to combine any accounts of the Borrower for this purpose. If such set-off requires a credit balance in a currency other than Dollars to be transferred to an account maintained in connection herewith the transfer shall be effected by crediting to the account in question the amount of Dollars which the Agent or the Lender (as the case may be) could obtain by exchanging such currency for Dollars at the rate of exchange at which its Office would, at the opening of business on the date on which the combination is effected, have sold the currency of that credit balance for Dollars for immediate redelivery.

12       APPLICATION OF FUNDS

         12.1   TOTAL LOSS PROCEEDS/PROCEEDS OF SALE/EVENT OF DEFAULT MONIES

                In the event of the Vessel becoming a Total Loss or if the Vessel is sold or if an Event of Default has occurred then all Total Loss proceeds or proceeds of sale of the Vessel or any


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                monies received by the Trustee, the Agent, the Hermes Agent or any Lender under or pursuant to the Security Documents shall, subject to the provisions of the Co-ordination Deed, be held by the Agent and applied in the following manner and order:

                FIRSTLY to the payment of all fees, expenses and charges (including brokers' commissions and any costs incurred in breaking any funding, the expenses of any sale, the expenses of retaining any attorney, solicitors' fees, court costs and any other expenses or advances made or incurred by the Trustee, the Agent, the Hermes Agent or any Lender in the protection of the Trustee's, the Agent's, the Hermes Agent's and that Lender's rights or the pursuance of its or their remedies hereunder and under the other Security Documents or to any payments whether voluntary or not which the Agent considers advisable to protect its, the Trustee's, the Hermes Agent's or the Lenders' security and to provide adequate indemnity against liens claiming priority over or equality with the lien of the Security Documents or any other Encumbrances but excluding any costs incurred in breaking any swap agreements or other interest rate management products entered into for the purpose of this transaction including but without limitation, warehousing and other related costs);

                SECONDLY in or towards payment in such order as the Lenders may require of any accrued (but unpaid) fees and interest thereon to which the Lenders and/or the Agent are entitled hereunder and/or under the other Security Documents in connection with the Loan;

                THIRDLY in or towards satisfaction of all interest accrued on the Loan;

                FOURTHLY in retention by the Agent in its discretion in a suspense or impersonal interest bearing security realised account of such sum as it considers appropriate by way of security for the Outstanding Indebtedness or for any actual or contingent liability of the Agent or the Lenders or any of them in connection with the transactions herein contemplated;



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                FIFTHLY       in or towards payment of the Instalments (whether
                              or not then due and payable) in reverse order of maturity date;

                SIXTHLY in or towards satisfaction of any other amounts due from the Borrower to the Agent or the Lenders under the Security Documents using in the discretion of the Agent the same order of application as Firstly to Fifthly;

                SEVENTHLY     in retention of such other sum or sums as the
                              Agent may require as security for any further monies which may reasonably be expected to become due and payable to the Trustee and/or the Agent and/or the Lenders and/or the Hermes Agent under this Agreement or any of the other Security
                              Documents and which the assigned Earnings may be insufficient to satisfy; and

                EIGHTHLY the balance, if any, in payment to the Borrower or whomsoever shall then be entitled thereto.

                In the event of the proceeds being insufficient to pay the amounts referred to above the Agent shall be entitled to collect the balance from the Borrower.

         12.2   GENERAL FUNDS

                Subject to the provisions of the Co-ordination Deed, any other monies received by or in the possession of the Trustee, the Agent, any Lender or the Hermes Agent under or pursuant to the Security Documents which are expressed hereunder and/or under the Security Documents to be distributed in accordance with the provisions of this Clause or where no express provisions are made for disposal shall be applied in the discretion of the Agent as follows:

                FIRSTLY in or towards payment of all fees, costs and expenses (excluding any costs (including without limitation any warehousing and other related costs) incurred in breaking any interest rate swap agreements or other interest rate management products entered into for the purposes of this transaction) incurred by the Agent or any Lender in connection with the Loan and which are for the time being unpaid;



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                SECONDLY      in or towards payment in such order as the Lenders
                              may require of any accrued (but unpaid) fees and interest thereon to which the Lenders and/or the Agent and/or the Hermes Agent are entitled hereunder and/or under the other Security
                              Documents in connection with the Loan;

                THIRDLY in or towards satisfaction of all interest accrued on the Loan;

                FOURTHLY in retention by the Agent in its discretion in a suspense or impersonal interest bearing security realised account of such sum as it considers appropriate by way of security for the Outstanding Indebtedness or for any actual or contingent liability of the Agent or the Lenders or any of them in connection with the transactions herein contemplated;

                FIFTHLY in or towards payment of the Instalments in reverse order of maturity date;

                SIXTHLY in retention of such other sum or sums as the Agent may require as security for any further monies which may reasonably be expected to become due and payable to the Agent and/or the Lenders and/or the Hermes Agent under this Agreement or any of the other Security Documents and which the assigned Earnings may be insufficient to satisfy; and

                SEVENTHLY     the balance (if any) shall be released to the
                              Borrower or to its order or whomsoever else may be entitled thereto.

         12.3   APPLICATION OF PROCEEDS OF INSURANCES

                Subject to the provisions of the Co-ordination Deed, proceeds of the Insurances for partial losses shall be applied in accordance with the Insurance Assignment and/or the loss payable clause(s) endorsed on the Insurances in the form approved by the Agent and in the case of a Total Loss of the Vessel in accordance with Clause 4.5 and Clause 12.1.



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         12.4   SUSPENSE ACCOUNT

                Any monies received or recovered by the Trustee, the Agent or any Lender under or in connection with the Security Documents and credited to any suspense or impersonal interest bearing security realised account may be held in such account for so long as the Agent thinks fit pending application at the Agent's discretion in accordance with Thirdly of Clause 12.1 or Clause
                12.2 (as the case may be).

13       FEES

         13.1 The Borrower shall enter into fees side letters with the Agent on the date of the Original Loan Agreement and pay to the Agent such fees and on such date(s) as shall be referred to therein.

14       EXPENSES

         14.1   INITIAL EXPENSES

                The Borrower shall reimburse the Agent on first demand on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal, insurance and other advisers and travel expenses) incurred by the Agent in respect of the syndication, negotiation, preparation, printing, execution and registration of this Agreement and the other Transaction Documents and any other documents required in connection with the implementation of this Agreement.

         14.2   ENFORCEMENT EXPENSES

                The Borrower shall reimburse the Agent, the Lenders and the Hermes Agent on demand on a full indemnity basis for all charges and expenses (including value added tax or any similar tax thereon and including the fees and expenses of legal advisers) incurred by the Agent, each of the Lenders and the Hermes Agent in connection with the enforcement of, or the preservation of any rights under, this Agreement and the other Security Documents.

         14.3   STAMP DUTIES

                The Borrower shall pay or indemnify the Agent or the Hermes Agent (as the case may be) on demand against any and all stamp,


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                registration and similar Taxes which may be payable in any jurisdiction in connection with the entry into, performance and enforcement of this Agreement or any of the other Security Documents.

15       WAIVERS, REMEDIES CUMULATIVE

         15.1   NO WAIVER

                No failure to exercise and no delay in exercising on the part of the Trustee, the Agent, any of the Lenders or the Hermes Agent any right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof, or the exercise of any other right or remedy. No waiver by the Trustee, the Agent, the Hermes Agent or any of the Lenders shall be effective unless it is in writing.

         15.2   REMEDIES CUMULATIVE

                The rights and remedies of the Agent and the Lenders provided herein are cumulative and not exclusive of any rights or remedies provided by law.

         15.3   SEVERABILITY

                If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

         15.4   TIME OF ESSENCE

                Time is of the essence in respect of all of the obligations of the Borrower under the Security Documents PROVIDED HOWEVER THAT neither the Agent nor any of the Lenders shall be entitled to terminate or treat this Agreement or any of the other Security Documents as having been repudiated otherwise than in circumstances which constitute an Event of Default.


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

16       COUNTERPARTS

         16.1 This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

17       ASSIGNMENT

         17.1   BENEFIT OF AGREEMENT

                This Agreement shall be binding upon the Borrower and its successors and shall inure to the benefit of the Agent and each of the Lenders and their successors and assigns.

         17.2   NO TRANSFER BY THE BORROWER

                The Borrower may not assign or transfer all or any of its rights, benefits or obligations hereunder or under any of the other Security Documents.

         17.3   ASSIGNMENTS, PARTICIPATIONS AND TRANSFERS BY A LENDER

                Each Lender may, subject to obtaining the prior written approval of the Agent, such approval not to be unreasonably withheld or delayed, at any time transfer or assign all of its rights and benefits hereunder and under the Security Documents to any other lending institution but shall, prior to such transfer or assignment, on request by the Agent, pay a fee to the Agent of one thousand Dollars (USD1,000) PROVIDED THAT (save in the case of a transfer or assignment of rights and benefits to any subsidiary or holding company of such Lender or to another Lender) no such transfer or assignment may be made without the prior written consent of the Borrower (which consent is not to be unreasonably withheld or delayed). If a Lender transfers or assigns its rights and benefits hereunder as provided above, all references in this Agreement and the other Security Documents to that Lender shall be construed as a reference to that Lender and/or its Transferee or assignee to the extent of their respective interests.

         17.4   EFFECTIVENESS OF TRANSFER

                If a Lender transfers or assigns all or any of its rights and benefits hereunder in accordance with Clause 17.3, then, unless and until the Transferee or assignee has agreed that it shall be under the same obligations towards the parties to this Agreement as it would have been under if it had been a party hereto as a lender, the parties to this Agreement shall not be obliged to recognise such Transferee or assignee as having the rights against each of them which it would have had if it had been such a party hereto.

         17.5   TRANSFER OF RIGHTS AND OBLIGATIONS

                If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder or under the other Security Documents as contemplated in Clause 17.3, then such transfer may be effected by the due completion and execution by the Lender and the relevant Transferee of a Transfer Certificate in the form of Schedule 6. The Agent shall then forthwith execute the Transfer Certificate on behalf of itself and the other parties to this Agreement in accordance with the provisions of Clause 17.8. On the later of the Transfer Date and the fifth (5th) Business Day following the date of redelivery of the Transfer Certificate to the Agent for execution:

                17.5.1 to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and/or its obligations hereunder or under the other Security Documents, the Borrower and the relevant Lender shall each be released from further obligations to the other hereunder and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 17.5 as "DISCHARGED RIGHTS, BENEFITS AND OBLIGATIONS");

                17.5.2 the Borrower and the Transferee party thereto shall each assume obligations towards each other and/or acquire rights against each other which differ from such discharged rights, benefits and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and the relevant Lender; and

                17.5.3 such Transferee shall acquire the same rights and benefits and assume the same obligations as it would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.



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         17.6   CONSENT AND INCREASED OBLIGATIONS OF THE BORROWER

                In the event that a Lender transfers its Office or transfers or assigns its rights and/or benefits hereunder to its affiliate or another Lender and, at the time of such transfer or assignment, there arises an obligation on the part of the Borrower hereunder to pay to the relevant Lender or any other person any amount in excess of the amount they would have been obliged to pay but for such transfer or assignment and the consent of the Borrower has not been obtained to such transfer or assignment and the increased cost then, without prejudice to any obligation of the Borrower which arises after the time of such transfer or assignment, the Borrower shall not be obliged to pay the amount of such excess.

         17.7   DISCLOSURE OF INFORMATION

                Any Lender may disclose to a potential Transferee or assignee who may otherwise propose to enter into contractual relations with it in relation to this Agreement such information about each of the Obligors (or otherwise) as that Lender shall consider appropriate SUBJECT ALWAYS to the relevant Lender procuring the execution by the potential Transferee or assignee of a Confidentiality Undertaking PROVIDED ALWAYS THAT a Lender, the Agent, the Hermes Agent and the Trustee may provide any such information and copies of this Agreement, any of the Security Documents and all records in connection therewith to its professional advisers and auditors, to any banking or regulatory authority or to Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves and/or to the Builder or as required by law, regulation or legal process without first procuring the execution of a Confidentiality Undertaking. The Borrower acknowledges and agrees that any such information may be used by Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves for statistical purposes and/or for reports of a general nature.

         17.8   TRANSFER CERTIFICATE TO BE EXECUTED BY THE AGENT

                In order to give effect to a Transfer Certificate each of the Arrangers, the Lenders, the Hermes Agent, the Trustee and the Borrower hereby irrevocably and unconditionally appoints the


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                Agent as its true and lawful attorney with full power to execute on its behalf each Transfer Certificate delivered to the Agent pursuant to Clause 17.5 without the Agent being under any obligation to take any further instructions from, or give any prior notice to, the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Borrower or the Guarantor before doing so and the Agent shall so execute each such Transfer Certificate on behalf of the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Borrower and the Guarantor forthwith upon its receipt thereof pursuant to Clause 17.5.

         17.9   NOTICE OF TRANSFER CERTIFICATES

                The Agent shall promptly notify the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Transferee, the Borrower and the Guarantor upon the execution by it of any Transfer Certificate together with details of the amount transferred, the Transfer Date and the parties to such transfer.

         17.10  DOCUMENTATION OF TRANSFER OR ASSIGNMENT

                The Borrower shall at the request of the Agent promptly execute or promptly procure the execution of such documents and do (or procure the doing of) all such acts and things as may be necessary or desirable to give effect to any transfer or assignment pursuant to this Clause 17.

         17.11  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 (THE "ACT")

                A person who is not a party to this Agreement has no right under the Act to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

18       NOTICES

         18.1   MODE OF COMMUNICATION

                Except as otherwise provided herein, each notice, request, demand or other communication or document to be given or made hereunder shall be given in writing but unless otherwise stated, may be made by telefax.



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

         18.2   ADDRESS

                Any notice, demand or other communication (unless made by telefax) to be made or delivered by the Agent to the Borrower pursuant to this Agreement shall (unless the Borrower has by fifteen (15) days' written notice to the Agent specified another address) be made or delivered to the Borrower at 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of Mr Lamarr Cooler and the Legal Department) with a copy to the Borrower c/o Star, 25th Floor, Wisma Genting, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia (marked for the attention of Mr Gerard Lim). Any notice, demand or other communication to be made or delivered by the Borrower to the Agent pursuant to this Agreement shall (unless the Agent has by fifteen (15) days' written notice to the Borrower specified another address) be made or delivered to the Agent at its Office, the details of which are set out in Schedule 2. A copy of any notice to the Agent shall be delivered to the Hermes Agent at its Office as aforesaid.

         18.3   TELEFAX COMMUNICATION

                Any notice, demand or other communication to be made or delivered pursuant to this Agreement may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower is +1 305 436 4140 (marked for the attention of Mr Lamarr Cooler) and +1 305 436 4117 (marked for the attention of the Legal Department) with a copy to +60 (0)3 2161 3621 (marked for the attention of Mr Gerard Lim) and in the case of the Trustee, the Agent, the Hermes Agent or any Lender is as recorded in Schedule 2) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed provided that if in the place of receipt the transmission is received outside normal business hours on a Business Day or not on a Business Day the transmission shall be deemed to have been received at the commencement of the next Business Day. Each such telefax communication, if made to the Agent or any Lender by the Borrower, shall be signed by the person or persons authorised in writing by the Borrower and whose signature appears on the list of specimen signatures contained in the secretary's certificate required to be delivered by paragraph 2 of Schedule 4 and shall be expressed to be for the attention of the department or


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

                officer whose name has been notified for the time being for that purpose by the Agent or any Lender to the Borrower.

         18.4   RECEIPT

                Each such notice, demand or other communication shall be deemed to have been made or delivered (in the case of any letter) when delivered to its office for the time being or, if sent by post, five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address.

         18.5   LANGUAGE

                Each notice, demand or other communication made or delivered by one (1) party to another pursuant to this Agreement or any other Security Document shall be in the English language or accompanied by a certified English translation. In the event of any conflict between the translation and the original text the translation shall prevail unless the original text is a statutory instrument, legal process or any other document of a similar type or a notice, demand or other communication from Hermes or in relation to the Hermes Cover.

19       GOVERNING LAW

         19.1   This Agreement shall be governed by English law.

20       WAIVER OF IMMUNITY

         20.1 To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process in relation to this Agreement or the other Security Documents and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed) the Borrower hereby irrevocably and unconditionally agrees throughout the Security Period not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction. In respect of any legal action or proceedings arising out of or in connection with any of the Security Documents the Borrower hereby consents generally as a matter of procedure in relation to the waiver of immunity (but not so as to prejudice any defence which it may have on the merits of the substantive issue) to the giving of any relief or the issue of any process in connection with such legal action or proceedings


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

                including without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its uses or intended uses) of any order or judgment which may be made or given in such legal action or proceedings.

21       RIGHTS OF THE AGENT, THE TRUSTEE AND THE LENDERS

         21.1   NO DEROGATION OF RIGHTS

                Any rights conferred on the Agent, the Trustee and the Lenders or any of them by this Agreement or any other Security Document shall be in addition to and not in substitution for or in derogation of any other right which the Agent, the Trustee and the Lenders or any of them might at any time have to seek from the Borrower or any other person for payment of sums due from the Borrower or indemnification against liabilities as a result of the Borrower's default in payment of sums due from it under this Agreement or any other Security Document.

         21.2   ENFORCEMENT OF REMEDIES

                None of the Agent, the Trustee or the Lenders shall be obliged before taking steps to enforce any rights conferred on it by this Clause or exercising any of the rights, powers and remedies conferred on it hereby or by law:

                21.2.1 to take action or obtain judgment in any court against the Borrower or any other person from whom it may seek payment of any sum due from the Borrower under this Agreement or any other Security Document;

                21.2.2 to make or file any claim in a bankruptcy, winding-up, liquidation or re-organisation of the Borrower or any other such person; or

                21.2.3 to enforce or seek to enforce any other rights it may have against the Borrower or any other such person.

22       JURISDICTION

         22.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE"). Each party to this Agreement agrees that the courts of England are the most


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

                appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

                This Clause 22.1 is for the benefit of the Agent, the Trustee and the Lenders only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

         22.2 The Borrower may not, without the Agent's prior written consent, terminate the appointment of the Process Agent; if the Process Agent resigns or its appointment ceases to be effective, the Borrower shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Agent to act as the Borrower's process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower of all process or other documents connected with proceedings in the English courts which relate to this Agreement.

         22.3 For the purpose of securing its obligations under Clause 22.2, the Borrower irrevocably agrees that, if it for any reason fails to appoint a process agent within the period specified in Clause 22.2, the Agent may appoint any person (including a company controlled by or associated with the Agent, the Trustee or any Lender) to act as the Borrower's process agent in England with the unconditional authority described in Clause 22.2.

         22.4 No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower of the service of any process or to forward any process to the Borrower) shall invalidate any proceedings or judgment.

         22.5 The Borrower appoints in the case of the courts of England the Process Agent to receive, for and on its behalf service of process in England of any legal proceedings with respect to this Agreement and any other Security Document.

         22.6 A judgment relating to this Agreement which is given or would be enforced by an English court shall be conclusive and binding on the Borrower and may be enforced without review in any other jurisdiction.

         22.7 Nothing in this Clause shall exclude or limit any right which the Agent, the Trustee or a Lender may have (whether under the


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

                laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

         22.8 In this Clause "JUDGMENT" includes order, injunction, declaration and any other decision or relief made or granted by a court.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed as a deed on the day first written above.

THE BORROWER

SIGNED SEALED and DELIVERED as a DEED                  )        P A TURNER
By PAUL TURNER                                         )
for and on behalf of                                   )
SHIP HOLDING LLC                                       )
in the presence of:                                    )
                      R CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH

THE ARRANGERS

SIGNED SEALED and DELIVERED as a DEED                  )        J CLEGG
By JULIE CLEGG                                         )
for and on behalf of                                   )
COMMERZBANK AKTIENGESELLSCHAFT                         )
Hamburg Branch                                         )
in the presence of:                                    )
                      R CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH

SIGNED SEALED and DELIVERED as a DEED                  )        J CLEGG
By JULIE CLEGG                                         )
for and on behalf of                                   )
HSBC BANK PLC                                          )
in the presence of:                                    )
                      R CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH


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

THE LENDERS

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
COMMERZBANK AKTIENGESELLSCHAFT                                )
Bremen Branch                                                 )
in the presence of:                                           )
                      R CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
HSBC BANK PLC                                                 )
in the presence of:                                           )
                      R CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
KFW                                                           )
in the presence of:                                           )
                      R CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH

THE AGENT

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
HSBC BANK PLC                                                 )
in the presence of:                                           )
                      R CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH

THE HERMES AGENT

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
COMMERZBANK AKTIENGESELLSCHAFT                                )
in the presence of:                                           )
                      R CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH

THE TRUSTEE

SIGNED SEALED and DELIVERED as a DEED                         )        J CLEGG
By JULIE CLEGG                                                )
for and on behalf of                                          )
HSBC BANK PLC                                                 )
in the presence of:                                           )
                      R CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH





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                                   SCHEDULE 1

                            PARTICULARS OF ARRANGERS

COMMERZBANK AKTIENGESELLSCHAFT
Global Shipping
Hamburg Branch
Ness 7-9
20457 Hamburg
Federal Republic of Germany

Attn:    Mr Stefan Kuch/Mr Christian Renke
Email:   shipfinance@commerzbank.com



HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com




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                                   SCHEDULE 2

             PARTICULARS OF AGENT, HERMES AGENT, TRUSTEE AND LENDERS

NAME AND ADDRESS

AGENT

HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:     +44 (0)20 7992 4428
Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com



HERMES AGENT

COMMERZBANK
AKTIENGESELLSCHAFT
Corporate Banking
Financial Engineering
Structured Export and Trade Finance
Kaiserplatz
60261 Frankfurt am Main
Federal Republic of Germany

Fax:     +49 69 1362 3742
Attn:    Mr Klaus-Dieter Schmedding
Email:   exportfinance@commerzbank.com



TRUSTEE

HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:     +44 (0)20 7992 4428
Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com


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NAME AND ADDRESS                                   CONTRIBUTION
                                                   IN USD EQUIVALENT OF (EURO)

LENDERS

COMMERZBANK                                        14,000,000
AKTIENGESELLSCHAFT
Bremen Branch
Schusselkorb 5-11
28195 Bremen
Federal Republic of Germany

Fax:     +49 421 3633504
Attn:    Mr Wolfgang Schmidt
Email:   wolfgang.schmidt3@commerzbank.com



HSBC BANK PLC                                      14,000,000
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:     +44 (0)20 7992 4428
Attn:    Mr Alan Marshall
Email:   alan.p.marshall@hsbcib.com



KFW (formerly Kreditanstalt fur                    12,000,000
Wiederaufbau)
Palmengartenstrasse 5-9
60325 Frankfurt am Main
Federal Republic of Germany

Fax:     +49 69 7431 2944
Attn:    Mr Wolfgang Pfisterer
Email:   wolfgang.pfisterer@kfw.de



                                      102
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                                   SCHEDULE 3

                               NOTICE OF DRAWDOWN

                                  CLAUSE 2.3.1


From:    SHIP HOLDING LLC
         Corporation Trust Center
         1209 Orange Street
         Wilmington
         Delaware 19801
         United States of America

To:      HSBC BANK PLC
         Project and Export Finance
         8 Canada Square
         London E14 5HQ

         Attn:    Mr Alan Marshall

         with a copy to:

         HSBC BANK PLC
         8 Canada Square
         London E14 5HQ

         Attn:    Ms Christine Boardman

                                                                          200[ ]

Dear Sirs

LOAN AGREEMENT DATED                           2003 (THE "LOAN AGREEMENT")
--------------------------------------------------------------------------

We refer to the Loan Agreement pursuant to which you have agreed to advance to us the Loan on the terms and conditions set out therein.

Terms and expressions defined in the Loan Agreement shall have the same respective meanings when used in this notice.

We hereby give you notice that we wish to draw down the Equivalent Amount of
[               ] Euro ((EURO)[  ]) being the amount of Tranche [        ]
under Clause 2.3 of the Loan Agreement on [              ] 200[  ].

[Tranche [   ] is to be paid to the Builder's account referred to in clause
11.5 of the Building Contract at:



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[                                           ]]

[and the balance is to be paid to us at:

[                                           ]]

[APPLIES TO TRANCHE 4 ONLY (IF APPLICABLE)]

[Tranche 2 is to be paid to the Hermes Agent.]

We attach a Certified Copy of such documents as we have received from [the Builder pursuant to the Building Contract in evidence of the instalment due] [[the Hermes Agent][Hermes] in evidence of the Hermes Premium payable].

We confirm that:

(i) all of the representations and warranties contained in Clause 9 of the Loan Agreement remain true and correct;

(ii)     no Possible Event of Default or Event of Default has occurred; [and]

(iii) the first Interest Period shall be of [three (3) six (6)] months' duration[; and

(iv) [upon application of the Equity and Tranche 1 hereby requested to be drawn down in the manner hereinbefore appearing seven point five per cent (7.5%) of the Contract Price shall have been paid to the Builder under the Building Contract].

Yours faithfully
SHIP HOLDING LLC



------------------------------------
By:

                                   SCHEDULE 4

                              CONDITIONS PRECEDENT

                                   CLAUSE 2.6

The Loan is expressly conditional upon the Agent having received in such form and substance as it shall require:

A        ON THE DATE OF THE ORIGINAL LOAN AGREEMENT

BORROWER

1 Certified Copies of any consents required from any ministry, governmental, financial or other authority for the execution of and performance by the Borrower of its obligations under this Agreement and each of the Security Documents or if no such consents are required a secretary's certificate of the Borrower to this effect confirming that no such consents are required.

2        Notarially attested secretary's certificate for the Borrower:

         (A) attaching a copy of its Certificate of Formation and Limited Company Agreement evidencing power to:

                  (i) enter into the transactions contemplated in this Agreement and in the other Security Documents and to buy ships and enter into arrangements for the chartering and management thereof; and

                  (ii) borrow money in the amount referred to in this Agreement and as security therefor to mortgage or charge assets;

         (B) giving the names of the present management committee members and officers;

         (C) setting out specimen signatures of persons who would be authorised to sign documents or otherwise perform the Borrower's obligations under the Security Documents;

         (D) giving the name of the Member and the amount of the Member's Membership Interest;

         (E) attaching copies of resolutions of the management committee of the Borrower duly adopted by the Member authorising the borrowing of the Loan, the granting of the Mortgage and the execution of this Agreement and such of the other Security Documents to which the Borrower is a party and the issue of any power of attorney to execute the same; and

         (F) containing a declaration of solvency as at the date of the secretary's certificate.

3        Where the secretary's certificate referred to in paragraph 2 of this
         Schedule 4 is dated more than five (5) Business Days prior to the date of the Original Loan Agreement, a bringdown certificate, which need not be notarially attested if signed by the same person that signed the secretary's certificate referred to in paragraph 2 of this Schedule 4.

4 The original power of attorney issued pursuant to (A) the resolutions referred to above and (B) paragraph 2(C) above, notarially attested.

STAR AND MEMBER

5        Notarially attested secretary's certificate for each of the above:

         (A) attaching a copy of its Certificate of Incorporation and Memorandum and Articles of Association evidencing power to enter into the transactions contemplated by this Agreement;

         (B)      giving the names of the present officers and directors;

         (C) setting out specimen signatures of persons who would be authorised to sign documents or otherwise perform obligations under the Security Documents;

         (D) attaching copies of resolutions passed at a duly convened meeting of the directors approving the granting and the execution of the documents whose execution is contemplated hereby, insofar as they relate to it and the issue of any power of attorney to execute the same; and

         (E) containing a declaration of solvency as at the date of the secretary's certificate.

6        Where the secretary's certificate referred to in paragraph 5 of this
         Schedule 4 is dated more than five (5) Business Days prior to the date of the Original Loan Agreement, a bringdown certificate, which need not be notarially attested if signed by the same person that signed the secretary's certificate referred to in paragraph 5 of this Schedule 4.

7 The original powers of attorney issued pursuant to (A) the resolutions referred to above and (B) paragraph 5(C) above, notarially attested.

GENERAL

8 Confirmation from the Process Agent that it will act for each of the Obligors as agent for service of process in England.

9 Opinions from lawyers appointed by the Agent including English, Isle of Man, Bermudan and United States lawyers as to any of the foregoing matters or otherwise as the Agent may require in the form required by the Agent.

10       Certified Copy of the Building Contract including all addenda.

11       Agency and Trust Deed duly executed.

12       Co-ordination Deed duly executed.

13       Star Guarantee duly executed.

14       Charge duly executed.

15       Certified Copy of the Hermes Loan Agreement.

16 Copies of the audited consolidated report and accounts of Star for 2001 and the unaudited consolidated accounts of the Group and the unaudited accounts of the Borrower for the financial year quarter to 30 September 2002.

17 Copies of all UCC-1 Financing Statements filed with the Secretary of State of Delaware.

18 Evidence that the withholding tax exemption applies for each of the Lenders.

19       Payment of all fees under Clause 13.

B        AT LEAST FIVE (5) BUSINESS DAYS BEFORE EACH DRAWDOWN DATE

20       Drawdown notice duly executed by the Borrower in the form of Schedule
         3.

21 Certified Copy of such documents as are received by the Borrower from the Builder pursuant to the Building Contract in evidence of the instalment due.

22 Certified Copy of such documents as are received by the Borrower from Hermes or the Hermes Agent in evidence of the Hermes Premium payable.

C        ON THE FIRST DRAWDOWN DATE

23 Confirmation of the Hermes Loan Agent that all conditions precedent to drawdown of the Hermes Loan have been satisfied.

24       Evidence of the payment by the Borrower to the Builder of the Equity.

25       Earnings Assignment duly executed.

26       Notarially attested bringdown certificate in respect of the Borrower.

D        ON THE REDELIVERY DATE

27       Such evidence as the Agent may require that the Vessel is:

         (A) registered in the name of the Borrower under the laws and flag of the United States of America, free from all liens and encumbrances except the Mortgage;

         (B) classified with the highest classification available free of all recommendations and qualifications with Det Norske Veritas and American Bureau of Shipping;

         (C)      insured in accordance with the terms of the Security
                  Documents; and

         (D) managed by the Manager and the Sub-Agent pursuant to the Management Agreement and the Sub-Agency Agreement.

28       Certified Copy of the Builder's Certificate.

29 Certified Copy of the unconditional protocol of redelivery and acceptance duly signed by the Builder and the Borrower.

30 Certified Copy of the certificate of warranty from the Builder stating that the Vessel is free from all encumbrances on the Redelivery Date.

31 Copies of valid trading and other certificates to be produced by the Builder pursuant to the Building Contract.

32 Mortgage duly executed and lodged for recordation at the United States Coast Guard National Vessel Documentation Center.

33 Certified Copy of the advance foreign transfer approval obtained from the Maritime Administration of the United States of America ("MARAD"). This Marad pre-approval will have been issued for the benefit of the Trustee and the Hermes Loan Trustee and its successors and assigns pursuant to sections 9(c) and (e) of the Shipping Act, 1916, as amended, of the United States of America to transfer the Vessel to a foreign registry in the case of (A) the occurrence of an Event of a Default or (B) a foreclosure of the Mortgage or (C) the Vessel ceasing to be employed in regular service in Hawaii and no longer being eligible to engage in the coastwise transportation of passengers for hire as set forth in Public Law 108-7 of the United States of America.

34       Insurance Assignment duly executed.

35 Telefax confirmations from the insurance brokers for marine risks (hull and machinery) and the managers of any protection and indemnity or war risks association through whom any Insurances have been placed in respect of the Vessel that the Insurances have been placed and upon receipt of a notice of assignment of the Insurances they will issue letters of undertaking in the form approved by the Agent.

36 Written confirmation from the Agent's insurance advisers that the Insurances are in a form satisfactory to the Agent.

37       Certified Copy of the Management Agreement.

38       Certified Copy of the Sub-Agency Agreement.

39       Management Agreement Assignment duly executed.

40       Sub-Agency Agreement Assignment duly executed.

41       Account Charge duly executed.

42 Evidence that the Operating Account has been opened for receipt of the Earnings of the Vessel in accordance with Clause 7.6.

43 Opinion from lawyers appointed by the Agent as to due registration of the Vessel and due registration of the Mortgage or otherwise as the Agent may require in the form required by the Agent.

44       Notarially attested bringdown certificate in respect of the Borrower.

45 Notarially attested secretary's certificate for each of the Manager and the Sub-Agent:

         (A) attaching a copy of its Certificate of Incorporation and its Memorandum of Association and Bye-Laws (or equivalent documents) evidencing power to enter into the transactions contemplated by this Agreement;

         (B)      giving the names of the present officers and directors;

         (C) setting out specimen signatures of persons who would be authorised to sign documents or otherwise perform obligations under the Security Documents;

         (D) attaching copies of resolutions passed at a duly convened meeting of the directors approving the granting and the execution of the documents whose execution is contemplated hereby, insofar as they relate to it and the issue of any power of attorney to execute the same; and

         (E) containing a declaration of solvency as at the date of the secretary's certificate.

46       Where the secretary's certificate referred to in paragraph 45 of this
         Schedule 4 is dated more than ten (10) Business Days prior to the Redelivery Date, a bringdown certificate, which need not be notarially attested if signed by the same person that signed the secretary's certificate referred to in paragraph 45 of this Schedule 4.

47 The original powers of attorney issued pursuant to (A) the resolutions referred to above and (B) paragraph 45(C) above, notarially attested.

48 Confirmation from the Process Agent that it will act for the Manager as agent for service of process in England.

49 Copies of all UCC-1 Financing Statements filed with the Secretary of State of Delaware.

50       Payment of all fees due under Clause 13.

51 A Certified Copy of the carrier initiative agreement executed pursuant to the Mortgage.

52 A Certified Copy of any current certificate of financial responsibility in respect of the Vessel issued under OPA.

53 A Certified Copy of a valid safety management certificate (or interim safety management certificate) issued to the Vessel in respect of its management by the Manager pursuant to the ISM Code.

54 A Certified Copy of a valid document of compliance (or interim document of compliance) issued to the Manager in respect of ships of the same type as the Vessel pursuant to the ISM Code.

55 A Certified Copy of a valid international ship security certificate issued to the Vessel in accordance with the ISPS Code.

                                   SCHEDULE 5

                           CONFIDENTIALITY UNDERTAKING

                            [On Bank's Headed Paper]

To:      SHIP HOLDING LLC
         Corporation Trust Center
         1209 Orange Street
         Wilmington
         Delaware 19801
         United States of America
         (the "BORROWER")


         HSBC BANK PLC
         Project and Export Finance
         8 Canada Square
         London E14 5HQ
         Attn:    Mr Alan Marshall
         (the "AGENT")


SHIP HOLDING LLC
DOLLAR EQUIVALENT OF (EURO)40,000,000 TERM LOAN (THE "LOAN")
FORM OF CONFIDENTIALITY UNDERTAKING

1 We hereby undertake that we will keep confidential and will not make use of for any purposes (other than for the purposes of the Loan) all information delivered to us in connection with the Loan and all information obtained by us in the course of discussions with the Agent, the Borrower or any other party involved with the Loan (collectively the "INFORMATION") until and save to the extent that the Information has been released into the public domain. However, we shall be entitled to supply the Information to:

         (A) professional advisers solely for use in connection with the Loan after drawing to the attention of those advisers the content of the undertaking as to confidentiality given by us and after obtaining similar undertakings from them; and

         (B) any third party where we have been authorised in writing to do so by the Borrower; and

         (C) subject to giving reasonable prior notice to the Borrower, to any banking or regulatory authority to which we are subject after drawing to the attention of such authority the content of the undertaking as to confidentiality given by us; and

         (D) pursuant to subpoena or other legal process and pursuant to any law or regulation having the force of law.

2 We further undertake that if we decide not to participate in the Loan, we will return to the Agent the originals and additional copies or extracts made therefrom and all documentary Information delivered to us by the Agent in relation to the Loan and/or the Borrower (including any supplied to third parties as contemplated in paragraph 1).

For and on behalf of
BANK NAME:


------------------------------------
By

Date:

                                   SCHEDULE 6

                              TRANSFER CERTIFICATE


Lenders are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and requisitions, including the Financial Services Act 1986 and regulations made thereunder and similar statutes which may be in force in other jurisdictions.


TO: hsbc Bank plc (the "AGENT") as agent on its own behalf and for and on behalf of the Arrangers, the Hermes Agent, the Trustee, the Borrower and the Lenders as defined in the Loan Agreement referred to below

Attention:        [            ]

                                                                           Date:

This certificate (the "TRANSFER CERTIFICATE") relates to a loan agreement dated
4 April 2003 and amended and restated by an agreement dated              2004
(as the same may from time to time be further amended, supplemented and/or novated the "LOAN AGREEMENT") made between (among others) (1) Ship Holding LLC as borrower (the "Borrower") (2) the banks and financial institutions referred to therein as lenders (the "LENDERS") (3) the Agent (4) Commerzbank Aktiengesellschaft (the "HERMES AGENT") and (5) HSBC Bank plc (the "TRUSTEE") whereby the Lenders have agreed to make available to the Borrower a term loan facility in the Equivalent Amount of up to forty million Euro ((EURO)40,000,000). Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Transfer Certificate:

the "TRANSFEROR" means [full name] of [Office];

the "TRANSFEREE" means [full name] of [Office].

1 The Transferor with full title guarantee transfers to the Transferee absolutely in accordance with Clause 17.5 of the Loan Agreement all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and all the other Security Documents insofar as such rights and interests relate to [that portion of its Contribution to the Loan in an amount
         equal to [     ] Dollars (USD [         ]) out of its total
         Contribution which at the date hereof is [      ] Dollars (USD[   ])]
         or [that portion of its Commitment to the Loan in an amount in Dollars
         equal to [      ] Euro ((EURO)[         ]) out of its total Commitment
         which at the date hereof is [           ] Euro ((EURO)[         ])].

2 By virtue of this Transfer Certificate and Clause 17.5 of the Loan Agreement, the Transferor is discharged entirely with effect from the Transfer Date from [that portion of its Contribution to the Loan and
         its obligations relating thereto to the extent of [     ] Dollars
         (USD[    ]) out of its total Contribution at such date] or [that
         portion of its Commitment to the Loan and its obligations relating
         thereto to the extent of an amount equal in Dollars to [      ] Euro
         ((EURO)[        ]) out of its total Commitment at such date].

3        The Transferee hereby requests:

         (A) the Borrower, the Agent, the Hermes Agent, the Trustee, the Arrangers and the Lenders to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of Clause 17.5 of the Loan Agreement; and

         (B) the Agent to execute this Transfer Certificate on behalf of itself and the other said parties pursuant to Clause 17.8 of the Loan Agreement so that this Transfer Certificate will take effect in accordance with the terms thereof on [specify date of transfer] [or] [the date on which the Agent receives a certificate signed by [the Transferor] confirming that the following conditions have been fulfilled [specify conditions to transfer].

4        The Transferee:

         (A) confirms that it has received a copy of the Loan Agreement, the Agency and Trust Deed and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

         (B) confirms that it has not relied and will not hereafter rely on the Transferor, the Trustee, the Agent, the Arrangers, the Lenders or the Hermes Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, the Agency and Trust Deed or any other of the Security Documents or any other documents or information;

         (C) agrees that it has not relied and will not rely on the Transferor, the Trustee, the Agent, the Arrangers, the Lenders or the Hermes Agent to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other party to the Loan Agreement or any other of the Security Documents (save as otherwise expressly provided therein);

         (D) warrants that it has power and authority to become a party to the Loan Agreement and the Agency and Trust Deed and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement, the Agency and Trust Deed and the other Security Documents;

         (E) if not already a Lender, appoints the Agent to act as its agent (except in relation to the Hermes Cover), the Hermes Agent to act as its agent in relation to the Hermes Cover and the Trustee to act as its trustee as provided in the Loan Agreement, the Agency and Trust Deed and the other Security Documents and agrees to be bound by the terms of Clause 17.8 of the Loan Agreement and by all the terms of the Agency and Trust Deed.

5        The Transferor:

         (A) warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

         (B) warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of (i) England (ii) the country in which the Transferor is incorporated and (iii) the country in which its Office is located; and

         (C) agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Transfer Certificate or for any similar purpose.

6 The Transferee hereby undertakes to the Transferor and each of the other parties to the Loan Agreement and the Agency and Trust Deed that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the Agency and Trust Deed will be assumed by it after the transfer contemplated by this Transfer Certificate has taken effect.

7 If a Transferor and a Transferee effect a transfer in accordance with Clause 3 of this Transfer Certificate during an Interest Period, the Agent shall make all payments which would have become due to the Transferor under the Loan Agreement during the relevant Interest Period to the Transferor, as if no such transfer had been effected by the Transferor to the Transferee, according to the percentages of the Transferor's Contribution and/or Commitment transferred and retained pursuant to Clauses 1 and 2 of this Transfer Certificate, and the Transferor and the Transferee shall be responsible for paying to each other pro rata all amounts (if any) due to them from each other for such Interest Period. On and from the commencement of the immediately succeeding Interest Period, the Agent shall make all payments due under the Loan Agreement for the account of the Transferor, to the Transferor, and shall make all payments due under the Loan Agreement for the account of the Transferee, to the Transferee. This provision is for administrative convenience only and shall not affect the rights of the Transferor and the Transferee under the Loan Agreement.

8 None of the Transferor, the Agent, the Hermes Agent, the Trustee, the Arrangers or the Lenders:

         (A) makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement, the Agency and Trust Deed or any other of the Security Documents or any document relating thereto;

         (B) assumes any responsibility for the financial condition of the Borrower or any other party to the Loan Agreement, the Agency and Trust Deed or any other of the Security Documents or any such other document or for the performance and observance by the Borrower or any other party to the Loan Agreement, the Agency and Trust Deed or any other of the Security Documents or any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether expressed or implied by law or otherwise, are hereby excluded (except as aforesaid).

9 The Transferor and the Transferee each undertakes that it will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter connected with or arising out of it unless caused by the Agent's gross negligence or wilful misconduct, as the case may be.

10 The agreements and undertaking of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement.

11 This Transfer Certificate shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof the Transferor, the Transferee and the Agent (as agent for and on behalf of itself as Agent, the Hermes Agent, the Trustee, the Arrangers, the Borrower and the Lenders (other than the Transferor)) have caused this Transfer Certificate to be executed on the day first written above.

THE TRANSFEROR

SIGNED by                                   )
                                            )
for and on behalf of                        )
[                       ]                   )
in the presence of:                         )




THE TRANSFEREE

SIGNED by                                   )
                                            )
for and on behalf of                        )
[                      ]                    )
in the presence of:                         )




THE AGENT

SIGNED by                                   )
                                            )
for and on behalf of                        )
[                      ]                    )
as agent for and on behalf                  )
of itself as Agent,                         )
the Hermes Agent, the Trustee,              )
the Arrangers, the Borrower,                )
the Guarantor and the Lenders               )
in the presence of:                         )

NOTE: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor's interest in the security constituted by the Security Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each individual Lender to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor's interest in such security in any such jurisdiction, and, if so, to seek appropriate advice and arrange for execution of the same.

                                    SCHEDULE

                      ADMINISTRATIVE DETAILS OF TRANSFEREE



Name of Transferee:

Office:

Contact Person
(Loan Administration Department):

Telephone:

Fax:

E-mail:

Contact Person
(Credit Administration Department):

Telephone:

Fax:

E-mail:

Account for Payments:

                                   SCHEDULE 7

           CHARTERING OF THE SIX VESSELS (AS DEFINED IN CLAUSE 10.6.4)

VESSEL                      NEW OWNER                      DAILY HIRE      REDELIVERING         TRANSFER VALUE
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Norwegian Sea               Ocean Pacific Limited                     [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Norwegian Majesty           Ocean Voyager Limited                     [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Norwegian Wind              Crown Wind Limited                        [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Norwegian Crown             Crown Odyssey Limited                     [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Norwegian Dream             Ocean Dream Limited                       [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------
Marco Polo                  Ocean World Limited                       [***] [Confidential Treatment]
--------------------------- ------------------------------ --------------- -------------------- ---------------------

CONFORMED COPY

                               DATED 23 APRIL 2004





                            (1) NCL CORPORATION LTD.
                                 (AS GUARANTOR)


                                (2) HSBC BANK PLC
                            (AS HERMES LOAN TRUSTEE)


                                (3) HSBC BANK PLC
                          (AS COMMERCIAL LOAN TRUSTEE)










                            -------------------------

                                    GUARANTEE
                            -------------------------












                               STEPHENSON HARWOOD
                            ONE ST PAUL'S CHURCHYARD
                                 LONDON EC4M 8SH
                            TEL: +44 (0)20 7329 4422
                            FAX: + 44 (0)20 7606 0822
                               REF: 1253/42-02591

                                    CONTENTS

                                                                                                     Page
                                                                                                     ----
1           Definitions and Construction................................................................3


2           Guarantee and Indemnity.....................................................................4


3           Survival of Guarantor's Liability...........................................................6


4           Continuing Guarantee........................................................................7


5           Exclusion of the Guarantor's Rights.........................................................8


6           Payments....................................................................................9


7           Enforcement................................................................................11


8           Representations and Warranties.............................................................11


9           General Undertakings: Positive Covenants...................................................15


10          General Undertakings: Negative Covenants...................................................18


11          Financial Undertakings.....................................................................21


12          Discharge..................................................................................29


13          Assignment and Transfer....................................................................29


14          Miscellaneous Provisions...................................................................30


15          Waiver of Immunity.........................................................................30


16          Notices....................................................................................31


17          Governing Law..............................................................................32


18          Jurisdiction...............................................................................32


Schedule 1  Quarterly Compliance Certificate...........................................................34


Schedule 2  Letter of Instruction......................................................................37


DEED

DATED 23 APRIL 2004

BY:

(1) NCL CORPORATION LTD. being a company validly existing under the laws of Bermuda with its registered office at Reid Hall, 3 Reid Street, Hamilton HM 11, Bermuda as guarantor (the "GUARANTOR");

IN FAVOUR OF:

(2) HSBC BANK PLC a company incorporated under the laws of England and Wales whose office is at 8 Canada Square, London E14 5HQ, England (the "HERMES LOAN TRUSTEE") as trustee for the Beneficiaries; and

(3) HSBC BANK PLC a company incorporated under the laws of England and Wales whose office is at 8 Canada Square, London E14 5HQ, England (the "COMMERCIAL LOAN TRUSTEE" and together with the Hermes Loan Trustee the "TRUSTEES") as trustee for the Beneficiaries.

WHEREAS:

(A) By a loan agreement dated 4 April 2003 (the "ORIGINAL HERMES LOAN AGREEMENT") made between (among others) (1) Ship Holding LLC as borrower (the "BORROWER") (2) the banks whose names and Offices appear in schedule 2 to the Hermes Loan Agreement (the "HERMES LOAN LENDERS")
         (3) HSBC Bank plc as agent for the Hermes Loan Lenders (the "HERMES LOAN AGENT") (4) Commerzbank Aktiengesellschaft as agent (the "HERMES AGENT") and (5) the Hermes Loan Trustee, and to be amended and restated by a first supplemental agreement thereto dated 20 APRIL 2004 (the "FIRST HERMES SUPPLEMENTAL AGREEMENT" and together with the Original Hermes Loan Agreement the "HERMES LOAN AGREEMENT") made between (a) the parties to the Original Hermes Loan Agreement (b) Star Cruises Limited (the "THE ORIGINAL GUARANTOR") and (c) the Guarantor, the Hermes Loan Lenders agreed to make available to the Borrower, upon the terms and subject to the conditions thereof, a secured term loan of the equivalent in Dollars of up to two hundred and fifty eight million Euro ((EURO) 258,000,000) (the "HERMES LOAN") on the terms and conditions contained therein.

(B) By a loan agreement dated 4 April 2003 (the "ORIGINAL COMMERCIAL LOAN AGREEMENT" and together with the Original Hermes Loan Agreement the "ORIGINAL LOAN AGREEMENTS") made between (among others) (1) the Borrower as borrower (2) the banks whose names and Offices appear in schedule 2 to the Commercial Loan Agreement (the "COMMERCIAL LOAN LENDERS" and together with the Hermes Loan Lenders the "LENDERS") (3) HSBC Bank plc as agent for the Commercial Loan Lenders (the "COMMERCIAL LOAN AGENT" and together with the Hermes Loan Agent the "AGENTS") (4) the Hermes Agent and (5) the Commercial Loan Trustee and to be amended and restated by a first supplemental agreement thereto dated 20 APRIL 2004 (the "FIRST COMMERCIAL SUPPLEMENTAL AGREEMENT") (the First Hermes Supplemental Agreement and the First Commercial Supplemental Agreement together the "SUPPLEMENTAL AGREEMENTS", the First Commercial Supplemental Agreement and the Original Commercial Loan Agreement together the "COMMERCIAL LOAN AGREEMENT" and the Hermes Loan Agreement and the Commercial Loan Agreement together the "LOAN AGREEMENTS"), the Commercial Loan Lenders agreed to make available to the Borrower, upon the terms and subject to the conditions thereof, a secured term loan of the equivalent in Dollars of up to forty million Euro
         ((EURO) 40,000,000) (the "COMMERCIAL LOAN" and together with the Hermes Loan the "LOANS") on the terms and conditions contained therein.

(C) By a deed of agency and trust dated 4 April 2003 made between (1) the Hermes Loan Agent (2) the Hermes Agent (3) the Hermes Loan Trustee (4) the Hermes Loan Lenders (5) the Commercial Loan Agent (6) the Commercial Loan Trustee and (7) the Commercial Loan Lenders it has been agreed that the benefit of this Deed shall be held by the Trustees on trust for themselves, the Agents, the Hermes Agent, the Hermes Loan Lenders and the Commercial Loan Lenders and its and their respective successors, assignees and transferees (together the "BENEFICIARIES").

(D) By a deed of co-ordination dated 4 April 2003 (the "CO-ORDINATION DEED") made between (1) the Hermes Loan Agent (2) the Hermes Loan Trustee (3) the Commercial Loan Agent (4) the Commercial Loan Trustee and (5) the Borrower the parties have agreed (inter alia) as to how the rights, powers and remedies of the Trustees arising under this Deed shall be exercised.

(E) Pursuant to the Supplemental Agreements the Lenders agreed to release the Original Guarantor from its guarantee dated 4 April 2003 of the obligations of the Borrower under the Loan Agreements (the "ORIGINAL GUARANTEE") on the condition that the Guarantor enters into this Deed.

NOW THIS DEED WITNESSES:

1        DEFINITIONS AND CONSTRUCTION

         1.1 In this Deed the following terms and expressions shall have the meanings set out below; in addition, terms and expressions not defined herein but whose meanings are defined in the Loan Agreements shall have the meanings set out therein.

                  "ACCOUNTS" means the audited consolidated profit and loss account and balance sheet (including all additional information and notes thereto) of the Guarantor and its consolidated Subsidiaries together with the relative directors' and auditors' reports;

                  "BONDS" means bonds in an aggregate amount of at least two hundred million Dollars (USD200,000,000) and with a life of ten (10) years but which may be redeemed by the Guarantor at an earlier date, to be issued by the Guarantor in one (1) or more tranches, in the first instance to qualified institutional buyers as unregistered privately placed bonds and thereafter as bonds registered with the Securities Exchange Commission of the United States of America;

                  "EVENT OF DEFAULT" means any of the events specified in clause 11 of a Loan Agreement or specified as such in Clause 11; and

                  "OUTSTANDING INDEBTEDNESS" means all sums of any kind payable actually or contingently to the Beneficiaries under or pursuant to the Loan Agreements or any Transaction Document (whether by way of repayment of principal, payment of interest or default interest, payment of any indemnity or counter-indemnity, reimbursement for fees, costs or expenses or otherwise howsoever).

         1.2      In this Deed unless the context otherwise requires:

                  1.2.1 clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Deed;

                  1.2.2 references to Clauses and to Schedules are to be construed as references to clauses of and schedules to this Deed unless otherwise stated and references to this Deed are to be construed as references to this Deed including its Schedules;

                  1.2.3 references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as from time to time amended, supplemented or novated;

                  1.2.4 references to any Act or any statutory instrument shall be construed as references to that Act or that statutory instrument as from time to time re-enacted, amended or supplemented;

                  1.2.5 references to any party to this Deed or any other document shall include reference to such party's successors and permitted assigns;

                  1.2.6 words importing the plural shall include the singular and vice versa;

                  1.2.7 references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof; and

                  1.2.8 where any matter requires the approval or consent of the Trustees or the Agents such approval or consent shall not be deemed to have been given unless given in writing; where any matter is required to be acceptable to the Trustees or the Agents, the Trustees or the Agents (as the case may be) shall not be deemed to have accepted such matter unless their acceptance is communicated in writing; each of the Trustees and the Agents may give or withhold their consent, approval or acceptance at their unfettered discretion.

2        GUARANTEE AND INDEMNITY

         2.1 In consideration of the Lenders agreeing at the request of the Original Guarantor to release it from its obligations under the Original Guarantee and to continue to make the Facility available to the Borrower in accordance with the terms of the Loan Agreements, the payment by the Trustees to the Guarantor of ten Dollars (USD10) and other good and valuable consideration (the receipt and adequacy of which the Guarantor hereby acknowledges) the Guarantor:

                  2.1.1 as primary obligor as and for its own debt and not merely as surety hereby undertakes to the Trustees to be responsible for and hereby guarantees to the
                           Trustees:

                           (a) the due and punctual payment by each of the Obligors to the Trustees or an Agent (on behalf of the relevant Lenders) (as the case may be) (as and when due by acceleration, demand or otherwise howsoever) of the Outstanding Indebtedness and every part thereof; and

                           (b) the due and punctual performance of all the obligations to be performed by each of the Obligors and the Builder under or pursuant to the Loan Agreements and the other Security Documents; and

                  2.1.2 unconditionally undertakes immediately on demand by the Trustees from time to time to pay and/or perform its obligations under Clause 2.1.1.

         2.2 For the same consideration as referred to in Clause 2.1 the Guarantor (as a separate and independent obligation) unconditionally undertakes immediately on demand by the Trustees from time to time to indemnify the Trustees and the Agents and hold each of them harmless in respect of:

                  2.2.1 any loss incurred by the Trustees and/or the Agents as a result of a Loan Agreement and each other Security Document to which any of the Obligors or the Builder is a party or any provision thereof becoming invalid, void, voidable or unenforceable for any reason whatsoever after execution hereof; and

                  2.2.2 all loss or damage of any kind arising directly or indirectly from any failure on the part of any of the Obligors or the Builder to perform any obligation to be performed by any of the Obligors or the Builder under and pursuant to a Loan Agreement and each other Security Document to which any of the Obligors or the Builder is a party.

3        SURVIVAL OF GUARANTOR'S LIABILITY

         3.1 The Guarantor's liability to the Trustees under this Deed shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without the Guarantor's knowledge or consent):

                  3.1.1 any time, forbearance or other indulgence given or agreed by the Trustees, the Agents, the Lenders and/or the Hermes Agent to or with any of the Obligors or the Builder or Hermes in respect of any of their obligations under the Loan Agreements and each other Security Document to which any of the Obligors, the Builder or Hermes is a party; or

                  3.1.2 any legal limitation, disability or incapacity relating to any of the Obligors, the Builder or Hermes; or

                  3.1.3 any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligations of any of the Obligors, the Builder or Hermes under, the Loan Agreements and each other Security Document to which any of the Obligors, the Builder or Hermes is a party or any amendment to or variation thereof or of any other document or security comprised therein; or

                  3.1.4 any change in the name, constitution or otherwise of any of the Obligors, the Builder or Hermes or the merger of any of the Obligors, the Builder or Hermes with any other corporate entity; or

                  3.1.5 the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of any of the Obligors, the Builder or Hermes or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of any of the Obligors, the Builder or Hermes or the occurrence of any circumstances whatsoever affecting any Obligor's, the Builder's or Hermes' liability to discharge its obligations under the Loan Agreements and each other Security Document to which it is a party; or

                  3.1.6 any challenge, dispute or avoidance by any liquidator of any of the Obligors, the Builder or Hermes in respect of any claim by the Guarantor by right of subrogation in any such liquidation; or

                  3.1.7 any release of any other Obligor, the Builder or Hermes or any renewal, exchange or realisation of any security or obligation provided under or by virtue of any of the Security Documents or the provision to the Trustees, the Agents, any of the Lenders or the Hermes Agent at any time of any further security for the obligations of the Borrower under any of the Security Documents; or

                  3.1.8 the release of any co-guarantor and/or indemnitor who is now or may hereafter become under a joint and several liability with the Guarantor under this Deed or the release of any other guarantor, indemnitor or other third party obligor in respect of the obligations of any Obligor or the Builder under any of the Security Documents; or

                  3.1.9 any failure on the part of the Trustees, the Agents, any of the Lenders or the Hermes Agent (whether intentional or not) to take or perfect any security agreed to be taken under or in relation to any of the Security Documents or to enforce any of the Security Documents; or

                  3.1.10 any other act, matter or thing (save for repayment in full of the Outstanding Indebtedness) which might otherwise constitute a legal or equitable discharge of any of the Guarantor's obligations under this Deed.

4        CONTINUING GUARANTEE

         4.1      This Deed shall be:

                  4.1.1 a continuing guarantee remaining in full force and effect until irrevocable payment in full has been received by the Trustees or the Agents on behalf of the Lenders of each and every part and the ultimate balance of the Outstanding Indebtedness in accordance with the Loan Agreements and each other Security Document to which any of the Obligors or the Builder is a party; and

                  4.1.2 in addition to and not in substitution for or in derogation of any other security held by the Trustees, the Agents, any of the Lenders or the Hermes Agent from time to time in respect of the Outstanding Indebtedness or any part thereof.

         4.2 Any satisfaction of obligations by the Guarantor to the Trustees or any discharge given by the Trustees to the Guarantor or any other agreement reached between the Trustees and the Guarantor in relation to this Deed shall be, and be deemed always to have been, void ab initio if any act satisfying any of the said obligations or on the faith of which any such discharge was given or any such agreement was entered into is subsequently avoided in whole or in part by or pursuant to any provision of any applicable law whatsoever.

         4.3 This Deed shall remain the property of the Trustees and, notwithstanding that all monies and liabilities due or incurred by any of the Obligors or the Builder to the Trustees which are guaranteed hereunder shall have been paid or discharged, the Trustees shall be entitled not to discharge this Deed or any security held by the Trustees for the obligations of the Guarantor hereunder for such period as may in the reasonable opinion of the Trustees be necessary or appropriate under any applicable insolvency law after the last of such monies and liabilities have been paid or discharged and in the event of bankruptcy, winding-up or any similar proceedings being commenced in respect of any of the Obligors or the Builder, the Trustees shall be at liberty not to discharge this Deed or any security held by the Trustees for the obligations of the Guarantor hereunder for and during such further period as the Trustees may determine at their sole discretion.

5        EXCLUSION OF THE GUARANTOR'S RIGHTS

         5.1 Until the obligations of any Obligor or the Builder under the Loan Agreements and each other Security Document to which any Obligor or the Builder is a party have been fully performed, the Guarantor shall not:

                  5.1.1 be entitled to share in or succeed to or benefit from (by subrogation or otherwise) any rights which the Trustees may have in respect of the Outstanding Indebtedness or any security therefor or all or any of the proceeds of such rights or security; or

                  5.1.2    without the prior written consent of the Trustees:

                           (a) exercise in respect of any amount paid by the Guarantor hereunder any right of indemnity, subrogation, contribution or any other right or remedy which it may have in respect thereof; or

                           (b) claim payment of any other monies for the time being due to the Guarantor or to which it may become entitled or exercise or enforce or benefit from any other right, remedy or security in respect thereof; or

                           (c) prove in a liquidation of any Obligor or the Builder in competition with the Trustees for any monies owing to the Guarantor by any other Obligor or the Builder on any account whatsoever,

                  PROVIDED ALWAYS that if the Guarantor, in breach of this Clause, receives or recovers any monies pursuant to any such exercise, claim or proof, such monies shall be held by the Guarantor as trustee upon trust for the Trustees to apply the same as if they were monies received or recovered by the Trustees under this Deed.

6        PAYMENTS

         6.1 Each payment to be made by the Guarantor hereunder shall be made in immediately available funds in the currency in which such payment is due without set-off, counterclaim, deduction or retention of any kind by payment to such account of the Trustees with such bank or financial institution as the Trustees may from time to time notify to the Guarantor in writing.

                  If the Guarantor is required by law to make such a payment subject to the deduction or withholding of Taxes, in which case the sum payable by the Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Trustees receive and retain (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which they would have received and so retained had no such deduction or withholding been made or required to be made.

         6.2 Without prejudice to the provisions of Clause 6.1, if any Lender or an Agent or the Trustees on its behalf is required to make any payment on account of Tax (not being a tax imposed on the net income of its Office by the jurisdiction in which it is incorporated or in which its Office is located or any other tax existing and applicable on the date of this Deed under the laws of any jurisdiction) on or in relation to any sum received or receivable hereunder by such Lender or Agent or the Trustees on its behalf (including, without limitation, any sum received or receivable under this Clause 6) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Lender or Agent or the Trustees on its behalf, the Guarantor shall, upon demand of the relevant Agent, indemnify such Lender or Agent or the Trustees against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith, other than interest, penalties, and expenses:

                  6.2.1 that accrue during any periods of time beginning on the thirty first (31st) day (or such longer period as any Lender may reasonably require) following the day on which the Lender or an Agent or the Trustees, as applicable, has actual knowledge of the imposition or assertion of such Taxes or other Taxes; or

                  6.2.2 that are otherwise imposed or asserted on account of the bad faith or wilful neglect of such Lender or Agent or the Trustees.

                  If any Lender proposes to make a claim under the provisions of this Clause 6.2 it shall certify to the Guarantor in reasonable detail within thirty (30) days (or such longer period as any Lender may reasonably require) after becoming aware of the event by reason of which it is entitled to make its claim or claims the basis of its claim or claims, such certificate to be conclusive, save for manifest error.

                  Without affecting the Guarantor's obligations under Clause 6.1 and in consultation with the relevant Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the event (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under the relevant Loan Agreement to another financial institution reasonably acceptable to the Borrower, the Guarantor, the Hermes Agent and the relevant Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Guarantor save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

         6.3 No person to which a Lender assigns part or all of its interest under this Deed pursuant to clause 17 of a Loan Agreement shall be entitled to receive any greater increase in payment under Clause 6.1 than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist and were not reasonably anticipated or reasonably foreseeable.

         6.4 The certificate of the Trustees from time to time as to sums owed by any Obligor or the Builder under the Security Documents and sums owed by the Guarantor hereunder shall, save for manifest error, be conclusive and binding for all purposes and prima facie evidence of the existence and extent of such debts in any legal action or proceedings arising in connection herewith.

         6.5 The provisions of Clause 7.3 of each of the Loan Agreements shall apply hereto (mutatis mutandis) as if set out in full herein.

7        ENFORCEMENT

         7.1 The Trustees shall not be obliged before taking steps to enforce this Deed to take any action whatsoever against any of the Obligors, the Builder or Hermes under the Loan Agreements or any other Security Documents to which they are a party and the Guarantor hereby waives all such formalities or rights to which it would otherwise be entitled or which the Trustees would otherwise first be required to satisfy or fulfil before proceeding or making demand against the Guarantor hereunder provided that the Trustees shall not be entitled to enforce their rights under this Deed otherwise than in circumstances which would constitute an Event of Default and subject to the provisions of the Co-ordination Deed.

8        REPRESENTATIONS AND WARRANTIES

         8.1      The Guarantor represents and warrants to the Trustees that:

                  8.1.1 it is a limited liability exempt company, duly incorporated and validly existing under the laws of Bermuda, possessing perpetual corporate existence, the capacity to sue and be sued in its own name and the power to own its assets and carry on its business as it is now being conducted;

                  8.1.2 it has the power to enter into and perform this Deed and all necessary corporate or other action has been taken to authorise the entry into and performance of this Deed;

                  8.1.3 this Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

                  8.1.4 the entry into and performance of this Deed and the transactions contemplated hereby do not and will not be a breach of or conflict with:

                           (a) any law or regulation or any official or judicial order; or

                           (b)      its constitutional documents; or

                           (c) any agreement or document to which it is a party or which is binding upon it or any of its assets,

                           nor result in the creation or imposition of any Encumbrance on any of its assets pursuant to the provisions of any such agreement or document;

                  8.1.5 no event has occurred and is continuing which constitutes a default under or in respect of any agreement or document to which the Guarantor is a party or by which it may be bound (including, inter alia, this Deed) and no event has occurred which, with the giving of notice, lapse of time, determination of materiality or other condition would or might constitute a default under or in respect of any such agreement or document;

                  8.1.6 all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and the transactions contemplated hereby have been obtained or effected and are in full force and effect;

                  8.1.7 all information furnished by or on behalf of the Guarantor relating to the business and affairs of any member of the NCLC Group in connection with this Deed was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading;

                  8.1.8 the Guarantor has fully disclosed in writing to the Lenders through the Agents all facts relating to the NCLC Group which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into the Loan Agreements;

                  8.1.9 the Accounts for the financial year ended 31 December 2004 (which accounts will be prepared in accordance with GAAP) will fairly represent the consolidated financial condition of the NCLC Group as at 31 December 2004 and from that date there will be no material adverse change in the consolidated financial condition of the NCLC Group as shown in such audited accounts save as disclosed in writing to each of the Agents (in this Clause 8.1.9 "NCLC GROUP" shall have the meaning ascribed to it in Clause 11.4);

                  8.1.10 the claims of the Trustees against the Guarantor under this Deed will rank at least pari passu with the claims of all other unsecured creditors of the Guarantor other than claims of such creditors to the extent that the same are statutorily preferred;

                  8.1.11 no member of the NCLC Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Guarantor's knowledge and belief) threatened against any member of the NCLC Group for its winding-up or dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of it or any or all of its assets or revenues nor has any member of the NCLC Group sought any other relief under any applicable insolvency or bankruptcy law;

                  8.1.12 no litigation, arbitration or administrative proceedings are current or pending or (to the best of the Guarantor's knowledge and belief) threatened, which might, if adversely determined, have a material adverse effect on the business, assets or financial condition of the Guarantor or any other member of the NCLC Group;

                  8.1.13 each member of the NCLC Group has complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it; no material claims are being asserted against any member of the NCLC Group with respect to Taxes which might, if such claims were successful, have a material adverse effect on its business, assets or financial condition;

                  8.1.14 neither the Guarantor nor any of its assets enjoys any right of immunity from set-off, suit or execution in respect of its obligations under this Deed;

                  8.1.15 all amounts payable by the Guarantor hereunder may be made free and clear of and without deduction for or on account of any Taxes;

                  8.1.16 the Membership Interest and all the shares in the Manager are legally and beneficially owned by the Member, all the shares in the Sub-Agent are legally and beneficially owned by NCL International, all the shares in the Member are legally and beneficially owned by Arrasas, all the shares in Arrasas are legally and beneficially owned by the Guarantor and all the shares in the Supervisor are legally and beneficially owned by the Original Guarantor and such structure shall remain so throughout the currency of this Deed. Further, no Event of Default has occurred under Clause 11.2 in respect of the ownership and/or control of the shares in the Guarantor;

                  8.1.17 the Guarantor does not have a place of business in any jurisdiction which would require this Deed to be filed or registered (if it had a place of business in that jurisdiction) to ensure the validity of this Deed; and

                  8.1.18 it has reviewed and agrees to all the terms and conditions of the Loan Agreements and each other Security Document to which any Obligor or the Builder is a party.

         8.2 The representations and warranties set out in Clause 8.1 other than those set out in Clauses 8.1.4(a), 8.1.8, 8.1.15 and
                  8.1.18 shall survive the execution of this Deed and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances then subsisting, on each day until the actual and contingent obligations of each Obligor or the Builder have been performed in full.

9        GENERAL UNDERTAKINGS: POSITIVE COVENANTS

         9.1 The undertakings contained in this Clause 9 shall remain in full force from the date of this Deed until the end of the Security Period.

         9.2      The Guarantor will provide to each of the Agents:

                  9.2.1 as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each of its financial years) a Certified Copy of its Accounts (commencing with the audited accounts made up to 31 December 2004);

                  9.2.2 as soon as practicable (and in any event within forty five (45) days after the close of each quarter of each financial year) a Certified Copy of the unaudited consolidated accounts of the NCLC Group for that quarter (commencing with the unaudited accounts made up to 31 March 2004);

                  9.2.3 as soon as practicable (and in any event within forty five (45) days after the close of each quarter of each financial year), beginning with the quarter ending 31 March 2004, monthly cash flow projections on a consolidated basis of the NCLC Group showing advance ticket sales (for at least twelve (12) months following the date of such statement) for the NCLC Group, together with a certificate of the NCLC Group's chief financial officer stating that no Event of Default or Possible Event of Default has occurred and is continuing, or setting forth in detail any such Event of Default or Possible Event of Default and any steps being taken by the Guarantor or any other Obligor to cure the same;

                  9.2.4 as soon as practicable (and in any event not later than 31 January of each financial year):

                           (a) a budget for the NCLC Group for such new financial year including a twelve (12) month liquidity budget for such new financial year; and

                           (b) updated financial projections of the NCLC Group for at least the next five (5) years (including an income statement and projected results for the operation of the vessels owned and/or operated by any member of the NCLC Group) and an outline of the assumptions supporting such budget and financial projections and details of any scheduled dry-docking of any of the vessels owned and/or operated by companies in the NCLC Group during such new financial year;

                  9.2.5 from time to time (but at intervals no more frequently than semi-annually at the Guarantor's expense) within fifteen (15) days of receiving any request to that effect from an Agent, a valuation of each of the vessels in the NCLC Fleet obtained in accordance with the provisions of clause 10.18 of the relevant Loan Agreement;

                  9.2.6 as soon as practicable (and in any event within forty five (45) days after the close of each quarter of its financial year) a statement signed by the NCLC Group's chief financial officer in the form of
                           Schedule 1 (commencing with the first quarter of the financial year ending 31 December 2004);

                  9.2.7 promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as an Agent may request;

                  9.2.8 details of any material litigation, arbitration or administrative proceedings which affect any Obligor as soon as the same are instituted and served, or, to the knowledge of the Guarantor, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding five million Dollars (USD5,000,000) or the equivalent in another currency); and

                  9.2.9 promptly, such information as an Agent may request regarding the Bonds, either before their issue or during their lifetime.

                  All accounts required under this Clause 9.2 shall be prepared in accordance with GAAP and shall fairly represent the financial condition of the relevant company.

                  In this Clause 9.2 "NCLC GROUP" shall have the meaning ascribed to it in Clause 11.4.

         9.3 Subject to the provisions of Clause 11.3, the Guarantor will procure that any dividends or other distributions and interest paid or payable in connection therewith received by the Member will be paid to the Guarantor by way of dividend promptly on receipt.

         9.4 The Guarantor will keep proper books of record and account in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Guarantor in accordance with GAAP.

         9.5 The Guarantor will notify the Trustees and the Agents of any Event of Default or Possible Event of Default forthwith upon the Guarantor becoming aware of the occurrence thereof.

         9.6 The Guarantor will procure that all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it to perform its obligations under, and ensure the validity or enforceability of, this Deed are obtained and promptly renewed from time to time and will promptly furnish certified copies thereof to each of the Agents and will procure that the terms of the same are complied with at all times.

         9.7 The Guarantor will do all such things as are necessary to maintain its corporate existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

         9.8 Forthwith upon the execution of this Deed, and as a condition precedent to the amendment and restatement of the Original Loan Agreements, the Guarantor shall deliver to each of the Agents a letter addressed to that Agent irrevocably and unconditionally authorising and instructing the Agent forthwith to execute on behalf of the Guarantor each Transfer Certificate delivered to the Agent pursuant to clause 17 of the relevant Loan Agreement, such letter to be in substantially the form of Schedule 2.

10       GENERAL UNDERTAKINGS: NEGATIVE COVENANTS

         10.1 The undertakings contained in this Clause 10 shall remain in full force from the date of this Deed until the end of the Security Period under each of the Loan Agreements.

         10.2 Except with the prior written consent of the Agents, the Guarantor will not, and will procure that no other member of the NCLC Group will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, agree to or actually sell, assign, abandon or otherwise transfer or dispose of all or any of its assets or any share or interest therein except that:

                  10.2.1 the Borrower may agree to sell the Vessel on the condition that contemporaneously with the completion of the sale the Loans are prepaid in accordance with the provisions of clause 4.6 of each of the Loan Agreements;

                  10.2.2 the Borrower may let the Vessel on charter in accordance with the provisions of clause 10 of each of the Loan Agreements;

                  10.2.3 disposals may be made in the ordinary course of trading of the disposing entity (excluding disposal of ships) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

                  10.2.4 disposals of cash raised or borrowed may be made for the purposes for which such cash was raised or borrowed;

                  10.2.5 disposals of assets in exchange for other assets comparable or superior as to type and value may be made;

                  10.2.6 a vessel owned by any member of the NCLC Group (other than the Borrower) may be sold provided such sale is on a willing seller willing buyer basis at or about market rate and at arm's length subject always to the provisions of any loan documentation for the financing of such vessel and NCLL may, following the sale of its shares by Arrasas to IOL, a wholly owned Subsidiary of the Original Guarantor, transfer to other wholly owned Subsidiaries of the Original Guarantor its vessels "NORWEGIAN WIND", "NORWEGIAN DREAM", "NORWEGIAN SEA", "NORWEGIAN MAJESTY", "NORWEGIAN CROWN" and "MARCO POLO" (the "SIX VESSELS") for their transfer values as set out in schedule 8 to the Loan Agreement and sell m.v. "NORWAY" to a third party and, prior to the sale of its shares as aforesaid, transfer its vessel "NORWEGIAN SKY" to Pride of Aloha Inc., a wholly owned Subsidiary of the Member;

                  10.2.7 the Member may assign, pledge or charge the Membership Interest as security for the obligations of the Borrower under the Loan Agreements; and

                  10.2.8 Arrasas may transfer its shares in NCLL to IOL and the Original Guarantor may transfer its shares in Arrasas to the Guarantor.

         10.3 Except with the prior written consent of each of the Agents, the Guarantor will not, and will procure that no other member of the NCLC Group will, make any loan or advance or extend credit to any person, firm or corporation (except any loan, advance or credit made available to passengers on board a vessel for gambling purposes or to ship's agents and except any loan, advance or credit to the Guarantor or a wholly-owned Subsidiary of the Guarantor, which loan, advance or credit is fully subordinated to the rights of the Beneficiaries under the Security Documents).

         10.4 The Guarantor will not, and will procure that no other member of the NCLC Group will, issue or enter into any one (1) or more guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation without first notifying each of the Agents with full details of the amount(s) and the period(s) of the guarantee(s) or indemnity(ies), if such is or are in excess of (in aggregate (if applicable)) the amount of twenty million Dollars (USD20,000,000).

         10.5 Except with the prior written consent of each of the Agents, the Guarantor will not, and will procure that no other member of the NCLC Group will, make or threaten to make any substantial change in its business as presently conducted, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Agents, the ability of the Guarantor or any other Obligor to perform its obligations under the Security Documents to which it is a party PROVIDED THAT any new leisure or hospitality venture embarked upon by any member of the NCLC Group (other than the Borrower) shall not constitute a substantial change in its business and PROVIDED THAT NCLL may transfer the Six Vessels (as defined in Clause 10.2.6) to wholly owned Subsidiaries of the Original Guarantor and m.v. "NORWEGIAN SKY" to Pride of Aloha Inc., a wholly owned Subsidiary of the Member as aforesaid, sell m.v. "NORWAY" to a third party, cease to be either an owner or manager of ships and conduct such business as is contemplated by the restructure and recapitalisation of the Group as more particularly described in the letter dated 12 December 2003 from NCLL to the Agent and the Hermes Agent.

         10.6 Except with the prior written consent of each of the Agents, the Guarantor will not, and will procure that no other member of the NCLC Group will, enter into any amalgamation, merger or consolidation or anything analogous to the foregoing. However, the prior consent of each of the Agents shall not be required in respect of any consolidation, reorganisation or restructure involving wholly owned (whether directly or indirectly) Subsidiaries of the Guarantor only which does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it may be a party at any time, provided that the Guarantor has first consulted with the Agents with regard to the proposed consolidation, reorganisation or restructure and provides evidence satisfactory to each of the Agents that the Guarantor will be in compliance with the financial undertakings contained in Clause 11 after any such consolidation, reorganisation or restructure. Further, no member of the NCLC Group will acquire any equity, share capital or obligations of any corporation or other entity PROVIDED THAT NCL International or the Member may so acquire equity, share capital or obligations of a corporation or entity whose business is the ownership, operation or management of cruise vessels and PROVIDED FURTHER THAT:

                  10.6.1 Arrasas may form two (2) wholly owned Subsidiaries, namely NCL International and the Member;

                  10.6.2 the existing shareholders of the owners of the Bahamas flag vessels in the NCLC Fleet may transfer their shares in such owners to NCL International;

                  10.6.3 the existing shareholders of the owners of the US flag vessels in the NCLC Fleet may transfer their shares in such owners to the Member;

                  10.6.4 NCL International may form a wholly owned Subsidiary, namely the Sub-Agent, to operate the Bahamas flag vessels in the NCLC Fleet and to charter in each of the Six Vessels (as defined in Clause 10.2.6) on demise or bareboat charter for the period and at the charterhire rate set out in schedule 8 to the Loan Agreement; and

                  10.6.5 the Member may form two (2) wholly owned Subsidiaries, namely the Manager, to operate the US flag vessels in the NCLC Fleet, and Pride of Aloha Inc., to own m.v. "NORWEGIAN SKY".

                  However, for the avoidance of doubt, the acquisition by a member of the NCLC Group of any shares in any company or corporation shall not in itself constitute a merger or consolidation with such company or corporation for the purpose of this Clause 10.6 provided that the Agents are satisfied the Guarantor will be in compliance with the financial undertakings contained in Clause 11 after any such merger or consolidation.

         10.6.6 Except with the prior written consent of each of the Agents, the Guarantor will not alter its financial year end.

         10.6.7 The Guarantor has not taken and shall not take from any other Obligor or the Builder any security or counter-security in respect of any of its obligations under this Deed PROVIDED ALWAYS that if the Guarantor, in breach of this Clause, takes any security or counter-security as aforesaid, such security shall be held by the Guarantor as trustee upon trust for the Trustees.

11       FINANCIAL UNDERTAKINGS AND OWNERSHIP AND CONTROL OF THE GUARANTOR

         11.1     The Guarantor will ensure that:

                  11.1.1 at all times the minimum Cash Balance will be not less than fifty million Dollars (USD50,000,000);

                  11.1.2 as at 31 December 2004 and as at the end of each subsequent financial quarter either:

                           (a)      the ratio of Consolidated EBITDA to
                                    Consolidated Debt Service for the NCLC Group for the period of twelve (12) months ending as at the end of the relevant financial quarter shall not be less than:

                                    (i)      for the financial quarter ending on
                                             31 December 2004, one point two
                                             (1.2) to one (1.0); and

                                    (ii)     for each subsequent financial
                                             quarter, one point two five (1.25)
                                             to one (1.0); or

                           (b) the NCLC Group has maintained a minimum Cash Balance during such period of twelve (12) months ending as at the end of the relevant financial quarter in an amount which is not less than whichever is the greater of:

                                    (i)      one hundred million Dollars
                                             (USD100,000,000); and

                                    (ii)     seven point five per cent (7.5%) of
                                             Total Funded Debt as at the end of
                                             the relevant financial quarter and
                                             each of the three (3) preceding
                                             financial quarters; and

                  11.1.3 as at 31 December 2004 and as at the end of each subsequent financial quarter, the ratio of Total Net Funded Debt to Total Capitalisation of the NCLC Group shall not exceed:

                           (a) nought point seven (0.7) to one (1.0) for financial quarters ending on or before 31 December 2006; and

                           (b) nought point six five (0.65) to one (1.0) for each subsequent financial quarter.

                           Amounts available for drawing under any revolving or other credit facilities of the NCLC Group which remain undrawn at the time of the relevant calculation shall not be counted as cash or indebtedness for the purposes of this ratio.

         11.2     It will be an Event of Default if:

                  11.2.1 at any time when the ordinary share capital of the Guarantor is not publicly listed on an Approved Stock Exchange, the Lim Family together or individually do not, directly or indirectly, control the Guarantor and beneficially own, directly or indirectly, at least fifty one per cent (51%) of the issued share capital of, and equity interest in, the Guarantor; or

                  11.2.2 at any time following the listing of the ordinary share capital of the Guarantor on an Approved Stock
                           Exchange:

                           (a)      any Third Party:

                                    (i)      owns more than thirty three per
                                             cent (33%) of the ordinary share
                                             capital of the Guarantor; or

                                    (ii)     owns shares in the ordinary share
                                             capital of the Guarantor
                                             representing more than thirty three
                                             per cent (33%) of all the voting
                                             rights attributable to such
                                             ordinary share capital; or

                                    (iii)    gains control of more than thirty
                                             three per cent (33%) of such voting
                                             rights

                                    and, at the same time as any of the events described in paragraphs (i), (ii) or (iii) of this Clause have occurred and are continuing, the Lim Family together or individually do not, directly or indirectly, control the Guarantor and beneficially own, directly or indirectly, at least fifty one per cent (51%) of the issued share capital of, and equity interest in, the Guarantor; or

                           (b) the Guarantor ceases to be a listed company on an Approved Stock Exchange without the prior written consent of each of the Agents,

                           (and, for the purpose of this Clause 11.2.2 "CONTROL" of any company, limited partnership or other legal entity (a "BODY CORPORATE") by a member of the Lim Family, means that one (1) or more members of the Lim Family has, directly or indirectly, the power to direct the management and policies of such a body corporate, whether through the ownership of more than fifty per cent (50%) of the issued voting capital of that body corporate or by contract, trust or other arrangement).

         11.3 During any financial year of the Guarantor until the date on which the Guarantor becomes a listed company on an Approved Stock Exchange (on which date the restriction contained in this Clause 11.3 shall cease to apply), the Guarantor shall not and shall procure that no other member of the NCLC Group shall, pay any dividends or make any other distributions in respect of its share capital to any person or make any repayments of capital or payments of interest in respect of Financial Indebtedness to an Affiliate of the Guarantor (other than to the Guarantor and/or its wholly owned Subsidiaries) which during any financial year of the Guarantor in aggregate exceeds fifty per cent (50%) of the Consolidated Net Income (if positive) of the NCLC Group for such financial year, PROVIDED HOWEVER THAT the NCLC Group shall not be entitled to pay any dividend or make any distribution in respect of any of its share capital or make any repayments of capital or payments of interest if an Event of Default has occurred and is continuing or would occur as a result of the payment of such dividend or the making of such distribution.

         11.4     In Clause 11.1, Clause 11.2, Clause 11.3 and Schedule 1:

                  11.4.1 "AFFILIATE" means, with respect to any person, any other person controlling, controlled by or under common control with, such person and for purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to vote ten per cent (10%) or more of the securities having voting power for the election of directors of such person, or otherwise to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise;

                  11.4.2 "APPROVED STOCK EXCHANGE" means the New York Stock Exchange, NASDAQ or such other stock exchange in the United States of America as is approved in writing by each of the Agents;

                  11.4.3 "CASH BALANCE" means the unencumbered and otherwise unrestricted cash and cash equivalents as set forth on the consolidated balance sheet of the NCLC Group prepared in accordance with GAAP at the end of every month;

                  11.4.4 "CONSOLIDATED DEBT SERVICE" means, for any relevant period, the sum (without double counting), determined in accordance with GAAP, of:

                           (a) the aggregate principal payable or paid during such period on any Indebtedness for Borrowed Money of any member of the NCLC Group, other than:

                                    (i)      principal of any such Indebtedness
                                             for Borrowed Money prepaid at the
                                             option of the relevant member of
                                             the NCLC Group;

                                    (ii)     principal of any such Indebtedness
                                             for Borrowed Money prepaid upon the
                                             sale or Total Loss of any vessel
                                             owned or leased under a capital
                                             lease by any member of the NCLC
                                             Group; and

                                    (iii)    balloon payments of any such
                                             Indebtedness for Borrowed Money
                                             payable during such period (and for
                                             the purpose of this paragraph (iii)
                                             a "BALLOON PAYMENT" shall not
                                             include any scheduled repayment
                                             instalment of such Indebtedness for
                                             Borrowed Money which forms part of
                                             the balloon);

                           (b)      Consolidated Interest Expense for such
                                    period;

                           (c) the aggregate amount of any dividend or distribution of present or future assets, undertakings, rights or revenues to any shareholder of any member of the NCLC Group (other than the Guarantor or one of its wholly owned Subsidiaries) or any distribution in respect of share capital during such period ("DISTRIBUTIONS"); and

                           (d) all rent under any capital lease obligations by which the Guarantor or any consolidated Subsidiary is bound which are payable or paid during such period and the portion of any debt discount that must be amortised in such period, as calculated in accordance with GAAP and derived from the then latest unaudited consolidated accounts of the NCLC Group delivered to each of the Agents in the case of any period ending at the end of any of the first three (3) financial quarters of each financial year of the NCLC Group and the then latest Accounts delivered to each of the Agents in the case of the final quarter of each such financial year;

                  11.4.5 "CONSOLIDATED EBITDA" means, for any relevant period, the aggregate of:

                           (a) Consolidated Net Income (but excluding (i) gains and losses from the sale of assets or reserves relating thereto and (ii) items classified as extraordinary or non recurring) from the Guarantor's operations for such period;

                           (b)      the aggregate amounts deducted in
                                    determining Consolidated Net Income for such period in respect of depreciation, amortisation, deferred income tax expense and any other non-cash charges for such period and Consolidated Interest Expense;

                  11.4.6 "CONSOLIDATED INTEREST EXPENSE" means, for any relevant period, the consolidated interest expense (excluding capitalised interest accrued and not payable during such period) of the NCLC Group for such period;

                  11.4.7 "CONSOLIDATED NET INCOME" means, for any relevant period, the consolidated net income (or loss) of the NCLC Group for such period as determined in accordance with GAAP;

                  11.4.8 "INTANGIBLE ASSETS" means, at any date of determination, the amounts (to the extent reflected in determining at such date consolidated stockholders' equity of the NCLC Group) determined in accordance with GAAP of:

                           (a)      all shareholdings other than any
                                    shareholdings of shares which are publicly quoted and which are not subject to any restrictions on sale or other disposition thereof;

                           (b) treasury stock (to the extent not deducted in the determination of consolidated stockholders' equity of the NCLC Group); and

                           (c) all unamortised debt discount and expenses, unamortised deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organisational or development expenses and other intangible items, all as calculated in accordance with GAAP and derived from the then latest unaudited and consolidated accounts of the NCLC Group delivered to each of the Agents in the case of the first three (3) quarters of each financial year and the then latest Accounts delivered to each of the Agents in the case of the final quarter of each financial year;

                  11.4.9   "LIM FAMILY" means:

                           (a)      Tan Sri Lim Goh Tong;

                           (b)      his spouse;

                           (c)      his direct lineal descendants;

                           (d) the personal estate of any of the above persons; and

                           (e) any trust created for the benefit of one or more of the above persons and their estates;

                  11.4.10 "NCLC GROUP" means, for the purposes of this Clause 11, the Guarantor, its Subsidiaries and any other entity which is required to be consolidated in the Guarantor's accounts in accordance with GAAP;

                  11.4.11 "TANGIBLE ASSETS" means, at any date of determination, the total assets of the NCLC Group (as stated in the then latest unaudited and consolidated accounts of the Guarantor delivered to each of the Agents) less the Intangible Assets of the NCLC Group at such date;

                  11.4.12 "TANGIBLE NET WORTH" means, at any date of determination, the consolidated stockholders' equity of the NCLC Group at such date determined in accordance with GAAP less:

                           (a)      Intangible Assets of the NCLC Group; and

                           (b) (to the extent included) any amount set aside for taxation, deferred taxation or (to the extent that the full amount receivable in respect of any bad debts is shown in the balance sheet as an asset of the NCLC Group) bad debts, at such date all as calculated in accordance with GAAP and derived from the then latest unaudited and consolidated accounts of the NCLC Group delivered to each of the Agents in the case of the first three (3) quarters of each financial year and the then latest Accounts delivered to each of the Agents in the case of the final quarter of each financial year;

                  11.4.13 "THIRD PARTY" means any person or group of persons acting in concert (as the expression "ACTING IN CONCERT" is defined in the City Code on Take-overs and Mergers) who or which is not a member of the Lim Family;

                  11.4.14 "TOTAL CAPITALISATION" means, as at any relevant date, Total Funded Debt plus Tangible Net Worth as at such date;

                  11.4.15  "TOTAL FUNDED DEBT" means, as at any relevant date:

                           (a) Indebtedness for Borrowed Money of the NCLC Group; and

                           (b) the amount of any Indebtedness for Borrowed Money of any person which is not a member of the NCLC Group but which is guaranteed by a member of the NCLC Group as at such date;

                  11.4.16 "TOTAL NET FUNDED DEBT" means, as at any relevant date, the Total Funded Debt less an amount equal to any Cash Balance as at such date in excess of fifty million Dollars (USD50,000,000).

         11.5 Save as specified in Clause 11.1.2, the ratios referred to in Clause 11.1 will be measured on a quarterly basis by reference to the consolidated accounts of the NCLC Group.

12       DISCHARGE

         12.1 Subject to Clause 4.3, following the irrevocable repayment or payment to the Trustees or the Agents on behalf of the Lenders of all the Outstanding Indebtedness the Trustees will at the Guarantor's request return this Deed to the Guarantor and shall, at the request and cost of the Guarantor, transfer to the Guarantor such rights as the Trustees may at such time have in the security for the Outstanding Indebtedness and to the proceeds of any such rights or security.

13       ASSIGNMENT AND TRANSFER

         13.1 This Deed shall be binding upon and enure to the benefit of the Trustees and each of their respective successors and assigns.

         13.2 The Guarantor shall not be entitled to assign or transfer all or any part of its rights, benefits or obligations under this Deed.

         13.3 A Trustee may transfer its rights hereunder to any person to whom the rights and obligations of that Trustee under the Agency and Trust Deed are transferred in accordance with the Agency and Trust Deed.

         13.4 Any Beneficiary may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter or propose to enter into contractual relations with such Beneficiary in relation to the relevant Loan Agreement and this Deed any information about the Obligors and the NCLC Group as such Beneficiary shall reasonably consider necessary for the purposes of inviting expressions of interest from other banks or financial institutions SUBJECT ALWAYS to the relevant Beneficiary procuring the execution by the potential assignee or Transferee or any other person as aforesaid of a Confidentiality Undertaking.

         13.5 A person (including any body of persons) who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

14       MISCELLANEOUS PROVISIONS

         14.1 No failure to exercise and no delay in exercising on the part of the Trustees or any of the other Beneficiaries any right or remedy under this Deed or under any other of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver by the Trustees or any of the other Beneficiaries shall be effective unless it is in writing.

         14.2 The rights and remedies of the Beneficiaries provided herein and in the other Security Documents are cumulative and not exclusive of any rights or remedies provided by law.

         14.3 If any provision of this Deed or the Loan Agreements or any other Security Document to which any Obligor or the Builder is a party is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or thereof or affect the validity or enforceability of such provision in any other jurisdiction.

         14.4 Time is of the essence in respect of all of the obligations of the Guarantor under this Deed.

15       WAIVER OF IMMUNITY

         15.1     The Guarantor irrevocably and unconditionally:

                  15.1.1 waives any right of immunity which it or its assets now has or may hereafter acquire in relation to any legal proceedings (including, but without limitation, actions in rem and/or in personam) brought against it or its assets by the Trustees in relation to this Deed; and

                  15.1.2 consents generally in respect of any such proceedings to the giving of any relief including, without limitation, the issue of any process in connection with such proceedings and the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

16       NOTICES

         16.1 Each notice, demand or other communication to be made under this Deed shall be made in writing which, unless otherwise stated, includes telefax.

         16.2 Any notice, demand or other communication to be made or delivered by the Trustees to the Guarantor pursuant to this Deed shall (unless the Guarantor has by fifteen (15) days' written notice to the Trustees specified another address) be made or delivered to the Guarantor at 7665 Corporation Center Drive, Miami, Florida 33126, United States of America marked for the attention of Mr Lamarr Cooler (telefax no. +1 305 436
                  4117) and the Legal Department (telefax no. +1 305 436 4140) with a copy to the Guarantor at 25th Floor, Wisma Genting, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia marked for the attention of Mr Gerard Lim (telefax no. +60 (0)3 2161
                  3621) and shall be deemed to have been made or delivered (in the case of telefax) when transmission of such telefax communication has been completed or (in the case of any letter) when delivered to the aforesaid address or (as the case may be) five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address. Any notice, demand or other communication to be made or delivered by the Guarantor to the Trustees or the Agents pursuant to this Deed shall (unless the Trustees or the Agents (as the case may be) have by fifteen (15) days' written notice to the Guarantor specified another address) be made or delivered to the Trustees or the Agents at their office for the time being which is at present at HSBC Bank plc, Project and Export Finance, 8 Canada Square, London E14 5HQ, England marked for the attention of Mr Alan Marshall (telefax no. +44
                  (0)20 7992 4428) and shall be deemed to have been made or delivered (in the case of telefax) when transmission of such telefax communication has been completed or (in the case of any letter) when delivered to the aforesaid address or (as the case may be) five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address.

         16.3 Each notice, demand or other communication made or delivered by one (1) party to the other pursuant to this Deed shall be in the English language or accompanied by a certified English translation.

17       GOVERNING LAW

         17.1 This Deed shall be governed by and construed in accordance with English law.

18       JURISDICTION

         18.1 For the exclusive benefit of the Trustees, the Guarantor agrees that any legal action or proceeding arising out of this Deed may be brought in the High Court of Justice in England and irrevocably submits to the jurisdiction of that court. The submission by the Guarantor to such jurisdiction shall not limit the right of the Trustees to commence any proceedings arising out of this Deed in whatsoever jurisdiction they may choose, nor shall the commencement of any such legal action or proceeding in one (1) jurisdiction preclude the Trustees from beginning any further or other such legal action or proceeding in the same or any other jurisdiction.

         18.2 The Guarantor appoints in the case of the courts of England the Process Agent to receive, for and on its behalf, service of process in England of any legal proceedings with respect to this Deed.

IN WITNESS whereof this Deed of Guarantee and Indemnity has been executed by the parties hereto on the day first written above.

SIGNED SEALED and DELIVERED as a DEED                      )
for and on behalf of                                       )        P A TURNER
NCL CORPORATION LTD.                                       )
by PAUL TURNER                                             )
its duly appointed attorney-in-fact                        )
in the presence of:   R CHEUNG                             )
                      REGINA CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH




SIGNED SEALED and DELIVERED as a DEED                      )
for and on behalf of                                       )
HSBC BANK PLC                                              )        J CLEGG
acting by JULIE CLEGG                                      )
its duly appointed attorney-in-fact                        )
as the Hermes Loan Trustee and the                         )
Commercial Loan Trustee                                    )
in the presence of:   R CHEUNG                             )
                      REGINA CHEUNG
                      TRAINEE SOLICITOR
                      STEPHENSON HARWOOD
                      ONE, ST. PAUL'S CHURCHYARD
                      LONDON EC4M 8SH

                                   SCHEDULE 1

                        QUARTERLY COMPLIANCE CERTIFICATE

TO:      HSBC BANK PLC
         Project and Export Finance
         8 Canada Square
         London E14 5HQ
         England

         Attn: Mr Alan Marshall

         (as the Hermes Loan Agent and the Commercial Loan Agent (as each such term is defined in the Guarantee (as hereinafter defined))

We refer to clause 11 of the guarantee dated      2004 (as amended, varied and/
or supplemented from time to time the "GUARANTEE") issued by us in favour of the Hermes Loan Trustee and the Commercial Loan Trustee. Terms defined in the Guarantee, whether by reference to the Loan Agreements (as therein defined) or otherwise, shall have the same meanings herein.

We hereby certify the amounts set out in the attached schedule as at the last
day of the financial quarter ending      20[ ] for NCL Corporation Ltd. (the
"GUARANTOR") and its subsidiaries on a consolidated basis. We also hereby certify that the Guarantor is in compliance with all the financial covenants set out in clauses 11.1 and 11.3 of the Guarantee.

Chief Financial Officer
NCL CORPORATION LTD.


--------------------------
BY:

DATED:           20[     ]

          STATEMENT OF FINANCIAL COVENANTS AS OF [     ] 20[ ] (IN USD'000)



Clause (Of
Guarantee)                                                           as of [O]         Required Covenants
11.1.1              CASH BALANCE                                     A                 A>USD50,000,000
11.1.2              CONSOLIDATED EBITDA:                             B                 >1.2 for 2004
                                                                                       >1.25:1 thereafter
                    CONSOLIDATED DEBT SERVICE                        C
11.1.3              TOTAL NET FUNDED DEBT:                           D                 <0.7 up to 31 December 2006
                                                                                       <0.65:1 thereafter
                    TOTAL CAPITALISATION                             E

                    CONSOLIDATED EBITDA
                    Consolidated Net Income (loss)                                         x
Deduct:             (Gain)/Loss on sale of assets or reserves                              x
Add:                Consolidated Interest Expense                                          x
                    Amortisation of intangible assets                                      x
                    Depreciation of tangible assets                                        x
                    Deferred income tax expense                                            x
                    Other non-recurring charge (gain)                                      X
                                                                                ------------

                                                                                           X         B
                                                                                ------------

                   CONSOLIDATED DEBT SERVICE
Add:               Principal paid/payable (excluding balloon payments,
                   voluntary prepayments/repayments on sale/total loss of
                   an NCLC Fleet vessel)                                                   x
                   Consolidated Interest Expense                                           x
                   Distributions                                                           x
                   Rent under capitalised leases                                           X
                                                                                ------------
                                                                                           X         C
                                                                                ------------
                   CASH BALANCE                                                            X         A
                                                                                ------------
                   TOTAL FUNDED DEBT
Add:               Indebtedness for Borrowed Money                                         x
                   Guarantees of non-NCLC Group members' obligations                       X
                                                                                ------------
                                                                                           X
Deduct:            Unencumbered and otherwise unrestricted cash in excess                (X)
                                                                                ------------
                   of USD50,000,000
                   TOTAL NET FUNDED DEBT:                                                (X)         D
                                                                                ------------




                   TOTAL CAPITALISATION                                                            E
Add:               Total Funded Debt                                                      x
                   Consolidated stockholders' equity                                      x
Deduct:            Intangible Assets                                                     (X)
                   Provision for taxation, deferred taxation, bad debts                  (X)
                                                                              -------------

                   TANGIBLE NET WORTH                                                     x
                                                                              -------------





For and on behalf of NCL CORPORATION LTD.



------------------------------
[                      ]



I, [      ], the officer primarily responsible for the financial management of the NCLC Group, hereby declare that, to the best of knowledge and belief, the
above Statement of Financial Covenants as of [    ] 20[ ], in my opinion, is
true and correct.



------------------------------
[                      ]
Chief Financial Officer
NCL CORPORATION LTD.

Dated:            20[  ]

                                   SCHEDULE 2

                              LETTER OF INSTRUCTION

TO:      HSBC BANK PLC
         Project and Export Finance
         8 Canada Square
         London E14 5HQ
         England

         Attn: Mr Alan Marshall

         (as the [Hermes/Commercial] Loan Agent (as hereinafter defined))


                                                                            2004


Dear Sirs

DEED OF GUARANTEE AND INDEMNITY DATED                     2004 (THE "GUARANTEE")

We refer to the Guarantee executed by us in favour of the [Hermes/Commercial] Loan Trustee and the [Hermes/Commercial] Loan Trustee (as defined in the Guarantee) as security for the obligations of Ship Holding LLC (the "BORROWER") under (among other things) the loan agreement dated 4 April 2003 and to be
amended and restated by a first supplemental agreement thereto dated      2004
(as the same may be further amended, varied, supplemented and/or novated from time to time the "[HERMES/COMMERCIAL] LOAN AGREEMENT") between (among others) the Borrower as borrower, the banks whose names and offices appear in schedule 2 to the [Hermes/Commercial] Loan Agreement (the "[HERMES/COMMERCIAL] LOAN LENDERS"), HSBC Bank plc as agent for the [Hermes/Commercial] Loan Lenders (the "HERMES LOAN AGENT") and HSBC Bank plc as trustee for the [Hermes/Commercial] Loan Lenders (the "[HERMES/COMMERCIAL] LOAN TRUSTEE").

Unless the context requires otherwise, words and expressions used herein shall have the same meanings as ascribed to them in the [Hermes/Commercial] Loan Agreement.

We refer to:

1. clause 17.5 of the [Hermes/Commercial] Loan Agreement which provides that each [Hermes/Commercial] Loan Lender may assign or transfer its respective rights under the

         Guarantee to any person to whom the rights, or the rights and obligations, of that Lender under the [Hermes/Commercial] Loan Agreement are wholly or partially assigned or transferred in accordance with the [Hermes/Commercial] Loan Agreement; and

2. clause 17.5 of the [Hermes/Commercial] Loan Agreement whereby the rights, benefits and/or obligations of any Lender thereunder may be transferred by means of a Transfer Certificate.

In consideration of the Lenders agreeing at our request to make the Loan available to the Borrower in accordance with the terms of the [Hermes/Commercial] Loan Agreement, we hereby irrevocably and unconditionally authorise and instruct the [Hermes/Commercial] Loan Agent forthwith to execute on our behalf each Transfer Certificate delivered to it pursuant to clause 17.5 of the [Hermes/Commercial] Loan Agreement without the [Hermes/Commercial] Loan Agent being under any obligation to take any further instructions from us or to give any prior notice to us before doing so.

This letter shall be governed by, and construed in accordance with, English law.

Yours faithfully



-------------------------
NCL CORPORATION LTD.
By:
Title: